UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐	Definitive Proxy Statement
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SERES THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED AUGUST 15, 2024

Seres Therapeutics, Inc.
101 Cambridgepark Drive
Cambridge, Massachusetts 02140
[  ], 2024
Dear Stockholder:
You are cordially invited to attend a special meeting of the stockholders of Seres Therapeutics, Inc. (“Seres,” the “Company,” “we” or “us”) to be held on [  ], 2024 at [  ], Eastern Time. You may attend online via live webcast as described in the accompanying proxy statement. The accompanying proxy statement is dated [  ], 2024, and, together with the enclosed form of proxy, is first being mailed to Seres stockholders on or about [  ], 2024.
As previously announced, on August 5, 2024, Seres and Société des Produits Nestlé S.A. (“SPN”), a wholly-owned subsidiary of Nestlé S.A., entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Seres has agreed to sell Seres’ VOWST microbiome therapeutic business (the “VOWST Business”), including inventory and equipment, certain patents and patent applications, know-how, trade secrets, trademarks, domain names, marketing authorizations and related rights, documents, materials, business records and data and contracts that are used or held for use primarily in the development, commercialization and manufacturing of the microbiome product sold under the brand name VOWST, formerly known as SER-109 (the “Product”), as provided for in accordance with the terms of the Purchase Agreement to SPN and its designated affiliates (collectively, “Nestlé Health Science”), and Nestlé Health Science will assume certain liabilities from Seres (the “Transaction”).
As consideration for the Transaction, SPN has agreed to pay Seres: (i) a cash payment, payable upon completion of the Transaction (“Closing”), of $100 million, less approximately $17.9 million owed by Seres to an affiliate of SPN as of March 31, 2024 under the existing license agreement between Seres and the SPN affiliate, less approximately CHF2.0 million in satisfaction of fees due under an existing manufacturing agreement between Seres and Bacthera AG; (ii) cash installment payments of $50 million on January 15, 2025 and $25 million on July 1, 2025 (the “Installment Payments”), conditioned on Seres’ material compliance with obligations under the Transition Services Agreement to be entered into at Closing between Seres and SPN; (iii) prepayment of a $60 million milestone payment tied to the achievement of worldwide annual net sales of the Product of $150 million (the “First Sales Milestone”), payable in cash at Closing (the “Prepaid Milestone”), which Prepaid Milestone will accrue interest at a fixed rate of 10% per annum until the First Sales Milestone is achieved and 5% per annum thereafter until the earlier of (x) the date on which the Prepaid Milestone, plus accrued interest thereon, has been repaid in full by set-off and (y) the last day of the Milestone Period (as defined below); and (iv) future milestone payments of (x) $125 million tied to the achievement of worldwide annual net sales of the Product of $400 million and (y) $150 million tied to the achievement of worldwide annual net sales of the Product of $750 million, during the period from Closing until December 31 of the calendar year in which the tenth anniversary of Closing occurs (the “Milestone Period”) (together, the “Future Milestone Payments” and, together with the Prepaid Milestone, the “Milestone Payments”).
As they are earned, the Milestone Payments will be satisfied as follows: (1) first, by set-off against all accrued interest on the Prepaid Milestone until the amount of such accrued interest has been repaid in full, (2) second, by set-off against the outstanding balance of the Prepaid Milestone until the Prepaid Milestone has been repaid in full and (3) thereafter, in cash. The Installment Payment due on July 1, 2025 will be reduced by an amount related to certain employment obligations assumed by SPN through the period prior to the Closing date.
Further, as a condition to Closing, Seres and SPN will enter into a Securities Purchase Agreement pursuant to which SPN will agree to purchase 14,285,715 shares of Seres common stock, par value $0.001 per share (“Seres common stock”), at Closing at a purchase price per share of $1.05, for an aggregate purchase price of $15 million.
Following Closing, Seres expects to focus on advancing SER-155 and Seres’ other wholly-owned cultivated live biotherapeutic candidates for medically vulnerable patient populations with potential to address large commercial opportunities. Seres will continue to be a corporation organized under the laws of the State of Delaware and its common stock will continue to be listed on Nasdaq Global Select Market under the ticker symbol “MCRB.”

At the special meeting, or any postponement or adjournment thereof, you will be asked to consider and vote upon three matters: (1) a proposal to approve the proposed sale of the VOWST Business to SPN pursuant to the terms of the Purchase Agreement (the “Transaction Proposal”); (2) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Transaction (the “Compensation Proposal”); and (3) a proposal to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to approve the Transaction Proposal at the time of the special meeting (the “Adjournment Proposal”).
After careful consideration, the board of directors of Seres (the “Seres Board”) has unanimously determined that the Purchase Agreement and the transactions contemplated thereby are advisable and in the best interests of Seres and its stockholders. The Seres Board unanimously recommends that Seres’ stockholders vote: (1) “FOR” the Transaction Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.
Your vote is very important. The approval of the holders of a majority of the outstanding shares of Seres common stock entitled to vote at the special meeting is required to approve the Transaction Proposal. The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively at the special meeting by the holders entitled to vote thereon is required to approve the Compensation Proposal. The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively at the special meeting by the holders entitled to vote thereon is required to approve the Adjournment Proposal. A failure to vote your shares of Seres common stock or an abstention from voting will have the same effect as a vote “AGAINST” the Transaction Proposal and will have no effect on the Compensation Proposal and the Adjournment Proposal. Only Seres stockholders that owned Seres common stock as of 5:00 p.m., Eastern Time, on [  ], 2024, the record date for the special meeting, will be entitled to vote at the special meeting.
Whether or not you plan to attend the special meeting, we encourage you to submit your proxy as soon as possible to make sure that your shares are represented at the special meeting.
The accompanying proxy statement provides detailed information about the Transaction, the VOWST Business and Seres. We encourage you to read the accompanying proxy statement, as well as the annexes attached thereto and the exhibits and documents incorporated by reference therein, carefully in their entirety.
Sincerely,

Eric D. Shaff
President and Chief Executive Officer
Cambridge, Massachusetts
[  ], 2024
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying proxy statement, including the proposed sale of the VOWST Business, passed upon the merits or fairness of such transactions, or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

Seres Therapeutics, Inc.
101 Cambridgepark Drive
Cambridge, Massachusetts 02140
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Dear Stockholder:
We are pleased to invite you to attend, and notice is hereby given that Seres Therapeutics, Inc., a Delaware corporation (“Seres,” the “Company,” “we” or “us”), will hold, a special meeting of its stockholders virtually via the internet at [ ], Eastern Time, on [ ], 2024 for the following purposes:
1.
The Transaction Proposal. To approve the proposed sale (the “Transaction”) of Seres’ VOWST microbiome therapeutic business (the “VOWST Business”) to Société des Produits Nestlé S.A. (“SPN”) pursuant to the terms of the Asset Purchase Agreement, dated as of August 5, 2024 (the “Purchase Agreement”), by and between Seres and SPN (the “Transaction Proposal”);

2.
The Compensation Proposal. To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Transaction (the “Compensation Proposal”); and

3.
The Adjournment Proposal. To approve the adjournment of the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to adopt the Transaction Proposal at the time of the special meeting (the “Adjournment Proposal”).

Seres will transact no other business at the special meeting, except such business as may properly be brought before the special meeting or any adjournment or postponement thereof. Please refer to the proxy statement of which this notice is a part for further information with respect to the business to be transacted at the special meeting.
The special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. You will be able to attend the special meeting online and to vote your shares electronically at the special meeting by visiting www.virtualshareholdermeeting.com/MCRB2024SM. A secure control number that will allow you to participate in and vote at the special meeting electronically can be found on your proxy card. Please be sure to follow instructions found on your proxy card and/or voting instruction form.
The record date for the special meeting is [ ], 2024. Only Seres stockholders of record on such date are entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof. Completion of the Transaction is conditioned upon approval of the Transaction Proposal by holders of a majority of the Seres common stock entitled to vote at the special meeting.
After careful consideration, the Seres Board of Directors has unanimously determined that the Purchase Agreement and the transactions contemplated thereby are advisable and in the best interests of Seres and its stockholders. The Seres Board of Directors unanimously recommends that Seres’ stockholders vote: (1) “FOR” the Transaction Proposal, (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal.
Your vote is very important. Whether or not you expect to attend the special meeting virtually via the special meeting website, to ensure your representation at the special meeting, we encourage you to submit a proxy to vote your shares as promptly as possible by (1) visiting the internet site listed on the proxy card, (2) calling the toll-free number listed on the proxy card or (3) submitting your proxy card by mail by using the provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from voting virtually via the special meeting website at the special meeting. Any eligible holder present virtually at the special meeting may vote at that time, thereby revoking any previous proxy. In addition, a proxy may be revoked in writing before the special meeting in the manner described in the accompanying proxy statement. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the bank, broker or other nominee.
If you own shares in “street name” through an account with a bank, broker or other nominee, then you will need to obtain a legal proxy and further instructions from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on the Transaction Proposal, the Compensation Proposal or the Adjournment Proposal without your instructions.
We urge you to carefully read the accompanying proxy statement, including the annexes attached thereto and any documents incorporated by reference therein. If you have any questions concerning the proposals in this notice, the Purchase Agreement, the Transaction or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Seres common stock, please contact the Company’s proxy solicitor below:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
Email: proxy@mackenziepartners.com
Toll-Free: 1-800-322-2885
By Order of the Board of Directors,

Thomas J. DesRosier
Secretary
Cambridge, Massachusetts
[ ], 2024

i

ii

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Transaction. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the documents incorporated herein by reference. For additional information on Seres included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information; Incorporation By Reference” beginning on page 96 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.
Unless otherwise indicated or as the context otherwise requires, all references to “Seres”, “we”, “us”, or “our” in this proxy statement refer to Seres Therapeutics, Inc., a Delaware corporation; all references to “SPN” refer to Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland, “Nestlé” refers to Nestlé S.A., a société anonyme organized under the laws of Switzerland, and the ultimate parent company within the Nestlé group, and “Nestlé Health Science” refers to the division of Nestlé that is responsible for the commercialization of Vowst.
Parties to the Transaction
Seres Therapeutics, Inc. (see page 25)
Seres Therapeutics, Inc.
101 Cambridgepark Drive
Cambridge, Massachusetts 02140
(617) 945-9626
Seres Therapeutics, Inc. is a commercial-stage microbiome therapeutics company focused on the development and commercialization of a novel class of biological drugs, which are designed to treat disease by modulating the microbiome to restore health by repairing the function of a disrupted microbiome to a non-disease state. Seres’ first drug, VOWST™, formerly called SER-109 (the “Product”), was approved by the U.S. Food and Drug Administration (“FDA”) on April 26, 2023, to prevent recurrence of Clostridioides difficile infection (“CDI”), in patients 18 or older following antibacterial treatment for recurrent CDI (“rCDI”). Seres’ drug discovery and development pipeline includes other pre-clinical and clinical-stage assets, including SER-155 in a Phase 1b study in patients receiving allogeneic hematopoietic stem cell transplantation. Results from the second cohort in this study are expected in September 2024. SER-155 has potential to reduce the incidence and severity of gastrointestinal and related bloodstream infections, and the incidence of acute graft-versus-host disease.
Seres is a corporation organized under the laws of the State of Delaware. Shares of Seres common stock, par value $0.001 per share (“Seres common stock”), are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MCRB.”
Our principal executive offices are located at 101 Cambridgepark Drive, Cambridge, Massachusetts 02140.
Société des Produits Nestlé S.A. (see page 25)
SPN is a société anonyme organized under the laws of Switzerland and a wholly-owned subsidiary of Swiss-based, Food, Health and Wellness company, Nestlé S.A. Nestlé Health Science is a global division of Nestlé and a leader in the science of nutrition committed to redefining the management of health, offering an extensive portfolio of science-based consumer health, medical nutrition, pharmaceutical therapies, and vitamin and supplement brands.
The Transaction
A copy of the Asset Purchase Agreement, dated as of August 5, 2024 (the “Purchase Agreement”), by and between Seres and SPN is attached as Annex A to this proxy statement. We encourage you to read the entire Purchase Agreement carefully because it is the principal document governing the Transaction. For more information on the Purchase Agreement, see the section entitled “The Purchase Agreement” beginning on page 58 of this proxy statement.
Purchase Agreement (see page 31)
On August 5, 2024, we entered into the Purchase Agreement, pursuant to which we agreed, subject to the satisfaction or waiver of the conditions set forth therein, to sell our VOWST microbiome therapeutic business

(the “VOWST Business”), including inventory and equipment, certain patents and patent applications, know-how, trade secrets, trademarks, domain names, marketing authorizations and related rights, documents, materials, business records and data and contracts that are used or held for use primarily in the development, commercialization and manufacturing of the microbiome product sold under the brand name VOWST, formerly known as SER-109 (the “Product”), as provided for in accordance with the terms of the Purchase Agreement to Nestlé Health Science, and Nestlé Health Science will assume certain liabilities from Seres (the “Transaction”).
Transaction Consideration (see page 31)
As consideration for the Transaction, SPN has agreed to pay to Seres the following amounts (the “Transaction Consideration”):
•
a cash payment, payable upon completion of the Transaction (“Closing”), of $100 million, less approximately $17.9 million owed by Seres to an affiliate of SPN as of March 31, 2024 under the existing license agreement between Seres and the SPN affiliate, less approximately CHF2.0 million in satisfaction of fees due under an existing manufacturing agreement between Seres and Bacthera AG;

•
cash installment payments of $50 million on January 15, 2025 and $25 million on July 1, 2025 (the “Installment Payments”), conditioned on Seres’ material compliance with obligations under the Transition Services Agreement (as described below) to be entered into at Closing between Seres and SPN;

•
prepayment of a $60 million milestone payment tied to the achievement of worldwide annual net sales of the Product of $150 million (the “First Sales Milestone”), payable in cash at Closing (the “Prepaid Milestone”), which Prepaid Milestone will accrue interest at a fixed rate of 10% per annum until the First Sales Milestone is achieved and 5% per annum thereafter until the earlier of (x) the date on which the Prepaid Milestone, plus accrued interest thereon, has been repaid in full by set-off and (y) the last day of the Milestone Period (as defined below); and

•
future milestone payments of (x) $125 million tied to the achievement of worldwide annual net sales of the Product of $400 million and (y) $150 million tied to the achievement of worldwide annual net sales of the Product of $750 million, during the period from Closing until December 31 of the calendar year in which the tenth anniversary of Closing occurs (the “Milestone Period”) (together, the “Future Milestone Payments” and, together with the Prepaid Milestone, the “Milestone Payments”).

As they are earned, the Milestone Payments will be satisfied as follows: (1) first, by set-off against all accrued interest on the Prepaid Milestone until the amount of such accrued interest has been repaid in full, (2) second, by set-off against the outstanding balance of the Prepaid Milestone until the Prepaid Milestone has been repaid in full and (3) thereafter, in cash. If any amount of the Prepaid Milestone (and any accrued interest thereon) remains outstanding as of following the last day of the Milestone Period, the balance thereof (together with any interest accrued thereon) will be forgiven and the right of set-off of SPN with respect thereto shall be deemed forfeited by SPN. The Installment Payment due on July 1, 2025 will be reduced by an amount related to certain employment obligations assumed by SPN through the period prior to the Closing date.
At Closing, in exchange for a payment to be made by SPN to Bacthera AG, the Long Term Manufacturing Agreement, dated November 8, 2021 between the Company and Bacthera AG (the “Bacthera Agreement”) will be terminated and each of Bacthera AG and Seres will release one another from any losses, liabilities or other obligations arising thereunder with respect to the period ending as of the date of the Closing, including without limitation any milestone payments required to be paid to Bacthera AG thereunder.
Profit Sharing Period (see page 32)
Pursuant to the Purchase Agreement, Seres and Nestlé Health Science will share 50/50 in the net profit or net loss achieved during the period from the date of Closing until December 31, 2025 (the “Profit Sharing Period”), with the net profit or net loss calculated as (i) the net sales of VOWST in the United States and Canada, plus (ii) other income received from a third party that is attributable to VOWST in the United States or Canada or in connection with the grant of a license or sublicense with respect to VOWST in the United States and Canada as described in the Purchase Agreement, minus (iii) allowable expenses directly attributable or reasonably allocable to certain development activities, commercialization activities, medical affairs activities, manufacturing activities or other relevant activities, as described in the Purchase Agreement. During the Profit Sharing Period, Seres will reimburse Nestlé Health Science for (i) certain payments under the exclusive license agreement between Seres and Memorial Sloan Kettering Cancer Center, (ii) certain costs incurred in connection with an ongoing post-marketing safety study of the Product and (iii) 80.1% of all rent and other costs due to the landlord under the lease for Seres’ Waltham facility (the “Lease Expenses”).
The Special Meeting (see page 26)
A Seres special meeting will be held on [ ], 2024 at [ ], Eastern Time. You will be able to attend the special meeting online and to vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/MCRB2024SM. A secure control number that will allow you to participate in and vote at the special meeting electronically can be found on the enclosed proxy card. Please be sure to follow instructions found on the enclosed proxy card and/or voting instruction form.
Only holders of record of Seres common stock at 5:00 p.m., Eastern Time, on [ ], 2024 (the “Record Date”) are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.
At the special meeting, we will ask our stockholders of record as of the Record Date to vote on the following proposals:
1.	A proposal to approve the proposed sale of the Company’s VOWST Business to SPN pursuant to the terms of the Purchase Agreement (the “Transaction Proposal”);
2.
a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Transaction (the “Compensation Proposal”); and

3.
a proposal to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to approve the Transaction Proposal at the time of the special meeting (the “Adjournment Proposal”).

The presence at the special meeting virtually, or by proxy, of the holders of a majority in voting power of the capital stock of Seres issued and outstanding and entitled to vote on the Record Date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting. Failure of a quorum to be represented at the special meeting may result in an adjournment of the special meeting and may subject us to additional expense.
You may cast one vote for each share of Seres common stock that you own at 5:00 p.m., Eastern Time, on the Record Date. Approval of the Transaction Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Seres common stock entitled to vote at the special meeting. Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively at the special meeting by the holders entitled to vote thereon. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively at the special meeting by the holders entitled to vote thereon.
An abstention occurs when a stockholder attends a meeting virtually, or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present. Also, abstentions and a failure to vote your shares of Seres common stock (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker to give voting instructions to the broker) will have the same effect as a vote “AGAINST” the Transaction Proposal and will have no effect on the Compensation Proposal and the Adjournment Proposal.
If no instruction as to how to vote is given in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” the Transaction Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Recommendation of the Seres Board (see page 26)
After careful consideration, the board of directors of Seres (the “Seres Board”) has unanimously (i) determined that the Purchase Agreement and the transactions contemplated thereby are advisable and in the best interests of Seres and its stockholders, (ii) approved the execution, delivery and performance by Seres of the Purchase Agreement and the consummation of the transactions contemplated thereby, (iii) directed that a proposal to approve the Transaction be submitted to the stockholders of Seres for approval at the special meeting and

(iv) recommended that Seres’ stockholders approve the Transaction. The Seres Board unanimously recommends that the stockholders of Seres vote “FOR” the Transaction Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Certain factors considered by the Seres Board in making such unanimous determination and approval are described in the section entitled “The Transaction—Recommendation of the Seres Board and Reasons for the Transaction.”
Opinion of Houlihan Lokey (see page 42)
On August 5, 2024, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) orally rendered its opinion to the Seres Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Seres Board dated August 5, 2024), as to whether, as of such date, the Transaction Consideration to be received by Seres in exchange for the Acquired Assets (as defined below) subject to the Assumed Liabilities (as defined below) in the Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to Seres.
Houlihan Lokey’s opinion was directed to the Seres Board (in its capacity as such) and only addressed whether the Transaction Consideration to be received by Seres in exchange for the Acquired Assets subject to the Assumed Liabilities in the Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to Seres and did not address any other aspect or implication of the Transaction or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Seres Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction or otherwise. See “The Transaction—Opinion of Houlihan Lokey.”
Regulatory Clearances and Approvals Required for the Transaction (see page 55)
HSR Act. The Transaction is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which prohibits Seres and SPN from completing the Transaction until required information and materials are furnished to the Antitrust Division of the Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”) and the HSR Act waiting period under the HSR Act is terminated or expires. SPN and Seres submitted the requisite notification and report forms under the HSR Act on June 24, 2024. The waiting period under the HSR Act expired on Wednesday, July 29, 2024 at 11:59 p.m., Eastern Time
For more information about regulatory approvals relating to the Transaction, see the sections entitled “The Transaction—Regulatory Clearances and Approvals Required for the Transaction” and “The Purchase Agreement—Conditions to the Completion of the Transaction.”
Closing Date of the Transaction (see page 63)
We currently expect to complete the Transaction within 90 days after signing the Purchase Agreement. The Transaction is subject to certain conditions, and it is possible that factors outside the control of Seres or SPN could result in the Transaction being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the Transaction. We expect to complete the Transaction promptly following the satisfaction, or waiver, of all required conditions set forth in the Purchase Agreement.

Conditions to the Completion of the Transaction (see page 73)
As more fully described in this proxy statement and in the Purchase Agreement, each party’s obligation to complete the Transaction is subject to the satisfaction, or (to the extent permitted by law) waiver, of certain conditions, including:
•
any consents from governmental entities necessary for the consummation of the Transaction have been obtained, or the waiting periods (and any extensions thereof) under any applicable competition laws have expired or been terminated;

•
no governmental entity has enacted, issued, promulgated, enforced or entered any law or court order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated by the Purchase Agreement illegal or otherwise enjoining or prohibiting the consummation of such transactions;

•	Seres’ stockholder approval has been obtained at a duly convened stockholder meeting; and
•
all conditions to the closing of the Securities Purchase Agreement and related transactions shall have been satisfied or waived pursuant to its terms and both parties are irrevocably bound to complete the transactions contemplated thereby, with such transactions to be consummated concurrently with Closing.

The obligations of Seres to complete the Transaction are also subject to the satisfaction, or waiver, of the following conditions:
•
(i) the representations and warranties of SPN as set forth in the Purchase Agreement, other than the Fundamental Representations (as defined in the Purchase Agreement) made by SPN being true and correct as of Closing as if made at such time, unless the failure of any such representations and warranties to be true and correct would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the ability of SPN and its affiliates to consummate the Transaction; and (ii) each of the Fundamental Representations made by SPN, as set forth in the Purchase Agreement, being true and correct in all material respects as of the Closing date as if made at such time;

•	the performance in all material respects by SPN on or before Closing of its covenants and agreements contained in the Purchase Agreement; and
•
the receipt by Seres of the other agreements and instruments executed and delivered in connection with the Purchase Agreement (the “Ancillary Agreements”), a U.S. Internal Revenue Service (the “IRS”) Form W-9, the Securities Purchase Agreement, and an officer’s certificate, signed on behalf of SPN by an authorized officer of SPN, dated as of the Closing date, stating that the two conditions above have been satisfied.

The obligations of SPN to complete the Transaction are also subject to the satisfaction, or waiver, of the following conditions:
•
(i) the representations and warranties of Seres, other than the Fundamental Representations made by Seres as set forth in the Purchase Agreement being true and correct as of Closing as if made at such time, unless the failure of any such representation and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) each of the Fundamental Representations made by Seres, as set forth in the Purchase Agreement, being true and correct in all material respects as of the Closing date as if made at such time;

•	the performance in all material respects by Seres on or before Closing of its covenants and agreements in the Purchase Agreement;
•	the receipt by SPN of the following:
○	the executed Ancillary Agreements;
○	the executed Securities Purchase Agreement;
○	pay-off letters, duly executed by each lender in respect of any indebtedness secured by any Acquired Assets;

○
UCC-3 termination statements and other encumbrance terminations or releases with respect to Seres’ liabilities under the Oaktree Credit Agreement (as defined below) and any other credit or other agreement giving rise to an encumbrance over any Acquired Assets;

○	an IRS Form W-9;
○	subject to certain expectations as set forth in the Purchase Agreement, the Acquired Assets; and
○	an officer’s certificate, signed on behalf of Seres by an authorized officer of Seres, dated as of the Closing date, stating that the first two conditions above have been satisfied; and
•
no event, occurrence, effect, matter, change, development or state of facts shall have occurred or exist that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Non-Solicitation Covenant (see page 66)
Subject to certain exceptions, Seres has agreed that it will not, and will cause its representatives not to, directly or indirectly:
•
solicit, initiate, knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any communication, inquiries or the making of any submission, announcement, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined below);

•
participate in any discussions or negotiations or cooperate in any way not permitted by the Purchase Agreement with any person (other than SPN or its representatives) regarding any submission, announcement, proposal or offer the consummation of which would constitute an Acquisition Proposal;

•
provide any information or data concerning Seres or the Acquired Assets to any person (other than SPN or its representatives) in connection with, or in response to, any submission, announcement, proposal or offer the consummation of which would constitute an Acquisition Proposal;

•
approve, endorse or recommend, make any public statement approving or recommending, or enter into any agreement relating to, any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or requiring Seres to abandon, terminate or fail to consummate the sale of the Acquired Assets in accordance with the terms hereof;

•	execute or enter into any letter of intent or any contract contemplating or otherwise relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement (as defined below));
•
take any action that would reasonably be expected to lead to an Acquisition Proposal or Seres otherwise becoming required to abandon, terminate or fail to consummate the sale of the Acquired Assets in accordance with the terms hereof; or

•	publicly propose to do any of the foregoing.
Prior to the time, but not after, the stockholder approval for the Transaction is obtained, Seres may, in response to an unsolicited bona fide, written Acquisition Proposal from any person or group of persons, which Acquisition Proposal was made or renewed on or after the date of the Purchase Agreement and which did not result from a material breach of Seres’ non-solicitation obligations under the Purchase Agreement, provide access to non-public information and engage in discussions or negotiations with the person or persons who made the Acquisition Proposal.
Changes in Board Recommendation (see page 68)
Adverse Recommendation Change
Subject to specified exceptions described below, the Seres Board may not (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to SPN, its recommendation in favor of the Transaction (the “Board Recommendation”), fail to include the Board Recommendation in this proxy statement, fail to publicly reaffirm the Board Recommendation within three business days after SPN requests in writing that such action be taken, or adopt, approve, recommend or otherwise declare advisable (or publicly propose or resolve to adopt, approve, recommend or otherwise declare advisable) any Acquisition Proposal or make or authorize the making of any public statement (oral or written) that has the substantive effect of such a withdrawal, qualification or modification (each, a “Change in Recommendation”) or (ii) adopt, approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, cause or permit Seres to execute or enter into any contract, including any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, license agreement, partnership agreement, lease agreement or other agreement (other than an Acceptable Confidentiality Agreement) with respect to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal or requiring, or reasonably expected to cause, Seres (or that would require Seres) to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the transactions contemplated by the Purchase Agreement (an “Alternative Acquisition Agreement”).
Superior Proposal
Following (i) receipt of an unsolicited, bona fide written Acquisition Proposal by Seres that was made on or renewed on or after the date of the Purchase Agreement that did not result from a material breach of Seres’ non-solicitation obligations under the Purchase Agreement that has not been withdrawn and with respect to which Seres has received a written, definitive form of Alternative Acquisition Agreement, and the Seres Board determining in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal (as defined below), or (ii) the occurrence of an Intervening Event (as defined in the Purchase Agreement), the Seres Board may, at any time prior to the time the stockholder approval is obtained, make a Change in Recommendation with respect to such Superior Proposal, only if the conditions set forth in the Purchase Agreement are met.
Termination of the Purchase Agreement (see page 74)
The Purchase Agreement may be terminated at any time prior to the completion of the Transaction:
•	by mutual written consent of the parties;
•	by either Seres or SPN if Closing does not occur on or prior to the six month anniversary of the date of the Purchase Agreement (the “Termination Date”);
•
by either Seres or SPN, if any governmental entity of competent jurisdiction issues a court order permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by the Purchase Agreement, and such court order becomes final and non-appealable;

•
by SPN, if Seres breaches or fails to perform in any material respect any of its representations, warranties, covenants, or agreements contained in the Purchase Agreement, which breach or failure to perform (A) would result in a failure of a condition to Closing as set forth in the Purchase Agreement and (B) has not been cured by Seres within the period as set forth in the Purchase Agreement, or is incapable of being cured;

•
by SPN, if at any time prior to the stockholder approval having been obtained, (A) the Seres Board has made a Change in Recommendation or (B) Seres has failed to include the Board Recommendation in this proxy statement;

•
by either SPN or Seres, if the stockholder approval shall not have been obtained at the stockholder meeting duly convened and held or any adjournment or postponement thereof permitted by the Purchase Agreement; or

•
by Seres, if SPN breaches or fails to perform in any material respect any of its representations, warranties, covenants, or agreements contained in the Purchase Agreement, which breach or failure to perform (A) would result in a failure of a condition to Closing as set forth in the Purchase Agreement and (B) has not been cured by SPN within the period as set forth in the Purchase Agreement, or is incapable of being cured.

Reimbursement Expense Payable by Seres (see page 75)
Seres has agreed to pay to SPN $4.7 million in cash for the reimbursement of expenses in the following circumstances:
•
If the Purchase Agreement is terminated by SPN prior to the stockholder approval having been obtained, if (A) the Seres Board has made a Change in Recommendation or (B) Seres has failed to include the Board Recommendation in this proxy statement; or

•
If (A) under certain circumstances the Purchase Agreement is terminated, (B) prior to such termination, a Superior Proposal is publicly announced or made to the Seres Board and not withdrawn, and (C) within 12 months after the date on which the Purchase Agreement is terminated, an Acquisition Proposal is consummated or a definitive agreement relating to an Acquisition Proposal is entered into by Seres or any of its subsidiaries.

In no event will Seres be obligated to pay the reimbursement expense on more than one occasion.
Transition Services Agreement (see page 77)
As a condition to Closing, the parties will enter into a transition services agreement, in substantially the form set forth as Exhibit H to the Purchase Agreement (the “Transition Services Agreement”). The Transition Services Agreement will provide for services to be performed by Seres in order to facilitate a smooth transition of the business associated with VOWST after the Closing date (the “Product”) to SPN and its affiliates.
Cross-License Agreement (see page 77)
As a condition to Closing, the parties will also enter into a cross-license agreement, in substantially the form set forth as Exhibit D to the Purchase Agreement (the “Cross-License Agreement”). Under the Cross-License Agreement, Seres will grant to SPN a perpetual, worldwide, non-exclusive, fully paid-up license under certain Seres patents that have been issued or will issue in the future and current know-how controlled by Seres that is not transferred to SPN pursuant to the Purchase Agreement. In the field of the treatment of CDI and rCDI and associated complications (collectively, the “CDI Field”), the license to SPN under such Seres patents and know-how would be exclusive to SPN for five years after Closing and co-exclusive between SPN and Seres following that five year period. The license from Seres to SPN is to issued Seres patents that currently or in the future cover the Product or improvements thereof and know-how that is used or reasonably useful in connection with the exploitation of the VOWST Business. Seres will also grant SPN an exclusive, perpetual, worldwide, fully paid-up license under issued Seres patents that currently or in the future cover the Product and improvements thereof and know-how that is used or reasonably useful in connection with the exploitation of the Product to exploit SER-262 in the CDI Field. SPN will grant to Seres a perpetual, worldwide, non-exclusive license under the patents and know-how that are transferred to SPN pursuant to the Purchase Agreement or developed under the Transition Services Agreement, for Seres’ products for use outside of the CDI Field, and after five years from Closing for Company products containing designed, cultivated, bacterial consortia not manufactured using human stool (excluding SER-262) in the CDI Field. From and after Closing, certain license agreements between Seres, SPN, and/or their respective affiliates will terminate and be of no further force or effect, except as contemplated by the Purchase Agreement.
Securities Purchase Agreement (see page 78)
As a condition to Closing, the parties will enter into the Securities Purchase Agreement (the “Securities Purchase Agreement”), in substantially the form attached as Annex D to this proxy statement, pursuant to which SPN will agree, subject to the satisfaction of the applicable conditions to Closing, to purchase 14,285,715 Shares at Closing at a purchase price per share of $1.05, for an aggregate purchase price of $15 million. Under the terms of the Securities Purchase Agreement, SPN will agree not to sell or transfer the Shares for a period of six months after Closing, subject to certain customary exceptions. Seres will agree to register the resale of the Shares by SPN within 90 days of Closing. In addition, under the terms of the Securities Purchase Agreement, for as long as SPN, together with its affiliates, beneficially owns at least 10% of Seres’ outstanding shares of common stock, Seres will agree to take such action within its control to include one individual designated by SPN in the slate of nominees recommended by the Seres Board (or the applicable committee of the Seres Board) to Seres’ stockholders for election to the Seres Board at the applicable stockholder meeting. The Securities Purchase Agreement will contain customary representations and warranties and closing conditions.

Support Agreements (see page 77)
Concurrently with the execution of the Purchase Agreement, the directors, executive officers and certain stockholders affiliated with Flagship Pioneering, Inc. (“Flagship”) entered into support agreements with Seres and SPN (each, a “Support Agreement” and collectively, the “Support Agreements”), in substantially the form attached as Annex C to this proxy statement, pursuant to which, among other things and subject to the terms and conditions therein, such parties have agreed, in their capacities as holders of shares of Seres common stock (collectively, the “Subject Shares”), to vote all Subject Shares beneficially owned by such parties at every meeting of the stockholders of Seres (including the special meeting) (i) in favor of adopting and approving the Purchase Agreement and the transactions contemplated by the Purchase Agreement, (ii) against any proposal that would otherwise be reasonably be expected to adversely affect the transactions contemplated by the Purchase Agreement, (iii) against any Acquisition Proposal and (iv) in favor of approving any proposal to adjourn or postpone the special meeting to a later date, if there are not sufficient votes for the adoption of the Purchase Agreement on the date on which such meeting is held. In addition, each stockholder party to a Support Agreement provided an irrevocable proxy to SPN to vote such party’s Subject Shares in favor of adopting and approving the Purchase Agreement.
Lease-Related Agreements (see page 78)
As a condition to Closing, the parties will also enter into Assignment and Assumption of Lease Agreements, in substantially the form set forth as Exhibit C to the Purchase Agreement (the “Assignment and Assumption Agreements”). Under the Assignment and Assumption Agreements, Seres will assign to SPN or its designated affiliates Seres’ rights in, to and under certain real property leases, and SPN or its designated affiliates will assume the liabilities related thereto. During the Profit Sharing Period, Seres will retain certain ongoing obligations with respect to liabilities due and payable to the landlord under the lease of the Waltham facility (the “Waltham Lease”), including reimbursing SPN for 80.1% of all rent and other costs due to the landlord under the Waltham Lease.
Employee Support Agreements (see page 78)
As a condition to Closing, the parties will also enter into an employee support agreement, in substantially the form set forth as Exhibit K to the Purchase Agreement (the “Employee Support Agreement”). Under the Employee Support Agreement, among other things and subject to the terms and conditions therein, certain Seres employees related to the VOWST Business who accept employment with Nestlé Health Science will provide the services they provided to Seres prior to the Transaction to Nestlé Health Science, as well as other services as Nestlé Health Science may reasonably request, from Closing until the day prior to the beginning of Nestlé Health Science’s next pay period following the Closing. Nestlé Health Science will reimburse Seres’ out of pocket costs in connection with such employees’ services, including certain compensation and benefits paid or provided to such employees, in each case pursuant to the terms of the Employee Support Agreement.
Interests of Seres’ Directors and Executive Officers in the Transaction (see page 52)
In considering the recommendation of the Seres Board to vote “FOR” the Transaction Proposal, you should be aware that, aside from their interests as Seres stockholders, our directors and executive officers have interests in the Transaction that are different from, or in addition to, the interests of our stockholders generally. These interests include the treatment of equity awards issued to Seres’ non-employee directors and certain compensation and benefit arrangements pursuant to the employment agreements with each of Seres’ executive officers.
The Seres Board was aware of and considered these potential conflicts of interest, among other matters, in reaching its decision to approve the Transaction Proposal and the Transaction and to recommend that stockholders approve the Transaction Proposal as contemplated in this proxy statement.
After the Transaction, it is expected that all of the directors and executive officers of Seres will continue to provide services as directors and executive officers, respectively, of Seres. Seres will continue to provide indemnification and insurance coverage to the directors and executive officers of Seres.

Effects on Seres if the Transaction Is Completed and the Nature of Seres’ Business Following the Transaction (see page 56)
Following Closing, Seres expects to focus on advancing SER-155 and Seres’ other wholly-owned cultivated live biotherapeutic candidates for medically vulnerable patient populations with potential to address large commercial opportunities. Following Closing, Seres common stock will continue to be listed on Nasdaq Global Select Market under the ticker symbol “MCRB.”
Accounting Treatment (see page 55)
Under generally accepted accounting principles, upon completion of the Transaction, we will remove the net assets and liabilities related to the VOWST Business from our consolidated balance sheet. The results of operations of the VOWST Business will be treated as discontinued operations.
Material U.S. Federal Income Tax Consequences of the Transaction (see page 56)
The Transaction is a corporate action. Our stockholders will not recognize any gain or loss for U.S. federal income tax purposes directly as a result of the Transaction. See “The Transaction—Material U.S. Federal Income Tax Consequences of the Transaction.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE TRANSACTION
The following are brief answers to certain questions that you, as a stockholder of Seres, may have regarding the Purchase Agreement, the Transaction and the special meeting. Seres urges you to carefully read the remainder of this proxy statement, including the documents incorporated herein by reference, because the information in this section does not provide all the information that might be important to you with respect to the Purchase Agreement, the Transaction and the special meeting.
Q:	Why am I receiving these materials?
A:
On August 5, 2024, Seres entered into the Purchase Agreement, pursuant to which, among other things, Seres has agreed to sell the VOWST Business to SPN in exchange for the Transaction Consideration and SPN has agreed to assume the Assumed Liabilities. A copy of the Purchase Agreement is attached as Annex A to this proxy statement and is incorporated by reference herein. The Seres Board is furnishing this proxy statement and form of proxy card to the holders of Seres common stock in connection with the solicitation of proxies in favor of the Transaction Proposal, the Compensation Proposal and the Adjournment Proposal (each as described below) to be voted at a special meeting of stockholders or at any adjournments or postponements thereof.

Q:	What is the purpose of the special meeting?
A:	At the special meeting, Seres stockholders will consider and vote upon the Transaction Proposal, the Compensation Proposal and the Adjournment Proposal.
The Transaction Proposal is a proposal to approve the sale of the VOWST Business to SPN and, in exchange therefor, SPN will assume certain liabilities with respect to the VOWST Business and pay to Seres:
•
a cash payment, payable upon Closing, of $100 million, less approximately $17.9 million owed by Seres to an affiliate of SPN as of March 31, 2024 under the existing license agreement between Seres and the SPN affiliate, less approximately CHF2.0 million in satisfaction of fees due under an existing manufacturing agreement between Seres and Bacthera AG;

•
cash Installment Payments of $50 million on January 15, 2025 and $25 million on July 1, 2025, conditioned on Seres’ material compliance with obligations under the Transition Services Agreement (as described below) to be entered into at Closing between Seres and SPN;

•
prepayment of the $60 million Prepaid Milestone tied to the achievement of the First Sales Milestone of worldwide annual net sales of the Product of $150 million, payable in cash at Closing, which Prepaid Milestone will accrue interest at a fixed rate of 10% per annum until the First Sales Milestone is achieved and 5% per annum thereafter until the earlier of (x) the date on which the Prepaid Milestone, plus accrued interest thereon, has been repaid in full by set-off and (y) the last day of the Milestone Period; and

•
future Milestone Payments of (x) $125 million tied to the achievement of worldwide annual net sales of the Product of $400 million and (y) $150 million tied to the achievement of worldwide annual net sales of the Product of $750 million, during the Milestone Period from Closing until December 31 of the calendar year in which the tenth anniversary of Closing occurs.

As they are earned, the Milestone Payments will be satisfied as follows: (1) first, by set-off against all accrued interest on the Prepaid Milestone until the amount of such accrued interest has been repaid in full, (2) second, by set-off against the outstanding balance of the Prepaid Milestone until the Prepaid Milestone has been repaid in full and (3) thereafter, in cash. If any amount of the Prepaid Milestone (and any accrued interest thereon) remains outstanding as of following the last day of the Milestone Period, the balance thereof (together with any interest accrued thereon) will be forgiven and the right of set-off of SPN with respect thereto shall be deemed forfeited. The Installment Payment due on July 1, 2025 will be reduced by an amount related to certain employment obligations assumed by SPN through the period prior to the Closing date.
As a condition to Closing, Seres and SPN will enter into the Securities Purchase Agreement pursuant to which SPN will agree to purchase 14,285,715 shares of Seres common stock at Closing at a purchase price per share of $1.05, for an aggregate purchase price of $15 million.

The Compensation Proposal is a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to our named executive officers in connection with the Transaction. The Adjournment Proposal is a proposal to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to approve the Transaction Proposal at the time of the special meeting.
Q:	Where and when is the special meeting?
A:
The Seres special meeting is scheduled to be held on [  ], 2024, at [  ], Eastern Time. You will be able to attend the special meeting online and to vote your shares of Seres common stock electronically at the meeting by visiting www.virtualshareholdermeeting.com/MCRB2024SM. A secure control number that will allow you to participate in and vote at the special meeting electronically can be found on the enclosed proxy card. Please be sure to follow instructions found on your proxy card and/or voting instruction form.

Whether or not you plan to attend the special meeting, we encourage you to complete, sign, date and return the enclosed proxy or submit your proxies over the Internet or by phone to ensure that your shares of Seres common stock will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.
Q:	How does the Seres Board recommend that I vote on the proposals at the special meeting?
A:
After consulting with its financial advisor and outside legal counsel and after reviewing and considering the terms and conditions of the Transaction and the factors more fully described in the enclosed proxy statement, the Seres Board unanimously (i) determined that the Purchase Agreement and the transactions contemplated thereby are advisable and in the best interests of Seres and its stockholders; (ii) approved the execution, delivery and performance by Seres of the Purchase Agreement and the consummation of the transactions contemplated thereby; (iii) directed that a proposal to approve the Transaction be submitted to the stockholders of Seres for approval at the special meeting; and (iv) recommended that Seres’ stockholders approve the Transaction.

The Seres Board unanimously recommends that you vote “FOR” the Transaction Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Q:	Will Seres cease to exist if the Transaction is completed?
A:
No. Following the completion of the Transaction, Seres expects to focus on moving SER-155 and Seres’ other wholly-owned cultivated live biotherapeutic candidates forward to important milestones (the “Remaining Business”). Seres will continue to be a corporation organized under the laws of the State of Delaware and its common stock will continue to be listed on Nasdaq under the ticker symbol “MCRB.” Based on Seres’ current cash, our future operating plans, and the capital expected to be obtained from the Transaction (accounting for estimated on-going costs related to the Transaction), we anticipate being able to extend our cash runway into the fourth quarter of 2025, subject to our material compliance with the Transition Services Agreement (and related receipt of the Installment Payments).

Q:	What will happen to my shares of Seres common stock if the Transaction is completed?
A:
You will continue to hold the shares of Seres common stock you held immediately prior to the completion of the Transaction. The shares of Seres common stock will continue to trade on Nasdaq under the ticker symbol “MCRB.”

Q:	What vote is required to approve the proposals?
A:
The approval of the holders of a majority of the outstanding shares of Seres common stock entitled to vote at the special meeting is required to approve the Transaction Proposal. The approval of holders of a majority of the shares of Seres common stock voting on the Compensation Proposal at the special meeting is required to approve the Compensation Proposal. The approval of holders of a majority of the shares of Seres common stock voting on the Adjournment Proposal at the special meeting is required to approve the Adjournment Proposal. A failure to vote your shares of Seres common stock or an abstention from voting will have the same effect as a vote “AGAINST” the Transaction Proposal and will have no effect on the Compensation Proposal and the Adjournment Proposal.

Q:	Why am I being asked to cast a non-binding, advisory vote to approve compensation payable to Seres’ named executive officers under its plans or agreements?
A:
In accordance with the rules promulgated under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Transaction.

Q:	When do you expect the Transaction to be completed?
A:
In order to complete the Transaction, Seres must obtain the stockholder approval described in this proxy statement and the other closing conditions under the Purchase Agreement must be satisfied or waived.

Seres currently expects to complete the Transaction within 90 days after signing the Purchase Agreement, although Seres cannot assure completion by any particular date, if at all. Because the Transaction is subject to a number of conditions, the exact timing of the Transaction cannot be determined as of the date of this proxy statement.
Q:	Who is entitled to vote at the special meeting?
A:
The Record Date for the special meeting is [  ], 2024. Only Seres stockholders of record at 5:00 p.m., Eastern Time, on that date are entitled to attend and vote at the special meeting or any adjournment or postponement thereof. Each share of Seres common stock is entitled to one vote on all matters that come before the meeting.

Q:	Who may attend the special meeting?
A:
Seres stockholders of record as of 5:00 p.m., Eastern Time, on [  ], 2024, or their duly appointed proxies, may attend the special meeting online and vote electronically at the meeting by visiting www.virtualshareholdermeeting.com/MCRB2024SM. A secure control number that will allow you to participate in and vote at the special meeting electronically can be found on the enclosed proxy card. Seres stockholders of record or their duly appointed proxies should follow instructions found on the notice, proxy card and/or voting instruction form.

Q:	Why is the special meeting a virtual, online meeting?
A:
The special meeting will be a completely virtual meeting of stockholders and will be webcast live over the internet. We believe a virtual special meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings. There will not be a physical meeting location and you will not be able to attend the special meeting in person.

Q:	How do I virtually attend the special meeting?
A:
We will host the special meeting live online via webcast at www.virtualshareholdermeeting.com/MCRB2024SM. A secure control number that will allow you to participate in and vote at the special meeting electronically can be found on the enclosed proxy card. Please be sure to follow instructions found on your proxy card and/or voting instruction form. Whether or not you plan to attend the special meeting, we encourage you to complete, sign, date and return the enclosed proxy or submit your proxies over the Internet or by phone to ensure that your shares of Seres common stock will be represented at the special meeting.

The webcast of the special meeting will start at [  ], Eastern Time on [  ], 2024. If you encounter any difficulties accessing the virtual meeting during registration or at the time of the virtual meeting, please call the technical support number that will be posted online on the special meeting login page.
Q:	Who is soliciting my vote?
A:
The Seres Board is soliciting your proxy, and Seres will bear the cost of soliciting proxies. MacKenzie Partners, Inc. (“MacKenzie”) has been retained to assist with the solicitation of proxies. MacKenzie will be paid a solicitation fee of $15,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of Seres common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses.
Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by MacKenzie or Seres and its directors and officers.
Q:	How many votes do I have?
A:	Each share of our common stock that you own as of the Record Date entitles you to one vote on each of the Transaction Proposal, the Compensation Proposal and the Adjournment Proposal.
Q:	What do I need to do now?
A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the special meeting virtually, we encourage you to submit a proxy to vote your shares of Seres common stock as promptly as possible so that your shares of Seres common stock may be represented and voted at the special meeting. A failure to vote your shares of Seres common stock or an abstention from voting will have the same effect as a vote “AGAINST” the Transaction Proposal and will have no effect on the Compensation Proposal and the Adjournment Proposal.

Q:	How do I vote if my shares of Seres common stock are registered directly in my name?
A:	If you are a stockholder of record, there are four methods by which you may vote at the special meeting:
•
Internet: You may submit your proxy by going to www.proxyvote.com (before the meeting) and following the directions on your proxy card or at www.virtualshareholdermeeting.com/MCRB2024SM (during the meeting) and by following the instructions on how to complete an electronic proxy card.

•	Telephone: To vote by telephone, follow the instructions printed on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.
•
Mail: To vote by mail, complete, sign and date a proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares of Seres common stock as you direct.

•
Online During the Special Meeting: In order to attend the special meeting online and vote online during the special meeting, you must access the meeting website at www.virtualshareholdermeeting.com/MCRB2024SM and provide the control number on your proxy card. You may vote your shares of Seres common stock online while virtually attending the special meeting by following instructions found on your proxy card and/or voting instruction form. If you vote by proxy prior to the special meeting and choose to attend the special meeting online, there is no need to vote again during the special meeting unless you wish to change your vote.

Whether or not you plan to attend the special meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote virtually, if you have already voted by proxy. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail.
Q:	How do I vote if my shares of Seres common stock are held in the name of my broker (street name)?
A:
If your shares of Seres common stock are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares of Seres common stock should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Q:	Can I change my vote after I submit my proxy?
A:
Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares of Seres common stock, you may change or revoke your proxy in any one of three ways:

•
you may follow the instructions found on your proxy card and/or vote instruction form and vote over the internet or by telephone. Only your latest internet or telephone vote submitted prior to the special meeting is counted. You may not change your vote prior to the special meeting over the internet or by telephone after 11:59 p.m., Eastern Time, on [  ], 2024;

•
you may sign, date and complete a new proxy card and send it by mail to the Inspector of Elections for Seres Therapeutics, Inc., c/o Broadridge Financial Solutions, Inc. (“Broadridge”), 51 Mercedes Way, Edgewood, New York 11717. Broadridge must receive the proxy card no later than [ ], 2024. Only your latest dated and timely received proxy will be counted; or

•
you may virtually attend the special meeting and vote online during the special meeting. Virtually attending the special meeting alone, without voting online during the special meeting, will not revoke your internet vote, telephone vote or proxy submitted by mail, as the case may be.

If your shares of Seres common stock are held by your broker or bank as a nominee or agent, you will have to follow the instructions provided by your broker or bank to change or revoke your proxy.
If you have questions about how to vote or change your vote, you should contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
Email: proxy@mackenziepartners.com
Toll-Free: 1-800-322-2885
Q:	How many shares of Seres common stock must be present to constitute a quorum for the meeting?
A:
The presence at the special meeting virtually, or by proxy, of a majority in voting power of the capital stock of Seres issued and outstanding and entitled to vote on the Record Date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting.

Q:	What if I abstain from voting?
A:
If you attend the special meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares of Seres common stock will still be counted for purposes of determining whether a quorum exists. Abstentions and a failure to vote your shares of Seres common stock (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares of Seres common stock held in “street name” by a broker to give voting instructions to the broker) will have the same effect as a vote “AGAINST” the Transaction Proposal and will have no effect on the Compensation Proposal and the Adjournment Proposal.

Q:	Will my shares of Seres common stock be voted if I do not sign and return my proxy card or vote by telephone or over the internet or in person?
A:
If you are a stockholder of record and you do not sign and return your proxy card or vote by telephone, over the internet or virtually at the special meeting, your shares of Seres common stock will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

If your shares of Seres common stock are held in street name and you do not issue instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. The Transaction Proposal, Compensation Proposal and Adjournment Proposal are non-routine matters. Accordingly, if your shares of Seres common stock are held in “street name” and you do not issue instructions to your broker, your shares of Seres common stock will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

Q:
What happens if I sell or otherwise transfer my shares of Seres common stock after the Record Date but before the special meeting? What happens if I sell or otherwise transfer my shares of Seres common stock after the special meeting but before the completion of the Transaction?

A:
The Record Date for the special meeting is earlier than the date of the special meeting and earlier than the date the Transaction is expected to be completed. If you sell or transfer your shares of Seres common stock after the Record Date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Seres in writing of such special arrangements, you will retain your right to vote such shares at the special meeting.

Even if you sell or otherwise transfer your shares of Seres common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy or submit your proxy over the Internet or by phone or, if your shares are held in “street name” through a broker, bank or nominee, instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee.
Q:	What is a broker non-vote?
A:
Brokers, bankers and other nominees who hold shares of Seres common stock on behalf of their customers may not give a proxy to Seres to vote those shares with respect to the Transaction Proposal, the Compensation Proposal or the Adjournment Proposal without specific instructions from their customers, as banks, brokers and other nominees do not have discretionary voting power on “non-routine” matters like the Transaction Proposal, the Compensation Proposal and Adjournment Proposal. When a bank, broker or other nominee refrains from voting your shares on a particular proposal because the bank, broker or other nominee has not received your instructions and has discretionary authority to vote on the “routine” matters to be considered, it is called a “broker non-vote.” Because there are no routine matters to be considered at the special meeting, there will be no broker non-votes.

Q:	Will my shares of Seres common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares of Seres common stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares of Seres common stock you hold of record. Similarly, if you own shares of Seres common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Seres common stock because they are held in a different form of record ownership. Shares of Seres common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Seres common stock held in an individual retirement account must be voted under the rules governing the account.

Q:	What does it mean if I receive more than one set of proxy materials?
A:
This means you own shares of Seres common stock that are registered under different names or are in more than one account. For example, you may own some shares of Seres common stock directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares of Seres common stock you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	Can I participate if I am unable to attend the special meeting?
A:	If you are unable to attend the special meeting virtually, we encourage you to vote by telephone or over the internet or send your proxy card.
Q:	Who will count the votes?
A:	The votes will be counted, tabulated and certified by Broadridge.

Q:	Where can I find the voting results of the special meeting?
A:
Seres intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission (the “SEC”) following the special meeting. All reports that Seres files with the SEC are publicly available when filed. See “Where You Can Find More Information; Incorporation By Reference” on page 96 of this proxy statement.

Q:	What happens if the Transaction is not completed?
A:
The Purchase Agreement provides that, upon termination of the Purchase Agreement under certain circumstances, Seres may be required to pay $4.7 million to SPN for the reimbursement of expenses. See the section entitled “The Purchase Agreement—Reimbursement Expense Payable by Seres” for a discussion of the circumstances under which such reimbursement expense may be required to be paid.

Q:	How can I obtain additional information about Seres?
A:
Seres will provide copies of this proxy statement, documents incorporated by reference and its 2024 Annual Report to Stockholders without charge to any stockholder who makes a written request to our Secretary at 101 Cambridgepark Drive, Cambridge, MA 02140 . Seres’ SEC filings may also be accessed at www.sec.gov or on Seres’ Investor Relations website at https://ir.serestherapeutics.com/financial-information/sec-filings. Seres’ website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q:	How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?
A:
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Seres and some brokers may be householding our proxy materials by delivering a single set of proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker if your shares of Seres common stock are held in a brokerage account or Seres if you are a stockholder of record by contacting Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. In addition, Seres will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement.

Q:	Who should I contact if I have any questions?
A:
If you have questions about the Transaction or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, please call the firm assisting us with the proxy solicitation, MacKenzie.

RISK FACTORS
In addition to the other information contained in or incorporated by reference into this proxy statement, you should consider carefully the following risk factors and the matters addressed in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.” You should also read and consider the other information included and incorporated by reference into this proxy statement, including the information set forth under the caption “Risk Factors” in Seres’ Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. See the section of this proxy statement entitled “Questions and Additional Information.”
Risks Relating to the Transaction
The Transaction is subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete, or unexpected delays in completing, the Transaction or any termination of the Purchase Agreement could have an adverse effect on Seres, its financial condition and results of operations.
The completion of the Transaction is subject to a number of conditions, including the approval of the Transaction by Seres stockholders, which make the completion and timing of the Transaction uncertain. See the section entitled “The Purchase Agreement—Conditions to Completion of the Transaction” for a more detailed discussion. The failure to satisfy all of the required conditions could delay the completion of the Transaction for a significant period of time or prevent it from occurring at all. There can be no assurance that the conditions to the completion of the Transaction will be satisfied or waived or that the Transaction will be completed.
In addition, either Seres or SPN may terminate the Purchase Agreement under certain circumstances, including if the Transaction is not completed by the outside date. In certain circumstances, upon termination of the Purchase Agreement, Seres would be required to pay $4.7 million to SPN for the reimbursement of expenses. For further discussion, see the section entitled “The Purchase Agreement—Reimbursement Expense Payable by Seres.”
If the Transaction is not completed, Seres may be adversely affected and, without realizing any of the benefits of having completed the Transaction, will be subject to a number of risks, including the following:
•	the trading price of Seres common stock could decline;
•
if the Purchase Agreement is terminated and the Seres Board seeks another strategic transaction, Seres stockholders cannot be certain that Seres will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that SPN has agreed to in the Purchase Agreement;

•	time and resources, financial and otherwise, committed by Seres management to matters relating to the Transaction could otherwise have been devoted to pursuing other beneficial opportunities;
•	failure to receive the Transaction Consideration could materially and adversely impact Seres’ liquidity;
•
Seres will be unable to use the Transaction Consideration to fully repay the indebtedness under the Oaktree Credit Agreement, leaving the matter of the defaults alleged by Oaktree, and Seres’ belief that it is not in default, unresolved;

•
the obligation to pay an approximately $28 million milestone payment that will be due to Bacthera AG upon Bacthera AG’s substantial completion of Seres’ dedicated production suite will not be assumed by SPN, Seres will remain obligated to make this milestone payment to Bacthera AG upon their substantial completion of the project, and Bacthera AG may allege claims of non-performance by Seres or may seek to collect this milestone payment from Seres even though Seres believes the “substantial completion” criteria set forth in the Bacthera Agreement has not been satisfied as of the date of this proxy statement;

•	Seres may experience negative reactions from the financial markets or from its customers, suppliers, partners or employees; and
•	Seres will generally be required to pay its expenses relating to the Transaction, such as legal, accounting and financial advisory fees, whether or not the Transaction is completed.

In addition, if the Transaction is not completed, Seres could be subject to litigation related to any failure to complete the Transaction or related to any enforcement proceeding commenced against Seres to perform its obligations under the Purchase Agreement. Any of these risks could materially and adversely impact our business, financial condition, results of operations and the trading price of shares of Seres common stock.
Similarly, delays in the completion of the Transaction could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with delay and uncertainty about completion of the Transaction and could materially and adversely impact our business, financial condition, results of operations and the trading price of shares of Seres common stock.
The amount of consideration Seres will receive in the Transaction is subject to various risks and uncertainties.
In connection with the Transaction, SPN will assume certain liabilities with respect to the VOWST Business and pay to Seres:
•
a cash payment, payable upon Closing, of $100 million, less approximately $17.9 million owed by Seres to an affiliate of SPN as of March 31, 2024 under the existing license agreement between Seres and the SPN affiliate, less approximately CHF2.0 million in satisfaction of fees due under an existing manufacturing agreement between Seres and Bacthera AG;

•
cash Installment Payments of $50 million on January 15, 2025 and $25 million on July 1, 2025, conditioned on Seres’ material compliance with obligations under the Transition Services Agreement (as described below) to be entered into at Closing between Seres and SPN;

•
prepayment of the $60 million Prepaid Milestone tied to the achievement of the First Sales Milestone of worldwide annual net sales of the Product of $150 million, payable in cash at Closing, which Prepaid Milestone will accrue interest at a fixed rate of 10% per annum until the First Sales Milestone is achieved and 5% per annum thereafter until the earlier of (x) the date on which the Prepaid Milestone, plus accrued interest thereon, has been repaid in full by set-off and (y) the last day of the Milestone Period; and

•
future Milestone Payments of (x) $125 million tied to the achievement of worldwide annual net sales of the Product of $400 million and (y) $150 million tied to the achievement of worldwide annual net sales of the Product of $750 million, during the Milestone Period from Closing until December 31 of the calendar year in which the tenth anniversary of Closing occurs.

As they are earned, the Milestone Payments will be satisfied as follows: (1) first, by set-off against all accrued interest on the Prepaid Milestone until the amount of such accrued interest has been repaid in full, (2) second, by set-off against the outstanding balance of the Prepaid Milestone until the Prepaid Milestone has been repaid in full and (3) thereafter, in cash. If any amount of the Prepaid Milestone (and any accrued interest thereon) remains outstanding as of following the last day of the Milestone Period, the balance thereof (together with any interest accrued thereon) will be forgiven and the right of set-off of SPN with respect thereto shall be deemed forfeited. The Installment Payment due on July 1, 2025 will be reduced by an amount related to certain employment obligations assumed by SPN through the period prior to the Closing date.
The Installment Payments and the Milestone Payments are subject to various risks and uncertainties. Seres must be in material compliance with its obligations under the Transition Services Agreement in order to receive the Installment Payments and, if it is not or if there is a dispute as to compliance, such payments could be withheld or delayed pending resolution. The Milestone Payments will be based on the achievement of specified worldwide net sales targets for the Product. Interest on the Prepaid Milestone will accrue and will reduce any corresponding Milestone Payments based on the length of time it takes to achieve the milestones. It is not possible to determine with precision as of the date of this proxy statement the amount or timing of worldwide net sales the Product will generate in the future and, therefore, it is possible that the Milestone Payments will not be earned or will be limited by lower Product net sales than anticipated. The VOWST Net Sales Projections (as defined below) set forth in this proxy statement were based on certain assumptions about the future financial performance of the Product, and there can be no assurance that such projections will be achieved or that the Milestone Payments will become payable.
Further, during the Profit Sharing Period (as defined below), Seres will be entitled to receive 50% of all Net Profit (as defined below) and will bear 50% of all Net Loss (as defined below), as applicable (the “Profit

Sharing Payments”). Amounts payable or due under the Profit Sharing Payments are uncertain and could result in financial losses or financial gains that are less than expected.
The Purchase Agreement contains provisions that limit our ability to pursue alternatives to the Transaction, which could discourage a third party from making a favorable alternative transaction proposal, and provide that, in specified circumstances, Seres would be required to reimburse SPN for certain of its expenses.
The Purchase Agreement contains non-solicitation provisions that make it substantially more difficult for Seres to sell its assets or engage in another type of acquisition transaction with a party other than SPN. Specifically, we agreed, subject to certain exceptions with respect to unsolicited bids and the exercise of fiduciary duties by the Seres Board, not to directly or indirectly solicit an Acquisition Proposal or to enter into discussions concerning, or provide confidential information in connection with any submission, announcement, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal.
These non-solicitation provisions, among others contained in the Purchase Agreement, could discourage a third party that might have an interest in acquiring all or substantially all of our assets or our common stock from considering or proposing such an acquisition, even if that party were prepared to pay consideration with a higher value than the consideration paid by SPN.
In certain circumstances, upon termination of the Purchase Agreement, Seres would be required to pay $4.7 million to SPN for the reimbursement of expenses. For further discussion, see the section entitled “The Purchase Agreement—Reimbursement Expense Payable by Seres.”
Seres will incur significant expenses in connection with the Transaction, regardless of whether the Transaction is completed.
We expect to incur significant expenses related to the Transaction. These expenses include, but are not limited to, financial advisory and opinion fees and expenses, legal fees, accounting fees and expenses, certain employee expenses, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by us regardless of whether the Transaction is completed.
Further, if the Transaction is completed, we will enter into the Transition Services Agreement, which will provide for services to be performed by Seres in order to facilitate a smooth transition of the business associated with the Product to SPN and its affiliates. Performance of our obligations under the Transition Services Agreement will incur significant financial costs and the focus and attention of our management and employee resources may be diverted from the Remaining Business.
The announcement and pendency of the Transaction, whether or not consummated, may adversely affect our business and operations.
The announcement and pendency of the Transaction, whether or not consummated, may adversely affect the trading price of our common stock as well as our relationships with existing or potential suppliers, customers, vendors, distributors, licensors, licensees, collaboration partners and other business partners, and may have an adverse effect on the business, financial condition and results of operations of Seres. The pending Transaction may cause such counterparties to seek to change existing business relationships with Seres or the VOWST Business, to forego new relationships or to enter into alternative agreements with our competitors because business partners may perceive that such new relationships are likely to be more stable.
In addition, current and prospective employees of Seres, including of the VOWST Business, may feel uncertain about their roles within Seres or the VOWST Business prior to and following the completion of Transaction, which may have an adverse effect on the Company’s ability to attract or retain key management personnel or other key employees. If key employees depart, the business of Seres, its financial condition and its results of operations may be adversely impacted.
The focus and attention of our management and employee resources may also be diverted from operational matters during the pendency of the Transaction to focus on integration matters and the consummation of the Transaction.
Lawsuits may be filed against Seres challenging the Transaction and an adverse ruling in any such lawsuit may prevent the Transaction from being completed or from being completed within the expected time frame.
One of the conditions to the completion of the Transaction is the absence of any judgment or law issued or enacted by any governmental entity of competent jurisdiction, in each case that has been entered and remains and effect that prevents, enjoins, renders illegal or prohibits the consummation of the Transaction. Accordingly, if litigation is filed challenging the Transaction and a plaintiff is successful in obtaining an order enjoining completion of the Transaction, then such order may prevent the Transaction from being completed or from being completed within the expected time frame.
The unaudited pro forma financial information of Seres included in this proxy statement is preliminary and Seres’ actual financial position or results of operations after the completion of the Transaction may differ materially and adversely from the financial position and results of operations indicated by such unaudited pro forma financial information.
The unaudited pro forma financial information of Seres in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what Seres’ actual financial position or results of operations would have been had the Transaction been completed on the dates indicated. The unaudited pro forma financial information is subject to a number of assumptions (including, but not limited to, those related to industry performance and competition, general business, economic, market and financial conditions and additional matters specific to our business) that are inherently subjective and uncertain and are beyond the control of Seres. Therefore, our actual results and financial position after the Transaction may differ materially and adversely from the unaudited pro forma financial information that is included in this proxy statement. For further discussion, see the section entitled “Financial Information—Unaudited Pro Forma Financial Information.”
The prospective financial information included in this proxy statement may not prove accurate.
In performing its financial analysis and rendering its opinion, at Seres’ direction, Houlihan Lokey reviewed and relied on, among other things, internal financial analyses and forecasts for certain aspects of our business, which were prepared by management. This prospective financial information includes assumptions regarding future operating cash flows, expenditures, and income, among other matters. This prospective financial information was not prepared with a view to public disclosure, is subject to significant economic, competitive, regulatory, industry, market and other uncertainties and may not be achieved in full, at all, or within projected timeframes. Stockholders should not place undue reliance on the prospective financial information when deciding how to vote on the Transaction Proposal or evaluating their investment in our common stock.
Risks Relating to the Remaining Company
Seres may not be able to realize the anticipated benefits of the Transaction.
Seres may not be able to realize the anticipated benefits from the Transaction, including potentially deploying the proceeds from the Transaction to advance our pipeline of wholly-owned cultivated live biotherapeutic candidates. The ability of Seres to realize the anticipated benefits of the Transaction and the success of the remaining company is subject to various risks and uncertainties, including the possibility that we may not be able to successfully use our live biotherapeutic platform to build a pipeline of product candidates and develop additional marketable drugs, and the possibility that we will not be able to obtain, or experience delays in obtaining, required regulatory approvals.
Seres may also face new challenges operating as a smaller company as a result of the completion of the Transaction, including:
•	maintaining employee morale and retaining key management and other employees;
•
retaining existing business and operational relationships, including with third parties, employees and other counterparties, as may be impacted by contracts containing consent and/or other provisions that may be triggered by the Transaction, or with counterparties that otherwise prefer to transact with larger companies (or will only transact with smaller companies on less favorable terms); and

•	raising capital on favorable terms in debt or equity markets.
Following the Transaction, Seres will be a smaller, less diversified company.
The Transaction will result in Seres being a smaller, less diversified company with a more limited Remaining Business concentrated on SER-155 and Seres’ other wholly-owned cultivated live biotherapeutic candidates. As a result, we may be more susceptible to changing market conditions, including fluctuations and risks particular to preclinical and clinical-stage companies, than a more diversified company, which could adversely affect our

Remaining Business, financial condition and results of operations. In addition, the diversification of our revenues, costs and cash flows will diminish following the Transaction, such that our results of operations, cash flows, working capital and financing requirements may be subject to increased volatility and our ability to fund capital expenditures and investments or satisfy other financial commitments may be diminished.
Seres will have broad discretion as to the use of the proceeds from the Transaction, and may not use the proceeds effectively.
We are obligated to use the proceeds from the completion of the Transaction to fully repay our indebtedness under the Oaktree Credit Agreement. We will have broad discretion with respect to the use of the remaining proceeds of the Transaction, including for any of the purposes described in the section of this proxy statement titled “The Transaction—Effects on Seres if the Transaction is Completed and the Nature of Seres’ Business Following the Transaction.” The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that do not improve our Remaining Business, financial condition or results of operations. Our failure to apply these funds effectively could have an adverse effect on its business, financial condition and results of operations.
Seres’ historical financial statements, the VOWST Business’ combined financial statements and pro forma financial information is not necessarily representative of the results that it would have achieved through its VOWST Business or its Remaining Business and may not be a reliable indicator of the future performance of our Remaining Business.
The historical and pro forma financial information, including the VOWST Business’ combined financial statements, in this proxy statement is derived from the consolidated financial statements and accounting records of our operations prior to the sale of the VOWST Business. Accordingly, the historical and pro forma financial information, including the VOWST Business’ combined financial statements, included in this proxy statement does not necessarily reflect the financial results that we would have achieved through our VOWST Business or Remaining Business during the periods presented or those that we may achieve in the future primarily as a result of significant changes to our cost structure, management, financing and business operations as a result of selling the VOWST Business and continuing operations through our Remaining Business. For additional information about our past financial performance and the basis of presentation of our historical and pro forma financial information, please refer to the section of this proxy statement titled “Financial Information”, in addition to our audited consolidated financial statements for the years ended December 31, 2023 and 2022 contained in our Current Report on Form 8-K filed on August 15, 2024, which are incorporated by reference into this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents incorporated by reference in this proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Transaction. Forward-looking statements may be identified by the context of the statement and generally arise when Seres or its management is discussing its beliefs, estimates or expectations. Such statements generally include words such as “believes,” “plans,” “intends,” “targets,” “aims,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” “could,” “should,” “would,” “may,” “seeks,” “might,” “predicts,” “projects,” or other similar expressions, or the negative of these terms or comparable terminology. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on our current plans and expectations and projections of our management about future events and are therefore subject to risks and uncertainties, many of which are outside Seres’ control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, without limitation:
•
the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement, including in circumstances requiring Seres to reimburse SPN for certain expenses;

•	the failure of Seres to obtain stockholder approval for the Transaction or the failure to satisfy any of the other conditions to the completion of the Transaction;
•
the effect of the announcement of the Transaction on Seres’ ability to retain and hire key personnel and maintain relationships with its customers, suppliers, advertisers, partners and others with whom it does business, or on Seres’ operating results and businesses generally;

•	the risks associated with the disruption of management’s attention from ongoing business operations due to the Transaction;
•	the ability to meet expectations regarding the timing and completion of the Transaction, including with respect to receipt of required regulatory approvals;
•
the failure of Seres to receive conditional portions of the Transaction Consideration, including the Installment Payments and the Milestone Payments, as contemplated by the Purchase Agreement and the uncertainty of the timing of any receipt of any such payments;

•	the significant costs, fees and expenses related to the Transaction;
•	the disruption of management’s attention in delivering services under the Transition Services Agreement;
•	the uncertainty of the quantum of Seres’ 50% share of the Net Profit/Net Loss (as defined below) during the Profit Sharing Period and the impact on Seres’ reported results and liquidity;
•	the uncertainty of the results and effectiveness of the use of proceeds from the Transaction;
•
the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Transaction and instituted against Seres and/or its directors, executive officers or other related persons; and

•	other risks to consummation of the Transaction, including the risk that the Transaction will not be completed within the expected time period or at all.
These and other risks and uncertainties are identified in more detail in Seres’ reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024, our Quarterly Report on Form 10-Q for the fiscal quarter ended on June 30, 2024, filed with the SEC on August 13, 2024, and other subsequent periodic reports we file with the SEC, as well as those described in this proxy statement under “Risk Factors”.

While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statements contained or incorporated by reference in this proxy statement are made only as of the date of this proxy statement, and we undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by applicable law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

PARTIES TO THE TRANSACTION
Seres Therapeutics, Inc.
101 Cambridgepark Drive
Cambridge, Massachusetts 02140
(617) 945-9626
Seres Therapeutics, Inc. is a commercial-stage microbiome therapeutics company focused on the development and commercialization of a novel class of biological drugs, which are designed to treat disease by modulating the microbiome to restore health by repairing the function of a disrupted microbiome to a non-disease state. Seres’ first drug, VOWST™, formerly called SER-109, was approved by the FDA on April 26, 2023, to prevent recurrence of CDI in patients 18 or older following antibacterial treatment for rCDI. Seres’ drug discovery and development pipeline includes other pre-clinical and clinical-stage assets, including SER-155 in a Phase 1b study in patients receiving allogeneic hematopoietic stem cell transplantation. Results from the second cohort in this study are expected in September 2024. SER-155 has potential to reduce the incidence and severity of gastrointestinal and related bloodstream infections, and the incidence of acute graft-versus-host disease.
Seres is a corporation organized under the laws of the State of Delaware. Shares of Seres common stock are listed on the Nasdaq under the symbol “MCRB.”
Our principal executive offices are located at 101 Cambridgepark Drive, Cambridge, Massachusetts 02140.
Société des Produits Nestlé S.A.
SPN is a société anonyme organized under the laws of Switzerland and a wholly-owned subsidiary of Swiss-based, Food, Health and Wellness company, Nestlé S.A. Nestlé Health Science is a global division of Nestlé and a leader in the science of nutrition committed to redefining the management of health, offering an extensive portfolio of science-based consumer health, medical nutrition, pharmaceutical therapies, and vitamin and supplement brands.

THE SPECIAL MEETING
This proxy statement is being provided to the stockholders of Seres as part of a solicitation of proxies by the Seres Board for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement, including the information incorporated herein by reference and the annexes attached hereto, provides stockholders of Seres with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.
Date, Time and Place
The Seres special meeting is scheduled to be held on [ ], 2024, at [ ], Eastern Time. You may attend online via live webcast by visiting www.virtualshareholdermeeting.com/MCRB2024SM and providing the control number on your proxy card. Please be sure to follow instructions found on your proxy card and/or voting instruction form. The special meeting will be held solely by means of remote communication rather than in person.
Attendance at the Seres Special Meeting
The webcast of the special meeting will start at [ ], Eastern Time, on [ ], 2024 at www.virtualshareholdermeeting.com/MCRB2024SM. A secure control number that will allow you to participate in and vote at the special meeting electronically can be found on the enclosed proxy card.
The online meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection if they intend to participate in the special meeting online. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the special meeting.
If you encounter any difficulties accessing the virtual meeting during registration or at the time of the virtual meeting, please call the technical support number that will be posted online on the special meeting login page.
Purpose of the Special Meeting
At the special meeting, Seres stockholders will be asked to consider and vote on the Transaction Proposal, the Compensation Proposal and the Adjournment Proposal.
Completion of the Transaction under the terms of the Purchase Agreement is conditioned on approval of the holders of a majority of the outstanding shares of Seres common stock entitled to vote at the special meeting. The Compensation Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of Seres common stock voting on the proposal at the special meeting.
Recommendation of the Seres Board
After careful consideration, the Seres Board has unanimously (i) determined that the Purchase Agreement and the transactions contemplated thereby are advisable and in the best interests of Seres and its stockholders; (ii) approved the execution, delivery and performance by Seres of the Purchase Agreement and the consummation of the transactions contemplated thereby; (iii) directed that a proposal to approve the Transaction be submitted to the stockholders of Seres for approval at the special meeting; and (iv) recommended that Seres’ stockholders approve the Transaction.
Certain factors considered by the Seres Board in making such unanimous determination and approval are described in the section entitled “The Transaction—Recommendation of the Seres Board and Reasons for the Transaction.” The Seres Board unanimously recommends that stockholders vote: (1) “FOR” the Transaction Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Record Date; Seres Stockholders Entitled to Vote
Only holders of record of Seres common stock at 5:00 p.m., Eastern Time, on [ ], 2024, the Record Date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At 5:00 p.m., Eastern Time, on the Record Date, [ ] shares of Seres common stock were issued and outstanding.

Holders of record of Seres common stock are entitled to one vote for each share of Seres common stock they own at 5:00 p.m., Eastern Time, on the Record Date.
Quorum
The presence at the special meeting, virtually or by proxy, of the holders of a majority in voting power of the capital stock of Seres issued and outstanding and entitled to vote on the Record Date will constitute a quorum. Any shares of Seres common stock held by Seres or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting may result in an adjournment of the special meeting and may subject us to additional expense. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting.
Required Vote
The Transaction Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Seres common stock entitled to vote at the special meeting. The Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Seres common stock voting on the Compensation Proposal at the special meeting. The Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Seres common stock voting on the Adjournment Proposal at the special meeting. An abstention will have the same effect as a vote “AGAINST” the Transaction Proposal and will have no effect on the Compensation Proposal and the Adjournment Proposal.
Support Agreements
Concurrently with the execution of the Purchase Agreement, Seres’ directors and executive officers and certain stockholders affiliated with Flagship Pioneering, Inc. entered into support agreements with Seres and SPN (the “Support Agreements”), pursuant to which, among other things and subject to the terms and conditions therein, such parties agreed, solely in their capacities as holders of shares of Common Stock (collectively, the “Subject Shares”), to vote all Subject Shares beneficially owned by such parties at every meeting of the stockholders of Seres (including the special meeting to consider the transactions contemplated by the Purchase Agreement) (i) in favor of adopting and approving the Purchase Agreement and the transactions contemplated by the Purchase Agreement, (ii) against any proposal that would otherwise be reasonably be expected to adversely affect the transactions contemplated by the Purchase Agreement, (iii) against any Acquisition Proposal, and (iv) in favor of approving any proposal to adjourn or postpone the special meeting of stockholders to a later date, if there are not sufficient votes for the adoption of the Purchase Agreement on the date on which such meeting is held. In addition, each stockholder party to a Support Agreement provided an irrevocable proxy to SPN to vote such party’s Subject Shares in favor of adopting and approving the Purchase Agreement and the transactions contemplated by the Purchase Agreement.
Voting by Seres’ Directors and Executive Officers
As of 5:00 p.m., Eastern Time, on the Record Date, the directors and executive officers of Seres were entitled to vote [ ] shares of Seres common stock, or approximately [ ]% of the shares Seres common stock issued and outstanding on that date and entitled to vote at the special meeting.
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, virtually or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present. Abstentions and a failure to vote your shares of Seres common stock (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker to give voting instructions to the broker) will have the same effect as a vote “AGAINST” the Transaction Proposal and will have no effect on the Compensation Proposal and the Adjournment Proposal.
If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” the Transaction Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Brokers, bankers and other nominees who hold shares on behalf of their customers may not give a proxy to Seres to vote those shares with respect to the Transaction Proposal, the Compensation Proposal and the Adjournment Proposal without specific instructions from their customers, as banks, brokers and other nominees do not have discretionary voting power on “non-routine” matters like the Transaction Proposal, the Compensation Proposal and the Adjournment Proposal. When a bank, broker or other nominee refrains from voting your shares on a particular proposal because the bank, broker or other nominee has not received your instructions and has discretionary authority to vote on the “routine” matters to be considered, it is called a “broker non-vote.” Because there are no routine matters to be considered at the special meeting, there should be no broker non-votes.
Failure to Vote
If you are a registered stockholder and you do not sign and return your proxy card or vote by telephone, over the internet or virtually, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. A failure to vote your shares of Seres common stock (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker to give voting instructions to the broker) will have the same effect as a vote “AGAINST” the Transaction Proposal and will have no effect on the Compensation Proposal and the Adjournment Proposal.
If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. All of the proposals in this proxy statement are non-routine matters. Accordingly, if your shares are held in street name and you do not issue instructions to your broker, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists, which will have the same effect as a vote “AGAINST” the Transaction Proposal and will have no effect on the Compensation Proposal and the Adjournment Proposal. For shares of Seres common stock held in “street name,” only shares of common stock affirmatively voted “FOR” the Transaction Proposal and “FOR” the Adjournment Proposal will be counted as a vote in favor of such proposal.
Voting at the Special Meeting
You may authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card by mail, through the internet, or by telephone. Although Seres offers multiple different voting methods, Seres encourages you to vote over the internet or by phone as Seres believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting virtually, so that the vote count will not be delayed. If you choose to vote your shares over the internet or by telephone, there is no need for you to mail back your proxy card.
If you plan to attend the special meeting and wish to vote virtually, you must access the meeting website at www.virtualshareholdermeeting.com/MCRB2024SM and provide the control number on your proxy card. Please be sure to follow instructions found on your proxy card and/or voting instruction form.
To Vote over the Internet:
To vote over the internet, follow the instructions printed on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.
To Vote by Telephone:
To vote by telephone, follow the instructions printed on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.
To Vote by Proxy Card:
To vote by proxy card, complete and sign the proxy card and mail it to the address indicated on the proxy card.
If you sign and return your signed proxy card without indicating how you want your shares of Seres common stock to be voted, your shares of Seres common stock will be voted “FOR” the Transaction Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

If your shares are held by your broker, bank or other nominee, you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
Revocation of Proxies
If you are a Seres stockholder of record, you may revoke your proxy and change your vote by following one of the below procedures:
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Following instructions found on your proxy card and/or voting instruction form and voting over the internet or by telephone. Only your latest internet or telephone vote submitted prior to the special meeting is counted. You may not change your vote prior to the special meeting over the internet or by telephone after 11:59 p.m., Eastern Time, on [ ], 2024.

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Sign, date and complete a new proxy card and send it by mail to the Inspector of Elections for Seres Therapeutics, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Broadridge must receive the proxy card no later than [ ], 2024. Only your latest dated and timely received proxy will be counted.

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Virtually attending the special meeting and voting online during the special meeting. Virtually attending the special meeting alone, without voting online during the special meeting, will not revoke your internet vote, telephone vote or proxy submitted by mail, as the case may be.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm, or other nominee. After following instructions found on your proxy card and/or voting instruction form, you may also vote online during the special meeting, which will have the effect of revoking any previously submitted voting instructions.
Solicitation of Proxies
The Seres Board is soliciting your proxy, and Seres will bear the cost of soliciting proxies. MacKenzie has been retained to assist with the solicitation of proxies. MacKenzie will be paid a solicitation fee of $15,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of Seres common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by MacKenzie or Seres and its directors and officers.
Assistance
If you encounter any difficulties accessing the meeting online during the check-in or meeting time, please call the technical support number that will be posted online on the special meeting login page.
Tabulation of Votes
Representatives of Broadridge will tabulate the votes and act as inspector of election.
Adjournment
Seres is not required to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, Seres may transact any business that might have been transacted at the original special meeting.
Householding of Special Meeting Materials
The SEC’s rules permit us and banks, brokers, or other agents to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we and certain banks, brokers, or other agents have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
Questions and Additional Information
If you have any questions about the special meeting, require assistance with submitting your proxy or otherwise voting your shares of our common stock, or would like copies of any of the documents referred to in this proxy statement, please contact Seres’ proxy solicitor at:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
Email: proxy@mackenziepartners.com
Toll-Free: 1-800-322-2885

THE TRANSACTION
The following is a discussion of the Transaction. The description of the Purchase Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Transaction that is important to you. You are encouraged to read the Purchase Agreement carefully and in its entirety, as it is the legal documents that governs the Transaction.
Purchase Agreement
On August 5, 2024, we entered into the Purchase Agreement, pursuant to which we agreed, subject to the satisfaction or waiver of the conditions set forth therein, to sell our VOWST Business, including inventory and equipment, certain patents and patent applications, know-how, trade secrets, trademarks, domain names, marketing authorizations and related rights, documents, materials, business records and data and contracts that are used or held for use primarily in the development, commercialization and manufacturing of the microbiome product sold under the brand name VOWST, formerly known as SER-109 (the “Product”), as provided for in accordance with the terms of the Purchase Agreement to Nestlé Health Science, and Nestlé Health Science will assume certain liabilities from Seres (the “Transaction”).
In addition to the tangible and intangible assets sold, Seres will also transfer to Nestlé Health Science (i) the license agreement with Memorial Sloan Kettering Cancer Center (the “MSK Agreement”), (ii) the supply agreement with Genlbet, and (iii) the contract manufacturing agreement with Bacthera AG (the “Bacthera Agreement”). Seres also agreed to assign certain lease agreements at donor collection facilities located in Tempe, Arizona and Irvine, California, as well as Seres’ donor screening laboratory in Pennsylvania and Seres’ lease of laboratory and office space used for quality release testing located in Waltham, Massachusetts (the “Waltham Lease”), to SPN.
Transaction Consideration
As consideration for the Transaction, SPN has agreed to pay to Seres the Transaction Consideration consisting of the following:
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a cash payment, payable upon Closing, of $100 million, less approximately $17.9 million owed by Seres to an affiliate of SPN as of March 31, 2024 under the existing license agreement between Seres and the SPN affiliate, less approximately CHF2.0 million in satisfaction of fees due under an existing manufacturing agreement between Seres and Bacthera AG ;

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cash Installment Payments of $50 million on January 15, 2025 and $25 million on July 1, 2025, conditioned on Seres’ material compliance with obligations under the Transition Services Agreement (as described below) to be entered into at Closing between Seres and SPN;

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prepayment of the $60 million Prepaid Milestone tied to the achievement of the First Sales Milestone of worldwide annual net sales of the Product of $150 million, payable in cash at Closing, which Prepaid Milestone will accrue interest at a fixed rate of 10% per annum until the First Sales Milestone is achieved and 5% per annum thereafter until the earlier of (x) the date on which the Prepaid Milestone, plus accrued interest thereon, has been repaid in full by set-off and (y) the last day of the Milestone Period; and

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future Milestone Payments of (x) $125 million tied to the achievement of worldwide annual net sales of the Product of $400 million and (y) $150 million tied to the achievement of worldwide annual net sales of the Product of $750 million, during the Milestone Period from Closing until December 31 of the calendar year in which the tenth anniversary of Closing occurs.

As they are earned, the Milestone Payments will be satisfied as follows: (1) first, by set-off against all accrued interest on the Prepaid Milestone until the amount of such accrued interest has been repaid in full, (2) second, by set-off against the outstanding balance of the Prepaid Milestone until the Prepaid Milestone has been repaid in full and (3) thereafter, in cash. If any amount of the Prepaid Milestone (and any accrued interest thereon) remains outstanding as of following the last day of the Milestone Period, the balance thereof (together with any interest accrued thereon) will be forgiven and the right of set-off of SPN with respect thereto shall be deemed forfeited by SPN. The Installment Payment due on July 1, 2025 will be reduced by an amount related to certain employment obligations assumed by SPN through the period prior to the Closing date.

At Closing, in exchange for a payment to be made by SPN to Bacthera AG, the Bacthera Agreement will be terminated and each of Bacthera AG and Seres will release one another from any losses, liabilities or other obligations arising thereunder with respect to the period ending as of the date of the Closing, including without limitation any milestone payments required to be paid to Bacthera AG thereunder.
Profit Sharing Period
Pursuant to the Purchase Agreement, Seres and Nestlé Health Science will share 50/50 in the net profit or net loss achieved during the Profit Sharing Period from the date of Closing until December 31, 2025, with the net profit or net loss calculated as (i) the net sales of VOWST in the United States and Canada, plus (ii) other income received from a third party that is attributable to VOWST in the United States or Canada in connection with the grant of a license or sublicense with respect to VOWST in the United States and Canada as described in the Purchase Agreement, minus (iii) allowable expenses directly attributable or reasonably allocable to certain development activities, commercialization activities, medical affairs activities, manufacturing activities or other relevant activities, as described in the Purchase Agreement. During the Profit Sharing Period, Seres will reimburse Nestlé Health Science for (i) certain payments under the MSK Agreement, (ii) certain costs incurred in connection with an ongoing post-marketing safety study of the Product and (iii) the Lease Expenses, consisting of 80.1% of all rent and other costs due to the landlord under the lease for Seres’ Waltham facility.
Background of the Transaction
The Seres Board and management team regularly evaluate the Company’s performance, risks, strategy and competitive position, as well as potential opportunities for business combinations, acquisitions, divestitures and other financial and strategic alternatives to enhance shareholder value. The Seres Board has also advised management to consult with and obtain guidance from certain members of the Seres Board, namely Stephen Berenson, Kurt Graves, Paul Biondi and Richard Kender (collectively, the “Transaction Committee”), on strategic transactions due to these members’ extensive experience with strategic transactions and company reorganizations.
On January 9, 2016, Seres entered into a Collaboration and License Agreement with Nestec, Ltd., which was succeeded by SPN, for the development and commercialization throughout the world, other than the United States and Canada, of certain of its product candidates in development, including those for the treatment of Clostridioides difficile infection (“CDI”) and the prevention of recurrent CDI (“rCDI”). On July 1, 2021, Seres entered into a License Agreement with an affiliate of SPN, pursuant to which Seres granted to such affiliate a license to commercialize in the United States and Canada products developed by Seres for the treatment of CDI and the prevention of rCDI (the “2021 License Agreement”). On November 8, 2021, Seres entered into a Long Term Manufacturing Agreement with Bacthera to build a dedicated production suite for the purpose of manufacturing the commercial supply of VOWST (as amended, the “Bacthera Agreement”), pursuant to which Seres agreed to make payments upon achievement of certain construction milestones by Bacthera.
On April 26, 2023, VOWST was approved by the U.S. Food and Drug Administration (the “FDA”) to prevent the recurrence of CDI in patients 18 years or older following antibacterial treatment of rCDI and in June 2023, Seres and Nestlé Health Science commercially launched VOWST in the United States.
On April 27, 2023, Seres entered into a Credit Agreement and Guaranty (the “Credit Agreement”) with, among others, Oaktree Fund Administration, LLC, in its capacity as administrative agent (“Oaktree”). The Credit Agreement established a term loan facility of $250 million, of which the first tranche of $110 million was funded to Seres on the closing date of the Credit Agreement. The second tranche of $45 million becomes available to the Company upon the achievement of trailing 6-month VOWST net sales of at least $35 million, no later than September 30, 2024, among other conditions (“Tranche B”).
After the FDA approval of VOWST, the Transaction Committee met regularly with Seres management to discuss strategic options for the Company given the Company’s limited cash resources, the timing of development of SER-155, the Company’s next product candidate following VOWST, the time needed to ramp up sales of VOWST, and the Company’s concerns about Nestlé Health Science’s commitment to commercializing VOWST due to Nestlé Health Science’s indication that it was disappointed with Seres’ efforts to pursue regulatory approval for VOWST outside of the United States and Canada and Nestlé Health Science’s concerns related to the increased costs to produce VOWST.

In May 2023, Seres management, with the assistance of representatives of Lazard, Inc. (“Lazard”), contacted six pharmaceutical companies to determine their interest in an acquisition of VOWST. Of these companies, four declined and two (“Party A” and “Party B”) expressed interest.
In June 2023, Party A and Party B entered into confidentiality agreements with Seres and were provided access to the Company’s virtual data room. Party A and Party B then conducted diligence on the Company and met multiple times with members of Seres management in due diligence sessions.
On September 13, 2023, the Seres Board, with members of Seres management and representatives from Lazard present, held a meeting to discuss strategic options for VOWST and the Company. At the meeting, the Seres Board considered continuing its collaboration with Nestlé Health Science for the commercialization of VOWST, finding a new collaborator for the commercialization of VOWST, selling Seres’ interest in VOWST or acquiring Nestlé Health Science’s interest in VOWST, and a potential merger or sale of the Company. On the basis of these discussions, the Seres Board advised management to pursue a reduction in force while continuing to advance each of the above options.
In September 2023, Party B informed Seres that they would not be proceeding with an acquisition of VOWST, and in October 2023, Party A did the same.
On October 12, 2023, Eric Shaff, Seres’ Chief Executive Officer, and Thomas DesRosier, Seres’ Chief Legal Officer, met with the Transaction Committee to discuss two potential options for selling Seres’ interest in VOWST to Nestlé Health Science, which included an immediate sale of Seres’ interest and a staged sale of Seres’ interest with Nestlé Health Science assuming responsibility for manufacturing activities by 2027. Based on these discussions, the Transaction Committee advised management to pursue negotiations with Nestlé Health Science and to propose the staged sale of Seres’ interest in VOWST.
On October 13, 2023, Mr. DesRosier sent an email to Martin Hendrix, Nestlé Health Science’s Head of Global Business Development and M&A, outlining terms for discussion of a potential purchase by Nestlé Health Science of Seres’ interest in VOWST, which included an upfront payment of $400 million, up to $200 million in sales milestones, royalty payments beginning in 2027, and supplying VOWST to Nestlé Health Science at a fixed cost per patient pack, rather than continuing to share the actual cost of manufacturing, until completing the transfer of manufacturing responsibilities by 2027.
On October 26, 2023, Messrs. Shaff, DesRosier and Hendrix had a phone call during which Mr. Hendrix indicated that, while he was not empowered at that time to negotiate a transaction for the acquisition of VOWST, he believed that Nestlé Health Science might be interested in pursuing discussions and more amenable to a potential transaction on the following terms: an upfront payment of $100 million, up to $75 million to provide for the capital expenditure obligations under the Bacthera Agreement, an option to acquire Seres’ share of VOWST in three years for $150 million, continuing with the same sales milestones under the 2021 License Agreement and royalties at a rates lower than under the 2021 License Agreement, and Seres providing VOWST to Nestlé Health Science at a fixed cost per patient pack, rather than continuing to share the actual cost of manufacturing (collectively, the “October 26 Indicative Terms”).
On October 29, 2023, the Seres Board, with members of Seres management present, held a meeting to discuss a reduction-in-force and strategic restructuring to prioritize the commercialization of VOWST and the completion of the Phase 1b study of SER-155 (the “Restructuring”). The Seres Board approved the Restructuring and advised management to continue discussions with Nestlé Health Science and business development and financing activities to strengthen the Company’s balance sheet.
In October and November 2023, Seres explored financing opportunities, but was unable to complete a financing due, in part, to potential investors’ concern about the uncertainty of VOWST’s commercial trajectory and the lack of visibility into Nestlé Health Science’s support of VOWST.
On November 2, 2023, Seres announced its third quarter financial results, including net sales for VOWST of $7.6 million for the quarter. The Company also announced the Restructuring. As a result of the Restructuring, Seres reduced its workforce by 41% and scaled down its non-partnered research and development programs. Seres anticipated that its cash, cash equivalents and investments as of September 30, 2023 in conjunction with the anticipated savings from the Restructuring and the expected receipt of Tranche B would support its operations into the fourth quarter of 2024.

On November 28, 2023, the Transaction Committee held a meeting with members of Seres management to discuss the October 26 Indicative Terms. Based on these discussions, the Transaction Committee advised management to continue discussions with Nestlé Health Science.
On November 30, 2023, Messrs. DesRosier and Hendrix had a phone call to discuss the October 26 Indicative Terms. Mr. DesRosier proposed additional terms that would provide Seres with more cash, including an equity investment in Seres and pre-payment of inventory.
On December 7, 2023, the Seres Board held a meeting, with members of Seres management present. Mr. Shaff provided an update since the September Board meeting on the feasibility of various strategic alternatives and explained that multiple alternatives requiring counterparty interest were not actionable given Nestlé Health Science’s control of VOWST marketing and sales, the early stage of SER-155 development, and the Company’s current cash runway. Given these limitations, the Seres Board discussed restructuring the existing collaboration with Nestlé Health Science, raising additional equity capital in the first quarter of 2024, and exploring further employee cuts. Based on these discussions, the Seres Board advised management to continue pursuing discussions with Nestlé Health Science and other strategic alternatives.
From December 2023 to May 2024, Nestlé Health Science conducted diligence on the VOWST supply chain, including a site visit to the production suite being constructed by Bacthera for the commercial supply of VOWST.
On December 15, 2023, Mr. DesRosier emailed the Transaction Committee to provide them an update on discussions with Nestlé Health Science and their diligence requests.
In January and February 2024, Seres management and Lazard contacted ten biotechnology companies to determine their interest in a merger with the Company, all of which declined to proceed.
On February 24, 2024, Mr. DesRosier and Mr. Hendrix had a phone call during which they discussed Nestlé Health Science’s deliberations on various strategic options for VOWST. On February 25, 2024, Mr. DesRosier updated the Transaction Committee by email regarding the call.
On March 5, 2024, Seres announced its year-end financial results for 2023, including $10.4 million of net sales for VOWST in the fourth quarter of 2023 and $19.6 million net sales since the launch of VOWST in June 2023. The Company maintained its projected cash runway of into the fourth quarter of 2024.
On March 14, 2024, Messrs. Hendrix and DesRosier had a call during which Mr. Hendrix informed Mr. DesRosier that Nestlé Health Science would be more interested in pursuing a proposed transaction whereby Nestlé Health Science would acquire Seres’ interest in VOWST in one phase, rather than the staged acquisition that Seres and Nestlé Health Science had previously discussed, and that in the coming days he would communicate the terms under which Nestlé Health Science would propose to effect such an acquisition. On March 16, 2024, Mr. DesRosier updated the Transaction Committee by email regarding the call.
On March 18, 2024, Messrs. Shaff, DesRosier and Hendrix had a phone call during which Mr. Hendrix indicated that Nestlé Health Science was interested in pursuing a transaction with an upfront payment of $60 million to acquire Seres’ interest in VOWST, the purchase by Nestlé Health Science of up to $15 million of shares of Seres’ common stock, continuation of the 50/50 profit/loss sharing under the 2021 License Agreement, a deferred payment at the end of 2025 of $60 million in cash, increased sales milestone amounts, and beginning in 2026, only royalty payments on sales to be made to Seres (collectively, the “March 18 Indicative Terms”). During the discussion, Mr. Hendrix also stipulated that the Bacthera Agreement would remain the responsibility of Seres.
On March 24, 2024, the Transaction Committee held a meeting with members of Seres management to discuss the March 18 Indicative Terms and counter terms from Seres.
On March 27, 2024, Mr. Shaff sent revised terms by email to Mr. Hendrix, which were discussed during a phone call that same day between Messrs. Shaff, DesRosier and Hendrix. The revised terms included an upfront payment of $150 million to acquire Seres’ interest in VOWST, comprised of $60 million in cash and, in lieu of royalties, the net present value of such royalties, Nestlé Health Science purchasing $88 million of inventory, Nestlé Health Science reimbursing Seres for the amount of any exit fee negotiated by Seres with Bacthera to terminate the Bacthera Agreement, and capping the portion of Seres’ share of losses at $5 million per quarter.

On March 28, 2024, Messrs. Shaff, DesRosier and Hendrix and Claudio Kuoni, General Counsel for Nestlé Health Science, had a phone call during which they discussed Oaktree’s significant concern about Seres’ financial position and the need to obtain Oaktree’s consent for a potential sale of Seres’ interest in VOWST, capital expenditure obligations under the Bacthera Agreement and splitting the cost of an exit price if the agreement were terminated, and valuation calculations. Mr. Hendrix rejected the size of the upfront payment, noting that it put too much of the commercial risk for VOWST on Nestlé Health Science. Following the call, Mr. Shaff provided an update by email to the members of the Transaction Committee.
Also on March 28, 2024, Mr. Shaff sent revised terms by email to Mr. Hendrix, which included an upfront payment of $130 million, Nestlé Health Science reimbursing Seres for 50% of any exit price negotiated with Bacthera to terminate the Bacthera Agreement, capping Seres’ share of losses at $8 million per quarter, a net payment of $52 million to Seres to settle working capital balances between the companies, and in lieu of all royalties after 2025, two deferred payments of $75 million in 2025 equal to the present value of the royalties. Mr. Shaff also sent the revised terms and a letter by email to Anna Mohl, Chief Executive Officer of Nestlé Health Science, in which he explained that, due to Seres’ limited cash resources, Oaktree was very concerned about the Company’s financial position, employee retention was becoming a challenge, and there could be an impact to the integrity of the VOWST supply chain if a transaction was not consummated. Mr. Shaff also noted that the Company’s financial advisors did not think Seres could raise additional funds from an equity financing without showing positive VOWST commercial results, which were not anticipated for the first quarter of 2024. Mr. Shaff then summarized the key points of Seres’ revised terms.
On April 1, 2024, Mr. Shaff sent an email to the Seres Board updating the Seres Board on negotiations with Nestlé Health Science.
On April 17, 2024, representatives of Evercore Group LLC (“Evercore”), the investment bank engaged by Nestlé Health Science in connection with a potential transaction with Seres, sent a written proposal on behalf of Nestlé Health Science to representatives of Lazard, proposing the acquisition of Seres’ interest in VOWST by Nestlé Health Science on the following terms: an upfront payment of $100 million, continued profit/loss sharing through December 31, 2025 with no cap on Seres’ share of losses, a deferred payment of $50 million in 2025, a decrease in the sales targets required to trigger the sales milestones payments under the 2021 License Agreement, no royalties, $75 million of senior secured debt to be provided by Nestlé Health Science to Seres, and Seres’ agreement to not compete against Nestlé Health Science in CDI for 5 years (collectively, the “April 17 Proposal”).
On April 19, 2024, Seres received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on The Nasdaq Global Select Market (the “Bid Price Requirement”) and that the Company had an initial compliance period of 180 calendar days from receipt of the letter, or until October 16, 2024, to regain compliance with the Bid Price Requirement.
On April 22, 2024, the Transaction Committee met with members of Seres management and representatives from Lazard and Latham & Watkins LLP (“Latham”), outside counsel to Seres, to discuss the April 17 Proposal. Mr. Shaff presented management’s primary considerations for a counter proposal. Mr. Shaff proposed that the senior secured loan be replaced by a combination of cash, equity or debt (and proposed two alternative combinations to the Transaction Committee), that Seres and Nestlé Health Science agree on a mechanism to protect the VOWST supply chain between signing and closing, including a public announcement of the transaction, limiting Nestlé Health Science’s ability to compete to CDI and Seres agreeing not to compete in CDI in perpetuity, no performance conditions on the $50 million deferred payment, and resolution on whether Nestlé Health Science would assume the Bacthera Agreement. The members of the Transaction Committee then discussed the counterproposal presented by Mr. Shaff and, on the basis of these discussions, advised management to replace the proposed secured loan with an incremental increase in the upfront payment of $25 million, a purchase by Nestlé Health Science of $25 million of Seres’ common stock, and $25 million of debt to be forgiven if the first sales milestone of $150 million (the “First Sales Milestone”) is not achieved within four years of closing of the transaction. The Transaction Committee also advised management to increase the proposed deferred payment from $50 million to $75 million. Mr. DesRosier then provided an overview of potential alternatives to the sale of VOWST, including a bankruptcy reorganization. A representative of Latham reviewed the pros and cons of such a reorganization and the members of the Transaction Committee discussed the same in detail.

On April 23, 2024, Mr. Shaff provided a summary by email to the Seres Board on the counterproposal that would be shared with Nestlé Health Science. On the same day, Messrs. Shaff, DesRosier and Hendrix, representatives of Lazard and representatives of Evercore had a call during which they discussed the counterproposal.
On April 24, 2024, representatives of Lazard on behalf of Seres provided a written counterproposal to representatives of Evercore, proposing that the $75 million senior secured debt be replaced by an incremental increase in the upfront payment of $25 million, for a total upfront payment of $125 million, a purchase by Nestlé Health Science of $25 million of Seres’ common stock, and $25 million of debt to be forgiven if the First Sales Milestone is not achieved within four years of closing of the transaction. In addition, Seres proposed a deferred payment of $75 million, limiting Nestlé Health Science’s ability to develop VOWST to CDI with Seres agreeing not to compete in CDI in perpetuity, and all outstanding working capital to be treated equally and settled through the upfront payment (collectively, the “April 24 Counterproposal”). Seres also requested that Nestlé Health Science make a determination regarding the Bacthera Agreement and that Nestlé Health Science agree to cover all related costs. Seres also requested that the parties issue a joint press release upon signing of a term sheet in order to ensure supply chain continuity.
On April 26, 2024, the Seres Board, with members of Seres management and representatives from Lazard and Latham present, held a meeting to discuss the April 17 Proposal and the April 24 Counterproposal. At the meeting, they also discussed alternatives if the transaction with Nestlé Health Science was not successful, including filing for Chapter 11 bankruptcy, and reiterated their support for the Transaction Committee to continue negotiations with Nestlé Health Science while continuing to update the Seres Board on the progress of the negotiations.
Later that day, representatives of Evercore, on behalf of Nestlé Health Science, provided a revised proposal to representatives of Lazard, proposing that the additional $25 million upfront payment, $25 million equity purchase, and $25 million of debt be replaced with a $15 million purchase of common stock by Nestlé Health Science conditioned on existing stockholders purchasing an equal amount and $60 million in senior secured debt to be provided by Nestlé Health Science, with cancellation of such debt if the First Sales Milestone is not achieved by 2028 and no cash interest payments until 2026; the deferred payment be reduced back to $50 million; no limitations on Nestlé Health Science’s ability to develop VOWST; Seres bear its share of losses for the second quarter of 2024; and the VOWST price supply proceeds for the second quarter of 2024 be netted against the amounts payable to Seres by Nestlé Health Science with Seres paying the net balance (the “April 26 Proposal”).
On April 27, 2024, the Transaction Committee met with members of Seres management and representatives from Lazard and Latham to discuss the April 26 Proposal. Mr. Shaff presented key areas of concern in the April 26 Proposal that needed to be further negotiated, specifically the proposed senior secured debt, which could prevent Seres from securing financing following the transaction, and Nestlé Health Science’s rejection of any limitations on its ability to develop VOWST, which could negatively impact Seres’ remaining pipeline following a transaction. On the basis of these discussions, the Transaction Committee advised management to submit a revised counterproposal to Nestlé Health Science based on the discussions at the meeting.
On May 1, 2024, Seres received a Notice of Default and Reservation of Rights (the “Notice”) under the Credit Agreement from Oaktree. The Notice specified that in Oaktree’s view, one or more events of default had occurred due to (i) the Company’s non-payment of a milestone payment under the Bacthera Agreement, which Oaktree characterized as “Indebtedness” that would not be permitted under the Credit Agreement and (ii) the Company’s failure to deliver written notice to Oaktree regarding such non-payment. Under the Bacthera Agreement, approximately $28 million would be due to Bacthera upon substantial completion of the production suite. However, the Company identified certain incomplete elements of the project required to satisfy the “Substantial Completion” criteria as set forth in the Bacthera Agreement. The Company commenced discussions with Bacthera to align on the steps necessary to complete those steps, which the Company determined could be completed in 2024, and the related timing of any milestone payment.
On May 4, 2024, Mr. Shaff sent a written counterproposal to Mr. Hendrix with proposed changes to the April 26 Proposal to address concerns about Seres’ financial viability and ability to secure financing following the transaction. Specifically, Seres proposed that instead of the $60 million of senior secured debt and $15 million equity investment, Nestlé Health Science would make a $75 million pre-payment of the First Sales Milestone, which would earn interest at 5% and be either paid by offsetting the amount owed against future sales milestone payments or forgiven if the First Sales Milestone is not met by 2028 or the second sales milestone is not met by 2030; an increase of the deferred payment to $75 million; a mutual non-compete for five years; and issuance of a joint press release on the signing of a term sheet.
On May 7, 2024, Messrs. Shaff, DesRosier, and Hendrix, representatives of Lazard and representatives of Evercore had a call during which Evercore discussed the terms and rationale for a revised proposal from Nestlé Health Science.
Later that day, representatives of Evercore, on behalf of Nestlé Health Science, sent to representatives of Lazard a revised proposal and the first draft of a memorandum of understanding (“MOU”) for Nestlé Health Science to acquire Seres’ interest in VOWST for a $100 million upfront payment, the purchase by Nestlé Health Science of $15 million of Seres’ common stock, a director designation right for Nestlé Health Science, cost sharing under the same terms as the 2021 License Agreement until December 31, 2025, a deferred payment of $75 million to be paid in two tranches in 2025, a $60 million pre-payment to be fully offset by future sales milestone payments with interest accruing at 10% per year, reduced sales milestone amounts with no obligation to pay sales milestones after ten years following the closing of the transaction, no royalties, Nestlé Health Science’s assumption of the Bacthera Agreement, including upcoming milestone payments, offsetting any amounts due from Seres to Nestlé Health Science against the upfront payment, a five-year non-compete period by Seres in the area of CDI, and re-payment in full by Seres of the amounts outstanding under the Credit Agreement (the “May 7 Proposal”).
Also on May 7, 2024, the Transaction Committee met with members of Seres management and representatives from Lazard and Latham to discuss the May 7 Proposal. At the meeting, the Transaction Committee discussed recent discussions with Oaktree regarding the Notice and the Company’s position that an Event of Default (as defined in the Credit Agreement) had not occurred. On the basis of these discussions, the Transaction Committee advised management to continue discussions with Oaktree.
On May 8, 2024, the Company announced its results for the first quarter ended March 31, 2024, including net sales for VOWST of $10.1 million for the quarter. The Company continued to report that its cash and cash equivalents would be sufficient to fund its operations into the fourth quarter of 2024, assuming its ability to draw Tranche B.
On May 9, 2024, Mr. Shaff sent comments on the MOU to Mr. Hendrix and representatives of Evercore to, among other things, include certain leases among the assets to be acquired by Nestlé Health Science, increase the First Sales Milestone payment from $50 million to $60 million, reject the board designation right requested by Nestlé Health Science, include a 24-month standstill and lock-up provision on Seres common stock to be acquired by Nestlé Health Science, and revise the price for the common stock to be purchased by Nestlé Health Science to the highest of $1.00 per share, a 30% premium over the 30-day volume-weighted average price (“VWAP”), and the closing price as of immediately prior to the announcement of the acquisition.
On May 13, 2024, Mr. Hendrix sent Messrs. Shaff and DesRosier a revised MOU and communicated to Messrs. Shaff and DesRosier the importance to Nestlé Health Science of having a director on the Seres Board. The revised MOU reflected the director designation right, set the price per share for the proposed equity investment at a 10% premium to the 30-day VWAP, removed the standstill and lock-up provision, and included registration rights for the shares to be purchased by Nestlé Health Science.
Also on May 13, 2024, the Transaction Committee met with members of Seres management and representatives from Lazard and Latham to discuss the revised MOU. At the meeting, the Transaction Committee reviewed and discussed management’s proposed changes to the MOU to set the price per share at the higher of $0.80 or a 20% premium on the 30-day VWAP, to terminate Nestlé Health Science’s director designation right if Nestlé Health Science ceases to own at least 10% of the outstanding shares of common stock, and to include a 12-month lock-up period. The members of the Transaction Committee advised that the Company should not sell its common stock below $1.00, which is the floor price set under the Company’s at-the-market sales program. Following the meeting, Mr. Shaff sent a revised MOU to Mr. Hendrix and representatives of Evercore.
Also on May 13, 2024, Mr. DesRosier had a phone call with Mr. Hendrix during which they reviewed the revised MOU and discussed the board designation right, Nestlé Health Science’s obligations to utilize the VOWST assets, and certain of the leases.

On May 15, 2024, Mr. Hendrix sent to Messrs. Shaff and DesRosier and representatives of Lazard a revised MOU which included a provision stating that Nestlé Health Science is not obligated to utilize the VOWST assets, clarifying the scope of lease obligations to be assumed by Nestlé Health Science, reducing the 30-day VWAP price per share premium from 20% to 10%, and reducing the lock-up period to 6 months.
On May 16, 2024, Mr. DesRosier and Mr. Hendrix had a phone call at which they discussed the scope of certain lease obligations to be assumed by Nestlé Health Science. Following that call, also on May 16, 2024, Mr. DesRosier sent a revised MOU to Mr. Hendrix and representatives of Evercore reflecting their conversation.
On May 16, 2024, Seres granted access to Nestlé Health Science to Seres’ virtual data room.
On May 17, 2024, representatives of Latham and representatives of Mayer Brown LLP, outside counsel to Nestlé Health Science (“Mayer Brown”), held a conference call and discussed the status of the MOU and Seres’ press release, as well as the definitive transaction agreements.
On May 23, 2024, Seres and Lazard entered into an engagement letter formalizing Lazard’s engagement to act as financial advisor to Seres in connection with the transaction. Lazard was engaged by Seres to assist with an analysis of the business and financial condition of the Company, to formulate strategy and structural alternatives, and in connection with negotiations and the consummation of the transaction. Seres engaged Lazard based on Lazard’s experience and reputation. Pursuant to its engagement by Seres, Lazard will be entitled to an aggregate fee of $3 million for its services, which is payable to Lazard upon the consummation of the transaction. Seres has also agreed to reimburse Lazard for certain expenses and to indemnify Lazard, its affiliates and certain related parties against certain liabilities and expenses, arising out of or related to Lazard’s engagement.
On June 5, 2024, Seres and Nestlé Health Science signed the MOU and representatives of Mayer Brown sent an initial draft of the Purchase Agreement to Latham.
Thereafter, during the period from June 5, 2024 through August 5, 2024, representatives of Seres and Nestlé Health Science and their respective legal advisors negotiated the terms of the Purchase Agreement and the other transaction documents. Key terms of the Purchase Agreement negotiated between the parties included, among other things: (i) the scope of the intellectual property and other assets to be acquired by Nestlé Health Science, (ii) whether and to what extent the development costs (including clinical studies costs) and regulatory expenses, payments to third parties in connection with third party license payments, and payments for amounts payable under the Transition Services Agreement would be included in Allowable Expenses (i.e., expenses that are a part of the 50/50 cost split), (iii) the treatment of the lease for Seres’ Waltham facility, (iv) the accounting treatment and reporting of Net Sales and other information rights of Seres during the Profit Sharing Period and during the Milestone Period, (v) the parameters regarding the conditionality of Seres’ receipt of the Installment Payments on Seres’ compliance with its obligations under the Transition Services Agreement, (vi) the conditions for termination of the Purchase Agreement, (vii) the circumstances in which Seres could change its recommendation regarding the proposed transaction, (viii) the amount of the expense reimbursement that Seres agreed to pay to Nestlé Health Science under certain circumstances of termination, and (ix) the post-closing indemnification obligations of each party, including the limitations thereof.
On June 6, 2024, Seres issued a press release publicly announcing the signing of the MOU.
On June 17, 2024, Seres and Houlihan Lokey entered into an engagement letter for Houlihan Lokey to provide an opinion to the Seres Board as to the fairness, from a financial point of view, to Seres of the aggregate consideration to be received by Seres in the transaction. Houlihan Lokey was engaged for this purpose because of its experience and reputation.
On July 30, 2024, the Transaction Committee met with members of Seres management to discuss the terms of the Purchase Agreement and the other transaction documents. Based on these discussions, the Transaction Committee advised management on negotiations with Nestlé Health Science.
On August 4, 2024, at a special meeting of the Seres Board held to discuss the latest developments with respect to the transaction with Nestlé Health Science, the Seres Board reviewed the overall sale process. Representatives of Latham reviewed with the Seres Board its fiduciary duties under Delaware law in evaluating the proposed transaction. Seres management and representatives of Latham then provided an overview of the negotiations with Nestlé Health Science and summarized key terms of the proposed Purchase Agreement, such as the termination fee, the closing conditions and deliverables, and the survival of indemnification obligations. Representatives of

Latham and members of management updated the Seres Board with respect to the expected timing and conditions to closing (and potential exposure and related risks), post-closing transition services and related matters. Also at this meeting, representatives of Houlihan Lokey reviewed their preliminary financial analysis of the Company and the Transaction Consideration with the Seres Board.
From August 4, 2024 through August 5, 2024, representatives of Latham and Mayer Brown worked together to finalize the remaining outstanding issues in the Purchase Agreement and other remaining transaction documents.
On August 5, 2024, a special meeting of the Audit Committee of the Seres Board was held to discuss the related party transaction with Nestlé Health Science. At the meeting, the Audit Committee determined, among other things, that the proposed transaction with Nestlé Health Science does not create or constitute a “conflict of interest” under the Company’s Code of Business Conduct and Ethics.
On August 5, 2024, at a special meeting of the Seres Board held to discuss the latest developments with respect to the transaction with Nestlé Health Science, the Seres Board again reviewed the overall sale process as conducted to date. Seres management and representatives of Latham then provided an overview of the resolution of outstanding open points thereunder, such as the treatment of the Bacthera Agreement. Also at this meeting, representatives of Houlihan Lokey rendered an oral opinion, confirmed by delivery of a written opinion dated August 5, 2024, to the Seres Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Houlihan Lokey, the Transaction Consideration to be received by the Company for the Acquired Assets subject to the Assumed Liabilities in the Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company.
After carefully considering the various factors described under the section captioned “— Recommendation of the Seres Board and Reasons for the Transaction,” the Seres Board unanimously approved entry into the Purchase Agreement.
On August 5, 2024, the Company executed the Purchase Agreement with Nestlé Health Science and issued a press release announcing the sale of VOWST.
Recommendation of the Seres Board and Reasons for the Transaction
In evaluating the Purchase Agreement and the Transaction, the Seres Board consulted with Seres management and its financial and legal advisors and unanimously determined the terms of the Purchase Agreement and the transactions contemplated thereby were advisable and in the best interests of Seres and its stockholders and resolved to recommend that stockholders vote to approve the Transaction. In reaching this determination, the Seres Board considered a variety of factors, including the following:
Strategic Rationale
•	certain factors related to Seres’ business, financial condition and results of operations, and Seres’ prospects and plans, including:
•
the reviews undertaken by, and understandings of, the Seres Board with respect to Seres’ business, operations, assets, financial condition, earnings, ownership structure, management, strategy, competitive position, current, historical and projected financial performance, prospects and plans, as well as the associated risks involved in achieving such projections, prospects and plans;

•	management’s belief that substantial doubt exists about Seres’ ability to continue as a going concern;
•	Seres’ limited cash runway and the fact that Seres had suffered recurring losses from operations; and
•
Seres’ inability to raise additional capital on reasonable terms and, accordingly, the Seres Board’s determination not to seek further funding, as such funding, if available at all, would likely not be available on terms that would be acceptable or favorable to Seres.

•
the Transaction Consideration enables us to fully repay our indebtedness under the Oaktree Credit Agreement and resolve the matter of the defaults alleged by Oaktree, and our belief that we are not in default, consensually;

•
SPN’s agreement to assume the obligation to pay an approximately $28 million milestone payment that will be due to Bacthera AG upon Bacthera AG’s substantial completion of Seres’ dedicated production suite;

•	the view of the Seres Board that the Transaction will create value for stockholders by creating a more focused company; and
•
that by creating a company solely focused on its remaining product candidates and pipeline, Seres can use its equity-based compensation more effectively to attract and retain talent and encourage employees to innovate on its remaining product candidates and pipeline because equity performance will be more aligned with that business.

Transaction Terms
•
that the Transaction provides Seres with (i) $142.1 million in cash at Closing, comprised of $100 million less $17.9 million for the settlement of intercompany accounts as of March 31, 2024, less approximately CHF2.0 million in satisfaction of fees due under an existing manufacturing agreement between Seres and Bacthera AG, plus the $60 million Prepaid Milestone payment, (ii) two subsequent Installment Payments on January 15, 2025 and July 1, 2025 of $50 million and $25 million, respectively, (iii) up to an additional $275 million of contingent Milestone Payments, less certain set-offs as set forth in the Purchase Agreement, and (iv) additional amounts, if any, pursuant to the parties’ agreement to share equally in the net profits and net losses achieved in connection with VOWST during the Profit Sharing Period;

•
that the Transaction also provides Seres with $15 million in cash at Closing from the sale of Seres common stock to SPN pursuant to the Securities Purchase Agreement to be entered into in connection with Closing;

•
the view of the Seres Board that the total consideration, on a risk-adjusted net present value basis, to be paid to Seres in connection with the Transaction represented a fair and attractive valuation of the VOWST Business, including in the context of the recent historical and projected future performance of the VOWST Business;

•
the financial analysis reviewed by Houlihan Lokey with the Seres Board, as well as the oral opinion of Houlihan Lokey rendered to the Seres Board on August 5, 2024 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Seres Board dated August 5, 2024), to the effect that as of such date and based upon and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Houlihan Lokey, the Transaction Consideration to be received by the Company for the Acquired Assets subject to the Assumed Liabilities in the Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company as more fully described under “—Opinion of Houlihan Lokey” (the full text of the written opinion of Houlihan Lokey, dated August 5, 2024, is attached as Annex B to this proxy statement);

•	the view of the Seres Board that SPN will have an incentive to achieve the contingent milestones and maximize the net profit of the VOWST Business;
•	the view of the Seres Board that the Transaction is likely to be consummated because, among other things, the Transaction is not subject to a financing condition or further competition approvals;
•	that the Transaction requires the approval of the Seres stockholders, and the Seres stockholders are free to approve or reject the Transaction;
•
that the Purchase Agreement permits Seres, subject to certain conditions, to respond to and negotiate an unsolicited Acquisition Proposal for the VOWST Business or the entire company prior to the time the Seres stockholders approve the Transaction;

•
that the Purchase Agreement permits the Seres Board, subject to certain conditions and in certain circumstances subject to payment of a $4.7 million reimbursement expense, to make an adverse recommendation change in response to a Superior Proposal, as more fully described under “The Purchase Agreement—Termination of the Purchase Agreement”; and

•
the view of the Seres Board that the $4.7 million reimbursement expense would not preclude a third party from making an Acquisition Proposal for or pursuing a transaction with Seres or the VOWST Business.

Other Factors
•
that Seres conducted a thorough and diligent review of its strategic alternatives with significant outreach to potentially interested parties, including communicating with six potentially interested parties regarding the potential sale of the VOWST Business, and the Transaction provides the most attractive terms of the submitted indications of interest;

•
that there were extensive negotiations between Seres and SPN regarding the terms of the Transaction, as described under “—Background of the Transaction,” and the view of the Seres Board that the Transaction presented the best terms available for the VOWST Business; and

•	trends and competitive developments in the biotechnology industry.
In evaluating the Purchase Agreement and the Transaction, the Seres Board consulted with Seres management and its financial and legal advisors, and also considered a variety of risks and other potentially negative factors relating to the Purchase Agreement and the Transaction, including the following:
•
that a sale of the VOWST Business would reduce the diversification of risk that comes with having multiple business lines, and would concentrate short-term and medium-term risk on the prospects of its remaining product candidates;

•	the risk of adverse clinical, regulatory or other events with respect to the pipeline products in Seres’ remaining portfolio after the sale of its VOWST Business;
•	that the Transaction involves the sale of VOWST, Seres’ only revenue-producing product as of the date of the Purchase Agreement;
•	that a portion of the potential Transaction Consideration under the terms of the Purchase Agreement is subject to achievement of certain revenue milestones that may not be achieved;
•	that the Net Profit/Net Loss of the VOWST Business during the Profit Sharing Period may be less than or greater than expected, respectively;
•
that the Purchase Agreement prohibits Seres from soliciting alternative Acquisition Proposals, and restricts its ability to encourage or facilitate other alternative Acquisition Proposals, unless certain conditions are satisfied;

•
that the Purchase Agreement requires Seres to pay $4.7 million to SPN for the reimbursement of expenses under certain circumstances, including the potential impact of such reimbursement expense on the willingness of other potential acquirers to propose alternative transactions, although the Seres Board believed that the reimbursement expense was reasonable and customary for a transaction of this size and would not preclude a potential acquirer from submitting a proposal to acquire the VOWST Business or the Company;

•
that the Purchase Agreement imposes restrictions on Seres’ operations between the date of the Purchase Agreement and the completion of the Transaction, which could delay or prevent Seres from undertaking business opportunities that may arise, or taking other actions with respect to its operations that the Seres Board or management might believe were appropriate or desirable;

•	the risks relating to the ability of Seres to retain or recruit key management personnel or other key employees during the pendency of the Transaction;
•
that SPN’s obligation to consummate the Transaction is subject to conditions, and the possibility that such conditions may not be satisfied, including as a result of events outside of Seres’ control, and the fact that, if the Transaction is not consummated:

•
Seres’ directors, officers and other employees will have potentially expended significant time and effort preparing for the Transaction instead of operating Seres’ businesses during the pendency of the Transaction;

•	Seres will have incurred significant transaction costs attempting to consummate the Transaction;
•	Seres could experience a potentially significant loss of employees, customers, distributors, collaboration partners and other business partners; and
•	the trading price of Seres common stock could be materially and adversely affected;

•	that there exists risk of litigation, injunctions or other legal proceedings related to the transactions contemplated by the Purchase Agreement;
•	that the Transaction will generally be taxable to Seres for U.S. federal income tax purposes; and
•	other factors described in the section of this proxy statement entitled “Risk Factors” and the matters described under “Cautionary Statement Regarding Forward-Looking Statements.”
The Seres Board determined that overall, these potential risks and uncertainties are outweighed by the benefits that the Seres Board expects to achieve for Seres as a result of the Transaction.
The foregoing description of the factors considered by the Seres Board is not intended to be exhaustive, but rather includes material factors considered by the Seres Board. The Seres Board also considered other factors in reaching its unanimous determination that the Purchase Agreement and the transactions contemplated thereby were advisable and in the best interests of Seres and its stockholders, and resolving to recommend that stockholders vote to approve the Transaction. In reaching its decision and recommendation, the Seres Board did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors.
The foregoing discussion of the information and factors considered by the Seres Board is forward-looking in nature. This information should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of Houlihan Lokey
On August 5, 2024, Houlihan Lokey orally rendered its opinion to the Seres Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Seres Board dated August 5, 2024), as to whether, as of such date, the Transaction Consideration to be received by Seres in exchange for the Acquired Assets subject to the Assumed Liabilities in the Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to Seres.
Houlihan Lokey’s opinion was directed to the Seres Board (in its capacity as such) and only addressed whether the Transaction Consideration to be received by Seres in exchange for the Acquired Assets subject to the Assumed Liabilities in the Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to Seres and did not address any other aspect or implication of the Transaction or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Seres Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction or otherwise.
In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as Houlihan Lokey deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:
1.	reviewed a draft, received by Houlihan Lokey on August 5, 2024, of the Purchase Agreement;
2.	reviewed certain publicly available business and financial information relating to Seres that Houlihan Lokey deemed to be relevant;
3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Seres and the Product made available to Houlihan Lokey by Seres, including (a) a liquidation analysis of Seres prepared by management of Seres (the “Seres Liquidation Analysis”), (b) the VOWST Net Sales Projections, and (c) for the Profit Sharing Period, estimates of (i) the amounts payable or receivable by Seres pursuant to the Profit Sharing Payments, (ii) the MSK Costs (as defined below), (iii) the Ongoing Safety Study Expenses (as defined below) and (iv) the Lease Expenses (collectively, the “Profit Sharing Period Projections”);

4.
spoke with certain members of the management of Seres and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of Seres, the Transaction and related matters;

5.
considered the results of the solicitation processes conducted by Seres and certain of its advisors with respect to a possible sale or financing of Seres, or other strategic transaction, which Seres advised Houlihan Lokey did not result in Seres receiving any alternative proposals with respect to a sale or financing of Seres, or other strategic transaction;

6.
reviewed the current and historical market prices and trading volume for certain of Seres’ publicly traded equity securities, and the current and historical market prices of the publicly traded equity securities of certain other companies that Houlihan Lokey deemed to be relevant;

7.
reviewed a confirmation letter addressed to Houlihan Lokey from senior management of Seres which contained, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Houlihan Lokey by or on behalf of Seres; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.
Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. Management of Seres advised Houlihan Lokey, and at Seres’ direction, Houlihan Lokey relied upon and assumed, that the Seres Liquidation Analysis was reasonably prepared by the management of Seres in good faith on bases reflecting the best currently available estimates and judgments of such management as to the expected realizable value for Seres’ assets in a liquidation of such assets and the amounts, if any, estimated to be available for distribution to the holders of Seres common stock. In particular, management of Seres advised Houlihan Lokey, and at Seres’ direction Houlihan Lokey relied upon and assumed, that as set forth in the Seres Liquidation Analysis, Seres’ intellectual property related to SER-155 was expected to have no realizable value in a liquidation of Seres’ assets. At Seres’ direction, Houlihan Lokey relied, without independent verification, solely upon the judgment of the management of Seres regarding all aspects of the Seres Liquidation Analysis. In addition, management of Seres advised Houlihan Lokey, and at Seres’ direction, Houlihan Lokey relied upon and assumed, that (i) the VOWST Net Sales Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future net sales of the Product, assuming, for illustrative purposes, Seres would have sufficient capital to operate on a standalone basis in accordance with Seres business plan underlying such projections, (ii) the VOWST Net Sales Projections could not be achieved in the absence of the Transaction, and (iii) the Profit Sharing Period Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the amounts payable or receivable by Seres pursuant to the Profit Sharing Arrangement, the MSK Costs, the Ongoing Safety Study Expenses and the Lease Expenses. At Seres’ direction, Houlihan Lokey assumed that the Seres Liquidation Analysis provided a reasonable basis on which to evaluate Seres, the VOWST Net Sales Projections provided a reasonable basis on which to evaluate the Milestone Payments, and the Profit Sharing Period Projections provided a reasonable basis on which to evaluate the Profit Sharing Arrangement, the MSK Costs, the Ongoing Safety Study Expenses and the Lease Expenses. In addition, Houlihan Lokey, at Seres’ direction, used and relied upon the Seres Liquidation Analysis, the VOWST Net Sales Projections and the Profit Sharing Period Projections for purposes of Houlihan Lokey’s analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Seres Liquidation Analysis, the VOWST Net Sales Projections, the Profit Sharing Period Projections or the respective assumptions on which they were based. If the assumptions, estimates or conclusions set forth in the Seres Liquidation Analysis, the VOWST Net Sales Projections or the Profit Sharing Period Projections are not accurate, the conclusions set forth in Houlihan Lokey’s opinion could be materially affected.
Management of Seres advised Houlihan Lokey, and at Seres’ direction Houlihan Lokey relied upon and assumed, that (i) Seres had identified conditions and events that raise substantial doubt regarding Seres’ ability to continue as a going concern, (ii) Seres had implemented a restructuring plan that included (a) a reduction of Seres’ workforce by approximately 41% across the organization, resulting in the elimination of approximately

160 positions, (b) a significant scaling back of all non-partnered research and development activities other than the completion of Seres’ SER-155 Phase 1b study, and (c) a reduction of general and administrative expenses, including consolidating office space, (iii) Seres had incurred net losses and negative cashflows since its inception and, despite its restructuring plan, Seres expected that its operating losses and negative cash flows would continue for the foreseeable future, (iv) based on Seres’ currently available cash resources, current and forecasted level of operations, and forecasted cash flows, Seres would require additional funding for its operations, (v) substantial doubt about Seres’ ability to continue as a going concern could materially and adversely affect the price per share of Seres common stock, could make it more difficult for Seres to obtain financing, and could cause potential collaborators to decline to do business with Seres, (vi) Seres had been unsuccessful in obtaining additional financing on terms acceptable to it, (vii) Seres received a notice of default under the Oaktree Credit Agreement, (viii) upon the occurrence of certain events of default under the Oaktree Credit Agreement, Oaktree Fund Administration, LLC, as administrative agent, would be entitled to cause Seres’ indebtedness thereunder to become immediately due and payable, and to exercise other remedies against Seres and the collateral securing the loan, including cash, (ix) Seres’ failure to conclude the Transaction or an alternative strategic transaction would force it to consider other strategic alternatives such as liquidation and dissolution, and (x) the values Seres receives for its assets in liquidation or dissolution could be significantly lower than the values reflected in Seres’ financial statements, and would be materially less than the Transaction Consideration to be received by Seres in the Transaction.
Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of Seres since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. In reaching its conclusions in the opinion, with Seres’ consent and approval, (i) Houlihan Lokey did not rely upon a discounted cash flow analysis of Seres, due to the substantial doubt of Seres management about Seres’ ability to continue as a going concern and the fact that, as Seres advised Houlihan Lokey and directed Houlihan Lokey to assume, Seres projected that it would exhaust its cash prior to December 31, 2024, and (ii) Houlihan Lokey did not rely upon a review of the publicly available financial terms of other transactions or a review of other companies with publicly traded equity securities, due to the substantial doubt of the management of Seres about Seres’ ability to continue as a going concern. In addition, for purposes of its analyses and opinion, Houlihan Lokey, with Seres’ consent and approval, assumed that (i) the Acquired Assets included all of the assets or rights necessary and sufficient to achieve the Seres projections for the Product subject to the Assumed Liabilities in the amounts and at the times contemplated thereby, (ii) the Acquired Assets did not include any assets or rights that Seres or any of its affiliates would require to exploit any other products or potential products of Seres being retained by Seres and its affiliates in the Transaction (the “Retained Products”), to perform Seres’ obligations under the Transition Services Agreement or the Cross-License Agreement to be entered into between Seres and Purchaser in connection with the Transaction, or to own or operate any other businesses or operations of Seres or such affiliates (the “Retained Businesses”) as currently conducted or as contemplated by Seres and its affiliates could be conducted by Seres and its affiliates in the future, (iii) upon the consummation of the Transaction, neither Seres nor any of its affiliates would retain or otherwise be responsible for the Assumed Liabilities and (iv) the Transaction would not otherwise impair the ability of Seres and its affiliates to exploit any Retained Products, to perform Seres’ obligations under the Transition Services Agreement or the Cross-License Agreement, or to own and operate the Retained Businesses as currently conducted, or as contemplated by management of Seres and its affiliates could be conducted in the future.
Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Purchase Agreement and all other related documents and instruments referred to therein were true and correct, (b) each party to the Purchase Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction would be satisfied without waiver thereof, and (d) the Transaction would be consummated in a timely manner in accordance with the terms described in the Purchase Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Transaction would be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the Transaction would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Transaction the Product, Seres or SPN or any expected benefits of the Transaction that would be material to Houlihan Lokey’s analyses or its opinion. Houlihan Lokey also relied upon and assumed, without independent verification, at Seres’ direction, that any adjustments to the Transaction Consideration pursuant to the Purchase Agreement or otherwise would not be material to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Purchase Agreement would not differ in any respect from the draft of the Purchase Agreement identified above.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Seres, SPN or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation (other than the Seres Liquidation Analysis provided by Seres management). Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Product, Seres or SPN was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Product, Seres or SPN was or may have been a party or was or may have been subject.
Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, business or operations of Seres or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, (c) advise the Seres Board, Seres or any other party with respect to alternatives to the Transaction, or (d) identify, introduce to Seres or any other party, or screen for creditworthiness, any prospective investors, lenders or other participants in the Transaction.
Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and was under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date of its opinion. Houlihan Lokey did not express any opinion as to the price or range of prices at which Seres common stock could be purchased or sold, or otherwise be transferable, at any time.
Houlihan Lokey’s opinion was furnished for the use of the Seres Board (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and did not constitute, a recommendation to the Seres Board, Seres, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.
Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Seres Board, Seres, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Transaction Consideration to the extent expressly specified in its opinion), including, without limitation, the support agreements to be entered into in connection with the Transaction, the Securities Purchase Agreement, the Transition Services Agreement, the Cross-License Agreement or the respective transactions contemplated thereby, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of Seres, SPN, or to any other party, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might have been available for Seres, SPN or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of Seres’, SPN’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Seres’, SPN’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not Seres, SPN, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of Seres, SPN or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Transaction Consideration or otherwise. Furthermore, Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, environmental, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Seres Board, on the assessments by the Seres Board, Seres, SPN and their respective advisors, as to all legal, environmental, regulatory, accounting, insurance, tax and other similar matters with respect to the Product, Seres, SPN and the Transaction or otherwise.
In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to Seres or the proposed Transaction and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the Seres projections for the Product and the Profit Sharing Period Projections and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Seres. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by the Seres Board in evaluating the proposed Transaction. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Transaction Consideration or of the views of the Seres Board or management with respect to the Transaction or the adequacy of the Transaction Consideration. Under the terms of its engagement by Seres, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed Transaction or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Seres Board, Seres, SPN, any security holder or creditor of Seres, SPN or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the Transaction were determined through negotiation between Seres and SPN, and the decision to enter into the Purchase Agreement was solely that of the Seres Board.
Financial Analyses
The following is a summary of the material financial analyses considered by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Seres Board on August 5, 2024. The summary of these analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor the underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all reviews undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor.
In reaching its conclusions in its opinion, (i) Houlihan Lokey did not rely upon a discounted cash flow analysis of Seres, due to the substantial doubt of Seres management about Seres’ ability to continue as a going concern and the fact that, as Seres advised Houlihan Lokey and directed Houlihan Lokey to assume, Seres projected that it would exhaust its cash prior to December 31, 2024, and (ii) Houlihan Lokey did not rely upon a review of the publicly available financial terms of other transactions or a review of other companies with publicly traded equity securities, due to the substantial doubt of the management of Seres about Seres’ ability to continue as a going concern.
Review of the Transaction Consideration. Houlihan Lokey calculated an implied value reference range for the Transaction Consideration to be received by Seres in exchange for the Acquired Assets subject to the Assumed Liabilities in the Transaction pursuant to the Purchase Agreement based on the total upfront consideration of $100 million (to be received at closing), the second installment payment of $50 million (to be received on

January 15, 2025) and the third installment payment of $25 million (to be received on July 1, 2025), and estimates provided by Seres of other cash flow items comprised of (i) intercompany account settlement liabilities of $17.9 million (payable at closing), (ii) certain liabilities retained by Seres under the Bacthera Agreement of $2.3 million (payable at closing) and (iii) certain liabilities related to employment related payments of $1.5 million (payable on July 1, 2025). The second and third installment payments and estimated liabilities related to employment related payments were discounted to present value using a discount rate of 4.7%, which resulted in an aggregate implied value of the upfront payment and installment payments, adjusted for such cash flow items as provided by Seres management, of $151.9 million. Houlihan Lokey also calculated the implied net present value of the Milestone Payments, net of accrued interest on the Prepaid Milestone, based on the Seres projections for the Product, and the amounts payable or receivable by Seres pursuant to the Profit Sharing Arrangement, the MSK Costs, the Ongoing Safety Study Expenses and the Lease Expenses, based on the Profit Sharing Period Projections. Houlihan Lokey applied discount rates ranging from 13.5% to 14.5%, which resulted in an implied aggregate value reference range for the Milestone Payments, net of accrued interest on the Prepaid Milestone, of $100.7 million to $106.1 million and an implied aggregate value reference range for the amounts payable by Seres pursuant to the Profit Sharing Arrangement, the MSK Costs, the Ongoing Safety Study Expenses and the Lease Expenses of $43.6 million to $43.9 million. Taking into account (i) the aggregate implied value of the upfront payment and installment payments to be received by Seres, adjusted for the cash flow items as provided by management of Seres, (ii) the implied aggregate value reference range for the Milestone Payments, net of accrued interest on the Prepaid Milestone, to be received by Seres, and (iii) the implied aggregate value reference range for the amounts payable by Seres pursuant to the Profit Sharing Arrangement, the MSK Costs, the Ongoing Safety Study Expenses and the Lease Expenses, the review of the Transaction Consideration resulted in an implied value reference range for the Transaction Consideration to be received by Seres in exchange for the Acquired Assets subject to the Assumed Liabilities in the Transaction pursuant to the Purchase Agreement ranging from $208.6 million to $214.3 million.
Review of Liquidation Analysis. Houlihan Lokey reviewed and considered the Seres Liquidation Analysis, which was prepared by the management of Seres and is described in this proxy statement under the heading, “—Seres Liquidation Analysis.” The Seres Liquidation Analysis estimated the potential realizable values for Seres’ assets in a liquidation and the remaining amounts, if any, available upon completion of such liquidation for distribution to holders of Seres common stock. Houlihan Lokey noted that the Seres Liquidation Analysis estimated a range of potential realizable values for Seres’ assets in a liquidation of $99.5 million to $118.4 million, a range of liabilities of $177.5 million to $189.2 million, and a range of liquidation costs of $48.8 million to $62.4 million, which resulted in a hypothetical liquidation value reference range for Seres of approximately negative $152 million to negative $107.8 million. The Seres Liquidation Analysis assumed SPN, given its prior collaboration with Seres and its existing license regarding VOWST, would potentially acquire the VOWST business in such a liquidation for an amount, in excess of the liquidation value of the assets, ranging from $86.3 million to $107.8 million (which assumed a repayment ranging from 80% to 100% of the net liabilities remaining after a liquidation), which resulted in a hypothetical liquidation value reference range for Seres of negative $65.8 million to $0.00, as compared to the implied value reference range of the Transaction Consideration to be received by Seres in exchange for the Acquired Assets subject to the Assumed Liabilities in the Transaction pursuant to the Purchase Agreement ranging from $208.6 million to $214.3 million.
Miscellaneous
Houlihan Lokey was engaged by Seres to provide an opinion to the Seres Board as to the fairness, from a financial point of view, of the Transaction Consideration to be received by Seres in exchange for the Acquired Assets subject to the Assumed Liabilities in the Transaction pursuant to the Purchase Agreement. Seres engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by Seres, Houlihan Lokey became entitled to an aggregate fee of $500,000 for its services, a portion of which became payable to Houlihan Lokey upon its retention by Seres and the remainder of which became payable upon the delivery of Houlihan Lokey’s opinion to the Seres Board. No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the Transaction. Seres has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Seres, SPN or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.
Houlihan Lokey and/or certain of its affiliates have in the past provided investment banking, financial advisory and/or other services to Flagship, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Flagship (collectively, with Flagship, the “Flagship Group”) and have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Oaktree Capital Management, L.P. (“Oaktree”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Oaktree (collectively, with Oaktree, the “Oaktree Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation. Based on a review of its information management systems, Houlihan Lokey identified engagements during the two years prior to the date of its opinion with members of the Flagship Group for which Houlihan Lokey and/or its affiliates received aggregate compensation of approximately $3 million and with members of the Oaktree Group for which Houlihan Lokey and/or its affiliates received aggregate compensation of approximately $62 million, including, among other things, (i) having acted as exclusive placement agent and financial advisor to Indigo Ag, a member of the Flagship Group, in connection with a growth equity investment, which closed in 2023, (ii) having acted as financial advisor to the special committee of the board of directors of Oaktree Specialty Lending Corporation, which is managed by a member of the Oaktree Group, in connection with its merger transaction with Oaktree Strategic Income II, Inc., which closed in January 2023, (iii) having acted as financial advisor to a lender group, of which one or more members of the Oaktree Group were members, in relation to their interests as lenders to Samarco Mineração S.A. in connection with its restructuring transaction, which was completed in December 2023, (iv) having acted as financial advisor to a lender group, of which one or more members of the Oaktree Group were members, in relation to their interests as lenders to SiO2 Medical Products, Inc. in connection with its chapter 11 bankruptcy proceedings, which concluded in September 2023, (v) having acted as financial advisor to a lender group, of which one or more members of the Oaktree Group were members, in relation to their interests as lenders to CURO Group Holdings Corp. in connection with its chapter 11 bankruptcy proceedings, which concluded in May 2024, (vi) having acted as investment banker to Salem Harbor Power Development LP, then a member of the Oaktree Group, in connection with its chapter 11 bankruptcy proceedings, which concluded in August 2023, (vii) having acted as exclusive placement agent to Oaktree in connection with its financing of Electro Rent Corporation, which closed in December 2023, (viii) having acted as financial advisor to members of the Oaktree Group in connection with the acquisition of Aqseptence Group, which closed in November 2023, (ix) having acted as financial advisor to Aludyne, Inc., a member of the Oaktree Group, in connection with its refinancing transaction, which closed in March 2023 and another transaction which closed in April 2024, and (x) having acted as financial advisor to David’s Bridal, then a member of the Oaktree Group, in connection with its chapter 11 bankruptcy proceedings, which concluded in July 2023. In addition, in the course of its review, Houlihan Lokey also identified certain current engagements with one or more members of the Oaktree Group unrelated to the Transaction for which Houlihan Lokey and/or its affiliates could potentially receive, in the upcoming year, aggregate compensation of $5 million or more. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Seres, SPN, members of the Flagship Group, members of the Oaktree Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of Houlihan Lokey’s and its affiliates’ respective employees may have committed to invest in private equity or other investment funds managed or advised by Flagship, Oaktree, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Flagship Group, members of the Oaktree Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Seres, SPN, members of the Flagship Group, members of the Oaktree Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Seres Liquidation Analysis
In connection with the evaluation of the Transaction by the Seres Board, Seres management prepared and presented an analysis regarding a potential liquidation of Seres (the “Seres Liquidation Analysis”) as a potential alternative to the transaction with SPN.
The inclusion of the Seres Liquidation Analysis should not be deemed an admission or representation by Seres or any of its officers, directors, affiliates, advisors, or other representatives with respect to the Seres Liquidation Analysis. The liquidation analysis is not included to influence your views on the Transaction, the Purchase Agreement and the transactions contemplated thereby and is summarized in this proxy statement solely to provide stockholders access to certain information considered by the Seres Board in connection with its evaluation of the Transaction, the Purchase Agreement and the transactions contemplated thereby and provided to Houlihan Lokey, who was authorized and directed to rely upon the Seres Liquidation Analysis for purposes of its opinion to the Seres Board. Any estimates contained in the Seres Liquidation Analysis are not necessarily indicative of actual values or predictive of future results or values, which could have been significantly more or less favorable than as set forth below. In addition, analyses relating to the liquidation value of Seres do not purport to be appraisals or reflect the prices at which Seres common stock may actually be valued or traded. The assumptions and estimates used in, and the results derived from, the Seres Liquidation Analysis are hypothetical, and are thus, inherently subject to substantial uncertainty.
The Seres Liquidation Analysis was not prepared with a view toward compliance with published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Seres Liquidation Analysis included in this document has been prepared by, and is the responsibility of, Seres management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Seres Liquidation Analysis and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference to our Current Report on Form 8-K filed on August 15, 2024, relates to Seres’ previously issued financial statements. It does not extend to the Seres Liquidation Analysis and should not be read to do so.
The Seres Liquidation Analysis includes estimates of cash and of certain expenditures, which for the purpose of the Seres Liquidation Analysis were not calculated in accordance with GAAP. Non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction such as the Transaction if the disclosure is included in a document such as this proxy statement to comply with requirements under state laws, including case law.
The Seres Liquidation Analysis speaks only as to the date on which it was generated, and Seres undertakes no obligation to update or otherwise revise or reconcile the Seres Liquidation Analysis to reflect circumstances existing after the date the Seres Liquidation Analysis was generated or to reflect the occurrence of future events. Seres does not intend to make publicly available any update or other revisions to the liquidation analysis, except as otherwise required by law. In light of the foregoing factors and the uncertainties inherent in estimated cash balances, stockholders are cautioned not to place undue reliance, if any, on the Seres Liquidation Analysis.
The Seres Liquidation Analysis does not account for potential liabilities of Seres that cannot be reasonably estimated or quantified, including potential risks and uncertainties associated with pursuing a winding down and liquidation of Seres. Such liabilities could materially affect the cash amounts that, in the event of a liquidation or dissolution of Seres, may be distributed to stockholders as permitted under applicable law.

The below summary is included solely to give stockholders access to the Seres Liquidation Analysis evaluated by the Seres Board, and is not included in this proxy statement to influence a stockholder’s decision whether or not to vote for the proposals, or for any other purposes.
The Seres Liquidation Analysis estimated the potential realizable values for Seres’ assets in a liquidation and the remaining amounts, if any, available upon completion of such liquidation for distribution to holders of Seres common stock. The Seres Liquidation Analysis assumed (i) SPN, given its prior collaboration with Seres and its existing license for VOWST, would potentially acquire the VOWST business in such a liquidation and (ii) Seres would maintain critical vendors, key employees and its supply chain in order to operate the business as a going concern for approximately three months.
•
Assets: The Seres Liquidation Analysis estimated a range of potential realizable values for Seres’ assets as of June 30, 2024 in a liquidation of $99.5 million to $118.4 million. The recovery on collaboration receivables from related party was estimated to be 100% because they consist of receivables due from SPN. The recovery on inventory was estimated to be between 0% and 25% assuming that SPN would be the logical buyer of any inventory given its position as the lead commercialization party for VOWST. The recovery on other current assets (other than cash) was assumed to be between 0% and 12%. The recovery estimate on property, plant and equipment, given the limited residual value, was assumed to be between 10% and 25% and the recovery estimate on other non-current assets was assumed to be 6%.

•
Liabilities: The Seres Liquidation Analysis estimated a range of hypothetical total liabilities as of June 30, 2024 in a liquidation of $177.5 million to $189.2 million. This estimate assumed payment of 30% to 50% of all accounts payable liabilities, which relate to VOWST, settlement of amounts related to the Bacthera Agreement and the license agreement with SPN, payment in full of the principal amount outstanding under the Oaktree Credit Facility and no recoverability value for operating lease liabilities, deferred income, warrant liabilities and other non-current liabilities.

•
Wind Down Costs: The Seres Liquidation Analysis estimated a range of wind down costs, consisting of the wind down of the study of SER-155, commercial manufacturing costs for VOWST for the third quarter of 2024, employee costs, lease termination fees, D&O insurance costs and transaction costs, of $48.8 million to $62.4 million.

•
Hypothetical Liquidation Value before SPN Acquisition of VOWST: The estimated range of potential realizable values for Seres’ assets in a liquidation of $99.5 million to $118.4 million, a range of liabilities of $177.5 million to $189.2 million, and a range of liquidation costs of $48.8 million to $62.4 million, resulted in a hypothetical liquidation value reference range for Seres of approximately ($152.0) million to ($107.8) million.

•
Hypothetical Liquidation Value: The Seres Liquidation Analysis assumed SPN, given its prior collaboration with Seres and its existing license regarding VOWST, would potentially acquire the VOWST business in such a liquidation for an amount, in excess of the liquidation value of the assets, ranging from $86.3 million to $107.8 million (which assumed a repayment ranging from 80% to 100% of the net liabilities remaining after a liquidation), which resulted in a hypothetical liquidation value reference range for Seres of ($65.8) million to $0.0.

Certain Unaudited Prospective Financial Information
Seres does not, as a matter of course, publicly disclose internal projections of its future financial performance, revenue, earnings or other results due to, among other reasons, the unpredictability and uncertainty of the underlying assumptions and estimates. In connection with discussions regarding the proposed Transaction, Seres management provided certain unaudited prospective financial information (the “Projections”) to the Seres Board in connection with its evaluation of the Transaction and to representatives of Houlihan Lokey. The Projections consisted of (i) certain unaudited prospective net sales information for the VOWST Business (the “VOWST Net Sales Projections”) and (ii) Profit Sharing Period Projections consisting of estimates of the amounts payable by Seres pursuant to the Profit Sharing Payments, royalty and milestone payments under the MSK Agreement during the Profit Sharing Period, costs and expenses incurred in connection with the conduct of the VOWST safety study (the “Ongoing Safety Study Expenses”) during the Profit Sharing Period and 80.1% of all rent and other costs due to the landlord under the lease for Seres’ Waltham facility with respect to the Profit Sharing Period (the “Lease Expenses”). The VOWST Net Sales

Projections reflect a risk-adjusted outlook and were based on certain assumptions about the future financial performance of VOWST, including the commercialization of VOWST, sales ramp, pricing, reimbursement, market size, market share, competition, contractual relationships and other relevant factors relating to the VOWST Business. The VOWST Net Sales Projections assume, for illustrative purposes, Seres would have sufficient capital to operate on a standalone basis in accordance with its business plan. The Seres Board directed Houlihan Lokey to use the VOWST Net Sales Projections solely for purposes of evaluating the Milestone Payments, and to use the Profit Sharing Period Projections solely for purposes of evaluating the expected costs to Seres from the Profit Sharing Arrangement, the MSK Costs, the Ongoing Safety Study Expenses and the Lease Expenses.
The following table sets forth the VOWST Net Sales Projections provided to the Seres Board in connection with its evaluation of the Transaction and to representatives of Houlihan Lokey for use in connection with its financial analyses and its opinion as described in the section “—Opinion of Houlihan Lokey”:
VOWST Business Annual Net Sales
($ in millions)
	Fiscal Year
	2024	2025	2026	2027	2028
Net Sales	$63	$137	$185	$239	$295
	Fiscal Year
	2029	2030	2031	2032	2033
Net Sales	$361	$436	$481	$503	$527
“Net Sales” includes revenue contributions from specialty pharmacy, specialty distributors, and inventory.
The VOWST Net Sales Projections were based on numerous variables and assumptions, including the following key assumptions:
•	The pool of patients 18 or older following antibacterial treatment for rCDI in 2024 is approximately 158,000 patients, growing at 2% annually;
•	A 7-year ramp to peak sales;
•
Successful commercialization including significant adoption in the first recurrence patient pool beginning in the second half of 2024, with more than 50% of VOWST patients sourced from first recurrence patient pool at peak;

•	Approximately 24% peak market share for VOWST (defining peak market share as dispensed product / epidemiology); and
•	Rate of VOWST prescriptions dispensed from VOWST Voyage patient hub at no cost to patients falls to approximately 26% beginning in 2025 and remains stable thereafter.
The following table sets forth the Profit Sharing Period Projections provided to the Seres Board in connection with its evaluation of the Transaction and to representatives of Houlihan Lokey for use in connection with its financial analyses and its opinion as described in the section “—Opinion of Houlihan Lokey”:
Profit Sharing Period Projections
($ in millions)
	Fiscal Year
	2024	2025
Profit Sharing Payments, MSK Royalty, Ongoing Safety Study Costs and Lease Expenses	$24.1(a)	$21.9
MSK Milestone Payment	—	2.5(b)
Total Profit Sharing Period Costs	$24.1	$24.4
(a)	The Profit Sharing Payments for 2024 include estimated projected loss sharing for the second, third and fourth quarters of 2024.
(b)	If the $2.5 million MSK milestone payment is earned in 2025, it would be paid in 2026.

Additional Information about the Projections
The Projections were not prepared with a view toward public disclosure and the summary thereof is included in this proxy statement only because such information was made available as described above. The Projections were not prepared with a view toward compliance with the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Projections included in this document have been prepared by, and are the responsibility of, Seres management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference to our Current Report on Form 8-K filed on August 15, 2024 relates to Seres’ previously issued financial statements. It does not extend to the Projections and should not be read to do so. The Projections were prepared solely for internal use of Seres and Houlihan Lokey, and are subjective in many respects.
Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events that our management believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to Seres management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Projections not to be achieved include general economic conditions, the commercial success of VOWST, competitive pressures, collaboration efforts, market acceptance by physicians, patients, hospitals, third-party payors and others in the medical community, reliance on third party manufacturers and other matters specific to the VOWST Business. The Projections are forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.” In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contemplated in the Projections. The inclusion of this information should not be regarded as an indication that the Seres Board, Seres, Houlihan Lokey or any other recipient of these Projections considered, or now considers, that actual future results will necessarily reflect the Projections. The Projections are not included in this proxy statement in order to induce any Seres stockholder to vote in favor of the Transaction Proposal or to influence any Seres stockholder to make any investment decision with respect to the Transaction.
The Projections should be evaluated, if at all, in conjunction with the financial statements of Seres, risk factors and other information regarding Seres and the VOWST Business contained in our public filings with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Projections to reflect circumstances existing after the date the Projections were prepared or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying any of the Projections are shown to be in error.
In light of the foregoing factors and the uncertainties inherent in the Projections, Seres stockholders are cautioned not to unduly rely on any of the Projections included in this proxy statement. For information on factors that may cause Seres’ future results to materially vary, see “Cautionary Statement Regarding Forward-Looking Statements.”
Interests of Seres’ Directors and Executive Officers in the Transaction
In considering the recommendation of the Seres Board to vote “FOR” the Transaction Proposal, you should be aware that, aside from their interests as Seres stockholders, our directors and executive officers have interests in the Transaction that are different from, or in addition to, the interests of our stockholders generally. These interests may present such directors and executive officers with actual or potential conflicts of interest, and these interests, to the extent material, are described below.
The Seres Board was aware of and considered these potential conflicts of interest, among other matters, in reaching its decision to approve the Transaction Proposal and the Transaction and to recommend that stockholders approve the Transaction Proposal as contemplated in this proxy statement.

After the Transaction, it is expected that all of the directors and executive officers of Seres will continue to provide services as directors and executive officers, respectively, of Seres. Seres will continue to provide indemnification and insurance coverage to the directors and executive officers of Seres.
Non-Employee Director Compensation Program
The table below sets forth information regarding the options to purchase shares of Seres common stock and Seres restricted stock units (“RSUs”) held as of August 5, 2024 by each person who is or has been during the period beginning on January 1, 2023 through the date of this proxy statement, an executive officer or non-employee director of Seres. All outstanding equity awards issued to Seres’ non-employee directors under the terms of Seres’ non-employee director compensation program will automatically vest in full upon consummation of the Transaction. As described in more detail under “Employment Agreements” below, equity awards held by Seres executive officers may vest in the event of certain qualifying terminations of employment.
Name	Number of Vested Options (#)	Value of Vested Options ($)(1)	Number of Unvested Options (#)	Value of Unvested Options ($)(1)	Number of Unvested RSUs (#)	Value of Unvested RSUs ($)(2)
Executive Officers
David Arkowitz(3)	353,125	—	693,530	90,298	78,053	99,908
David S. Ege, Ph.D.	332,500	—	612,905	85,573	75,267	96,342
Eric D. Shaff	2,624,454	—	1,847,580	262,814	220,025	281,632
Lisa von Moltke, M.D.	566,250	—	640,405	90,298	82,026	104,993
Marella Thorell(4)	—	—	700,000	344,820	—	—
Matthew Henn, Ph.D.	789,063	—	613,530	85,573	74,810	95,757
Teresa L. Young, Ph.D.	485,625	—	584,780	85,573	71,829	91,941
Thomas J. DesRosier	975,425	—	616,030	90,298	78,344	100,280
Name	Number of Vested Options (#)	Value of Vested Options ($)(1)	Number of Unvested Options (#)	Value of Unvested Options ($)(1)	Number of Unvested RSUs (#)	Value of Unvested RSUs ($)(2)
Non-Employee Directors
Dennis A. Ausiello, M.D.	258,000	—	60,000	31,200	—	—
Grégory Behar(5)	—	—	—	—	—	—
Stephen A. Berenson	153,000	—	60,000	31,200	—	—
Paul R. Biondi	153,000	—	60,000	31,200	—	—
Willard H. Dere, M.D.	183,000	—	60,000	31,200	—	—
Claire M. Fraser, Ph.D.	47,000	—	96,000	31,200	—	—
Kurt C. Graves	213,000	—	60,000	31,200	—	—
Richard N. Kender	273,000	—	60,000	31,200	—	—
Meryl S. Zausner(6)	—	—	—	—	—	—
(1)
The amount shown for Seres options is the excess, if any, of $1.28 (which is the closing trading price of Seres common stock on August 5, 2024) over the applicable option exercise price, multiplied by the number of shares of Seres common stock as to which the option would be accelerated.

(2)	The amount shown for Seres RSUs equals the number of accelerated RSUs multiplied by $1.28 (which is the closing trading price of Seres common on August 5, 2024).
(3)	Mr. Arkowitz, Seres’ former Executive Vice President and Chief Financial Officer, terminated employment with Seres on March 15, 2024.
(4)	Ms. Thorell commenced employment with Seres on March 25, 2024 as Seres’ Executive Vice President and Chief Financial Officer.
(5)	Mr. Behar resigned from Seres’ Board effective October 2, 2023.
(6)	Ms. Zausner served on Seres’ Board until her term ended at the 2023 Annual Meeting of Stockholders on June 22, 2023.
Employment Agreements
We have entered into employment agreements with each of our executive officers that provide for certain compensation and benefits in the event Seres terminates the executive officer’s employment without cause or the executive officer resigns for good reason (in each case, a “Qualifying Termination”). For purposes of these agreements, Closing of the Transaction will constitute a change in control of Seres.
Under the terms of our employment agreement with Eric D. Shaff, the Company’s President and Chief Executive Officer, if Mr. Shaff experiences a Qualifying Termination, he will be entitled to receive 18 months of continued base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and immediate vesting of any time-based equity awards that would have otherwise become vested solely as a result of Mr. Shaff’s continued service during the twelve month period following his termination of employment. In the event such Qualifying Termination occurs within 60 days prior or 12 months following a change in control (in each case, the “CIC Period”), in lieu of the benefits described in the previous sentence, Mr. Shaff will be entitled to accelerated vesting of his time-based equity awards, 18 months of continued base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.5 times his target bonus for the year of termination.
Under the terms of our employment agreement with each of our executive officers other than Mr. Shaff, if the executive officer experiences a Qualifying Termination, the executive officer will be entitled to receive 12 months of continued base salary and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. In the event such Qualifying Termination occurs within the CIC Period, in lieu of the benefits described in the previous sentence, the executive officer will be entitled to accelerated vesting of the executive’s time-based equity awards, 12 months of continued base salary, up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.0 times the executive’s target bonus for the year of termination.
Each of the employment agreements contains a parachute payment “best pay” provision, under which payments and benefits in connection with a change in control made pursuant to the employment agreement or otherwise will either be made to the executive officer in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), whichever of the foregoing amounts is greater on an after-tax basis. Refer to the “—Golden Parachute Compensation” section below for quantification of the amounts that could become payable to our named executive officers under their employment agreements with us.
Compensation Arrangements with SPN
As of the date of this proxy statement, there are no new employment, equity or other arrangements or understandings between any executive officer or non-employee director of the Company, on the one hand, and SPN on the other hand, and no such arrangements or understandings are expected to be implemented.
Golden Parachute Compensation
The information set forth in the tables below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of Seres’ named executive officers (“NEOs”) that is based on or otherwise relates to the Transaction. For purposes of Seres’ employment agreements with our NEOs, Closing of the Transaction will constitute a change in control of Seres.
The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described below, and do not reflect certain compensation actions that may occur before the consummation of the Transaction. For purposes of calculating such amounts, on a pre-tax basis, Seres has assumed:
•	the Transaction is consummated on August 5, 2024, which is the latest practicable date prior to this filing,
•
the market price per share of Seres common stock is $0.72 (which equals the average closing trading price of Seres common stock over the first five business days following the first public announcement of the Transaction on June 6, 2024), and

•	each NEO experiences an involuntary termination immediately following the consummation of the Transaction.

Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Eric D. Shaff	1,644,000	158,418	54,417	1,856,835
Teresa L. Young, Ph.D.	665,000	51,717	12,453	729,170
Lisa von Moltke, M.D.	721,000	59,059	13,116	793,174
(1)
The estimated amount for each NEO represents the cash severance payments to which the NEO may become entitled under his or her existing employment agreement. As discussed above, under their existing employment agreements, upon a Qualifying Termination within the CIC Period, the NEOs will be entitled to base salary continuation for a certain number of months (18 months for Mr. Shaff, and 12 months for Mmes. Young and Moltke) and a lump sum cash amount equal to 1.0 times (or 1.5 times for Mr. Shaff) the NEO’s target bonus for the year of termination. The cash severance is contingent upon a Qualifying Termination and subject to the NEO’s execution and non-revocation of a release of claims. These are double-trigger amounts payable in connection with the Transaction only if an NEO incurs a Qualifying Termination within the CIC Period.

(2)
As noted above, each NEO is eligible for acceleration in full of his or her time-based equity awards in the event he or she experiences a Qualifying Termination within the CIC Period. Set forth below are the values of each unvested Seres equity award held by the NEOs that would become vested upon a Qualifying Termination following the Transaction. The amount shown for Seres RSUs equals the number of accelerated RSUs multiplied by $0.72 (which is the average closing trading price of Seres common stock over the first five business days following the first public announcement of the Transaction on June 6, 2024). The amount shown for Seres options is the excess, if any, of $0.72 (which is the average closing trading price of Seres common stock over the first five business days following the first public announcement of the Transaction on June 6, 2024) over the applicable option exercise price, multiplied by the number of shares of Seres common stock as to which the option would be accelerated. These are double-trigger amounts payable in connection with the Transaction only if an NEO incurs a Qualifying Termination within the CIC Period.

Name	Seres Options ($)	Seres RSUs ($)
Eric D. Shaff	—	158,418
Teresa L. Young, Ph.D.	—	51,717
Lisa von Moltke, M.D.	—	59,059
(3)
The estimated amount for each NEO represents continuation of medical benefits to which the NEO may become entitled under his or her existing employment agreement. As discussed above, under their existing employment agreements, upon a Qualifying Termination within the CIC Period, Seres will pay such NEOs continued medical, dental or vision coverage pursuant to COBRA for a certain number of months (18 months for Mr. Shaff and 12 months for Mmes. Young and Moltke). These are double-trigger amounts payable in connection with the Transaction only if the NEO incurs a Qualifying Termination within the CIC Period.

Regulatory Clearances and Approvals Required for the Transaction
HSR Act. Under the HSR Act and the rules promulgated thereunder by the FTC, the Transaction cannot be completed until Seres and SPN each file a notification and report form with the FTC and the Antitrust Division of the DOJ under the HSR Act and the applicable waiting period thereunder has expired or been terminated.
At any time before or after consummation of the Transaction, notwithstanding the expiration or termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Transaction, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Transaction, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Transaction or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
SPN and Seres submitted the requisite notification and report forms under the HSR Act on June 24, 2024. The waiting period under the HSR Act expired on Wednesday, July 29 at 11:59 p.m., Eastern Time.
Accounting Treatment
Under generally accepted accounting principles, upon completion of the Transaction, we will remove the net assets and liabilities related to the VOWST Business from our consolidated balance sheet. The results of operations of the VOWST Business will be treated as discontinued operations.

Material U.S. Federal Income Tax Consequences of the Transaction
The following discussion is a summary of the material anticipated U.S. federal income tax consequences of the Transaction, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect us. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Transaction.
The Transaction is a corporate action. Our U.S. stockholders will not recognize any gain or loss for U.S. federal income tax purposes directly as a result of the Transaction.
The Transaction will generally be treated as a sale of our assets in exchange for cash, certain contingent consideration and the assumption of certain liabilities. We expect to recognize gain on the sale of certain assets and loss on the sale of certain other assets, depending on the amount of consideration allocated to each asset compared with our tax basis in such asset. To the extent we recognize gain, we anticipate that our tax losses and other tax attributes will be available to offset all or a portion of our U.S. federal income tax liability resulting from such gain.
The determination of the amount of gain or loss recognized as a result of the Transaction and whether and to what extent our tax attributes will be available to offset the gain is highly complex and is based in part on facts that will not be known until the completion of the Transaction. While we are still assessing the impacts, it is possible that we will incur U.S. federal income tax as a result of the Transaction. In addition, to the extent our tax attributes are used to offset any gain, those tax attributes would not be available to offset other income or gain we recognize in the future, potentially increasing our future tax liabilities.
Termination of Bacthera Manufacturing Agreement
Concurrently with the execution of the Purchase Agreement, Seres, SPN and Bacthera AG entered into an Assignment and Termination of Manufacturing Agreement (the “Termination of Bacthera Manufacturing Agreement”), pursuant to which the parties agreed that concurrently with the Closing, Seres will assign that certain Long Term Manufacturing Agreement, dated November 8, 2021, as amended by that certain Amendment to the Long Term Manufacturing Agreement, dated December 14, 2022 (the “Bacthera Agreement”) between Seres and Bacthera AG, and, immediately thereafter, the Bacthera Agreement will be terminated by mutual agreement, upon the terms and subject to the conditions set forth therein. Pursuant to the Termination of Bacthera Manufacturing Agreement, concurrently with the Closing, SPN will pay a specified amount to Bacthera AG in full and final settlement of all outstanding liabilities owed to Bacthera AG pursuant to the Bacthera Agreement. At Closing, in exchange for a payment to be made by SPN to Bacthera AG, each of Bacthera AG and Seres will release one another from any losses, liabilities or other obligations arising thereunder with respect to the period ending as of the date of the Closing, including without limitation any milestone payments required to be paid to Bacthera AG thereunder. The Bacthera Agreement governed the general terms under which Bacthera AG agreed to (i) construct a dedicated full-scale production suite for Seres at Bacthera AG’s Microbiome Center of Excellence in Visp, Switzerland; and (ii) provide manufacturing services to Seres for VOWST.
Effects on Seres if the Transaction Is Completed and the Nature of Seres’ Business Following the Transaction
If the Transaction is completed, we will no longer operate the VOWST Business. Following Closing, we expect to focus on advancing SER-155 and our other wholly-owned cultivated live biotherapeutic candidates for medically vulnerable patient populations with potential to address large commercial opportunities.
We are obligated to use the proceeds from the completion of the Transaction to fully repay our indebtedness under the Oaktree Credit Agreement, and we intend to use the remaining proceeds to support the further advancement of SER-155 and our other cultivated live biotherapeutic candidates and to fund its post-Closing obligations to pay 50% of the Net Loss, if any, the MSK Costs, the Safety Study Expenses and 80.1% of the Waltham Lease during the Profit Sharing Period as more fully described elsewhere in this proxy statement. Based on Seres’ current cash, our future operating plans, and the capital expected to be obtained from the Transaction

(accounting for estimated on-going costs related to the Transaction), we anticipate being able to extend our cash runway into the fourth quarter of 2025, subject to our material compliance with the Transition Services Agreement (and related receipt of the Installment Payments). Notwithstanding this present expectation, the Seres Board may use the proceeds of the Transaction for other purposes for the benefit of Seres and its stockholders, and in connection therewith may find it necessary or advisable to use portions of the proceeds from the Transaction for different or presently non-contemplated purposes.
The Transaction will not alter the rights, privileges or nature of the Seres common stock. A stockholder who owns shares of our common stock immediately prior to the completion of the Transaction will continue to hold the same number of shares immediately following the completion of the Transaction. Following Closing, Seres common stock will continue to be listed on Nasdaq Global Select Market under the ticker symbol “MCRB.”

THE PURCHASE AGREEMENT
The following is a summary of the material terms and conditions of the Purchase Agreement. This summary does not purport to be complete and may not contain all of the information about the Purchase Agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached to this proxy statement as Annex A. We encourage you to read the Purchase Agreement carefully and in its entirety because it is the legal document that governs the Transaction.
Purchase and Sale of Assets
Acquired Assets
Upon the terms and subject to the conditions of the Purchase Agreement, Seres is required to, and will cause its affiliates to, sell, convey, assign, transfer and deliver to SPN or its designated affiliates all of its and its affiliates’ rights, title and interest in and to the following (the “Acquired Assets”):
•
the regulatory approvals held by Seres or any of its affiliates primarily with respect to the exploitation of the Product, including the regulatory approvals listed on the Seller Disclosure Letter (as defined in the Purchase Agreement), but excluding the Excluded Assets (as defined below) (the “Acquired Regulatory Approvals”);

•
the contracts to which Seres or any of its affiliates is bound that are primarily related to the exploitation of the Product, including those listed on the Seller Disclosure Letter, but excluding the Excluded Contracts (the “Acquired Contracts”);

•	the intellectual property set forth on Annex A to the Purchase Agreement (the “Acquired IP”);
•
the finished goods inventory of Product, together with any other inventory (including work-in-process, raw materials, active pharmaceutical ingredients and packaging supplies inventory), primarily related to the Product that is owned by Seres or its affiliates as of Closing, whether or not in the possession or control of Seres (the “Acquired Inventory”);

•	the Acquired Marketing Records, Acquired Regulatory Documentation and Acquired Books and Records (each as defined in the Purchase Agreement);
•
all machinery, equipment, vehicles, and other items of tangible personal property and assets that are owned by Seres or its affiliates, wherever located, in each case to the extent used primarily in the exploitation of the Product, including the items identified in the Seller Disclosure Letter, but excluding the Excluded Assets (the “Acquired Equipment”);

•
all guaranties, warranties, indemnities and similar rights that have been made by any predecessors in title, manufacturers or suppliers and other third parties, to the extent relating to any Assumed Liabilities or the Acquired Assets;

•
all claims, counterclaims, defenses, causes of action, demands, judgments, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind against any third party, to the extent relating to any Assumed Liabilities or the Acquired Assets;

•	all goodwill associated with the Acquired Assets;
•
all prepaid expenses, deferred charges, advance payments, prepaid rent, rent or security deposits (whether deposited with or paid by Seres or its affiliate) and similar items, to the extent relating to any Assumed Liabilities or the Acquired Assets; and

•
all other assets, properties and rights that are owned or held by Seres or any of its affiliates as of Closing (wherever located) that are used or held for use primarily in the exploitation of the Product, other than the Excluded Assets.

Excluded Assets
Upon the terms and subject to the conditions of the Purchase Agreement, the following assets (the “Excluded Assets”) will not be transferred to SPN and will be retained by Seres following Closing:
•
the accounts receivable, notes receivable and other indebtedness due and owed by any third party to Seres or its affiliates arising from, or held in connection with, the exploitation of the Product by or on behalf of Seres or any of its affiliates, determined as of 11:59 p.m., Eastern Time, on the business day preceding the Closing date; but excluding any tax receivables;

•
any losses, loss carryforwards, attributes and rights to receive refunds, credits, rebates and loss carryforwards with respect to any and all taxes of Seres or its affiliates or relating to the Acquired Assets or the exploitation of the Product for any taxable period ending on or before the Closing date and the portion of any straddle period ending on the Closing date ;

•
any current and prior insurance policies and all rights of any nature with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries;

•
the corporate books and records of Seres or its affiliates, including all tax returns and workpapers, other than the Acquired Marketing Records, Acquired Regulatory Documentation and Acquired Books and Records transferred as part of the Acquired Assets;

•	the Seller Names (as defined in the Purchase Agreement) and Seller Retained IP (as defined in the Purchase Agreement)
•	other than the Acquired Contracts, all contracts to which Seres or any of its affiliates are a party, including those set forth on the Seller Disclosure Letter (the “Excluded Contracts”);
•	all tangible personal property of Seres and its affiliates other than the Acquired Inventory and the Acquired Equipment;
•
all communications involving attorney-client confidences between Seres or its affiliates, on the one hand, and their respective legal counsel, on the other hand, in the course of the negotiation, documentation and consummation of the transactions contemplated by the Purchase Agreement or relating to the Excluded Liabilities (defined below);

•
all guaranties, warranties, indemnities and similar rights that have been made by any predecessors in title, manufacturers or suppliers and other third parties, to the extent relating to any Excluded Liabilities or the Excluded Assets;

•	all assets under or relating to any Seller Benefit Plan (as defined in the Purchase Agreement);
•
all claims, counterclaims, defenses, causes of action, demands, judgments, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind against any third party, to the extent relating to any Excluded Liabilities or the Excluded Assets;

•
all rights of Seres or any of its affiliates under the Purchase Agreement, the Ancillary Agreements and the other agreements and instruments executed and delivered in connection with the Purchase Agreement ;

•	any other assets or rights owned or held by Seres or any of its affiliates that are not primarily related to the Product; and
•	the assets, properties, rights and interests of Seres and its affiliates listed on certain schedules of the Seller Disclosure Letter.

Assumption and Transfer of Liabilities
Assumed Liabilities
Upon the terms and subject to the conditions of the Purchase Agreement, at the completion of the Transaction, SPN and its affiliates are required to assume, and agree to pay or otherwise perform or discharge when due all of the liabilities of Seres and its affiliates listed below (the “Assumed Liabilities”):
•
all liabilities arising out of, in respect of or relating to (i) the Acquired Assets, including the use, ownership, possession, operation, sale or lease thereof, on or after the Closing date, or (ii) the exploitation of the Product, by or on behalf of SPN or its affiliates or their respective agents or assignees on or after the Closing date, including the conduct and completion of the Ongoing Safety Study (as defined in the Purchase Agreement) (but excluding the costs and expenses incurred in connection with the conduct of the Ongoing Safety Study (the “Ongoing Safety Study Expenses”) during the period from the Closing date until December 31, 2025 (the “Profit Sharing Period”) and including the Ongoing Safety Study Expenses following the expiration of the Profit Sharing Period);

•
all liabilities with respect to the Acquired Regulatory Approvals or obtaining additional permits or regulatory approvals for the exploitation of the Product in any country or territory, in each case, arising or to be paid or performed on or after the Closing date, other than any such liabilities relating to a violation of law, breach of any permit or regulatory approval or misconduct prior to the Closing date;

•
(i) all liabilities due and payable or arising under, or to be performed under, the Acquired Contracts (other than the exclusive license agreement between Seres and Memorial Sloan Kettering Cancer Center, dated October 16, 2019, as may be amended (the “MSK Agreement”) which assumption is described in subclause (iii) hereof and the lease of the Waltham facility as described in the following section) on or after the Closing date which do not constitute a liability relating to a breach of an Acquired Contract prior to the Closing date; (ii) solely with respect to the Long Term Manufacturing Agreement, effective as of November 8, 2021, by and between Seres and Bacthera AG, as amended on December 14, 2022 (the “Bacthera Agreement”), the liabilities constituting the “Substantial Completion” milestone payment payable pursuant thereto, in an amount equal to Twenty Five Million Two Hundred Eighty Six Thousand Seven Hundred Sixty Six Swiss Francs (CHF25,286,766) as of the date hereof, but excluding the Retained Bacthera Amount (as defined in the Purchase Agreement) which shall be discharged by Seres by a reduction of the Closing Date Payment (as described below) and (iii) solely with respect to the MSK Agreement, all liabilities due and payable or arising under, or to be performed thereunder on or after the Closing date, but excluding (A) any liability that constitutes part of certain milestone and royalty payments under the MSK Agreement (the “MSK Costs”) during the Profit Sharing Period or (B) any liability related to a breach of the MSK Agreement occurring or in existence prior to the Closing date;

•
all liabilities arising out of or relating to any action (including warranty claims and manufacturing or product liability or similar claims) by a third party to the extent such liabilities relate to a Product sold on or after the Closing date;

•	all liabilities for (i) taxes in respect of or relating to any Acquired Asset for any tax period following Closing, and (ii) SPN’s share of any transfer taxes pursuant to the Purchase Agreement; and
•
(i) all employment and employee liabilities with respect to any employee who is offered and accepts SPN’s offer of employment pursuant to the Purchase Agreement (the “Transferring Employees”) and their dependents and beneficiaries arising on or following or relating to the period on or after the Closing date, other than the Excluded Employee Liabilities (as defined in the Purchase Agreement), and (ii) all employment and employee liabilities expressly required to be assumed by SPN or its affiliates under the Purchase Agreement.

Excluded Liabilities
Upon the terms and subject to the conditions of the Purchase Agreement, Seres and its affiliates will retain and be responsible for, and SPN and its affiliates will not assume, the following liabilities of Seres and its affiliates (the “Excluded Liabilities”):
•
all accounts payable, notes payable and other indebtedness due and owed by any of Seres or its affiliates to any third party arising from, or owed in connection with, the exploitation of the Product by or on behalf of Seres or its affiliates, determined as of 11:59 p.m., Eastern Time, on the business day preceding the Closing date, but excluding any tax payables;

•
all liabilities in respect of any indebtedness of Seres or its affiliates, including any liabilities of Seres or its affiliates under or in connection with the Credit Agreement and Guaranty, dated April 27, 2023, by and among Seres, the subsidiary guarantors from time to time party thereto, the Lenders and Oaktree Fund Administration, LLC (the “Oaktree Credit Agreement”);

•	all liabilities comprising the MSK Costs or the Ongoing Safety Study Expenses, in each case during the Profit Sharing Period;
•	all liabilities to the extent related to the Excluded Assets or any products of Seres or its affiliates, other than the Product;
•
all liabilities arising out of, in respect of or relating to (i) the Acquired Assets, including the use, ownership, possession, operation, sale or lease thereof, prior to the Closing date, or (ii) the exploitation of the Product, by or on behalf of Seres or its affiliates or their respective agents or assignees prior to the Closing date, in each case of clauses (i) and (ii), other than any liability that is or was a liability of SPN or any of its affiliates pursuant to an Existing Agreement (as defined in the Purchase Agreement);

•
(i) all liabilities due and payable or arising under, or to be performed under, the Acquired Contracts prior to the Closing date other than certain liabilities related to the Bacthera Agreement, (ii) all liabilities relating to a breach of an Acquired Contract prior to the Closing date, including any accumulated interest or late payment fees accrued under the Bacthera Agreement prior to the Closing date and (iii) eighty and one-tenth percent (80.1%) of all liabilities due and payable to the landlord under the Waltham Lease during the Profit-Sharing Period (excluding the liabilities arising under the Waltham Lease following the Profit Sharing Period and the Waltham Allowable Costs (as defined in the Purchase Agreement));

•
all liabilities arising out of or relating to any action (including warranty claims and manufacturing or product liability or similar claims) by a third party to the extent such liabilities relate to a Product sold by or on behalf of Seres or any of its affiliates prior to the Closing date, other than the liabilities that is or was a liability of SPN or any of its affiliates pursuant to an Existing Agreement;

•
all liabilities arising out of or relating to any violation, misappropriation or violation of the intellectual property rights of a third party relating to the exploitation of the Product by or on behalf of Seres or any of its affiliates prior to the Closing date;

•
all liabilities for (i) taxes of Seres, (ii) taxes imposed on any Acquired Asset for any tax period prior to Closing, (iii) Seres’ share of any transfer taxes pursuant to the Purchase Agreement, and (iv) any liability of Seres for the taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract (other than contracts entered into in the ordinary course of business not primarily related to taxes) or otherwise; but excluding, in each case, SPN’s share of any transfer taxes pursuant to the Purchase Agreement;

•
(i) all liabilities incurred under or with respect to any Seller Benefit Plan, (ii) all liabilities arising out of, relating to or with respect to the employment or performance of services, or termination of employment or services by Seres or any of its affiliates of any individual (collectively, the “Excluded Employee Liabilities”), provided, that any liability described in clauses (i) or (ii) which is expressly required to be assumed by SPN under the Purchase Agreement will not be treated as an Excluded Employee Liability; and

•
all liabilities for which Seres or any of its affiliates are responsible under the Purchase Agreement and the Ancillary Agreements or other agreements and instruments executed and delivered in connection with the Purchase Agreement.

Consideration for the Transaction
As consideration for the Transaction, SPN has agreed to pay to Seres consideration as described below.
Closing Date Payment; Prepaid Milestone
On the Closing date, SPN will pay Seres (i) a cash payment of $100 million, less approximately $17.9 million owed by Seres to an affiliate of SPN as of March 31, 2024 under the existing license agreement between Seres and the SPN affiliate, less approximately CHF2.0 million in satisfaction of fees due under the Bacthera Agreement, and (ii) a prepaid milestone payment of $60 million (the “Prepaid Milestone”) which is tied to the achievement of worldwide annual net sales of the Product of $150 million (the “First Sales Milestone”). The Prepaid Milestone will accrue interest at a rate of 10% per annum from the Closing date until the First Sales Milestone is achieved and, thereafter at 5% per annum until the earlier of (A) the date on which the Prepaid Milestone, plus accrued interest thereon, has been repaid in full by set-off and (B) the last day of the ten year Milestone Period. If any amount of the Prepaid Milestone (and any accrued interest thereon) remains outstanding as of following the last day of the Milestone Period, the balance thereof (together with any interest accrued thereon) will be forgiven and the right of set-off of SPN with respect thereto will be deemed forfeited by SPN.
Installment Payments
Following Closing, SPN will pay to Seres the Installment Payments in the amounts specified below in cash on the dates specified below, provided that, as of the applicable payment date, Seres is in compliance with its obligations under the Transition Services Agreement in all material respects, as defined in the terms and conditions thereto:
•	On January 15, 2025, SPN will pay Seres Fifty Million US Dollars ($50,000,000); and
•	On July 1, 2025, SPN will pay Seres Twenty Five Million US Dollars ($25,000,000).
The Installment Payment due on July 1, 2025 will be reduced by an amount related to certain employment obligations assumed by SPN through the period prior to the Closing date.
Milestone Payments
During the period from the Closing date until December 31 of the calendar year in which the tenth anniversary of the Closing date occurs (the “Milestone Period”), SPN will pay to Seres each of the following one-time contingent Milestone Payments (each corresponding milestone event, a “Milestone”) set out below following the first time that the Net Sales (as defined in the Purchase Agreement) of Product in the entire world reach the following thresholds, in accordance with the Purchase Agreement, provided that the Milestone Payment payable on achievement of the First Sales Milestone set out below will be funded at Closing as part of SPN’s obligation to pay Seres the Prepaid Milestone as noted above:
Milestone Events	Milestone Payment
First Calendar Year in which annual Net Sales of Product in the entire world equal or exceed $150,000,000	$60,000,000
First Calendar Year in which annual Net Sales of Product in the entire world equal or exceed $400,000,000	$125,000,000
First Calendar Year in which annual Net Sales of Product in the entire world equal or exceed $750,000,000	$150,000,000
The Milestone Payments will be satisfied in the following manner: (i) first, by set-off against all accrued interest on the Prepaid Milestone until the amount of such accrued interest has been repaid in full, (ii) second, by set-off against the outstanding balance of the Prepaid Milestone until the Prepaid Milestone has been repaid in full, and (iii) thereafter, any amount due in respect of the Milestone Payments shall be paid in cash within 30 days following Seres’ delivery of an invoice. In the event that the First Sales Milestone is not achieved during the Milestone Period, SPN will not be entitled to a refund thereof. Instead, the right to repayment of the Prepaid Milestone will be forfeited by SPN. During the Milestone Period, SPN shall report to Seres within ten business days after the end of each calendar quarter the Net Sales of Product, determined in accordance with the International Financial Reporting Standards (“IFRS”).

Net Profit/Net Loss
During the Profit Sharing Period, Seres will be entitled to receive 50% of all Net Profit (as defined below) and will bear 50% of all Net Loss (as defined below), and Nestlé Health Science will be entitled to receive 50% of all Net Profit and will bear 50% of all Net Loss, as applicable.
“Net Profit” means a positive Net Profit/Net Loss, and “Net Loss” means a negative Net Profit/Net Loss.
“Net Profit/Net Loss” means, for any period, net sales of VOWST in the United States and Canada, plus any other income received from a third party that is attributable to VOWST in the United States or Canada or in connection with the grant of a license or sublicense with respect to VOWST in the United States and Canada as described in the Purchase Agreement, less allowable expenses directly attributable or reasonably allocable to certain development activities, commercialization activities, medical affairs activities, manufacturing activities or other relevant activities, as described in the Purchase Agreement, during such period.
SPN will provide an initial budget setting forth the projected Net Profit/Net Loss with respect to the Product, as further described in the Purchase Agreement, as promptly as practicable but in no event later than Closing, for the period from the Closing date through December 31, 2024. SPN will provide Seres with a good faith estimated budget prior to October 31, 2024, for the calendar year ending December 31, 2025. Such budgets are a non-binding estimated forecast for such period.
If SPN reasonably expects that the aggregate Net Loss or Ongoing Safety Study Expenses for such calendar quarter will exceed 115% of the estimated aggregate Net Loss (if applicable) or the Ongoing Safety Study Expenses, as applicable, as set forth in the budget for such calendar quarter, then SPN shall provide prompt notice thereof to Seres; provided, that the failure of SPN to provide such notice shall not relieve Seres of its obligations.
SPN will have the right to offset any Net Loss amounts owed to it by Seres against the Installment Payments or Milestone Payments in the event that Seres fails to timely make any payment of its share of a Net Loss that becomes due and payable under the Purchase Agreement; provided, that, Seres may elect to have any Net Loss amounts owed to SPN by Seres pursuant to the Purchase Agreement offset against amounts due and payable to Seres by SPN under the Transition Services Agreement.
During the Profit Sharing Period, Seres will reimburse Nestlé Health Science for the MSK Costs and the Ongoing Safety Study Expenses within 30 days following SPN’s delivery of an invoice therefor. Following the Profit Sharing Period, the Ongoing Safety Study Expenses will be borne exclusively by Nestlé Health Science.
Closing Date of the Transaction
The sale, conveyance, assignment, transfer and delivery of the Acquired Assets and the assumption by SPN of the Assumed Liabilities contemplated by the Purchase Agreement will take place on the second business day following such date that the last of the conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as SPN and Seres mutually agree in writing; provided, that in the event that the conditions to Closing are satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at Closing, but subject to the satisfaction or waiver of such conditions) on or after the date that is three business days prior to the end of the month in which the last of such conditions has been satisfied, unless Seres and SPN mutually agree otherwise, Closing shall take place on the last business day of such month.
Representations and Warranties
Seres’ representations and warranties to SPN in the Purchase Agreement relate to, among other things:
•	the organization, power, and standing of Seres;
•	authority, non-contravention and required filings;
•	title to the Acquired Assets;
•	financial information;
•	intellectual property;
•	data privacy and security;

•	Acquired Contracts;
•	compliance with law and regulatory approvals;
•	litigation and court orders;
•	taxes;
•	employees and labor matters;
•	Seres benefit plans;
•	absence of certain developments;
•	real property;
•	condition of the Acquired Assets;
•	inventory;
•	product liability;
•	brokers;
•	accuracy of this proxy statement; and
•	exclusivity of representations.
SPN’s representations and warranties to Seres in the Purchase Agreement relate to, among other things:
•	the organization, power, and standing of SPN;
•	authority, non-contravention and required filings;
•	availability of sufficient funds;
•	litigation;
•	brokers; and
•	exclusivity of representations.
Definition of “Material Adverse Effect”
Many of the representations and warranties in the Purchase Agreement made by Seres and SPN are qualified by a “Material Adverse Effect” standard for purposes of determining whether the relevant condition to Closing, described in greater detail under “—Conditions to the Completion of the Transaction”, is satisfied (that is, they will not be deemed to be untrue or incorrect as of the Closing date, as if such representations and warranties were made as of the Closing date, unless their failure to be true or correct has had or would reasonably be expected to have a Material Adverse Effect).
For purposes of the Purchase Agreement, a “Material Adverse Effect” means any event, occurrence, effect, matter, change, development or state of facts that is materially adverse to (a) the Product, the Acquired Assets and the Assumed Liabilities, taken as a whole, or (b) Seres’ or its affiliate’s ability to consummate the Transactions; provided, however, that, in determining whether a Material Adverse Effect has occurred, there shall be excluded from the definition any event, occurrence, effect, matter, change, development or state of facts that results from: (i) changes or conditions affecting the industries in which the Product is exploited or the economy, in each case, in any territory in which the Product is exploited, (ii) any change in law or in GAAP or IFRS (in any territory in which the Product is exploited), or in the interpretation of any of the foregoing, (iii) conditions arising out of acts of terrorism, war conditions, natural disasters or other force majeure events, (iv) declining sales of the Product (including due to competition) or the failure to meet projections, forecasts, estimates or budgets with respect to the Product (any underlying cause for any such failure will not be excluded by this clause (iv)), (v) the announcement or pendency of the transactions contemplated by SPN or any action required to be taken by Seres or any of its affiliates pursuant to the terms of the Purchase Agreement or any action taken by Seres or any of its affiliates with SPN’s written consent, (vi) the failure to take any action that Seres or any of its affiliates have requested the consent of SPN to take and which SPN did not grant its consent with respect thereto, (vii) any action by Seres or its affiliates which SPN has expressly requested be taken or (viii) any acts or omissions of SPN or any of its affiliates; except, in the cases of clauses (i), (ii), (iii) and (iv) only, to the extent Seres, the Product, the Acquired Assets or the Assumed Liabilities is disproportionately affected by such effect as compared to other similarly situated persons as Seres operating in the industries in which the Product is exploited.
Conduct of the Business Pending the Transaction
Seres has agreed to certain covenants in the Purchase Agreement restricting the conduct of its business between the date of the Purchase Agreement and the completion of the Transaction (or any earlier termination of the Purchase Agreement).
As a general matter, between the date of the Purchase Agreement and the completion of the Transaction, Seres will, and will cause its affiliates to, (x) conduct its business with respect to the Product and the Acquired Assets in the ordinary course of business, and in all material respects in accordance with applicable law, (y) use its commercially reasonable efforts to preserve the goodwill of such business and the present relationships with employees (which efforts shall not include granting to employees special financial or equity incentives unless the parties mutually agree on a retention plan and funding responsibilities therefor), customers, vendors, suppliers, manufacturers and others having commercial relationships with such business and (z) except as the same may be restricted by applicable laws, consult with SPN regarding any material developments, strategic or other material decisions concerning the exploitation of the Product or the Acquired Assets.
Additionally, except as set forth on the Seller Disclosure Letter, Seres will not, and will cause its affiliates not to, without the prior written consent of SPN (not to be unreasonably withheld, conditioned or delayed), do any of the following:
•
mortgage, lease, pledge or otherwise encumber any Acquired Assets or sell, transfer, license, fail to maintain, permit to lapse or otherwise dispose of any Acquired Assets except in the ordinary course of business, in each case, other than (A) Permitted Encumbrances (as defined in the Purchase Agreement) and (B) in connection with the sale of inventory, goods or services in the ordinary course of business;

•
terminate any Acquired Contract (other than any termination that occurs pursuant to the terms thereof without any action on the part of Seres or any of its affiliates), or make any material amendment to, waive any material right or grant a license under or assign any Acquired Contract;

•	waive any material claims or rights that relate solely or primarily to the Acquired Assets or the Assumed Liabilities;
•
enter into any material contract relating to the exploitation of the Product, other than contracts with respect to the sale of inventory or entered into in the ordinary course of business, or purchase orders and statements of work entered into under existing agreements in the ordinary course of business;

•	commence or settle any action material to the exploitation of the Product, the Acquired Assets or the Assumed Liabilities;
•	abandon, fail to maintain or allow to lapse, or grant any license or sublicense under or with respect to any Acquired IP, other than in the ordinary course of business;
•
with respect to the exploitation of the Product, (i) materially change any practices with respect to inventory levels of the Product, including Product maintained at the wholesale, chain or institutional levels other than in the ordinary course of business or (ii) enter into or establish any material new business practices or programs or change or modify in any material way any business practices or program other than in the ordinary course of business;

•
make or change any tax election, change any annual tax accounting period, filed any amended tax return, entered into any closing agreement, settle any tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or adopt or change any accounting principle, policy, or procedure used by Seres regarding taxes, in each case in respect of the Acquired Assets, to the extent such actions would have an adverse effect on the Acquired Assets or SPN after the Closing date;

•
(i) grant any promotion, increase in the base salary or wages, bonus opportunity, commission rates or severance benefits payable to any Employee (as defined below), (ii) establish, adopt, enter into or amend in any material respect any material Seller Benefit Plan for Employees, or (iii) take any action to accelerate any rights or benefits of Employees under any material Seller Benefit Plan, in each case, except (A) as required by applicable law or the terms of any Seller Benefit Plan in effect as of the date hereof or (B) with respect to (ii) and (iii), in the ordinary course of business and as applies to substantially all similarly situated employees of Seres or its affiliates who are not employees; provided that with respect to clause (iii), Seres shall promptly notify SPN of any such acceleration; or
•	agree or commit to do any of the foregoing.
Obligation to Call a Stockholders’ Meeting
As soon as possible following the date of the Purchase Agreement, Seres will call, give notice of, convene and hold a meeting of its stockholders to be held within 30 business days of the initial mailing of this proxy statement for the purpose of seeking stockholder approval of the Transaction. Unless the Seres Board has made a Change in Recommendation in accordance with the Purchase Agreement, Seres is required to include the Board Recommendation in this proxy statement, and will solicit, and use its reasonable best efforts to obtain, the approval of the Seres stockholders for the Transaction.
Non-Solicitation Covenant
Subject to certain exceptions, Seres has agreed that it will not, and will cause its representatives not to, directly or indirectly:
•
solicit, initiate, knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any communication, inquiries or the making of any submission, announcement, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•
participate in any discussions or negotiations or cooperate in any way not permitted by the Purchase Agreement with any person (other than SPN or its representatives) regarding any submission, announcement, proposal or offer the consummation of which would constitute an Acquisition Proposal;

•
provide any information or data concerning Seres or the Acquired Assets to any person (other than SPN or its representatives) in connection with, or in response to, any submission, announcement, proposal or offer the consummation of which would constitute an Acquisition Proposal;

•
approve, endorse or recommend, make any public statement approving or recommending, or enter into any agreement relating to, any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or requiring Seres to abandon, terminate or fail to consummate the sale of the Acquired Assets in accordance with the terms hereof;

•	execute or enter into any letter of intent or any contract contemplating or otherwise relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement);
•
take any action that would reasonably be expected to lead to an Acquisition Proposal or Seres otherwise becoming required to abandon, terminate or fail to consummate the sale of the Acquired Assets in accordance with the terms hereof; or

•	publicly propose to do any of the foregoing.
Seres will, and Seres will instruct and use its reasonable best efforts to cause its representatives to, immediately cease and cause to be terminated any discussions, negotiations and communications with any person conducted prior to the date of the Purchase Agreement with respect to any Acquisition Proposal, or that would reasonably be expected to lead to an Acquisition Proposal, and will promptly terminate access by any such person to any physical or electronic data room hosted by Seres or its representatives relating to any such Acquisition Proposal and request the destruction or return (to the extent provided for by the applicable confidentiality agreement) of any and all nonpublic information previously provided to such person (other than SPN), in each case, as soon as reasonably practicable (but in any event within three business days) after the date of the Purchase Agreement.
Prior to the time, but not after, the stockholder approval for the Transaction is obtained, Seres may, in response to an unsolicited bona fide, written Acquisition Proposal from any person or group of persons, which Acquisition Proposal was made or renewed on or after the date of the Purchase Agreement and which did not result from a material breach of Seres’ non-solicitation obligations under the Purchase Agreement:

•	contact the person or group of persons making such Acquisition Proposal solely to inform such person or group of persons of Seres’ non-solicitation obligations under the Purchase Agreement;
•
provide access to non-public information regarding Seres to the person who made such Acquisition Proposal; provided that such information has previously been made available to SPN or is provided to SPN substantially concurrently with the making of such information available to such person and that, prior to furnishing any such material non-public information, Seres receives from the person making such Acquisition Proposal an executed confidentiality agreement in customary form that does not prohibit Seres from providing any information to SPN in accordance with, and otherwise complying with, the Purchase Agreement (such confidentiality agreement, an “Acceptable Confidentiality Agreement”); and

•	engage or participate in any discussions or negotiations with any such person regarding such Acquisition Proposal.
provided, Seres has provided prior written notice to SPN and the Seres Board determines in good faith after consultation with (A) Seres’ financial advisor and outside legal counsel that based on the information then available, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (B) Seres’ outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Seres Board to Seres’ stockholders under applicable law.
Seres is required to promptly (and, in any event, within twenty-four hours) notify SPN if (i) any written or other requests, inquiries, proposals or offers with respect to an Acquisition Proposal, or any inquiries, proposals, offers or requests for information relating to an Acquisition Proposal, are received by Seres or any of its representatives, (ii) any information is requested from Seres or any of its representatives in connection with any Acquisition Proposal or (iii) any discussions or negotiation with respect to an Acquisition Proposal are sought to be initiated or continued with Seres or any of its representatives, providing, in connection with such notice, unredacted copies of any written requests, inquiries, proposals or offers or other materials, including proposed agreements and a summary of the material terms and conditions of any such oral request, inquiry, proposal or offer (including any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto), the name of such person or group and a summary of any material unwritten terms and conditions thereof, and thereafter shall keep SPN reasonably informed of the status and terms of any material developments, discussions or negotiations of such requests, inquiries proposals or offers (including by furnishing copies of any amendments or modifications thereto) on a prompt basis (and in any event within twenty-four hours of such material development, discussion or negotiation).
For the purposes of the Purchase Agreement, an “Acquisition Proposal” is any inquiry, proposal or offer from any person (other than SPN or any of its affiliates) concerning (x) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Seres; (y) the issuance or acquisition of shares of capital stock or other equity securities of Seres in one or more related transactions which would cause any person which is not a stockholder of Seres on the date of the Purchase Agreement to own twenty percent or more of Seres’ outstanding equity, other than any issuance pursuant to the Securities Purchase Agreement; or (z) the sale, lease, exchange or other disposition of any significant portion of the Acquired Assets.
For purposes of the Purchase Agreement, a “Superior Proposal” is any unsolicited bona fide, written Acquisition Proposal (with percentages in the definition of Acquisition Proposal increased to fifty percent), which Acquisition Proposal was made or renewed on or after the date of the Purchase Agreement and did not arise out of a breach of Seres’ non-solicitation obligations under the Purchase Agreement on terms which the Seres Board determines in its good faith judgment, after consultation with Seres’ financial advisors and outside legal counsel, is reasonably expected to be consummated in accordance with its terms, taking into account all legal, financial, timing and regulatory aspects (including certainty of Closing) of the proposal and the person or group of persons making the proposal, and, if consummated, would result in a transaction more favorable to Seres’ stockholders (solely in their capacity as such), from a financial point of view, than the transactions contemplated by the Purchase Agreement (including after taking into account any revisions to the terms of the transactions contemplated by the Purchase Agreement pursuant to the Purchase Agreement and the time likely to be required to consummate such Acquisition Proposal).

Changes in Board Recommendation
Adverse Recommendation Change
Subject to specified exceptions described below, the Seres Board may not (i) effect a Change in Recommendation by withholding, withdrawing, qualifying or modifying (or publicly proposing or resolving to withhold, withdraw, qualify or modify), in a manner adverse to SPN, the Board Recommendation, failing to include the Board Recommendation in this proxy statement, failing to publicly reaffirm the Board Recommendation within three business days after SPN requests in writing that such action be taken, or adopting, approving, recommending or otherwise declaring advisable (or publicly proposing or resolving to adopt, approve, recommend or otherwise declare advisable) any Acquisition Proposal or making or authorizing the making of any public statement (oral or written) that has the substantive effect of such a withdrawal, qualification or modification or (ii) adopt, approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, cause or permit Seres to execute or enter into an Alternative Acquisition Proposal in the form of any contract, including any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, license agreement, partnership agreement, lease agreement or other agreement (other than an Acceptable Confidentiality Agreement) with respect to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal or requiring, or reasonably expected to cause, Seres (or that would require Seres) to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the transactions contemplated by the Purchase Agreement.
Superior Proposal
Following (i) receipt of an unsolicited, bona fide written Acquisition Proposal by Seres that was made on or renewed on or after the date of the Purchase Agreement that did not result from a material breach of Seres’ non-solicitation obligations under the Purchase Agreement that has not been withdrawn and with respect to which Seres has received a written, definitive form of Alternative Acquisition Agreement, and the Seres Board determining in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal, or (ii) the occurrence of an Intervening Event, the Seres Board may, at any time prior to the time the stockholder approval is obtained, make a Change in Recommendation with respect to such Superior Proposal, only if all of the following conditions are met:
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Seres shall have (A) in the case of an Acquisition Proposal, complied in all material respects with the provisions of the Purchase Agreement and has (B) provided to SPN five business days’ prior written notice, which shall state expressly (1)(I) with respect to an Acquisition Proposal, that it has received a written Acquisition Proposal that constitutes a Superior Proposal and the material terms and conditions of the Acquisition Proposal (including the consideration offered therein and the identity of the person or group making the Acquisition Proposal) and (II) with respect to an Intervening Event, that an Intervening Event has occurred and a reasonably detailed description of such Intervening Event (including the material facts and circumstances of such Intervening Event), and (2) that, subject to the below bullet point, the Seres Board has determined to hold a meeting at which it intends to effect a Change in Recommendation, and (C) during such five business day period, (1) engaged in good faith negotiations with SPN (to the extent SPN wishes to engage) with respect to any revisions to the terms and conditions of the Purchase Agreement, or another proposal, which may be proposed in writing by SPN, and (2) in determining whether to make a Change in Recommendation, the Seres Board shall take into account any changes to the terms of the Purchase Agreement, or another proposal, proposed in writing by SPN; and

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the Seres Board shall have determined, in good faith, after consultation with outside legal counsel, that, in light of such Superior Proposal or Intervening Event and taking into account any revised terms proposed in writing by SPN, (A) with respect to the Superior Proposal, such Superior Proposal continues to constitute a Superior Proposal and (B) with respect to the Superior Proposal or Intervening Event, after consultation with outside legal counsel, that the failure to make such Change in Recommendation would be inconsistent with the directors’ fiduciary duties to Seres’ stockholders under applicable law.

Required Efforts to Consummate the Transaction
Seres and SPN will use their reasonable best efforts to cause Closing to occur as promptly as practicable after the date of the Purchase Agreement, including taking all reasonable actions necessary (i) to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to Closing and (ii) to obtain or make each consent of or with a governmental entity that, if not obtained or made, would have a material adverse effect on the ability of the parties to consummate the Transaction; provided that SPN will not be required to license, sell, divest, hold separate, or otherwise dispose of any of SPN’s own assets or take any action that limits any freedom of action with respect to SPN’s ability to retain or operate any of its businesses, other than with respect to the Product.
As soon as reasonably practicable and advisable after the date of the Purchase Agreement, the parties will each make all required registrations and filings with governmental entities, and seek all required approvals under competition laws.
As of the date of this proxy statement, the parties have filed their respective notification and report form and the waiting period has expired pursuant to the HSR Act. The parties must use their respective commercially reasonable efforts to provide any additional information requested by any governmental entity under any applicable competition law as promptly as practicable and advisable.
Subject to applicable legal limitations, including redaction where necessary, and the instructions of any governmental entity, during the period prior to Closing, each party agrees, solely with respect to the transactions between the parties contemplated by the Purchase Agreement, to (i) cooperate and consult with the other party; (ii) furnish to the other party such necessary information and assistance as the other party may reasonably request in connection with its preparation of any notifications or filings with, or requests for additional information from, any governmental entity; (iii) keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the Purchase Agreement, including promptly furnishing the other party with copies of notices or other communications received by such party from, or given by such party to, any third party and/or any governmental entity with respect to such transactions; (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any governmental entity with respect to obtaining the necessary consents; and (v) not participate in any substantive meeting or discussion, either in person or by telephone, with any governmental entity unless, to the extent not prohibited by such governmental entity, it gives the other party the opportunity to attend and observe any such meeting or discussion.
SPN and Seres shall each be responsible for paying fifty percent of the fees payable (whether by SPN, Seres or their respective affiliates) to any governmental entity in connection with any filings made pursuant to competition laws in accordance with the Purchase Agreement.
Employee Benefits Matters
Between the date of the Purchase Agreement and 11:59 p.m., Eastern Time, on the Employee Transfer Date (as defined in the Purchase Agreement), periodically upon SPN’s reasonable request, Seres agrees to update the list of employees dedicated to the manufacture and supply chain operations of the Product and any additional employees identified by the parties that would meet the business needs of SPN with respect to the ongoing business of the Product under its ownership (the “Employee List”) with any changes allowed for under the Purchase Agreement or the Employee Support Agreement. SPN may in its sole discretion offer employment to any employees listed (each such employee, an “Employee”) on the Employee List effective as of the Employee Transfer Date. SPN will extend any such employment offers to such employees and will provide Seres with copies of all such employment offers, in each case, at least five business days prior to Closing. Each Employee who is offered and accepts SPN’s offer of employment is referred to as a “Transferring Employee.” With respect to any Employee listed on the Employee List who is offered and accepts SPN’s offer of employment but who is absent on the Employee Transfer Date due to short-term or long-term disability leave or parental leave (collectively, the “Employees on Disability Leave”), any such Employee on Disability Leave must be able to commence active employment and present themselves to SPN or one of its affiliates for active employment within three months (or twenty weeks solely for purposes of parental leave) following the Employee Transfer Date or such Employee on Disability Leave’s offer will no longer be valid. Each Employee on Disability Leave who returns to work not later than three months (or twenty weeks solely for purposes of parental leave) following the Employee Transfer Date will become a Transferring Employee effective as of the date of such return and will remain an employee of Seres (or one of its affiliates) until such date of their return. Each Employee (including any Employee on Disability Leave) shall remain an employee of Seres (or one of its Affiliates) and continue participating in any Seller Benefit Plan in which he or she participated immediately prior to the Employee Transfer Date (subject to its terms) until such Employee becomes a Transferring Employee of SPN (or one of its Affiliates). The offers of employment extended by SPN to Employees under the Purchase Agreement (the “Qualifying Offers”) will be on terms determined by SPN in its sole discretion, provided, however, that SPN agrees that, during the period commencing on the Closing date and ending on the first anniversary of the Closing date (or, if earlier, a relevant Transferring Employee’s termination date), each Transferring Employee will be provided with:
•	annual base compensation which is no less than the annual base compensation provided by Seres or its affiliates to each such Transferring Employee immediately prior to the Closing date;
•	annual cash bonus opportunities that are substantially comparable to the annual cash bonus opportunities that are provided to similarly situated employees of SPN or its affiliates; and
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employee benefits (including paid time off, but excluding any severance, defined benefit pension, deferred compensation, equity or equity- based, or retiree or post-termination welfare benefits or change of control agreements) which are substantially comparable in the aggregate to the employee benefits (other than any severance, deferred compensation, equity or equity-based compensation, defined benefit pension or retiree or post- termination welfare benefits or change of control agreements) that are provided to similarly situated employees of SPN or its affiliates; provided that SPN or an affiliate may make cash payments to the Transferring Employee to satisfy such obligations (or a portion thereof).

Notwithstanding the foregoing, each Qualifying Offer shall be subject to the satisfaction of SPN’s standard hiring requirements, each Employee’s confirmation in the Employee’s Qualifying Offer that the Employee acknowledges and agrees that the Employee does not have “Good Reason” under the Severance Plan (as defined below) on or prior to the hire date or as a result of any of the terms of such Qualifying Offer and each Employee’s confirmation in the Employee’s Qualifying Offer that, in the event the Employee accepts SPN’s offer of employment, the Employee consents and agrees to Seres providing SPN the Employee’s previously completed Form I-9 and supporting documentation verifying the Employee’s identity and authorization to work in the United States (and that Seres is an intended third party beneficiary of such consent and agreed). SPN’s (or an affiliate’s) refusal to hire any employee due to his or her failure to satisfy such standard hiring requirements, as determined by SPN (or an affiliate) in its sole discretion, will not constitute a failure by SPN (or an affiliate) to provide a Qualifying Offer to such employee, and nothing in the Purchase Agreement will prohibit SPN from amending or terminating any benefit plans, arrangements or agreements in accordance with their terms after the Employee Transfer Date or from terminating the employment of any Transferring Employee to the extent permitted by applicable laws. Seres will, subject to Seres’ prior receipt of an Employee’s executed Qualifying Offer or of SPN’s certification to Seres of such execution and no later than one day prior to Closing, provide SPN with copies (the originals of which may be retained by Seres) of such Transferring Employee’s previously completed Form I-9 and supporting documentation verifying their identity and authorization to work in the United States.
SPN expressly agrees as of Closing to honor the obligations and liabilities of Seres under the Seres Therapeutics, Inc. Change in Control Severance Plan (the “Severance Plan”) with respect to each Transferring Employee to the extent that any such obligation or liability is triggered under the Severance Plan during the one (1)-year period following the Closing date, but shall not expressly assume the Severance Plan.
SPN agrees that, from and after the Employee Transfer Date, SPN will use commercially reasonable efforts to grant all Transferring Employees credit for any employment service with or for the benefit of Seres or its affiliates earned prior to the Employee Transfer Date for purposes of vesting (other than for purposes of any annual retirement contribution) and eligibility under any employee benefit plan, program or arrangement that may be established or maintained by SPN (“Purchaser Benefit Plans”) and, for purposes of vacation and severance plans established or maintained by SPN, for purposes of benefit accrual. In addition, SPN must use commercially reasonable efforts to (i) waive all pre-existing condition exclusion and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any Purchaser Benefit Plans to the extent waived or satisfied by a Transferring Employee under any Seller Benefit Plan as of the

Employee Transfer Date , and (ii) cause any covered expenses incurred on or before the Employee Transfer Date by any Transferring Employee to be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Employee Transfer Date under any applicable Purchaser Benefit Plan. The parties acknowledge and agree that from and after the Employee Transfer Date , Seres and its affiliates shall retain all liabilities under all Seller Benefit Plans, except as otherwise described in the Purchase Agreement. Effective as of the Employee Transfer Date, the Transferring Employees will cease all active participation in and accrual of benefits under the Seller Benefit Plans.
Seres will, or will cause an affiliate to, offer and continue to provide, as applicable, continuation coverage pursuant to Section 4980B of the Code and Section 601 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) to all M&A qualified beneficiaries (as defined in Treas. Reg. § Section 54.4980B-0, Q&A-4(a)) under the applicable Seller Benefit Plans.
Seres and its affiliates shall pay to the Transferring Employees all unused accrued vacation balances pursuant to Seres’ or its affiliates’ applicable policies and law, on or as soon as administratively practicable after the Employee Transfer Date , but in any case, no later than the date required by applicable law.
With respect to any situation in which Seres or its affiliates effectuate terminations or layoffs prior to the Employee Transfer Date, such that there is or is deemed to be an employment loss or layoff triggering notice requirements and/or liability under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. (the “WARN Act”),
Seres or its affiliates shall be responsible for all liabilities and obligations, including relating to providing any notices, arising under or pursuant to the WARN Act thereunder , subject to the terms of the Employee Support Agreement.
Subject to the terms of the Employee Support Agreement, Seres and its affiliates shall retain all liabilities with respect to the Transferring Employees under the commission, equity and equity-based, and other retention and bonus plans sponsored or maintained by Seres or any of its affiliates with respect to the period prior to the Employee Transfer Date. SPN will, or will cause one of its affiliate to, pay to the Transferring Employees annual cash bonuses for the calendar year in which the Closing occurs, subject to such terms and conditions as otherwise would be applicable to the payment thereof under Seres’ plan but assuming one hundred percent (100%) performance for the period prior to Closing, and subject to such conditions as otherwise would be applicable to the payment thereof under SPN’s plan from and after Closing, and payable at such time as such amounts would have been paid to the Transferring Employees under SPN’s plan (and in no event later than March 15 following the calendar year in which the Closing occurs) and further subject to Seres and its affiliates providing such information as is reasonably necessary or requested by SPN to calculate and make such payments provided that, for the avoidance of doubt, in no event shall such bonuses be eligible compensation under the qualified plans maintained by SPN and its affiliates. Following the Employee Transfer Date, Transferring Employees who are eligible to participate in annual incentive or short-term bonus and/or commission plans sponsored or maintained by SPN or its affiliates shall participate in such plans for the balance of the fiscal year in which the Employee Transfer Date occurs consistent with SPN’s Qualifying Offer obligations.
At least ten business days prior to Closing (based on the information then available to Seres) and promptly upon obtaining any additional or different information that would impact such calculations, Seres will determine whether any payments or benefits to any Transferring Employees as a result of or in connection with the Transaction will be deemed to constitute “parachute payments” (within the meaning of section 280G of the Code and the regulations promulgated thereunder), and, if applicable, provide a copy of such analysis for Transferring Employees to SPN and consider in good faith its reasonable comments thereon.
Financing
The consummation of the Transaction is not subject to any financing conditions (except the closing of the Equity Financing Transaction). SPN represents that it has sufficient funds to make the payments required under the Purchase Agreement, including the Closing Date Payment, and to perform the obligations to be performed as of and following Closing (including payment of the Closing Date Payment) and to pay the fees and expenses of SPN and its applicable affiliates incurred in connection with the transactions contemplated by the Purchase Agreement.

Restrictive Covenants
Subject to certain exceptions set forth in the Purchase Agreement, the Company has agreed that the Company will not, and will cause its affiliates not to, directly or indirectly:
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for a period of five years beginning on the Closing date (the “Restrictive Period”), except as contemplated under the Purchase Agreement or under the Transition Services Agreement, own, manage, engage in, operate, control, participate in, consult or perform services for, sell materials to, or otherwise participate in the ownership, management, operation or control of, whether as principal, partner, agent, independent contractor, consultant, shareholder, or otherwise, any business in field of treating CDI and rCDI and associated complications (the “Field”), including the exploitation of any product in the Field (each a “Restricted Business”) in any jurisdiction in the entire world; provided, that such restrictions will not apply to the acquisition by Seres, directly or indirectly, of less than five percent of the outstanding capital stock of any corporation or other entity listed on a national securities exchange that is engaged in a Restricted Business. Seres and its affiliates, directly or indirectly, shall be permitted to conduct research and development activities in infection protection for products outside of the Field. Seres acknowledges that the geographical boundaries, scope of prohibited activities and the time duration of the provisions set forth in the Purchase Agreement are reasonable and are no broader than necessary to protect the legitimate business interests of SPN, including the ability of SPN to realize the benefits of the bargain and enjoy the goodwill of the business represented by the Acquired Assets;

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during the Restrictive Period, (A) solicit any customer, vendor, supplier, licensor, licensee, distributor or other business relationship of SPN and its affiliates relating to the exploitation of the Product, on behalf of a Restricted Business, (B) induce or encourage, or attempt to induce or encourage, any customer, vendor, supplier, licensor, licensee, distributor or other business relationship of SPN and its affiliates relating to the exploitation of the Product to terminate, curtail or modify its relationship, or otherwise cease doing business with, SPN or its affiliates or (C) in any way interfere with the relationship between SPN or its affiliates with any customer, vendor, supplier, licensor, licensee, distributor or other business relationship of SPN and its affiliates relating to the exploitation of the Product; or

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for the period beginning on the date hereof and ending on the second anniversary of the Closing date, hire or engage any Transferring Employees, solicit for employment or services any such Transferring Employees, or cause, induce or encourage any such Transferring Employees to leave employment with SPN or its affiliates; provided, however, that Seres may solicit (or hire) any person (i) who contacts Seres or such Affiliate on his or her own initiative; (ii) who responds to a general solicitation of employment through an advertisement not specifically targeted at SPN, its affiliates or any of their respective officers or employees; or (iii) whose employment has been terminated by SPN or its affiliate at least six months prior to such solicitation.

Additionally, subject to certain exceptions set forth in the Purchase Agreement, during the Restrictive Period, the Company and SPN agreed that they will not, and will cause their affiliates not to, directly or indirectly, knowingly publish or communicate to any person any disparaging remarks, comments or statements concerning the other party or its affiliates in any way that would reasonably be understood to adversely affect the goodwill or impugn the reputation of any such entity. Notwithstanding the foregoing, nothing in the Purchase Agreement, will preclude either party from (A) providing truthful testimony obtained through court order, deposition, subpoena or similar legal process, (B) providing any truthful information pursuant to investigation by any governmental entity or (C) providing any truthful information pursuant to any claim by either party under the Purchase Agreement or any other agreement to which SPN or any of its affiliates, on the one hand, and Seres or any of its affiliates, on the other hand, are parties.
Further, subject to certain exceptions set forth in the Purchase Agreement, SPN has agreed that SPN will not, and will cause its affiliates not to, directly or indirectly, for the period beginning on the Closing date and ending on the first anniversary of the Closing date, hire or engage or solicit for employment or services any such employee who is not a Transferring Employee (a “Non-Transferring Employee”), or cause, induce or encourage any such Non-Transferring Employees to leave employment with Seres or its affiliates; provided, however, that SPN may solicit (or hire) any person (i) who contacts SPN or such Affiliate on his or her own initiative; (ii) who responds to a general solicitation of employment through an advertisement not specifically targeted at Seres, its affiliates or any of their respective officers or employees; or (iii) whose employment has been terminated by Seres or its affiliate at least six months prior to such solicitation.

Other Covenants
The Purchase Agreement contains other covenants relating to confidentiality, access to information, publicity, accounts settlement, transfer of Acquired Regulatory Approvals, third party consents, governmental consents, support, regulatory matters, trade notification, intellectual property, further assurances and wrong pockets, tax matters, employee matters, bulk transfer laws, this proxy statement, the special meeting, stockholder litigation, restrictions on indebtedness, and the Ongoing Safety Study.
Conditions to the Completion of the Transaction
Each party’s obligation to complete the Transaction is subject to the satisfaction, or (to the extent permitted by law) waiver, of certain conditions, including:
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any consents from governmental entities necessary for the consummation of the Transaction have been obtained, or the waiting periods (and any extensions thereof) under any applicable competition laws have expired or been terminated;

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no governmental entity has enacted, issued, promulgated, enforced or entered any law or court order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated by the Purchase Agreement illegal or otherwise enjoining or prohibiting the consummation of such transactions;

•	Seres’ stockholder approval has been obtained at a duly convened stockholder meeting; and
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all conditions to the closing of the Securities Purchase Agreement and related transactions shall have been satisfied or waived pursuant to its terms and both parties are irrevocably bound to complete the transactions contemplated thereby, with such transactions to be consummated concurrently with Closing.

The obligations of Seres to complete the Transaction are also subject to the satisfaction, or waiver, of the following conditions:
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(i) the representations and warranties of SPN set forth in the Purchase Agreement, other than the Fundamental Representations made by SPN, being true and correct (without giving effect to materiality or any similar qualification contained therein) as of Closing as if made at such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), unless the failure of any such representations and warranties to be true and correct would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the ability of SPN and its affiliates to consummate the Transactions; and (ii) each of the Fundamental Representations made by SPN, as set forth in the Purchase Agreement, being true and correct (without giving effect to materiality, Material Adverse Effect or any similar qualification contained therein) in all material respects as of the Closing date as if made at such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date);

•	the performance in all material respects by SPN on or before Closing of its covenants and agreements contained in the Purchase Agreement; and
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the receipt by Seres of the executed Ancillary Agreements, the Securities Purchase Agreement, an IRS Form W-9 and an officer’s certificate, signed on behalf of SPN by an authorized officer of SPN, dated as of the Closing date, stating that the first two conditions above have been satisfied.

The obligations of SPN to complete the Transaction are also subject to the satisfaction, or waiver, of the following conditions:
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(i) the representations and warranties of Seres set forth in the Purchase Agreement, other than the Fundamental Representations made by Seres, as set forth in the Purchase Agreement, being true and correct (without giving effect to materiality or any similar qualification contained therein) as of Closing as if made at such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), unless the failure of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ii) each of the Fundamental Representations made by Seres, as set forth in the Purchase Agreement, being true and correct (without giving effect to materiality, Material Adverse Effect or any similar qualification contained therein) in all material respects as of the Closing date as if made at such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date);

•	the performance in all material respects by Seres on or before Closing of its covenants and agreements in the Purchase Agreement;
•	the receipt by SPN of the following:
○	the executed Ancillary Agreements;
○	the executed Securities Purchase Agreement;
○	pay-off letters, duly executed by each lender in respect of any indebtedness secured by any Acquired Assets;
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UCC-3 termination statements and other encumbrance terminations or releases with respect to Seres’ liabilities under the Oaktree Credit Agreement and any other credit or other agreement giving rise to an encumbrance over any Acquired Assets;

○	an IRS Form W-9;
○	subject to certain exceptions as set forth in the Purchase Agreement, the Acquired Assets; and
○	an officer’s certificate, signed on behalf of Seres by an authorized officer of Seres, dated as of the Closing date, stating that the first two conditions above have been satisfied; and
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no event, occurrence, effect, matter, change, development or state of facts shall have occurred or exist that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Termination of the Purchase Agreement
The Purchase Agreement may be terminated at any time prior to the completion of the Transaction:
•	by mutual written consent of the parties;
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by either Seres or SPN if Closing does not occur on or prior to the Termination Date; provided, that the right to terminate the Purchase Agreement is not available to a party whose breach of or failure to comply with its representations, warranties or covenants under the Purchase Agreement is the cause of, or results in, the failure of Closing to occur on or before the Termination Date;

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by either Seres or SPN, if any governmental entity of competent jurisdiction issues a court order permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by the Purchase Agreement, and such court order becomes final and non-appealable; provided, that the right to terminate the Purchase Agreement is not available to the party whose failure to perform its covenants or agreements contained in the Purchase Agreement has been the cause of or has resulted in the imposition of such court order or the failure of such court order to be resisted, resolved, or lifted;

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by SPN, if Seres breaches or fails to perform in any material respect any of its representations, warranties, covenants, or agreements contained in the Purchase Agreement, which breach or failure to perform (A) would result in a failure of a condition to Closing as set forth in the Purchase Agreement and (B) (1) if capable of being cured, has not been cured by Seres by the earlier of (I) the Termination Date and (II) the date that is thirty days after Seres’ receipt of written notice from SPN stating SPN’s intention to terminate the Purchase Agreement and the basis for such termination, or (2) is incapable of being cured;

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by SPN, if at any time prior to the stockholder approval having been obtained, (A) the Seres Board has made a Change in Recommendation or (B) Seres has failed to include the Board Recommendation in this proxy statement;

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by either SPN or Seres, if the stockholder approval shall not have been obtained at the stockholder meeting duly convened and held or any adjournment or postponement thereof permitted by the Purchase Agreement; or

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by Seres, if SPN breaches or fails to perform in any material respect any of its representations, warranties, covenants, or agreements contained in the Purchase Agreement, which breach or failure to perform (A) would result in a failure of a condition to Closing as set forth in the Purchase Agreement and (B) (1) if capable of being cured, has not been cured by SPN by the earlier of (I) the Termination Date and (II) the date that is thirty days after SPN’s receipt of written notice from Seres stating Seres’ intention to terminate the Purchase Agreement and the basis for such termination, or (2) is incapable of being cured.

Reimbursement Expense Payable by Seres
Seres has agreed to pay to SPN $4.7 million for the reimbursement of expenses in cash (the “Reimbursement Expense Amount”) in the following circumstances:
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If the Purchase Agreement is terminated by SPN prior to the stockholder approval having been obtained, if (A) the Seres Board has made a Change in Recommendation or (B) Seres has failed to include the Board Recommendation in this proxy statement; or

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If (A) under certain circumstances the Purchase Agreement is terminated, (B) prior to such termination, a Superior Proposal is publicly announced or made to the Seres Board and not withdrawn, and (C) within 12 months after the date on which the Purchase Agreement is terminated, an Acquisition Proposal is consummated or a definitive agreement relating to an Acquisition Proposal is entered into by Seres or any of its subsidiaries.

In no event will Seres be obligated to pay the Reimbursement Expense Amount on more than one occasion.
Survival
The representations and warranties made by the parties in the Purchase Agreement (other than certain fundamental and tax representations set forth in the Purchase Agreement) shall survive Closing until the first anniversary of the Closing date. Certain fundamental and tax representations will survive Closing until the date that is 30 days after the expiration of the applicable statute of limitations. The covenants and agreements to be performed by or on behalf of a party prior to Closing will terminate as of Closing, provided that, notwithstanding such termination, SPN shall be entitled to make a Claim in respect of a breach of the covenants and agreements regarding conduct prior to closing for a period of six months following Closing. The covenants and agreements that by their terms are to be performed by or on behalf of a party after Closing will survive until the date that such covenants and agreements are fully performed.
The termination of the representations, warranties, covenants and agreements provided under the Purchase Agreement will not affect the rights of a party in respect of any claim made by such party in a writing and received by Seres (in the case of a claim made by SPN) or SPN (in a case of a claim made by Seres) prior to the expiration of the applicable survival period.

Indemnification
From and after Closing, Seres is required to indemnify, save, defend and hold harmless SPN, its affiliates and each of their respective officers, directors, employees, agents and representatives (collectively, the “Purchaser Indemnified Parties”) for certain damages incurred by any such Purchaser Indemnified Party that arise out of or result from:
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any breach or inaccuracy as of the date of the Purchase Agreement or as of the Closing date (as though made on and as of the Closing date) of any representation or warranty of Seres contained in the Purchase Agreement;

•	any breach or failure to perform by Seres of any covenant or agreement of Seres contained in the Purchase Agreement; or
•	the Excluded Liabilities.
From and after Closing, SPN is required to indemnify, save, defend and hold harmless Seres, its affiliates and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnified Parties”) for certain damages incurred by any such Seller Indemnified Party that arise out of or result from:
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any breach or inaccuracy as of the date of the Purchase Agreement or as of the Closing date (as though made on and as of the Closing date) of any representation or warranty of SPN contained in the Purchase Agreement;

•	any breach or failure to perform by SPN of any covenant or agreement of SPN contained in the Purchase Agreement; or
•	the Assumed Liabilities.
Fees and Expenses
Except as otherwise set forth in any Ancillary Agreement entered into in connection with the Purchase Agreement, whether or not the Transaction is consummated, each party shall bear its own expenses with respect to the transactions contemplated by the Purchase Agreement.
Amendments, Waivers
The Purchase Agreement may not be amended except upon the execution and delivery of a written agreement executed by both parties. Any term or condition of the Purchase Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no failure or delay on the part of a party in exercising any right, power or remedy under the Purchase Agreement will operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy thereunder. No waiver of any provision of the Purchase Agreement will be effective unless the same shall be in writing and signed by the party giving such waiver.
Governing Law and Venue, Waiver of Jury Trial
The Purchase Agreement is governed by, and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any laws, rules or provisions of the State of Delaware that would cause the application of the laws rules or provisions of any jurisdiction other than the State of Delaware.

OTHER TRANSACTION DOCUMENTS
Transition Services Agreement
As a condition to Closing, the parties will enter into the Transition Services Agreement, in substantially the form set forth as Exhibit H to the Purchase Agreement. The Transition Services Agreement which will provide for services to be performed by Seres in order to facilitate a transition of the VOWST Business to SPN and its affiliates. The scope of the transition services is expected to include the provision of certain manufacturing services and certain administrative functions related to the VOWST Business and operations, including the maintenance of certain manufacturing services and the related facility in which such services are currently conducted. Seres will provide the manufacturing services until December 31, 2025, which period may be extended by up to six months (solely to ensure the manufacturing facility is in a state of compliance with the biologics license application for VOWST and readiness for potential regulatory inspection), and other services, until the later of the period specified in the schedule to the Transition Services Agreement for each service and June 30, 2026. SPN will agree to pay Seres for certain fixed costs, including a monthly fixed fee for preserved raw material suspension manufacturing, and will reimburse Seres for certain costs of the transition services performed by Seres under the Transition Services Agreement. The know-how and other intellectual property generated in connection with the performance of the Transition Services Agreement will be owned by SPN with Seres having a non-exclusive license to such know-how and other intellectual property under the Cross-License Agreement. During the term of the Transition Services Agreement, upon SPN’s request, Seres will transfer the manufacturing services to a third party service provider designated by SPN. In the event of a material failure by Seres to deliver preserved raw material suspension under the Transition Services Agreement, SPN will have step-in rights to negotiate to enter into a direct lease with the landlord of the manufacturing facility with respect to the portion of such facility used in connection with the VOWST Business or to cause such services to be performed, with any reasonable out-of-pocket costs and expenses incurred in connection therewith reimbursed by Seres.
Cross-License Agreement
As a condition to Closing, the parties will also enter into the Cross-License Agreement, in substantially the form set forth as Exhibit D to the Purchase Agreement. Under the Cross-License Agreement, Seres will grant to SPN a perpetual, worldwide, non-exclusive, fully paid-up license under certain Company patents that have been issued or will issue in the future and current know-how controlled by Seres that is not transferred to SPN pursuant to the Purchase Agreement. In the field of the treatment of CDI and rCDI and associated complications (collectively, the “CDI Field”) the license to SPN under such Company patents and know-how would be exclusive to SPN for five years after Closing and co-exclusive between SPN and Seres following that five year period. The license from Seres to SPN is to issued Seres patents that currently or in the future cover the Product or improvements thereof, and know-how that is used or reasonably useful in connection with the exploitation of the VOWST Business. Seres will also grant SPN an exclusive, perpetual, worldwide, fully paid-up license under issued Seres patents that currently or in the future cover the Product and improvements thereof and know-how that is used or reasonably useful in connection with the exploitation of the Product to exploit SER-262 in the CDI Field. SPN will grant to Seres a perpetual, worldwide, non-exclusive license under the patents and know-how that are transferred to SPN pursuant to the Purchase Agreement or developed under the Transition Services Agreement, for the Company’s products for use outside of the CDI Field, and after five years from Closing for Seres products containing designed, cultivated, bacterial consortia not manufactured using human stool (excluding SER-262) in the CDI Field. From and after Closing, certain license agreements between the Company, SPN, and/or their respective affiliates will terminate and be of no further force or effect, except as contemplated by the Purchase Agreement.
Support Agreements
Concurrently with the execution of the Purchase Agreement, the directors, executive officers and certain stockholders affiliated with Flagship Pioneering, Inc. entered into the Support Agreements, in substantially the form set forth as Exhibits A-1 and A-2 to the Purchase Agreement and Annex C to this proxy statement, pursuant to which, among other things and subject to the terms and conditions therein, such parties have agreed, in their capacities as holders of the Subject Shares, to vote all Subject Shares beneficially owned by such parties at every meeting of the stockholders of Seres (including the special meeting) (i) in favor of adopting and approving the Purchase Agreement and the transactions contemplated by the Purchase Agreement, (ii) against any proposal that would otherwise be reasonably be expected to adversely affect the transactions contemplated by the Purchase

Agreement, (iii) against any Acquisition Proposal and (iv) in favor of approving any proposal to adjourn or postpone the special meeting to a later date, if there are not sufficient votes for the adoption of the Purchase Agreement on the date on which such meeting is held. In addition, each stockholder party to a Support Agreement provided an irrevocable proxy to SPN to vote such party’s Subject Shares in favor of adopting and approving the Purchase Agreement.
The Support Agreements for the directors and executive officers shall terminate automatically upon the earliest of (i) the termination of the Purchase Agreement in accordance with its terms, (ii) a Change in Recommendation, (iii) Closing of the Purchase Agreement, and (iv) the date on which the parties agree in writing to terminate each Support Agreement. The Support Agreements for the stockholders affiliated with Flagship Pioneering, Inc. shall terminate automatically upon the earliest of (i) the termination of the Purchase Agreement in accordance with its terms, (ii) Closing of the Purchase Agreement, and (iii) the date on which the parties agree in writing to terminate each Support Agreement.
Securities Purchase Agreement
As a condition to Closing, the parties will enter into the Securities Purchase Agreement, in substantially the form attached as Exhibit L to the Purchase Agreement and Annex D to this proxy statement, pursuant to which SPN will agree to purchase 14,285,715 Shares, at a purchase price per share of $1.05, for an aggregate purchase price of $15 million. Under the terms of the Securities Purchase Agreement, SPN will agree not to sell or transfer the Shares for a period of six months after Closing, subject to certain customary exceptions. Seres will agree to register the resale of the Shares by SPN within 90 days of Closing. In addition, under the terms of the Securities Purchase Agreement, for as long as SPN, together with its affiliates, beneficially owns at least 10% of Seres’ outstanding shares of common stock, Seres will agree to take such action within its control to include one individual designated by SPN in the slate of nominees recommended by the Seres Board (or the applicable committee of the Seres Board) to Seres’ stockholders for election to the Seres Board at the applicable stockholder meeting. The Securities Purchase Agreement will contain customary representations and warranties and closing conditions.
Lease-Related Agreements
As a condition to Closing, the parties will also enter into Assignment and Assumption of Lease Agreements, in substantially the form set forth as Exhibit C to the Purchase Agreement (the “Assignment and Assumption Agreements”). Under the Assignment and Assumption Agreements, Seres will assign to SPN or its designated affiliates Seres’ rights in, to and under certain real property leases, and SPN or its designated affiliates will assume the liabilities related thereto. During the Profit Sharing Period, Seres will retain certain ongoing obligations with respect to liabilities due and payable to the landlord under the Waltham Lease, including reimbursing SPN for 80.1% of all rent and other costs due to the landlord under the Waltham Lease.
Employee Support Agreement
As a condition to Closing, the parties will also enter into the Employee Support Agreement, in substantially the form set forth as Exhibit K to the Purchase Agreement. Under the Employee Support Agreement, among other things and subject to the terms and conditions therein, certain Seres employees related to the VOWST Business who accept employment with SPN will provide the services they provided to Seres prior to the Transaction to SPN, as well as other services as SPN may reasonably request, from Closing until the day prior to the beginning of SPN’s next pay period following the Closing. SPN will reimburse Seres’ out of pocket costs in connection with such employees’ services, including certain compensation and benefits paid or provided to such employees, in each case pursuant to the terms of the Employee Support Agreement.

FINANCIAL INFORMATION
Consolidated Financial Statements of Seres
The audited historical financial statements of Seres and its subsidiaries for the years ended December 31, 2023 and 2022 are contained in Seres’ Current Report on Form 8-K filed on August 15, 2024 that is incorporated by reference into this proxy statement. The unaudited historical financial statements of Seres and its subsidiaries as of and for the three and six months ended June 30, 2024 are contained in Seres’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and are incorporated by reference into this proxy statement.
Unaudited Financial Statements of the VOWST Business
See the section of this proxy statement entitled “Unaudited Combined Financial Statements of the VOWST Business” beginning on page F-2 for the unaudited financial statements of the VOWST Business for the years ended December 31, 2023 and 2022, and the unaudited interim financial statements of VOWST Business for the six months ended June 30, 2024 and 2023.

Seres Therapeutics, Inc.

Unaudited Pro Forma Combined Financial Information
On August 5, 2024, Seres Therapeutics, Inc. (“Seres” or the “Company”) and Société des Produits Nestlé S.A., (“SPN”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Seres agreed to sell Seres’ VOWST microbiome therapeutic business (the “VOWST Business”), including inventory and equipment, certain patents and patent applications, know-how, trade secrets, trademarks, domain names, marketing authorizations and related rights, documents, materials, business records and data and contracts that are used or held for use primarily in the development, commercialization and manufacturing of the microbiome product sold under the brand name VOWST, formerly known as SER-109 (the “Product”) to SPN and its designated affiliates (collectively, “Nestlé Health Science”), and Nestlé Health Science will assume certain liabilities from Seres (the “Transaction”). As per the Purchase Agreement, the Transaction will close when certain conditions, including Seres’ shareholder approval are met (“Closing”).
In addition to the tangible and intangible assets sold, the Company will also transfer to Nestlé Health Science (i) the license agreement with Memorial Sloan Kettering Cancer Center (the “MSK Agreement”), (ii) the supply agreement with Genlbet, and (iii) the contract manufacturing agreement with Bacthera (the “Bacthera Agreement”). In addition, the Company agreed to provide certain services to Nestlé Health Science following the date of Closing pursuant to a Transition Services Agreement (the “Transition Services Agreement”). In connection with the Transition Services Agreement, the Company will provide manufacturing services until December 31, 2025, and other services until the later of the period specified in the schedule to the Transition Services Agreement for each service or June 30, 2026. The Company also agreed to assign certain lease agreements at donor collection facilities located in Tempe, Arizona and Irvine, California, as well as the Company’s donor screening laboratory in Pennsylvania and the Company’s lease of laboratory and office space used for quality release testing located in Waltham, Massachusetts (“Waltham Lease”). Further, during the period from the date of Closing until December 31, 2025, the Company will be entitled to receive 50% of all net profits of the VOWST Business in the United States and Canada and will bear 50% of all net loss of the VOWST Business in the United States and Canada, as applicable (the “Profit Sharing Payments”).
As a condition to Closing, Seres and SPN will enter into a Securities Purchase Agreement (“Securities Purchase Agreement”), in which SPN will agree to purchase 14,285,715 shares of the Company’s common stock, par value $0.001 per share (the “Seres common stock”) at Closing at a purchase price per share of $1.05, resulting in aggregate proceeds of $15.0 million to the Company concurrently with the closing of the Transaction.
The following unaudited pro forma combined financial information is based on Seres’ historical consolidated financial statements and are presented to illustrate:
•	the estimated effects of the Transaction;
•	upon Closing and the purchase of Seres common stock pursuant to the Securities Purchase Agreement, the receipt of an aggregate of $154.8 million in cash proceeds from SPN;
•
upon Closing, the Company’s repayment in full of the indebtedness under its Credit Agreement and Guaranty, dated April 27, 2023, by and among Seres, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Oaktree Fund Administration, LLC (inclusive of fees of $21.7 million consisting of prepayment related fees and the unaccreted portion of the final fee under the Oaktree Credit Agreement and estimated accrued interest as of the payoff date of $3.7 million) (the “Oaktree Credit Agreement”); and

•
following the Closing, obligations of Seres to pay certain amounts incurred on behalf of Nestlé Health Science, including amounts associated with the Profit Sharing Payments, the MSK Agreement, the Company’s obligation to pay 80.1% of the costs associated with the Company’s Waltham Lease and Seres’ ongoing post-marketing safety study of the Product from the date of Closing until December 31, 2025.

The unaudited pro forma combined statements of operations of Seres reflect Seres’ results of operations as if the Transaction had occurred on January 1, 2023. The unaudited pro forma combined balance sheet of Seres reflects the financial position as if the Transaction had occurred on June 30, 2024. Subject to stockholder approval and in the period when that occurs, which is expected to be the third quarter of 2024, the VOWST Business’s historical financial results for periods prior to the Transaction will be reflected in Seres’ consolidated financial statements as discontinued operations.
The unaudited pro forma combined financial information and the accompanying notes should be read in conjunction with:
•
the audited consolidated historical financial statements of the Company for the years ended December 31, 2023 and December 31, 2022 contained in the Company’s Current Report on Form 8-K filed for the years ended December 31, 2023 and December 31, 2022 with the SEC on August 15, 2024, and;

•
the unaudited consolidated financial statements and accompanying notes for the six months ended June 30, 2024 contained in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2024 filed with the SEC on August 13, 2024.

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial of the registrant as follows:
•	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.
•
Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments. We have determined not to disclose such adjustments because we do not believe presenting such adjustments would enhance an understanding of the pro forma effects of the Transaction.
There are no autonomous entity adjustments included in the pro forma financial information.
The transaction accounting adjustments to reflect the sale of the VOWST Business in the unaudited pro forma combined financial information include:
•
the sale of the assets and liabilities of the VOWST Business pursuant to the Purchase Agreement required to present it on a discontinued operations basis in accordance with ASC 205-20, Presentation of Financial Statements—Discontinued Operations (“ASC 205”); and

•
adjustments required to record the estimated impact of the cash proceeds received in connection with the transaction, net of transaction costs, accrued liabilities due to SPN – related party, the Securities Purchase Agreement and the repayment of the Company’s indebtedness under the Oaktree Credit Agreement.

The effects of recording certain adjustments associated with contingent consideration related to i) future fixed installment payments to be received by the Company after it performs services and is determined by SPN to be in material compliance with the terms and conditions of the Transition Services Agreement and ii) certain milestone payments received by the Company after the Product has achieved net sales-based milestones, have been excluded as these amounts have been accounted for as gain contingencies in accordance with ASC 450, Contingencies. These contingent receivables will be recognized in earnings after the contingencies are resolved. Additionally, the Company has estimated costs associated with certain accrued liabilities due to SPN as a loss contingency in accordance with ASC 450, Contingencies. This contingent liability has been accrued on the Company’s pro forma combined balance sheet. The unaudited pro forma combined financial information does not reflect transaction accounting adjustments for the Transition Services Agreement entered into in connection with the Transaction. Pro forma adjustments have not been made related to the Transition Services Agreement as the services cannot be reasonably estimated at this time.

The estimated pre-tax gain of $143.5 million on the sale of the VOWST Business has been calculated as follows:
Amount (in 000s)
Consideration Received:
Upfront payment, net of intercompany accounts and Bacthera settlement	$79,812
Prepaid milestone	60,000
Deferred revenue from termination of ROW and US License Agreement	95,364
Settlement of net collaboration payable as of close	24,474
Premium (discount) on equity financing	(3,286)
Termination of collaboration agreements - deferred income	7,922
Accrued liabilities due to SPN - related party	(46,674)
Total consideration received	$217,612

Net assets transferred:
Inventory	$52,997
Prepaid expenses and other current assets	2,177
Property and equipment, net	4,184
Operating lease assets	18,417
Restricted cash	1,205
Other non-current assets	38,877
Accrued expenses and other current liabilities	(29,104)
Operating lease liabilities	(14,668)
Net assets transferred	$74,085

Estimated Pre-tax Gain	$143,527
The estimated pre-tax gain of $143.5 million has been excluded from the pro forma combined statement of operations as this amount pertains to discontinued operations and does not impact income from continuing operations.
The unaudited pro forma combined financial information is presented for informational purposes only and is based upon estimates by Seres’ management, which are based upon available information and certain assumptions that Seres’ management believes are reasonable as of the date of this filing. The unaudited pro forma combined financial information is not intended to be indicative of the actual financial position or results of operations that would have been achieved had the Transaction been consummated as of the periods indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.
The unaudited pro forma combined balance sheet as of June 30, 2024 and the unaudited pro forma combined statement of operations for the six months ended June 30, 2024 and years ended December 31, 2023 and 2022 should be read in conjunction with the notes thereto.

Seres Therapeutics, Inc.
Pro Forma Combined Balance Sheet
As of June 30, 2024
(Unaudited)
		Transaction Accounting Adjustments
(In thousands, except share and per share data)	Historical Seres (A)	Discontinued Operations (B)	Notes	Pro Forma Adjustments (C)	Notes	Pro Forma Seres
ASSETS
Current assets:
Cash and cash equivalents	$71,232	$—		$23,862	(i)	$95,094
Collaboration receivable - related party	18,601	(18,601)	†	—		—
Inventories	52,997	(52,997)	*	—		—
Prepaid expenses and other current assets	6,435	(2,177)	*	—		4,258
Total current assets	149,265	(73,775)		23,862		99,352
Property and equipment, net	17,794	(4,184)	*	—		13,610
Operating lease assets	103,282	(18,417)	*	—		84,865
Restricted cash	9,873	(1,205)	*	—		8,668
Other non-current assets	41,517	(38,877)	*	(2,134)	(ii)	506
Total assets	$321,731	$(136,458)		$21,728		$207,001
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,809	$—		$—		$4,809
Accrued expenses and other current liabilities	86,356	(72,180)	‡	3,169	(v)	17,345
Accrued liabilities due to SPN - related party	—	—		37,233	(iii)	37,233
Operating lease liabilities, current	9,195	(1,178)	*	—		8,017
Deferred income - related party	7,922	(7,922)	†	—		—
Total current liabilities	108,282	(81,280)		40,402		67,404
Long term portion of note payable, net of discount	102,494	—		(102,494)	(ii)	—
Operating lease liabilities, net of current portion	100,936	(13,490)	*	—		87,446
Deferred revenue - related party	95,364	(95,364)	†	—		—
Accrued liabilities due to SPN - related party, net of current portion	—	—		9,441	(iii)	9,441
Other long-term liabilities	1,729	—		—		1,729
Total liabilities	408,805	(190,134)		(52,651)		166,020
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2024	—	—		—		—
Common stock, $0.001 par value; 360,000,000 shares authorized; 151,633,922 historical shares issued and outstanding at June 30, 2024; 165,919,637 pro forma shares issued and outstanding at June 30, 2024	152	—		14	(iv)	166
Additional paid-in capital	964,012	—		18,271	(iv)	982,283
Accumulated other comprehensive loss	—	—		—		—
Accumulated deficit	(1,051,238)	53,676		56,094	(i), (ii), (iii), (iv), (v)	(941,468)
Total shareholders’ equity	(87,074)	53,676		74,379		40,981
Total liabilities and stockholders’ equity	$321,731	$(136,458)		$21,728		$207,001

Seres Therapeutics, Inc.
Pro Forma Combined Statement of Operations
Six Months Ended June 30, 2024
(Unaudited)
		Transaction Accounting Adjustments				Pro Forma Seres
(In thousands, expect share and per share data)	Historical Seres (A)	Discontinued Operations (D)	Notes	Pro Forma Adjustments (E)	Notes
Expenses:
Research and development expenses	$39,577	$(936)		$—		$38,641
General and administrative expenses	31,525	(3,857)		—		27,668
Collaboration (profit) loss sharing - related party	(171)	171		—		—
Total operating expenses	70,931	(4,622)		—		66,309
Loss from operations	(70,931)	4,622				(66,309)
Other income, net
Interest income	2,878	—		—		2,878
Interest expense	(8,110)	8,110	(i)	—		—
Other income	3,160	(1,826)	(ii)	—		1,334
Total other (expense) income, net	(2,072)	6,284		—		4,212
Net loss from continuing operations	$(73,003)	$10,906		$—		$(62,097)
Net loss from continuing operations per share attributable to common stockholders, basic and diluted	(0.49)				(ii)	(0.38)
Weighted average common shares outstanding, basic and diluted	148,808,089				(i)	163,093,804
Other comprehensive income (loss):
Unrealized gain on investments, net of tax of $0	$—	$—		$—		$—
Currency translation adjustment	—	—		—		—
Total other comprehensive income (loss)	—	—		—		—
Comprehensive loss	$(73,003)	$10,906		$—		$(62,097)

Seres Therapeutics, Inc.
Pro Forma Combined Statement of Operations
Year Ended December 31, 2023
(Unaudited)
		Transaction Accounting Adjustments
(In thousands, expect share and per share data)	Historical Seres (A)	Discontinued Operations (D)	Notes	Pro Forma Adjustments (E)	Notes	Pro Forma Seres
Revenues:
Collaboration revenue - related party	$126,325	$(126,325)		$—		$—
Total revenues	126,325	(126,325)		—		—
Expenses:				—		—
Research and development expenses	145,860	(17,684)		—		128,176
General and administrative expenses	87,744	(6,018)		—		81,726
Collaboration (profit) loss sharing - related party	704	(704)		—		—
Total operating expenses	234,308	(24,406)		—		209,902
Loss from operations	(107,983)	(101,919)		—		(209,902)
Other (expense) income, net:
Interest income	7,301	—		—		7,301
Interest expense	(13,176)	10,708	(i)	—		(2,468)
Other (expense) income	134	—		—		134
Total other (expense) income, net	(5,741)	10,708		—		4,967
Net loss from continuing operations	$(113,724)	$(91,211)		$—		$(204,935)
Net loss from continuing operations per share attributable to common stockholders, basic and diluted	(0.89)				(ii)	(1.44)
Weighted average common shares outstanding, basic and diluted	128,003,294				(i)	142,289,009
Other comprehensive income (loss):
Unrealized gain on investments, net of tax of $0	$10	$—		$—		$10
Currency translation adjustment	2	—		—		2
Total other comprehensive income (loss)	12	—		—		12
Comprehensive loss	$(113,712)	$(91,211)		$—		$(204,923)

Seres Therapeutics, Inc.
Pro Forma Combined Statement of Operations
Year Ended December 31, 2022
(Unaudited)
		Transaction Accounting Adjustments
(In thousands, expect share and per share data)	Historical Seres (A)	Discontinued Operations (D)	Notes	Pro Forma Adjustments (E)	Notes	Pro Forma Seres
Revenues:
Collaboration revenue - related party	$7,128	$(7,128)		$—		$—
Total revenues	7,128	(7,128)		—		—
Expenses:
Research and development expenses	172,920	(61,494)		—		111,426
General and administrative expenses	79,694	(8,963)		—		70,731
Collaboration (profit) loss sharing - related party	1,004	(1,004)		—		—
Total operating expenses	253,618	(71,461)		—		182,157
Loss from operations	(246,490)	64,333		—		(182,157)
Other (expense) income, net:
Interest income	3,058	—		—		3,058
Interest expense	(6,020)	—		—		(6,020)
Other (expense) income	(705)	—		—		(705)
Total other (expense) income, net	(3,667)	—		—		(3,667)
Net loss from continuing operations	$(250,157)	$64,333		$—		$(185,824)
Net loss from continuing operations per share attributable to common stockholders, basic and diluted	(2.31)					(1.72)
Weighted average common shares outstanding, basic and diluted	108,077,043					108,077,043
Other comprehensive income (loss):
Unrealized gain on investments, net of tax of $0	$49	$—		$—		$49
Currency translation adjustment	(1)	—		—		(1)
Total other comprehensive income (loss)	48	—		—		48
Comprehensive loss	$(250,109)	$64,333		$—		$(185,776)

Seres Therapeutics, Inc.

Notes to Unaudited Pro Forma Combined Financial Information
The unaudited pro forma combined financial information reflects the following notes and adjustments:
(A)
Reflects the consolidated balance sheet as of June 30, 2024, and consolidated statement of operations for the six months ended June 30, 2024, contained in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2024 filed with the SEC on August 13, 2024, as well as our consolidated statements of operations for the years ended December 31, 2023, and 2022 contained in the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2024.

(B)
Reflects the discontinued operations of the VOWST Business, including the associated assets, liabilities and equity. Line items on the Company’s pro forma combined balance sheet as of June 30, 2024 denoted with the following symbols represent the following:

•	* - Represents net assets that are transferring to Nestlé Health Science in connection with the Transaction.
•	† - Represents pre-existing assets and liabilities that are being settled in connection with the Transaction and are included in consideration received.
•
‡ - The accrued expenses and other current liabilities line item contains components of both consideration received and net assets transferred to Nestlé Health Science. The collaboration payable to SPN of ($43.1) million will be settled as of the date of Closing and included in consideration received. The net assets transferred of ($29.1) million related to accrued expenses that will transfer to Nestlé Health Science as of the date of Closing.

(C)
Reflects the additional transaction accounting adjustments on the Company’s pro forma combined balance sheet, which shows how the sale of the VOWST Business might have affected Seres’ historical financial statements if the sale had been completed at an earlier time.

i.
To record the estimated net cash proceeds from the Transaction of $154.8 million, which includes a) $100.0 million, less $17.9 million associated with the net collaboration payable and $2.3 million settlement payment related to the Bacthera Agreement (assuming an exchange rate of 0.8582 Swiss francs to $1), b) $60.0 million of cash proceeds associated with the Prepaid Milestone, and c) $15.0 million of cash proceeds from the issuance of shares of Seres common stock pursuant to the Securities Purchase Agreement. These cash proceeds have been reduced by a) $102.5 million to repay principal under the Oaktree Credit Agreement that will be repaid in connection with the Transaction, b) $21.7 million consisting of prepayment related fees and the unaccreted portion of the final fee under the Oaktree Credit Agreement and estimated accrued interest as of the payoff date of $3.7 million and c) $3.0 million of estimated transaction costs that will be incurred at the date of Closing and paid in cash. The offsetting amount of $23.9 million consists of a reduction of $102.5 million to the long term portion of note payable, net of discount, offset by the increase in the fair value for the shares issued of $18.3 million recorded in common stock and additional paid-in capital and the remaining amount of $108.1 million recorded to the “accumulated deficit” line item.

ii.
Represents certain pro forma adjustments to demonstrate the repayment of the indebtedness under the Oaktree Credit Agreement, including a) a reduction in principal amount of $102.5 million, included in the “long term portion of note payable, net of discount” line item and b) a reduction of $2.1 million of deferred issuance costs associated with the Oaktree Credit Agreement, included in the “other non-current assets” line item.

iii.
Represents the Company’s estimated liabilities due to SPN, including $33.0 million associated with the Profit Sharing Payments, $2.8 million associated with the MSK Agreement, $6.6 million related to the settlement of the collaboration payable to SPN for the quarter-ended June 30, 2024, $1.7 million associated with the Company’s obligation to pay 80.1% of the costs associated with the Company’s Waltham Lease through December 31, 2025, $1.5 million associated with accrued bonuses for transferred employees due to SPN, and $1.1 million associated with the Company’s ongoing post-marketing safety study of the Product. The offsetting amount of $46.7 million has been recorded to the “accumulated deficit” line item.
iv.
Reflects an increase in Seres common stock and additional paid-in capital from the issuance of 14,285,715 shares of Seres common stock to SPN pursuant to the Securities Purchase Agreement, based on the closing market value of $1.28 per share of Seres common stock on August 5, 2024 multiplied by 14,285,715 shares. The discount on issuance of $3.3 million has been included as a component of the “accumulated deficit” line item and reduces the Company’s gain on the disposition of the VOWST Business. A $0.50 increase in the Company’s stock price would result in a discount on issuance of common shares of $10.4 million, with a corresponding decrease to the gain on disposition of the VOWST Business of $7.1 million. A $0.50 decrease in the Company’s stock price would result in a premium on issuance of common shares by $3.9 million, with a corresponding increase to the gain on disposition of the VOWST Business of $7.1 million.

v.
Represents costs associated with the Transaction that will be incurred prior to the date of Closing. As the Company expects to pay cash for these expenses separately and apart from the Transaction, the Company has recognized these amounts in the accrued expenses and other “current liabilities” line item.

(D)	Reflects the discontinued operations of the VOWST Business related to the results of operations on the Company’s pro forma combined statements of operations.
i.
Represents interest expense associated with borrowings under the Oaktree Credit Agreement. The Company has reflected this interest expense in discontinued operations, as the Oaktree Credit Agreement under the Oaktree Credit Agreement is being repaid in connection with the Transaction.

ii.	Represents an unrealized foreign currency gain associated with an accrued milestone payment to be made by the Company in connection with the Bacthera Agreement.
(E)
Reflects the additional transaction accounting adjustments on the Company’s pro forma combined statements of operations, which shows how the sale of the VOWST Business might have affected Seres’ historical financial statements if the sale had been completed at an earlier time.

i.
The number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the issuance of 14,285,715 shares of Seres common stock to SPN pursuant to the Securities Purchase Agreement. For the six months ended June 30, 2024 and for the year ended December 31, 2023, the pro forma weighted average shares have been calculated as follows:

	June 30, 2024	December 31, 2023
	Basic and Diluted	Basic and Diluted
Historical weighted average number of Seres common shares outstanding	148,808,089	128,003,294
Common stock issued to SPN in connection with the Share Purchase Agreement, assuming consummation of the trasnaction as of January 1, 2023	14,285,715	14,285,715
Pro forma combined weighted average number of common shares outstanding	163,093,804	142,289,009
ii.
The net loss from continuing operations per share attributable to common stockholders (basic and diluted) has been calculated based on the weighted average common shares outstanding (basic and diluted) of historical Seres and the weighted average common shares outstanding (basic and diluted) of pro forma Seres, which includes the adjustment to reflect the issuance of 14,285,715 shares of Seres common stock to SPN pursuant to the Securities Purchase Agreement.

For the six months ended June 30, 2024, the net loss from continuing operations per share of historical Seres and pro forma Seres have been calculated as follows (in thousands, except for share and per share data):
	Historical Seres	Historical Seres after giving effect to Discontinued Operations	Pro Forma Seres
Net loss from continuing operations	$(73,003)	$(62,097)	$(62,097)
Net loss from continuing operations per share attributable to common stockholders, basic and diluted	(0.49)	(0.42)	(0.38)

Weighted average common shares outstanding, basic and diluted	148,808,089	148,808,089	163,093,804
For the year ended December 31, 2023, the net loss from continuing operations per share of historical Seres and pro forma Seres have been calculated as follows (in thousands, except for share and per share data):
	Historical Seres	Historical Seres after giving effect to Discontinued Operations	Pro Forma Seres
Net loss from continuing operations	$(113,724)	$(204,935)	$(204,935)
Net loss from continuing operations per share attributable to common stockholders, basic and diluted	(0.89)	(1.60)	(1.44)

Weighted average common shares outstanding, basic and diluted	128,003,294	128,003,294	142,289,009

PROPOSAL 1: APPROVAL OF THE PURCHASE AGREEMENT
The Transaction Proposal
We are asking you to approve a proposal to adopt the Purchase Agreement and thereby approve the transactions contemplated by the Purchase Agreement, including the Transaction. For a detailed discussion of the terms and conditions of the Purchase Agreement, see “The Purchase Agreement.” A copy of the Purchase Agreement is attached as Annex A of this proxy statement.
Vote Required and Board Recommendation
As discussed in “The Transaction—Recommendation of the Seres Board and Reasons for the Transaction”, after careful consideration, the Seres Board has unanimously determined that the Purchase Agreement and the transactions contemplated thereby are advisable and in the best interests of Seres and its stockholders. The Seres Board has unanimously (i) approved, adopted and declared advisable the Purchase Agreement and the consummation of the transactions contemplated thereby, including the Transaction; (ii) determined that the transactions contemplated by the Purchase Agreement, including the Transaction, and the Transition Services Agreement are advisable and in the best interests of Seres and its stockholders; (iii) directed that the Purchase Agreement be submitted to the stockholders of Seres for its adoption at the special meeting; and (iv) recommended that Seres’ stockholders adopt the Purchase Agreement. The Seres Board recommends that you vote “FOR” the Transaction Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Transaction Proposal, your shares of Seres common stock will be voted “FOR” the Transaction Proposal.
Under Delaware law, adoption of the Purchase Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Seres common stock entitled to vote at the special meeting. Abstentions will have the same effect as a vote “AGAINST” the Transaction Proposal.
THE SERES BOARD RECOMMENDS THAT YOU VOTE “FOR” THE TRANSACTION PROPOSAL.

PROPOSAL 2: ADVISORY VOTE ON TRANSACTION-RELATED NAMED
EXECUTIVE OFFICE COMPENSATION
The Compensation Proposal
In accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Seres is providing its stockholders with the opportunity to cast a non-binding, advisory vote to approve certain compensation that will or may become payable to the named executive officers of Seres in connection with the Transaction, including the agreements and understandings pursuant to which such compensation will or may become payable, the value of which is set forth in “The Transaction—Interests of Seres’ Directors and Executive Officers in the Transaction—Golden Parachute Compensation” on page 55 of this proxy statement.
The Seres Board encourages you to carefully review the named executive officers’ Transaction-related compensation information disclosed in this proxy statement. As required by Section 14A of the Exchange Act, Seres is asking its stockholders to vote on the adoption of the following resolution:
“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation that will or may become payable to Seres’ named executive officers in connection with the Transaction, including the agreements and understandings pursuant to which such compensation will or may become payable, as disclosed pursuant to Item 402(t) of Regulation S-K under the section entitled “The Transaction—Interests of Seres’ Directors and Executive Officers in the Transaction—Golden Parachute Compensation”, including the tables, associated footnotes and narrative discussion.”
Stockholders should note that this Compensation Proposal is separate and apart from Proposal 1 above and is not a condition to completion of the Transaction, and as an advisory vote, the result will not be binding on Seres, the Seres Board or SPN. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Transaction is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Transaction in accordance with the terms and conditions applicable to those payments.
Vote Required and Board Recommendation
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively at the special meeting by the holders entitled to vote thereon. Assuming a quorum is present, abstentions as to the Compensation Proposal will have no effect on the Compensation Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Compensation Proposal, your shares of Seres common stock will be voted “FOR” the Compensation Proposal.
THE SERES BOARD RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION PROPOSAL.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
The Adjournment Proposal
We are asking you to approve a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to approve the Transaction Proposal at the time of the special meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the special meeting and any adjourned session of the special meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Transaction Proposal.
If the special meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the vote on the proposals. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Vote Required and Board Recommendation
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively at the special meeting by the holders entitled to vote thereon. Assuming a quorum is present, abstentions as to the Adjournment Proposal will have no effect on the Adjournment Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Adjournment Proposal, your shares of Seres common stock will be voted “FOR” the Adjournment Proposal.
The Seres Board believes that it is in the best interests of Seres and its stockholders to be able to adjourn the special meeting to a later date or dates, if necessary, for the purpose of soliciting additional votes if there are insufficient votes to approve the Transaction Proposal at the time of the special meeting.
THE SERES BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
This table shows as of August 5, 2024: (i) the beneficial owners of more than five percent of Seres common stock and the number of shares they beneficially owned based on information provided in their most recent filings with the SEC; and (ii) the number of shares each director and each named executive officer and all directors and executive officers as a group beneficially owned, as reported by each person. The percentage of shares beneficially owned is computed on the basis of 151,645,995 shares of our common stock outstanding as of August 5, 2024.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Seres common stock that they beneficially owned, subject to applicable community property laws.
For purposes of computing the percentage of outstanding shares of Seres common stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days of August 5, 2024, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.
Unless otherwise indicated, the address of all listed stockholders is c/o Seres Therapeutics, Inc., 101 Cambridgepark Drive, Cambridge, Massachusetts, 02140.
	Total Beneficial Ownership
	Number	Percentage
Name of Beneficial Owner
5% or Greater Stockholders
Entities affiliated with Flagship Pioneering(1)	23,117,045	15.2%
FMR LLC(2)	19,388,579	12.8%
Nestlé S.A.(3)	7,594,038	5.0%

Named Executive Officers and Directors
Eric D. Shaff(4)	2,772,965	1.8%
Teresa L. Young, Ph.D.(5)	566,459	*
Lisa von Moltke, M.D.(6)	588,236	*
Dennis A. Ausiello, M.D.(7)	258,000	*
Stephen A. Berenson(8)	156,589	*
Paul R. Biondi(9)	200,619	*
Willard H. Dere, M.D.(10)	214,746	*
Claire M. Fraser, Ph.D.(11)	47,000	*
Kurt C. Graves(12)	213,000	*
Richard N. Kender(13)	336,492	*
All executive officers and directors as a group (14 persons)(14)	7,723,013	4.9%
*	Less than one percent.
(1)
Based on a Schedule 13D/A filed on July 7, 2022 and information known to the Company. Consists of (i) 2,734,994 shares of Seres common stock held by Flagship VentureLabs IV LLC (“VentureLabs IV”); (ii) 7,169,594 shares of Seres common stock held by Flagship Ventures Fund IV, L.P. (“Flagship Fund IV”); (iii) 1,283,282 shares of Seres common stock held by Flagship Ventures Fund IV-Rx, L.P. (“Flagship Fund IV-Rx”); (iv) 2,962,963 shares of Seres common stock held by Flagship Pioneering Fund VI, L.P. (“Flagship Pioneering VI”); (v) 5,875,711 shares of Seres common stock held by Nutritional Health LTP Fund, L.P (“Nutritional LTP”) and (vi) 5,825,495 shares of Seres common stock held by Flagship Pioneering Fund VII, L.P. (“Flagship Fund VII” and together with VentureLabs IV, Flagship Fund IV, Flagship Fund IV-Rx, Flagship Pioneering VI, and Nutritional LTP, the “Flagship Funds”). Flagship Fund IV is a member of VentureLabs IV and also serves as its manager. The general partner of Flagship Fund IV and Flagship Fund IV-Rx is Flagship Ventures Fund IV General Partner LLC (“Flagship Fund IV GP”). The general partner of Flagship Pioneering VI is Flagship Pioneering Fund VI General Partner LLC (“Flagship Fund VI GP”). The general partner of Nutritional LTP is Nutritional Health LTP Fund General Partner LLC (“Nutritional LTP GP”). The general partner of Flagship Fund VII is Flagship Pioneering Fund VII General Partner LLC (“Flagship Fund VII GP”). The manager of Flagship Fund VII GP, Flagship Fund VI GP and Nutritional LTP GP is Flagship Pioneering, Inc. (“Flagship Pioneering”). Noubar B. Afeyan, Ph.D. is the

sole manager of Flagship Fund IV GP and sole director and shareholder of Flagship Pioneering and may be deemed to possess voting, dispositive and investment control over all shares held by the Flagship Funds. The mailing address of the Flagship Funds is 55 Cambridge Parkway, Suite 800E, Cambridge Massachusetts 02142.
(2)
Based solely on a Schedule 13G/A filed on February 9, 2024 by FMR LLC and Abigail P. Johnson. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. According to the cover page of the Schedule 13G/A, (i) FMR LLC has sole voting power over 19,388,579 shares of Seres common stock and sole dispositive power over 19,388,579 shares of Seres common stock and (ii) Abigail P. Johnson has sole dispositive power over 19,388,579 shares of Seres common stock. In addition, the Schedule 13G/A reports that the interest of Fidelity Growth Company Commingled Pool in the shares of Seres common stock amounted to 7,772,757 shares of Seres common stock. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based solely on a Schedule 13D/A filed on July 22, 2022 by Nestlé S.A. (“Nestlé”) and Société des Produits Nestlé S.A. (“SPN”). The ultimate parent company of SPN is Nestlé, a publicly traded company. The Schedule 13D/A reported that as of July 18, 2022, (i) Nestlé had shared voting and dispositive power with respect to 7,594,038 shares and (ii) SPN had shared voting and dispositive power with respect to 7,496,038 shares. The address for Nestlé and SPN is Avenue Nestlé 55, 1800, Vevey Switzerland.

(4)
Consists of (a) 140,698 shares of Seres common stock held by Mr. Shaff, (b) 2,624,454 shares of Seres common stock underlying stock options that are currently exercisable or would be exercisable within 60 days of August 5, 2024 and (c) restricted stock units for 7,813 shares of Seres common stock that vest within 60 days of August 5, 2024.

(5)
Consists of (a) 78,178 shares of Seres common stock held by Dr. Young, (b) 485,625 shares of Seres common stock underlying stock options that are currently exercisable or would be exercisable within 60 days of August 5, 2024 and (c) restricted stock units for 2,656 shares of Seres common stock that vest within 60 days of August 5, 2024.

(6)
Consists of (a) 19,017 shares of Seres common stock held by Dr. von Moltke, (b) 566,250 shares of Seres common stock underlying stock options that are currently exercisable or would be exercisable within 60 days of August 5, 2024 and (c) restricted stock units for 2,969 shares of Seres common stock that vest within 60 days of August 5, 2024.

(7)	Consists of shares of Seres common stock underlying stock options that are currently exercisable or would be exercisable within 60 days of August 5, 2024.
(8)
Consists of (a) 3,589 shares of Seres common stock held by Mr. Berenson and (b) 153,000 shares of Seres common stock underlying stock options that are currently exercisable or would be exercisable within 60 days of August 5, 2024.

(9)
Consists of (a) 47,619 shares of Seres common stock held by Mr. Biondi and (b) 153,000 shares of Seres common stock underlying stock options that are currently exercisable or would be exercisable within 60 days of August 5, 2024.

(10)
Consists of (a) 31,746 shares of Seres common stock held by Dr. Dere and (b) 183,000 shares of Seres common stock underlying stock options that are currently exercisable or would be exercisable within 60 days of August 5, 2024.

(11)	Consists of shares of Seres common stock underlying stock options that are currently exercisable or would be exercisable within 60 days of August 5, 2024.
(12)	Consists of shares of Seres common stock underlying stock options that are currently exercisable or would be exercisable within 60 days of August 5, 2024.
(13)
Consists of (a) 63,492 shares of Seres common stock held by Mr. Kender and (b) 273,000 shares of Seres common stock underlying stock options that are currently exercisable or would be exercisable within 60 days of August 5, 2024.

(14)
Consists of (a) 647,820 shares of Seres common stock, (b) 7,053,317 shares of Seres common stock underlying stock options that are currently exercisable or would be exercisable within 60 days of August 5, 2024 and (c) restricted stock units for 21,876 shares of Seres common stock that vest within 60 days of August 5, 2024.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 101 Cambridgepark Drive, Cambridge, MA 02140 in writing not later than November 5, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than December 5, 2024 and no later than January 4, 2025. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after April 4, 2025, then our Secretary must receive such written notice not earlier than the 120th day prior to the 2025 Annual Meeting and not later than the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 3, 2025.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Statements contained in this proxy statement, or in any document incorporated by reference herein, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Seres filings with the SEC are incorporated by reference:
•
Seres’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024 (excluding the audited historical consolidated financial statements of Seres and notes thereto contained therein);

•	Seres’ Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 8, 2024 and August 13, 2024, respectively;
•	Seres’ Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 5, 2024;
•	Seres’ Current Reports on Form 8-K filed with the SEC on January 2, 2024, January 30, 2024, February 26, 2024, April 8, 2024, April 23, 2024, May 7, 2024 and August 6, 2024; and
•
The audited historical consolidated financial statements of Seres and the notes thereto as of and for the fiscal years ended December 31, 2023 and 2022 furnished as Exhibit 99.1 to Current Report on Form 8-K furnished to the SEC on August 15, 2024.

We also incorporate by reference into this proxy statement additional documents that Seres may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC. The information provided on our website is not part of this proxy statement and is not incorporated by reference herein.
You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1503, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) 732-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, you may request a copy of documents incorporated by reference at no cost, by written or oral request at c/o Secretary, Seres Therapeutics, Inc., 101 Cambridgepark Drive, Cambridge, MA 02140, or by phone at: (617) 945-962.

UNAUDITED COMBINED FINANCIAL STATEMENTS OF THE VOWST BUSINESS
The accompanying unaudited combined financial statements of the Seres’ VOWST microbiome therapeutic business (the “VOWST Business”), including inventory and equipment, certain patents and patent applications, know-how, trade secrets, trademarks, domain names, marketing authorizations and related rights, documents, materials, business records and data and contracts that are used or held for use primarily in the development, commercialization and manufacturing of the microbiome product sold under the brand name VOWST (the “Product”), formerly known as SER-109, representing a portion of certain operations of Seres Therapeutics, Inc. and its consolidated subsidiaries (“Seres” or the “Company”). These financial statements have been prepared using information from Seres’ historical accounting records and do not purport to reflect the financial position and results of operations that would have resulted if the VOWST Business had been a separate, standalone business during the periods presented. Although management has estimated allocations to reflect all historical results of operations for the VOWST Business, including certain corporate administrative and shared costs incurred on its behalf, such allocations are not necessarily indicative of the actual costs that the VOWST Business would have incurred had it been a standalone entity.

The VOWST Business
(A Portion of Certain Operations of Seres Therapeutics, Inc.)
Combined Balance Sheets
(Unaudited)
(in thousands)
	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Collaboration receivable - related party	$8,674	$—
Inventories	29,647	—
Prepaid expenses and other current assets	2,710	2,605
Total current assets	41,031	2,605
Property and equipment, net	4,770	3,575
Operating lease assets	19,376	14,943
Restricted cash	1,170	1,170
Other non-current assets(1)	38,877	9,411
Total assets	$105,224	$31,704
LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	$1,074	$7,641
Accrued expenses and other current liabilities(2)	62,090	40,023
Operating lease liabilities	1,090	671
Deferred income - related party	7,730	—
Deferred revenue - related party	—	1,975
Total current liabilities	71,984	50,310
Operating lease liabilities, net of current portion	14,063	11,644
Total liabilities	86,047	61,954
Commitments and contingencies (Note 7)
Net parent investment	19,177	(30,250)
Total net parent investment	19,177	(30,250)
Total liabilities and net parent investment	$105,224	$31,704
(1)
Includes $38,877 and $8,828 as of December 31, 2023 and December 31, 2022, respectively, of milestones related to the construction of the Company's dedicated manufacturing suite at BacThera AG, or Bacthera. Such amounts will form part of the right-of use asset upon lease commencement.

(2)	Includes related party amounts of $28,053 and $34,770 at December 31, 2023 and December 31, 2022, respectively (see Note 10, Collaboration Profit and Loss).
See accompanying notes to the unaudited combined financial statements.

The VOWST Business
(A Portion of Certain Operations of Seres Therapeutics, Inc.)
Combined Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands)
	For the year ended December 31,
	2023	2022
Revenues:
Collaboration revenue - related party	$126,413	$6,449
Total revenue	126,413	6,449
Operating expenses
Research and development	$42,258	$102,021
General and administrative	31,549	40,737
Collaboration (profit) loss sharing - related party	704	1,004
Total expenses	74,511	143,762
Operating income (loss)	51,902	(137,313)
Income tax provision	1,712	—
Net income (loss)	$50,190	$(137,313)
See accompanying notes to the unaudited combined financial statements.

The VOWST Business
(A Portion of Certain Operations of Seres Therapeutics, Inc.)
Combined Statements of Changes in Net Parent Investment
(Unaudited)
(in thousands)
Total Net Parent Investment
Balance, December 31, 2022	$(30,250)
Net income	50,190
Share-based compensation expense	12,575
Net transfers to parent	(13,338)
Balance, December 31, 2023	$19,177
Total Net Parent Investment
Balance, December 31, 2021	$(44,729)
Net loss	(137,313)
Share-based compensation expense	13,177
Net transfers from parent	138,615
Balance, December 31, 2022	$(30,250)
See accompanying notes to the unaudited combined financial statements.

The VOWST Business
(A Portion of Certain Operations of Seres Therapeutics, Inc.)
Combined Statements of Cash Flows
(Unaudited)
(in thousands)
	For the year ended December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$50,190	$(137,313)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation expense	12,575	13,177
Depreciation and amortization expense	1,067	496
Non-cash operating lease cost	1,485	1,328
Collaboration (profit) loss sharing - related party	5,158	1,004
Changes in operating assets and liabilities:
Prepaid expenses and other current and non-current assets	(32,969)	(8,379)
Collaboration receivable - related party	(8,674)	—
Inventories	(29,647)	—
Deferred income - related party	7,730	—
Deferred revenue - related party	(1,975)	(4,114)
Accounts payable	(6,286)	730
Operating lease liabilities	320	837
Accrued expenses and other current and long-term liabilities	16,917	(3,349)
Net cash provided by (used in) provided by operating activities	15,891	(135,583)
Cash flows from investing activities:
Purchases of property and equipment	(2,553)	(2,847)
Net cash used in investing activities	(2,553)	(2,847)
Cash flows from financing activities:
Net transfers (to) from parent	(13,338)	138,615
Net cash (used in) provided by financing activities	(13,338)	138,615
Net increase in cash, cash equivalents, and restricted cash	—	185
Cash, cash equivalents and restricted cash at beginning of period	1,170	985
Cash, cash equivalents and restricted cash at end of period	$1,170	$1,170
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment purchases included in accounts payable and accrued expenses	$16	$307
Prepaid rent reclassified to right-of-use assets	$3,399	$4,962
Lease liability arising from obtaining right-of-use assets	$2,519	$3,599
See accompanying notes to the unaudited combined financial statements.

The VOWST Business
(A Portion of Certain Operations of Seres Therapeutics, Inc.)
Notes to Unaudited Combined Financial Statements
(Amounts in thousands, except share and per share data)
(Unaudited)
1. Organization, Description of the Transaction, and Basis of Presentation
Organization and Nature of Operations
Seres launched VOWST in the United States with its collaborator, Nestlé Health Science in June 2023. VOWST is a commercial-stage business focused on preventing the recurrence of Clostridioides difficile infections (“CDI”) in patients 18 or older following antibacterial treatment for recurrent CDI infections. The Product was approved by the U.S. Food and Drug Administration (the “FDA”) on April 26, 2023 and is the first and only orally administered microbiome therapeutic approved by the FDA.
Description of the Transaction
On August 5, 2024, Seres and Société des Produits Nestlé S.A. (“SPN”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Seres agreed to sell Seres’ VOWST Business, including inventory and equipment, certain patents and patent applications, know-how, trade secrets, trademarks, domain names, marketing authorizations and related rights, documents, materials, business records and data and contracts that are used or held for use primarily in the development, commercialization and manufacturing of the Product to SPN and its designated affiliates (collectively, “Nestlé Health Science”), and Nestlé Health Science will assume certain liabilities from Seres (the “Transaction”).
In addition to the tangible and intangible assets sold, Seres will also transfer to Nestlé Health Science (i) the license agreement with Memorial Sloan Kettering Cancer Center (the “MSK Agreement”), (ii) the supply agreement with Genlbet, and (iii) the contract manufacturing agreement with Bacthera (the “Bacthera Agreement”). Seres also agreed to provide certain transitional services under a Transition Services Agreement (“Transition Services Agreement”) to Nestlé Health Science following the completion of the Transaction (the “Closing”). The Company will provide the manufacturing services until December 31, 2025 and other services, until the later of the period specified in the schedule to the Transition Services Agreement for each service or June 30, 2026.
On the Closing date, SPN will pay Seres (i) a cash payment of $100,000, less approximately $17,900 owed by Seres to an affiliate of SPN as of March 31, 2024 under the existing license agreement between Seres and the SPN affiliate, less approximately CHF2,000 in satisfaction of fees due under the Bacthera Agreement, and (ii) a prepaid milestone payment of $60,000 (the “Prepaid Milestone”) which is tied to the achievement of worldwide annual net sales of the Product of $150,000 (the “First Sales Milestone”). The Prepaid Milestone will accrue interest at a rate of 10.0% per annum from the Closing date until the First Sales Milestone is achieved and, thereafter at 5% per annum until the earlier of (A) the date on which the Prepaid Milestone, plus accrued interest thereon, has been repaid in full by set-off and (B) the last day of the ten (10) year Milestone Period (defined below). In addition, SPN will pay future fixed installment payments in the aggregate amount of $75,000, contingent on Seres being in material compliance with its obligations under the Transition Services Agreement, as well as additional sales-based milestone payments of $125,000 and $150,000 (if earned) upon achievement of worldwide net sales targets of $400,000 and $750,000, respectively, in any calendar year during the period from Closing until December 31 of the calendar year in which the tenth anniversary of Closing occurs (the “Milestone Period”).
As a condition to Closing, Seres and SPN will enter into a Securities Purchase Agreement (“Securities Purchase Agreement”) pursuant to which SPN will agree, subject to the satisfaction of the applicable conditions to Closing, to purchase 14,285,715 shares of Seres’ common stock at a purchase price of $1.05 per share, for an aggregate purchase price of $15,000.
Basis of Presentation
The VOWST Business has historically operated as a part of Seres and not as a standalone company. Financial statements representing the historical operations of the VOWST Business have been derived from Seres’ historical accounting records and are presented on a combined basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the VOWST Business are included in the financial statements. The financial statements of the VOWST Business also include allocation of certain revenues, research and development, and general and administrative expenses from Seres. However, amounts recognized by the VOWST Business are not necessarily representative of the amounts that would have been reflected in the financial statements had the VOWST Business operated independently of Seres, nor are they necessarily indicative of the VOWST Business’ future results of operations, financial position, or cash flows.
The unaudited combined financial statements have been prepared in conformity with the accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).
Net parent investment is shown in lieu of stockholders’ equity in the unaudited combined financial statements. Net parent investment represents the cumulative investment by Seres in the VOWST Business through the dates presented, inclusive of operating results. All transactions between the VOWST Business and Seres are considered to be effectively settled in the unaudited combined financial statements at the time the transaction is recorded. The effects of the settlement of these transactions between the VOWST Business and Seres are reflected in the unaudited combined statements of cash flows as “Net transfers from parent” within financing activities and in the unaudited combined balance sheets and unaudited combined statements of changes in net parent investment as “Net parent investment.”
Historically, the VOWST Business was dependent upon Seres for all of its working capital and financing requirements, as Seres uses a centralized approach to cash management and financing its operations. There were no cash amounts specifically attributable to the VOWST Business for the historical periods presented; therefore, cash and cash equivalents have not been included in the unaudited combined financial statements. Financing transactions related to Seres are accounted for as a component of net parent investment in the unaudited combined balance sheets and as a financing activity on the accompanying unaudited combined statements of cash flows.
Seres’ financial statements include disclosure that raised substantial doubt about its ability to continue as a going concern in accordance with Accounting Standards Codification (“ASC”) 205-40, Going Concern (“ASC 205-40”). As a result, management has concluded that substantial doubt exists about the VOWST Business’ ability to continue as a going concern for 12 months from the date these unaudited combined financial statements are issued.
We have prepared the VOWST Business unaudited combined financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our unaudited combined financial statements of the VOWST Business do not include any adjustments to reflect the possible inability of the VOWST Business to continue as a going concern within 12 months after the issuance of such financial statements.
The financial statements of the VOWST Business include the assets, liabilities, and expenses of Seres that management has determined are specifically identifiable to the VOWST Business, such as those related to collaboration revenue as well as leases and fixed assets specifically identifiable to the VOWST Business. The unaudited combined financial statements of the VOWST Business also include an allocation of costs that are not directly attributable to the operations of the VOWST Business, including the costs of general and administrative support functions that are provided by Seres, such as senior management, information technology, legal, accounting and finance, human resources, facility, and other corporate services. In addition, the VOWST Business’ unaudited combined financial statements include an allocation of certain research and development costs not directly attributable to individual programs. These costs have been allocated to the VOWST Business for the purposes of preparing the unaudited combined financial statements based on proportional cost allocation methods using square footage or proportional hours worked supporting the VOWST Business and other organizational activities, as applicable, which are considered to be reasonable reflections of the utilization of services provided or benefit received by the VOWST Business during the periods presented. These allocations may not necessarily be indicative of the costs that would have been incurred if the VOWST Business had operated on a separate, standalone basis for the periods presented and, therefore, may not reflect the VOWST Business’ results of operations, financial position, and cash flows had the VOWST Business operated as a standalone entity during the periods presented.
Amounts presented in the notes to the financial statements are shown in ‘000 (thousands), unless otherwise stated.

2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the VOWST Business’ unaudited combined financial statements in accordance with GAAP requires the VOWST Business to make estimates, judgments and assumptions that may affect the reported amounts of assets, liabilities and expenses and the related disclosure of contingent assets and liabilities. On an ongoing basis, the VOWST Business evaluates its estimates and judgments and methodologies, including but not limited to, those related to allocations of revenue, expenses, assets and liabilities from Seres’ historical financials to VOWST, the impairment of long-lived assets, stock-based compensation, and leases. The VOWST Business bases its estimates on historical experience of Seres and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.
Restricted Cash
The VOWST Business held restricted cash of $1,170 as of December 31, 2023 and 2022, respectively, which represents cash held for the benefit of the landlord for the VOWST Business’ other leases. The VOWST Business has classified the restricted cash as long-term on its unaudited combined balance sheet as the underlying leases are greater than 1 year.
Collaboration receivables – related party
The VOWST Business’ collaboration receivable arises from license agreements entered into by and between Seres and Nestlé Health Science. The VOWST Business monitors the financial performance and creditworthiness of Nestlé Health Science so that it can properly assess and respond to changes in their credit profile. The VOWST Business reserves against these receivables for estimated losses that may arise from a customer’s inability to pay. Amounts determined to be uncollectible are charged or written-off against the reserve.
Concentrations of credit risk
The VOWST Business is subject to credit risk on its receivables, mainly collaboration receivables. Concentrations of credit risk with respect to receivables are typically unsecured. Management has evaluated the creditworthiness of Nestlé Health Science, the sole customer of the VOWST Business, and determined Nestlé Health Science to be creditworthy. To date, the VOWST Business has not experienced any losses with respect to its receivables.
Inventories
Inventories are stated at the lower of cost or estimated net realizable value with cost based on the first-in first-out method. Inventory that can be used in either the production of clinical or commercial products is expensed as research and development costs when identified for use in clinical trials.
Prior to the regulatory approval of its product candidates, the VOWST Business incurs expenses for the manufacture of drug product supplies to support clinical development that could potentially be available to support the commercial launch of those drugs. Until the date at which regulatory approval has been received or is otherwise considered probable, the VOWST Business records all such costs as research and development expenses.
Inventory amounts written down as a result of excess, obsolescence, or unmarketability and determined not to be recoverable pursuant to the 2021 License Agreement are expensed in the period in which they are identified. There were no such write-downs during the year ended December 31, 2023.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is recognized using the straight-line method over the useful life of the asset, which are as follows:
Estimated Useful Life (In Years)
Laboratory equipment	5 years
Computer equipment, furniture and office equipment	3 years
Leasehold improvements	Shorter of lease term or estimated useful life
Impairment of Long-Lived Assets
Long-lived assets consist of property and equipment and right-of-use assets associated with the VOWST Business’ lease agreements. All of the VOWST Business' long-lived assets are to be held and used and have definitive lives and accordingly are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the VOWST Business considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the VOWST Business compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset or asset group to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset or asset group are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. To date, the VOWST Business has not recorded any impairment losses on long-lived assets.
Research and Development Costs
Research and development costs are expensed as incurred. Research and development expenses include salaries, stock-based compensation and benefits of employees, third-party license fees and other operational costs related to the VOWST Business’ research and development activities, including allocated facility-related expenses and external costs of outside vendors engaged to conduct both preclinical studies and clinical trials.
Research Contract Costs and Accruals
The VOWST Business has entered into various research and development contracts with research institutions and other companies. These agreements are generally cancelable, and related payments are recorded as research and development expenses as incurred. The VOWST Business records accruals for estimated ongoing research costs based on reporting provided by third parties, typically contract research organizations. When evaluating the adequacy of the accrued liabilities, the VOWST Business analyzes progress of the studies, including the phase or completion of events, invoices received and contracted costs. Significant judgments and estimates are made in determining the accrued and prepaid balances at the end of any reporting period. Actual results could differ from the VOWST Business’ estimates. The VOWST Business’ historical accrual estimates have not been materially different from the actual costs.
Patent costs
All patent-related costs incurred in connection with filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditure. Amounts incurred are classified as general and administrative expenses.
Stock-Based Compensation
Certain employees of the VOWST Business participate in Seres’ stock-based compensation plans. Stock-based compensation expense of the VOWST Business related to these plans is recognized through allocations based on methodologies that management believes are consistent and reasonable, utilizing proportional hours worked supporting the VOWST Business and other organizational activities, as appropriate. Stock-based compensation expense for time-based awards issued under Seres’ plan is recognized over the requisite service period of the awards, which is generally the vesting period.

Seres measures all stock options and other stock-based awards granted to employees, non-employees, and directors based on the fair value on the date of the grant and recognizes compensation expense of those awards over the requisite service period, which is generally the vesting period of the respective award. Generally, Seres issues stock options, restricted stock units and restricted stock awards with only service-based vesting conditions and records the expense for these awards using the straight-line method. For stock options or restricted stock units issued with performance-based vesting conditions, the stock compensation expense related to these awards is recognized based on the grant date fair value when achievement of the performance condition is deemed probable.
The VOWST Business classifies stock-based compensation expense in its unaudited combined statement of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified or in which the award recipients’ service payments are classified.
The VOWST Business accounts for forfeitures of stock-based awards as they occur rather than applying an estimated forfeiture rate to stock-based compensation expense.
The fair value of each stock option grant is estimated on the date of grant using the Black- Scholes option-pricing model. Seres estimates its expected common stock volatility based on its historical common stock volatility for the same time period. Seres uses the simplified method prescribed by SEC Staff Accounting Bulletin No. 107, Share-Based Payment, to calculate the expected term of options granted to employees, non-employees and directors. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that Seres has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.
Revenue Recognition
The VOWST Business recognizes revenue in accordance with the guidance under ASC 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 applies to all contracts with customers, except those contracts that are within the scope of other guidance, such as leases, insurance, and financial instruments. The VOWST Business enters into agreements that are within the scope of ASC 606, under which the VOWST Business licenses certain of its product candidates and performs research and development services in connection with such arrangements. The terms of these arrangements typically include payment of one or more of the following: nonrefundable up-front fees, reimbursement of research and development costs, development, clinical, regulatory and commercial sales milestone payments, and royalties on net sales of licensed products. Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. When determining the timing and extent of revenue recognition for arrangements that the VOWST Business determines are within the scope of ASC 606, it performs the following five steps:
a.	identify the contract(s) with a customer;
b.	identify the performance obligations in the contract;
c.	determine the transaction price;
d.	allocate the transaction price to the performance obligations in the contract; and
e.	recognize revenue when (or as) the entity satisfies a performance obligation.
The VOWST Business only applies the five-step model to contracts when it is probable that the entity will collect the consideration to which it is entitled in exchange for the goods or services transferred to the customer.
At contract inception, once the contract is determined to be within the scope of ASC 606, the VOWST Business assesses the goods or services promised within the contract to determine whether each promised good or service is a performance obligation. The promised goods or services in the VOWST Business’ arrangements typically consist of a license to its intellectual property and/or research and development services. Performance obligations are promises in a contract to transfer a distinct good or service to the customer that (i) the customer can benefit from on its own or together with other readily available resources, and (ii) is separately identifiable from other promises in the contract. Goods or services that are not individually distinct performance obligations are combined with other promised goods or services until such combined group of promises meet the requirements of a performance obligation.

The VOWST Business determines the transaction price based on the amount of consideration it expects to receive for transferring the promised goods or services in the contract. Consideration may be fixed, variable, or a combination of both. At contract inception for arrangements that include variable consideration, the VOWST Business estimates the probability and extent of consideration it expects to receive under the contract utilizing either the most likely amount method or expected amount method, whichever best estimates the amount expected to be received. It then considers any constraints on the variable consideration and includes in the transaction price variable consideration to the extent it is deemed probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.
The VOWST Business then allocates the transaction price to each performance obligation based on the relative standalone selling price and recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) control is transferred to the customer and the performance obligation is satisfied. For performance obligations which consist of licenses and other promises, the VOWST Business utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress. It evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition.
The VOWST Business records amounts as accounts receivable when the right to consideration is deemed unconditional. When consideration is received, or such consideration is unconditionally due, from a customer prior to transferring goods or services to the customer under the terms of a contract, a contract liability is recorded for deferred revenue.
The VOWST Business does not assess whether a contract has a significant financing component if the expectation at contract inception is that the period between payment by the customer and the transfer of the promised goods or services to the customer will be one year or less. Incremental costs of obtaining a contract are expensed as and when incurred if the expected period over which it would have amortized the asset is one year or less, or the amount is immaterial.
Collaboration Revenue
Arrangements with collaborators may include licenses to intellectual property, research and development services, manufacturing services for clinical and commercial supply, and participation on joint steering committees. The VOWST Business evaluates the promised goods or services to determine which promises, or group of promises, represent performance obligations. In contemplation of whether a promised good or service meets the criteria required of a performance obligation, it considers the stage of development of the underlying intellectual property, the capabilities and expertise of the customer relative to the underlying intellectual property, and whether the promised goods or services are integral to or dependent on other promises in the contract. When accounting for an arrangement that contains multiple performance obligations, the VOWST Business must develop judgmental assumptions, which may include market conditions, reimbursement rates for personnel costs, development timelines and probabilities of regulatory success to determine the stand-alone selling price for each performance obligation identified in the contract.
When the VOWST Business concludes that a contract should be accounted for as a combined performance obligation and recognized over time, it must then determine the period over which revenue should be recognized and the method by which to measure revenue. The VOWST Business generally recognizes revenue using a cost-based input method.
Licenses of intellectual property
If a license to the VOWST Business’ intellectual property is determined to be distinct from the other performance obligations identified in the arrangement, it recognizes revenue allocated to the license when the license is transferred to the customer and the customer is able to use and benefit from the license. For licenses that are bundled with other promises, the VOWST Business utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue associated with the bundled performance obligation. The VOWST Business evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of progress and related revenue recognition.

Milestone Payments
At the inception of each arrangement that includes developmental and regulatory milestone payments, the VOWST Business evaluates whether the achievement of each milestone specifically relates to the VOWST Business’ efforts to satisfy a performance obligation or transfer a distinct good or service within a performance obligation. If the achievement of a milestone is considered a direct result of its efforts to satisfy a performance obligation or transfer a distinct good or service and the receipt of the payment is based upon the achievement of the milestone, the associated milestone value is allocated to that distinct good or service, otherwise it will be allocated to all performance obligations of the arrangement based on the initial allocation.
The VOWST Business evaluates each milestone to determine when and how much of the milestone to include in the transaction price. The VOWST Business first estimates the amount of the milestone payment that it could receive using either the expected value or the most likely amount approach. The VOWST Business primarily uses the most likely amount approach as that approach is generally most predictive for milestone payments with a binary outcome. Then, it considers whether any portion of that estimated amount is subject to the variable consideration constraint (that is, whether it is probable that a significant reversal of cumulative revenue would not occur upon resolution of the uncertainty). The VOWST Business updates the estimate of variable consideration included in the transaction price at each reporting date which includes updating the assessment of the likely amount of consideration and the application of the constraint to reflect current facts and circumstances.
Royalties
For arrangements that include sales-based royalties, including milestone payments based on the level of sales, and the license is deemed to be the predominant item to which the royalties relate, the VOWST Business will recognize revenue at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). To date, it has not recognized any revenue related to sales-based royalties or milestone payments based on the level of sales.
Manufacturing Supply Services
For arrangements that include a promise of supply of clinical or commercial product, the VOWST Business determines if the supply is a promise in the contract or a future obligation at the customer’s option. If determined to be a promise at inception of the contract, the VOWST Business evaluates the promise to determine whether it is a separate performance obligation or a component of a bundled performance obligation. If determined to be an option, the VOWST Business determines if the option provides a material right to the customer and if so, accounts for the option as a separate performance obligation. If determined to be an option but not a material right, it accounts for the option as a separate contract when the customer elects to exercise the option.
Collaboration Profit and Loss
The VOWST Business analyzes its collaboration arrangements to assess whether they are within the scope of ASC 808, Collaborative Arrangements (“ASC 808”), which includes determining whether such arrangements involve joint operating activities performed by parties that are both active participants in the activities and exposed to significant risks and rewards dependent on the commercial success of such activities. This assessment is performed throughout the life of the arrangement based on changes in the responsibilities of all parties in the arrangement. For collaboration arrangements within the scope of ASC 808 that contain multiple elements, the VOWST Business first determines which elements of the collaboration are deemed to be within the scope of ASC 808 and those that are more reflective of a vendor-customer relationship and therefore within the scope of ASC 606. For those elements of the arrangement that are accounted for pursuant to ASC 606, the VOWST Business applies the five-step model prescribed in ASC 606, as described above. For elements of collaboration arrangements that are accounted for pursuant to ASC 808, an appropriate recognition method is determined and applied consistently, generally by analogy to ASC 606. The collaboration (profit) loss sharing - related party line item also includes the VOWST Business’ profit on the transfer of its inventory to Nestlé Health Science, which represents the excess of the supply price paid by Nestlé Health Science over the cost to manufacture VOWST.
Leases
In accordance with ASC 842, Leases, the VOWST Business determines if an arrangement is or contains a lease at inception. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The VOWST Business classifies leases at the lease commencement date as operating or finance leases and records a right-of-use asset and a lease liability on the unaudited combined balance sheet for all leases with an initial lease term of greater than 12 months. Leases with an initial term of 12 months or less are not recorded on the balance sheet, but payments are recognized as expense on a straight-line basis over the lease term. The VOWST Business has elected not to record a right-of-use asset or lease liability for leases with terms of 12 months or less.
A lease qualifies as a finance lease if any of the following criteria are met at the inception of the lease: (i) there is a transfer of ownership of the leased asset to the VOWST Business by the end of the lease term, (ii) the VOWST Business holds an option to purchase the leased asset that it is reasonably certain to exercise, (iii) the lease term is for a major part of the remaining economic life of the leased asset, (iv) the present value of the sum of lease payments equals or exceeds substantially all of the fair value of the leased asset, or (v) the nature of the leased asset is specialized to the point that it is expected to provide the lessor no alternative use at the end of the lease term.
The VOWST Business enters into contracts that contain both lease and non-lease components. Non-lease components may include maintenance, utilities, and other operating costs. It combines the lease and non-lease components of fixed costs in its lease arrangements as a single lease component. Variable costs, such as utilities or maintenance costs, are not included in the measurement of right-of-use assets and lease liabilities, but rather are expensed when the event determining the amount of variable consideration to be paid occurs.
Finance and operating lease assets and liabilities are recognized at the lease commencement date based on the present value of the lease payments over the lease term using the discount rate implicit in the lease. If the rate implicit is not readily determinable, the VOWST Business utilizes an estimate of its incremental borrowing rate based upon the available information at the lease commencement date. Operating lease assets are further adjusted for prepaid or accrued lease payments. Operating lease payments are expensed using the straight-line method as an operating expense over the lease term. The VOWST Business’ lease terms may include options to extend or terminate the lease when it is reasonably certain that the VOWST Business will exercise that option. Finance lease assets are amortized to depreciation expense using the straight-line method over the shorter of the useful life of the related asset or the lease term. Finance lease payments are bifurcated into (i) a portion that is recorded as imputed interest expense and (ii) a portion that reduces the finance liability associated with the lease.
Right-of-use assets and lease liabilities are reassessed and remeasured when amendments to the terms of the lease agreement require reassessment and remeasurement of the lease payments and other inputs to the calculation of right-of-use assets and lease liabilities. The VOWST Business accounts for remeasurements and modifications to lease liabilities using the present value of remaining lease payments and estimated incremental borrowing rate at the date of remeasurement. The adjustment to the lease liability is recognized as a gain or loss in operating expenses, or as an adjustment to the right-of-use asset, as appropriate, based on the terms and conditions within the lease that are amended.
Recently Issued Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”) or other standard-setting bodies that are adopted by the VOWST Business as of the specified effective date. Unless otherwise discussed, the VOWST Business believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.
3. Inventories
Capitalized inventories consist of the following (in thousands):
	December 31,2023	December 31,2022
Raw materials	$4,426	$—
Work in process	25,221	—
Finished goods	—	—
Total	$29,647	$—
There were no inventories capitalized as of December 31, 2022, because approval for VOWST was obtained from the FDA on April 26, 2023. Prior to this approval, all costs for the manufacture of product supplies to support clinical development and commercial launch, including pre-launch inventory, were expensed as incurred or otherwise accounted for pursuant to the 2021 License Agreement. Pre-launch inventory manufactured prior to the FDA approval of VOWST, which was not capitalized into inventory but instead was expensed as research and development in previous periods, will be used in commercial production until it is depleted. Pre-launch inventory expensed as research and development and reflected in the financial statements of the VOWST Business financial totaled $26,794 for the year ended December 31, 2023.
4. Property and Equipment, Net
Property and equipment, net consisted of the following (in thousands)
	December 31,2023	December 31,2022
Laboratory equipment	$4,145	$2,197
Computer equipment	470	188
Furniture and office equipment	678	379
Leasehold improvements	1,060	328
Construction in process	279	1,278
Less: accumulated depreciation	(1,862)	(795)
Property and equipment, net	$4,770	$3,575
Depreciation and amortization expense reflected in the financial statements of the VOWST Business was $1,067 and $496 for the years ended December 31, 2023 and 2022, respectively.
5. Accrued Expenses
Accrued expenses consisted of the following (in thousands):
	December 31, 2023	December 31, 2022
Clinical and development costs	$87	$2,237
Manufacturing and quality costs	31,781	2,720
Collaboration payable - related party (Note 10)	28,053	34,770
Facility and other	457	296
Income tax - federal	661	—
Income tax - state	1,051	—
Total	$62,090	$40,023
6. Leases
The VOWST Business leases real estate, primarily laboratory, office and manufacturing space. The VOWST Business’ leases have remaining terms ranging from approximately one to nine years. Certain leases include one or more options to renew, exercisable at the VOWST Business’ sole discretion, with renewal terms that can extend the lease from approximately one year to ten years. The VOWST Business evaluated the renewal options in its leases to determine if it was reasonably certain that the renewal option would be exercised, given the current business structure, uncertainty of future growth, and the associated impact to real estate, Seres concluded that it is not reasonably certain that any renewal options would be exercised. Therefore, the operating lease assets and operating lease liabilities only contemplate the initial lease terms. All VOWST Business leases qualify as operating leases.
In July 2021, the VOWST Business entered into a lease agreement for a donor collection facility in Tempe, Arizona with a lease term of ten years, commencing in March 2022, subject to certain renewal options, which are not deemed reasonably certain. Minimum lease payments total $4,052, net of tenant improvement allowance of $770, through the lease term. At lease commencement, the VOWST Business recorded a right-of-use asset of $5,900, which consists of the lease liability of $2,327 and $3,573 of leasehold improvements that revert back to the lessor at the termination of the lease.
In August 2021, the VOWST Business entered into a lease for additional office and laboratory space in Waltham, Massachusetts with a lease term of ten years, commencing in two phases in October 2021 and March 2022, respectively, with a third and final phase for laboratory space, not yet commenced at December 31, 2023. Minimum lease payments for the two phases that commenced in 2022 total $12,125 and $2,449, respectively, net of tenant improvement allowance of $767 for the laboratory space, through the lease term. At each lease commencement, the VOWST Business recorded right-of-use assets of $7,602 and $2,662, respectively, which consist of the lease liability of $7,602 for the office space, and the lease liability of $1,273 and $1,389 of leasehold improvements that revert back to the lessor at the termination of the lease for the laboratory space. The lease is subject to certain renewal options, which are not deemed reasonably certain at commencement of the first two phases.
In June 2023, the VOWST Business entered into a lease for a donor collection facility in Irvine, California, with a lease term of approximately six years and a renewal option, subject to certain conditions, for an additional five-year term. The undiscounted minimum lease payments are $1,079 over the original term. The lease commenced in December 2023. For the year ended December 31, 2023, the VOWST Business recorded a right-of-use asset of $1,830, which consists of the lease liability of $768, and $1,062 of leasehold improvements that revert back to the lessor at the termination of the lease.
The following table summarizes the presentation in the VOWST Business’ balance sheets of its operating leases (in thousands):
	December 31, 2023	December 31, 2022
Assets
Operating lease right-of-use assets	$19,376	$14,943
Total operating lease right-of-use assets	$19,376	$14,943
Liabilities
Current
Operating lease liabilities	$1,090	$671
Non-Current
Operating lease liabilities, net of current portion	14,063	11,644
Total operating lease liabilities	$15,153	$12,315
The following table summarizes the effect of lease costs in the VOWST Business’ statement of operations and comprehensive loss (in thousands):
	Year Ended December 31,
	2023	2022
Operating lease costs	$2,792	2,139
Variable lease costs	733	676
Total lease costs	$3,525	$2,815
During the year ended December 31, 2023, the VOWST Business made cash payments for operating leases of $987, which is reduced by amounts received for lessor improvements. During the year ended December 31, 2022, the VOWST Business received net cash payments of $30 due to amounts received for lessor improvements, which is offset by payments made for leases.
As of December 31, 2023, future payments of operating lease liabilities are as follows (in thousands):
For the Years Ended December 31,	Operating Leases
2024	$2,552
2025	2,621
2026	2,692
2027	2,765
2028	2,717
Thereafter	8,825
Total undiscounted lease payments	$22,172
Less: Imputed interest	(7,019)
Present value of operating lease liabilities	$15,153

As of December 31, 2023, the weighted average remaining lease term was 8.1 years and the weighted average incremental borrowing rate used to determine the operating lease liability was 10.3%. As of December 31, 2022, the weighted average remaining lease term was 9.0 years and the weighted average incremental borrowing rate used to determine the operating lease liability was 9.8%.
7. Commitments and Contingencies
Leases
Refer to Note 6 “Leases” for discussion of the commitments associated with the VOWST Business’ lease portfolio.
Legal Contingencies
The VOWST Business accrues a liability for legal contingencies when it believes that it is both probable that a liability has been incurred and that the VOWST Business can reasonably estimate the amount of the loss. The VOWST Business reviews these accruals and adjusts them to reflect ongoing negotiations, settlements, rulings, advice of legal counsel and other relevant information. To the extent new information is obtained and the views on the probable outcomes of claims, suits, assessments, investigations or legal proceedings change, changes in the VOWST Business’ accrued liabilities would be recorded in the period in which such determination is made.
In addition, in accordance with the relevant authoritative guidance, for any matters in which the likelihood of material loss is at least reasonably possible, the VOWST Business will provide disclosure of the possible loss or range of loss. If a reasonable estimate cannot be made, however, the VOWST Business will provide disclosure to that effect. The VOWST Business expenses legal costs as they are incurred.
The VOWST Business did not accrue any liabilities related to legal contingencies in its unaudited combined financial statements as of December 31, 2023 and 2022.
Bacthera Long Term Manufacturing Agreement
On November 8, 2021, the VOWST Business entered into a Long Term Manufacturing Agreement with BacThera AG (“Bacthera”), a joint venture between Chr. Hansen and a Lonza Group affiliate, which was amended on December 14, 2022 (the “Bacthera Agreement”). The Bacthera Agreement governs the general terms under which Bacthera, or one of its affiliates, will (i) construct a dedicated full-scale production suite for the VOWST Business at Bacthera’s Microbiome Center of Excellence in Visp, Switzerland; and (ii) provide manufacturing services to the VOWST Business for its then SER-109 product candidate (now VOWST) and other products, as agreed to by the parties.
Under the terms of the Bacthera Agreement, the VOWST Business agreed to pay Bacthera a total of at least 256,000 CHF (or approximately $301,000) for the initial term of the agreement, inclusive of the construction fees and annual operating fees. Bacthera is funding the majority of the construction costs and will own and control the manufacturing suite during construction. The construction fees that the VOWST Business is responsible for represent a small percentage of the overall construction costs and are payable upon the achievement of certain milestones related to the construction of the dedicated manufacturing suite. The annual operating fee includes the cost of a baseline annual batch production volume. The VOWST Business has also agreed to pay certain other ancillary fees and a per-batch fee in excess of the baseline batches. These fees are subject to adjustment during construction for certain items outside of Bacthera’s control and annually against an agreed index. The VOWST Business will supply the active pharmaceutical ingredients to Bacthera to enable it to perform the services and pay for certain other raw materials and manufacturing components, which will be acquired by Bacthera.
The Bacthera Agreement has an initial term that continues until the tenth anniversary of the earlier of (a) successful completion of construction and demonstration of Bacthera’s readiness for commercial production or (b) the commencement of manufacturing.
The initial term is subject to renewals, which could extend the term to 16 years, and additional three-year terms thereafter. Each party has the ability to terminate the Bacthera Agreement upon the occurrence of certain customary conditions. The VOWST Business may also terminate the Bacthera Agreement for convenience after a defined period. In the event of a termination, the VOWST Business has certain financial obligations that would apply, and Bacthera has agreed to grant a license to Bacthera-developed manufacturing know how, if any, and provide technical assistance to VOWST, so that VOWST could transfer the manufacturing operations to itself or a third party. The Bacthera Agreement also contains representations, warranties and indemnity obligations as well as limitations of liability that are customary for agreements of this type.
The Bacthera Agreement represents a lease as the VOWST Business will have the right to use the dedicated manufacturing suite for a period of time following completion of the construction of the manufacturing suite and approval by regulatory authorities. As of December 31, 2023, the lease commencement date has not occurred and therefore the VOWST Business has not recorded an operating lease asset or an operating lease liability on its unaudited combined balance sheets. As of December 31, 2023, the VOWST Business has paid Bacthera $12,276 related to the construction of the dedicated manufacturing suite. As of December 31, 2023, the VOWST Business recorded $38,877 in other non-current assets in the accompanying unaudited combined balance sheet, including $30,049 related to the substantial completion milestone. This liability is expected to be settled by SPN concurrent with the Closing of the Transaction, as the manufacturing agreement between the Company and Bacthera is being assigned and terminated as part of the Transaction. Pursuant to the termination of the Bacthera manufacturing agreement, SPN will pay a termination payment to Bacthera in full and final settlement of all outstanding liabilities owed to Bacthera.
8. Stock-Based Compensation
Seres has stock-based compensation plans which provide for granting equity awards, including non-qualified and incentive stock options, restricted stock, restricted stock unit awards, cash-based awards, and performance shares to employees, officers and directors of, and consultants to, Seres. All stock-based compensation plans are managed on a consolidated basis by Seres. Stock-based compensation expense allocated to the VOWST Business relates to stock options, time-based restricted stock unit awards and performance-based restricted stock unit awards issued by Seres. Accordingly, the amounts presented are not necessarily indicative of future stock-based compensation and do not necessarily reflect the amount that the VOWST Business would have issued as an independent company for the periods presented.
Stock-based Compensation Expense
The following table represents stock-based compensation included in the VOWST Business’ unaudited combined statements of operations and comprehensive loss (in thousands):
	For the Year Ended December 31,
	2023	2022
Research and development	$7,132	$6,941
General and administrative	5,443	6,236
	$12,575	$13,177
Stock-based Compensation Valuation
The assumptions that Seres used to determine the fair value of the stock options granted to employees and directors were as follows, presented on a weighted average basis:
	For the Year Ended December 31,
	2023	2022
Risk-free interest rate	3.64%	1.67%
Expected term (in years)	6.0	6.0
Expected volatility	107.2%	104.0%
Expected dividend yield	0%	0%
9. Revenue from Contracts with Customers
License Agreement with NHSc Rx License GmbH
Summary of Agreement
In July 2021, the VOWST Business entered into the 2021 License Agreement with NHSc Pharma Partners, succeeded by NHSc Rx License GmbH (together with Société des Produits Nestlé S.A., their affiliates, and their subsidiaries, “Nestlé Health Science”) (the “2021 License Agreement”). Under the terms of the 2021 License

Agreement, Seres granted Nestlé Health Science a co-exclusive, sublicensable (under certain circumstances) license to develop, commercialize and conduct medical affairs activities for (i) therapeutic products based on Seres’ microbiome technology (including VOWST, previously Seres’ SER-109 product candidate) that are developed by the VOWST Business for the treatment of Clostridioides difficile infection, or C DIFF or CDI, and recurrent C DIFF, or rCDI, as well as any other indications pursued for the products upon mutual agreement of the parties (the “2021 Field”) in the United States and Canada (the “2021 Licensed Territory”), and (ii) VOWST and any improvements and modifications thereto developed pursuant to the terms of the 2021 License Agreement (the “2021 Collaboration Products”) for any indications in the 2021 Licensed Territory. The VOWST Business is responsible for completing development of the first 2021 Collaboration Product, which is VOWST, in the 2021 Field in the United States until first regulatory approval, which was obtained on April 26, 2023.
Nestlé Health Science has the sole right to commercialize the 2021 Collaboration Products in the 2021 Licensed Territory in accordance with a commercialization plan. Both parties will perform medical affairs activities in the 2021 Licensed Territory in accordance with a medical affairs plan. The VOWST Business is responsible for the manufacturing and supply for commercialization under a supply agreement that has been executed between the parties. Both parties performed pre-launch activities of the VOWST Business prior to the first commercial sale in the United States, which occurred in June 2023. The VOWST Business was responsible for funding the pre-launch activities until first commercial sale of VOWST in the 2021 Licensed Territory and in accordance with a pre-launch plan, up to a specified cap. The VOWST Business is entitled to share equally in the commercial profits and losses of VOWST.
In connection with the 2021 License Agreement, the VOWST Business received an upfront payment of $175,000, and it received an additional $125,000 milestone payment in May 2023 after FDA approval. The VOWST Business is eligible to receive additional payments of up to $235,000 if certain regulatory and sales milestones are achieved. The potential future milestone payments include up to $10,000 for the achievement of specified regulatory milestones and up to $225,000 for the achievement of specified net sales milestones.
The 2021 License Agreement continues in effect until all development and commercialization activities for all 2021 Collaboration Products in the 2021 Licensed Territory have permanently ceased. The 2021 License Agreement may be terminated by either party upon sixty days’ written notice for the other party’s material breach that remains uncured during such sixty-day period, or immediately upon written notice for the other party’s insolvency. Nestlé Health Science may also terminate the 2021 License Agreement at-will with twelve months’ prior written notice, effective only on or after the third anniversary of first commercial sale of VOWST in the 2021 Licensed Territory. The VOWST Business may also terminate the 2021 License Agreement immediately upon written notice if Nestlé Health Science challenges any licensed patent in the 2021 Licensed Territory. Upon termination of the 2021 License Agreement, all licenses granted to Nestlé Health Science by the VOWST Business will terminate. If the VOWST Business commits a material breach of the 2021 License Agreement, Nestlé Health Science may elect not to terminate the 2021 License Agreement but instead apply specified adjustments to the payment terms and other terms and conditions of the 2021 License Agreement.
Accounting Analysis
The 2021 License Agreement represents a separate contract between Nestlé Health Science and the VOWST Business. The 2021 License Agreement is within the scope of Accounting Standard Update 2018-18, Collaborative Arrangements (Topic 808) (see Note 10, Collaboration Profit and Loss), and has elements that are within the scope of ASC 606 - Revenue from Contracts with Customers (Topic 606) and Topic 808.
The VOWST Business identified the following promises in the 2021 License Agreement that were evaluated under the scope of Topic 606: (i) delivery of a co-exclusive license for the VOWST Business to develop, commercialize and conduct medical affairs in the United States and Canada; (ii) services to be performed in accordance with the development and regulatory activity plan to obtain regulatory approval of VOWST in the United States. The VOWST Business also evaluated whether certain options outlined within the 2021 License Agreement represented material rights that would give rise to a performance obligation and concluded that none of the options convey a material right to Nestlé Health Science and therefore are not considered separate performance obligations within the 2021 License Agreement.
The VOWST Business assessed the above promises and determined that the co-exclusive license for VOWST and the services to obtain regulatory approval of VOWST in the United States are reflective of a vendor-customer relationship and therefore represent performance obligations within the scope of Topic 606. The co-exclusive license for VOWST in the United States and Canada is considered functional intellectual property and distinct from other promises under the contract as Nestlé Health Science can benefit from the license on its own or together with other readily available resources. The services performed by Seres to obtain regulatory approval of VOWST were not complex or specialized, could be performed by another qualified third party, were not expected to significantly modify or customize the license given that VOWST was late-stage intellectual property that completed clinical development and the services were performed over a short period of time. Therefore, the license and the services each represents a separate performance obligation within a contract with a customer under the scope of Topic 606 at contract inception.
The up-front payment of $175,000 compensated the VOWST Business for: (i) the co-exclusive license for the VOWST Business to develop, commercialize and conduct medical affairs in the United States and Canada, (ii) services performed in accordance with the development and regulatory activity plan to obtain regulatory approval of VOWST in the United States and (iii) pre-launch activities performed by Nestlé Health Science and the VOWST Business until the first commercial sale of VOWST in the United States. The commercialization activities, which include the commercial manufacturing, participation on joint steering committees and medical affairs work, that occur after regulatory approval of VOWST in the United States, are part of the 50/50 sharing of commercial profits. Therefore, the up-front payment of $175,000 does not compensate Seres for these activities.
The VOWST Business allocated the $175,000 between the Topic 606 unit of account and the Topic 808 unit of account by determining the standalone selling price (“SSP”) of each good or service. The selling price of each good or service was determined based on VOWST’s SSP with the objective of determining the price at which it would sell such an item if it were to be sold regularly on a standalone basis. The VOWST Business determined the transaction price under Topic 606 to be $139,500 and the Topic 808 amount to be $35,500 at the inception of the 2021 License Agreement.
The Topic 606 transaction price of $139,500 was allocated to the co-exclusive license for VOWST and the services performed in accordance with the development and regulatory activity plan to obtain regulatory approval of VOWST in the United States based on VOWST’s SSP. The VOWST Business recognized revenue for the license performance obligation at a point in time, that is upon transfer of the license to Nestlé Health Science. As control of the license was transferred in July 2021, The VOWST Business recognized $131,343 of collaboration revenue - related party during the year ended December 31, 2021 pertaining to the license performance obligation. The remaining amount of the Topic 606 transaction price of $8,157 was allocated to the services performance obligation and was recognized over time as Seres performed the services, which it completed in April 2023. During the years ended December 31, 2023 and 2022, the VOWST Business recognized $1,975 and $4,114 of collaboration revenue - related party, respectively, related to the services performance obligation under the 2021 License Agreement.
The VOWST Business determined that any variable consideration related to the remaining regulatory milestones is deemed to be fully constrained and therefore excluded from the transaction price due to the high degree of uncertainty and risk associated with these potential payments, as the VOWST Business determined that it could not assert that it was probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The VOWST Business also determined that sales milestones relate solely to the license of intellectual property and are therefore excluded from the transaction price under the sales- or usage-based royalty exception of Topic 606. Revenue related to these sales milestones will only be recognized when the associated sales occur, and relevant thresholds are met.
The VOWST Business recognized the $125,000 regulatory milestone payment received in May 2023, which was fully allocated to the license performance obligation, as revenue in the unaudited combined statements of operations and comprehensive loss during the year ended December 31, 2023.
Collaboration and License Agreement with Société des Produits Nestlé S.A. (SPN)
Summary of Agreement
In January 2016, Seres entered into a collaboration and license agreement with Nestec Ltd., succeeded by SPN (the “2016 License Agreement”) for the development and commercialization of certain product candidates for the treatment and management of CDI and inflammatory bowel disease (“IBD”), including UC and Crohn’s disease. The 2016 License Agreement supports the development of Seres’ portfolio of products for CDI and IBD in markets outside of the United States and Canada (the “2016 Licensed Territory”).

A subset of the activities under the 2016 License Agreement are related to the VOWST Business and revenue of the VOWST Business related to the 2016 License Agreement is recognized through allocations based on methodologies that management believes are consistent and reasonable, utilizing a proportion of the total costs incurred related the VOWST Business compared to the total costs incurred by Seres under the 2016 License Agreement.
Under the 2016 License Agreement, Seres granted to SPN an exclusive, royalty-bearing license to develop and commercialize, in the 2016 Licensed Territory, certain products based on its microbiome technology that are being developed or commercialized, as applicable, for the treatment of CDI and IBD, including VOWST, SER-262, SER-287 and SER-301 (collectively, the “2016 Collaboration Products”). The 2016 License Agreement sets forth Seres’ and SPN’s respective obligations for development, commercialization, regulatory and manufacturing and supply activities for the 2016 Collaboration Products with respect to the licensed fields and the 2016 Licensed Territory.
Under the 2016 License Agreement, SPN agreed to pay Seres an upfront cash payment of $120,000, which it received in February 2016. Seres is eligible to receive up to $285,000 in development milestone payments, $375,000 in regulatory payments and up to an aggregate of $1,125,000 for the achievement of certain commercial milestones related to the sales of the 2016 Collaboration Products. SPN also agreed to pay Seres tiered royalties, at percentages ranging from the high single digits to high teens, of net sales of 2016 Collaboration Products in the 2016 Licensed Territory.
Under the 2016 License Agreement, Seres is entitled to receive a $20,000 milestone payment from SPN following initiation of a SER-287 Phase 2 study and a $20,000 milestone payment from SPN following the initiation of a SER-287 Phase 3 study. In November 2018, Seres entered into a letter agreement with SPN which modified the 2016 License Agreement to address the current clinical plans for SER-287. Pursuant to the letter agreement, Seres and SPN agreed that following initiation of the SER-287 Phase 2b study, Seres would be entitled to receive $40,000 in milestone payments from SPN, which represent the milestone payments due to Seres for the initiation of a SER-287 Phase 2 study and a Phase 3 study. The SER-287 Phase 2b study was initiated and the $40,000 of milestone payments were received in December 2018.
The 2016 License Agreement continues in effect until terminated by either party on the following bases: (i) SPN may terminate the 2016 License Agreement in the event of serious safety issues related to any of the 2016 Collaboration Products; (ii) Seres may terminate the 2016 License Agreement if SPN challenges the validity or enforceability of any of its licensed patents; and (iii) either party may terminate the 2016 License Agreement in the event of the other party’s uncured material breach or insolvency. Upon termination of the 2016 License Agreement, all licenses granted to SPN by Seres will terminate, and all rights in and to the 2016 Collaboration Products in the 2016 Licensed Territory will revert to Seres. If Seres commits a material breach of the 2016 License Agreement, SPN may elect not to terminate the 2016 License Agreement but instead apply specified adjustments to its payment obligations and other terms and conditions of the 2016 License Agreement.
Accounting Analysis
Seres assessed the 2016 License Agreement in accordance with Topic 606 and concluded that SPN is a customer. Seres identified the following promises under the contract: (i) a license to develop and commercialize the 2016 Collaboration Products in the 2016 Licensed Territory, (ii) obligation to perform research and development services, (iii) participation on a joint steering committee, and (iv) manufacturing services to provide clinical supply to complete future clinical trials. In addition, Seres identified a contingent obligation to perform manufacturing services to provide commercial supply if commercialization occurs, which is contingent upon regulatory approval. This contingent obligation is not a performance obligation at inception and has been excluded from the initial allocation as it represents a separate buying decision at market rates, rather than a material right in the contract. Seres assessed the promised goods and services to determine if they are distinct. Based on this assessment, Seres determined that SPN cannot benefit from the promised goods and services separately from the others as they are highly interrelated and therefore not distinct. Accordingly, the promised goods and services represent one combined performance obligation and the entire transaction price will be allocated to that single combined performance obligation. Given that Seres had historically concluded that there was as single performance obligation, revenue attributable to the VOWST business was calculated using an allocation methodology based on the cost incurred related to products under the VOWST business as a proportion of total costs incurred by Seres in the applicable periods.

At contract inception, Seres determined that the $120,000 non-refundable upfront amount constituted the entirety of the consideration to be included in the transaction price as the development, regulatory, and commercial milestones were fully constrained. During the year ended December 31, 2016, Seres received $10,000 from SPN in connection with the initiation of the Phase 1b study for SER-262 in CDI. During the year ended December 31, 2017, Seres received $20,000 from SPN in connection with the initiation of the Phase 3 study for VOWST, then SER-109. During the year ended December 31, 2018, VOWST received $40,000 from SPN in connection with the initiation of the Phase 2b study for SER-287. During the year ended December 31, 2020, Seres received $10,000 from SPN in connection with the initiation of the Phase 1b SER-301 study. As of December 31, 2023, the aggregate amount of the transaction price allocated to the performance obligation of the 2016 License Agreement was approximately $200,000.
During the years ended December 31, 2023 and 2022, Seres recognized revenue using the cost-to-cost method, which best depicts the transfer of control to the customer, and based on the proportion of costs incurred by the VOWST Business, the VOWST Business recognized $(562) and $2,335 of collaboration revenue – related party, respectively, relating to the 2016 License Agreement.
Contract Balances from Contracts with Customers
The following tables present changes in the VOWST Business’ contract liabilities during the year ended December 31, 2023 and 2022:
	Balance as of December 31, 2022	Additions	Deductions	Balance as of December 31, 2023
Year ended December 31, 2023
Contract liabilities:
Deferred revenue - related party	$1,975	—	(1,975)	—
	Balance as of December 31, 2021	Additions	Deductions	Balance as of December 31, 2022
Year ended December 31, 2022
Contract liabilities:
Deferred revenue - related party	$6,089	—	(4,114)	1,975
The balances presented above are related to the 2021 License Agreement. The VOWST Business does not recognize deferred revenue in its unaudited combined balance sheets related to the 2016 License Agreement.
10. Collaboration Profit and Loss
License Agreement with NHSc Rx License GmbH
Accounting Analysis
The 2021 License Agreement represents a separate contract between Nestlé Health Science and the VOWST Business. The 2021 License Agreement is within the scope of Topic 808, and has elements that are within the scope of Topic 606 (see Note 9, Revenue from Contracts with Customers) and Topic 808.
The VOWST Business considers the collaborative pre-launch activities and commercialization activities to be separate units of account within the scope of Topic 808 and are not performance obligations under Topic 606. The VOWST Business and Nestlé Health Science were both active participants in the pre-launch activities and commercialization activities and were exposed to significant risks and rewards that were dependent on the commercial success of the activities in the arrangement. The amount allocated to the Topic 808 unit of accounting relates to the pre-launch activities performed prior to the first commercial sale of VOWST and was determined to be $35,500 based on standalone selling price.
The VOWST Business recorded the $35,500 in total liabilities on its balance sheets at the inception of the arrangement. On a quarterly basis, the VOWST Business and Nestlé Health Science provided financial information about the pre-launch activities performed by both parties. The VOWST Business reduced the $35,500 liability as the pre-launch activities were performed and it made payments to Nestlé Health Science for the pre-launch costs Nestlé Health Science incurred. As of December 31, 2023 and 2022, there was $10,064 and $34,770, respectively, included in accrued expenses and other current liabilities which represents costs incurred by Nestlé Health Science for pre-launch activities that have not yet been reimbursed by Seres.
The cost associated with pre-launch activities performed by the VOWST Business is recorded within total operating expenses in its unaudited combined statements of operations and comprehensive loss. In the years ended December 31, 2023 and 2022 the VOWST Business recognized $1,446 and $6,102 in research and development expenses and $4,242 and $8,953, in general and administrative expenses, respectively, associated with pre-launch activities performed. The pre-launch activities were completed prior to the first commercial sale of VOWST, which occurred in June 2023.
Inventory transferred to Nestlé Health Science by the VOWST Business that has not yet sold through to customers or transferred as free goods is recorded as deferred income – related party on the accompanying unaudited combined balance sheets. The VOWST Business recognizes deferred income – related party as collaboration profit upon Nestlé Health Science’s sale or transfer of such inventory to third parties.
Under the 2021 License Agreement with Nestlé Health Science, beginning with the first commercial sale of VOWST, which occurred in June 2023, net sales of VOWST are recorded by Nestlé Health Science and include gross sales net of discounts, rebates, allowances, and other applicable deductions. These amounts include the use of estimates and judgments, which could be adjusted based on actual results in the future. The VOWST Business records its share of the profits or losses from the sales of VOWST, including commercial and medical affairs expenses incurred by VOWST, on a net basis, as collaboration (profit) loss sharing - related party. This treatment is in accordance with the VOWST Business’ revenue recognition and collaboration policy, given that Nestlé Health Science and the VOWST Business are both active participants in commercialization activities and are exposed to significant risks and rewards that are dependent on the commercial success of the activities in the 2021 License Agreement. Nestlé Health Science provides the VOWST Business with reporting related to net sales of VOWST in accordance with U.S. generally accepted accounting principles in order to calculate and record collaboration profit or loss.
The collaboration (profit) loss sharing - related party line item also includes the VOWST Business’ profit on the transfer of VOWST inventory to Nestlé Health Science, which represents the excess of the supply price paid by Nestlé Health Science over the VOWST Business’ cost to manufacture VOWST, subject to a supply price cap applicable to product manufactured prior to commercial launch.
The collaboration (profit) loss sharing - related party line item also includes the collaboration loss related to pre-launch activities, which were completed prior to the first commercial sale of VOWST.
The components of the collaboration profit (loss) sharing for the years ended December 31, 2023 and 2022, are as follows:
	For the Year Ended December 31,
	2023	2022
Share of the VOWST Business' net loss	$18,873	$—
Profit on transfer of the VOWST Business' inventory to Nestle	(23,327)	—
Collaboration (profit)/loss related to pre-launch activities	5,158	1,004
Total collaboration (profit) loss sharing - related party	$704	$1,004
As of December 31, 2023 and 2022 there was $28,053 and $34,770 included in accrued expenses and other liabilities, which represents amounts due to Nestlé Health Science pursuant to the 2021 License Agreement.
11. Income Tax
The following table presents the components of income before income taxes:
	Year Ended December 31,
	2023	2022
Domestic	$51,902	$(137,313)
Foreign	—	—
Total	$51,902	$(137,313)

The following table summarizes the income tax expense:
	Year Ended December 31,
	2023	2022
Current:
Federal	$661	$—
State	1,051	—
Foreign	—	—
Total current	1,712	—
Deferred:
Federal	—	—
State	—	—
Foreign	—	—
Total deferred	—	—
Total provision	$1,712	$—
A reconciliation of the U.S. federal statutory income tax rate to the VOWST Business’ effective income tax rate is as follows:
	Year Ended December 31,
	2023	2022
Federal statutory income tax rate	21.0%	21.0%
Research and development tax credits	-0.6%	1.8%
State taxes, net of federal benefit	4.8%	4.6%
Stock-based compensation	1.3%	-0.6%
Uncertain tax position reserves	0.0%	-0.1%
Other	0.1%	-0.1%
Change in deferred tax asset valuation allowance	-23.3%	-26.6%
Effective income tax rate	3.3%	0.0%
Net deferred tax assets as of December 31, 2023 and 2022 consisted of the following:
	December 31,
	2023	2022
Deferred tax assets:
Net operating loss carryforwards	$5,623	$22,141
Research and development tax credit carryforwards	26,621	28,283
Section 174 capitalized research and development expenses	27,985	23,267
Stock-based compensation expense	12,478	10,128
Lease liability	4,144	3,281
Deferred revenue	—	526
Depreciation and amortization	110	100
Total deferred tax assets	76,961	87,726
Deferred tax liabilities:
Right of use assets	(5,299)	(3,981)
Total deferred tax liabilities	(5,299)	(3,981)
Valuation allowance	(71,662)	(83,745)
Net deferred tax assets	$—	$—
The Tax Cuts and Jobs Act (“TCJA”) requires taxpayers to capitalize and amortize research and experimental expenditures under IRC Section 174 for tax years beginning after December 31, 2021. This rule became effective for the VOWST Business during the year ended December 31, 2022 and resulted in the capitalization of research and development costs of $35,342 and $95,766 for the years ended December 31, 2023 and 2022, respectively. The VOWST Business will amortize these costs for tax purposes over five years if the research and development was performed in the U.S. and over 15 years if the research and development was performed outside the U.S.
As of December 31, 2023, the VOWST Business had net operating loss carryforwards (“NOLs”) for federal and state income tax purposes of $22,852 and $13,043, respectively. Federal NOLs of $22,852, generated after 2017, will be carried forward indefinitely and could be used to offset up to 80% of taxable income in future tax years. The VOWST Business' state NOLs will expire at various times starting in 2032. As of December 31, 2023, the VOWST Business also had available gross research and development tax credit carryforwards for state income tax purposes of $3,413, which begin to expire in 2028. The federal research and development tax credits include an orphan drug credit carryforward of $23,925.
Utilization of the NOLs and research and development tax credit carryforwards may be subject to a substantial annual limitation under Sections 382 and 383 of the IRC due to ownership changes that have occurred previously or that could occur in the future. These ownership changes may limit the amount of carryforwards that can be utilized annually to offset future taxable income. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50% over a three-year period. Since its formation, Seres has raised capital through the issuance of capital stock on several occasions. These financings, combined with the purchasing shareholders’ subsequent disposition of those shares, may have resulted in a change of control or could result in a change of control in the future upon subsequent disposition. Seres conducted an analysis to determine if historical changes in ownership through December 31, 2020 would limit or otherwise restrict its ability to utilize these NOLs and research and development credit carryforwards. As a result of this analysis, Seres does not believe there are any significant limitations on its ability to utilize these carryforwards. However, future changes in ownership after December 31, 2020 could affect the limitation in future years. Any limitation may result in expiration of a portion of the NOLs or research and development credit carryforwards before utilization.
The VOWST Business has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. Management has considered the VOWST Business’ history of cumulative net losses incurred since inception and its lack of commercialization of any products or generation of any revenue from product sales since inception and has concluded that it is more likely than not that the VOWST Business will not realize the benefits of the deferred tax assets. Accordingly, a full valuation allowance has been established against the deferred tax assets as of December 31, 2023 and 2022. Management reevaluates the positive and negative evidence at each reporting period.
Changes in the valuation allowance for deferred tax assets during the years ended December 31, 2023 and 2022 related primarily to the increases in NOLs, research and development tax credit carryforwards, capitalized research and development expenses pursuant to IRC Section 174, and stock-based compensation were as follows:
	Year Ended December 31,
	2023	2022
Valuation allowance at beginning of year	$(83,745)	$(47,228)
Decreases recorded as benefit to income tax provision	12,970	—
Increases recorded to income tax provisions	(887)	(36,517)
Valuation allowance as of end of year	$(71,662)	$(83,745)

During the year ended December 31, 2023, the Internal Revenue Service (“IRS”) concluded their examination of Seres for the period ended December 31, 2018 related to Seres' 2018 research and development tax credits (“R&D Credit(s)”). The VOWST Business has adjusted its 2018 R&D Credits and its overall federal and state R&D Credit carryforward balance from Seres’ inception to December 31, 2023 to account for the conclusions drawn by the IRS. Also, Seres has reviewed each of its overall filing positions since inception and has not identified any additional positions that do not meet the more likely than not threshold. The VOWST Business does not anticipate a material change to its uncertain tax position reserves in the next 12 months. The changes in the VOWST Business' unrecognized tax benefits for the years ended December 31, 2023 and 2022 were as follows:
	Year Ended December 31,
	2023	2022
Balance at beginning of year	$1,733	$—
Increase related to current year tax provisions	—	128
Increase related to prior years' tax positions	—	1,605
Balance at end of year	$1,733	$1,733
The VOWST Business has not yet conducted a study of its research and development credit carry forwards. This study may result in further adjustment to the VOWST Business’ R&D Credits; however, a full valuation allowance has been provided against the VOWST Business’ R&D Credits, and if an adjustment is required, this adjustment would be offset by an adjustment to the valuation allowance. Thus, there would be no impact to the unaudited combined balance sheet or statement of operations if an adjustment were required. The VOWST Business had no other unrecognized tax benefits accrued for the years ended December 31, 2023 and 2022, or related interest and penalties as of such dates. The VOWST Business will recognize any interest and penalties related to uncertain tax positions in income tax expense.
Seres files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, Seres is subject to examination by federal and state jurisdictions, where applicable. Seres’ tax years are still open under statute from 2011 to present. All years may be examined to the extent the tax credit or net operating loss carryforwards are used in future periods.
12. Subsequent Events
The VOWST Business has evaluated subsequent events occurring after December 31, 2023 for recognition in these unaudited combined financial statements through the date of March 5, 2024, when Seres’ annual report on Form 10-K was filed with the SEC. Additionally, the VOWST Business has evaluated subsequent events occurring after March 5, 2024 through August 15, 2024, the date these unaudited combined financial statements were available for issuance, for the purposes of unrecognized subsequent events.
In addition to the Transaction with SPN disclosed in footnote 1. Organization, Description of the Transaction, and Basis of Presentation, as of March 31, 2024, the VOWST Business identified an indicator of impairment of its donor collection facility in Cambridge, Massachusetts, as the facility is no longer being used by the VOWST Business as a result of operational efficiencies implemented related to the production process and is being marketed for sublease. The VOWST Business determined that this represents a significant adverse change in the extent in which the long-lived asset was being used. The VOWST Business determined that the location contains multiple asset groups for the purpose of the long-lived asset impairment assessment. The VOWST Business concluded that the carrying value of each asset group was not recoverable as it exceeded the future net undiscounted cash flows that are expected to be generated from the assets within the asset group. For the six months ended June 30, 2024, the VOWST Business recognized an impairment loss of $3,267, consisting of $1,731 on the operating lease right-of-use asset and $1,536 on the leasehold improvements. $2,727 of the total impairment loss is included in research and development expenses and the remaining $540 is included in general and administrative expenses in the accompanying unaudited condensed combined statements of operations and comprehensive loss.

The VOWST Business
(A Portion of Certain Operations of Seres Therapeutics, Inc.)
Condensed Combined Balance Sheets
(Unaudited)
(in thousands)
	June 30, 2024	December 31, 2023
ASSETS
Current assets
Collaboration receivable - related party	$18,601	$8,674
Inventories	52,997	29,647
Prepaid expenses and other current assets	2,177	2,710
Total current assets	73,775	41,031
Property and equipment, net	4,184	4,770
Operating lease assets	18,417	19,376
Restricted cash	1,205	1,170
Other non-current assets(1)	38,877	38,877
Total assets	$136,458	$105,224
LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	$1,913	$1,074
Accrued expenses and other current liabilities(2)	75,401	62,090
Operating lease liabilities	1,178	1,090
Deferred income - related party	7,922	7,730
Total current liabilities	86,414	71,984
Operating lease liabilities, net of current portion	13,490	14,063
Total liabilities	99,904	86,047
Commitments and contingencies (Note 7)
Net parent investment	36,554	19,177
Total net parent investment	36,554	19,177
Total liabilities and net parent investment	$136,458	$105,224
(1)
Consists solely of milestones related to the construction of the Company's dedicated manufacturing suite at BacThera AG, or Bacthera. Such amounts will form part of the right-of use asset upon lease commencement.

(2)	Includes related party amounts of $43,075 and $28,053 at June 30, 2024 and December 31, 2023, respectively (see Note 10, Collaboration Profit and Loss)
See accompanying notes to the unaudited condensed combined financial statements.

The VOWST Business
(A Portion of Certain Operations of Seres Therapeutics, Inc.)
Condensed Combined Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands)
	For the six months ended June 30,
	2024	2023
Revenues:
Collaboration revenue - related party	$—	$126,116
Total revenue	—	126,116
Operating expenses:
Research and development	$13,162	$33,977
General and administrative	13,936	19,311
Collaboration (profit) loss sharing - related party	(171)	5,713
Total expenses	26,927	59,001
Operating (loss) income	(26,927)	67,115
Other income	1,826	—
Income tax provision	—	2,214
Net (loss) income	$(25,101)	$64,901
See accompanying notes to the unaudited condensed combined financial statements.

The VOWST Business
(A Portion of Certain Operations of Seres Therapeutics, Inc.)
Condensed Combined Statements of Changes in Net Parent Investment
(Unaudited)
(in thousands)
Total Net Parent Investment
Balance, December 31, 2023	$19,177
Net loss	(25,101)
Share-based compensation expense	5,941
Net transfers from parent	36,537
Balance, June 30, 2024	$36,554
Total Net Parent Investment
Balance, December 31, 2022	$(30,250)
Net income	64,901
Share-based compensation expense	7,212
Net transfers to parent	(56,771)
Balance, June 30, 2023	$(14,908)
See accompanying notes to the unaudited condensed combined financial statements.

The VOWST Business
(A Portion of Certain Operations of Seres Therapeutics, Inc.)
Condensed Combined Statements of Cash Flows
(Unaudited)
(in thousands)
	For the six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(25,101)	$64,901
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Stock-based compensation expense	5,941	7,212
Depreciation and amortization expense	645	442
Non-cash operating lease cost	959	686
Collaboration (profit) loss sharing - related party	—	5,713
Changes in operating assets and liabilities:
Prepaid expenses and other current and non-current assets	533	(1,566)
Collaboration receivable - related party	(9,927)	(7,559)
Inventories	(23,350)	(5,340)
Deferred income - related party	192	2,817
Deferred revenue - related party	—	(1,975)
Accounts payable	855	330
Operating lease liabilities	(486)	472
Accrued expenses and other current and long-term liabilities	13,312	(8,049)
Net cash (used in) provided by operating activities	(36,427)	58,084
Cash flows from investing activities:
Purchases of property and equipment	(75)	(1,313)
Net cash used in investing activities	(75)	(1,313)
Cash flows from financing activities:
Net transfers (to) from parent	36,537	(56,771)
Net cash provided by (used in) provided by financing activities	36,537	(56,771)
Net increase in cash, cash equivalents, and restricted cash	35	—
Cash, cash equivalents and restricted cash at beginning of period	1,170	1,170
Cash, cash equivalents and restricted cash at end of period	$1,205	$1,170
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment purchases included in accounts payable and accrued expenses	$—	$63
Prepaid rent reclassified to right-of-use assets	$—	$2,336
Lease liability arising from obtaining right-of-use assets	$—	$1,210
See accompanying notes to the unaudited condensed combined financial statements.

The VOWST Business
(A Portion of Certain Operations of Seres Therapeutics, Inc.)
Notes to Unaudited Condensed Combined Financial Statements
(Amounts in thousands, except share and per share data)
(Unaudited)
1. Organization, Description of the Transaction, and Basis of Presentation
Organization and Nature of Operations
Seres Therapeutics, Inc. (“Seres”) launched VOWST in the United States with its collaborator, Nestle Health Science in June 2023. VOWST is a commercial-stage business focused on preventing the recurrence of Clostridioides difficile infections (“CDI”) in patients 18 or older following antibacterial treatment for recurrent CDI infections. The Product was approved by the U.S. Food and Drug Administration (the “FDA”) on April 26, 2023 and is the first and only orally administered microbiome therapeutic approved by the FDA.
Description of the Transaction
On August 5, 2024, Seres and Société des Produits Nestlé S.A. (“SPN”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Seres agreed to sell Seres’ VOWST microbiome therapeutic business (the “VOWST Business”), including inventory and equipment, certain patents and patent applications, know-how, trade secrets, trademarks, domain names, marketing authorizations and related rights, documents, materials, business records and data and contracts that are used or held for use primarily in the development, commercialization and manufacturing of the microbiome product sold under the brand name VOWST (the “Product”), formerly known as SER-109, to SPN and its designated affiliates (collectively, “Nestlé Health Science”), and Nestlé Health Science will assume certain liabilities from Seres (the “Transaction”).
In addition to the tangible and intangible assets sold, Seres will also transfer to Nestlé Health Science (i) the license agreement with Memorial Sloan Kettering Cancer Center (the “MSK Agreement”), (ii) the supply agreement with Genlbet, and (iii) the contract manufacturing agreement with Bacthera (the “Bacthera Agreement”). Seres also agreed to provide certain transitional services under a Transition Services Agreement (“Transition Services Agreement”) to Nestlé Health Science following the completion of the Transaction (the “Closing”). The Company will provide the manufacturing services until December 31, 2025 and other services, until the later of the period specified in the schedule to the Transition Services Agreement for each service or June 30, 2026.
On the Closing date, SPN will pay Seres (i) a cash payment of $100,000, less approximately $17,900 owed by Seres to an affiliate of SPN as of March 31, 2024 under the existing license agreement between Seres and the SPN affiliate, less approximately CHF2,000 in satisfaction of fees due under the Bacthera Agreement, and (ii) a prepaid milestone payment of $60,000 (the “Prepaid Milestone”) which is tied to the achievement of worldwide annual net sales of the Product of $150,000 (the “First Sales Milestone”). The Prepaid Milestone will accrue interest at a rate of 10.0% per annum from the Closing date until the First Sales Milestone is achieved and, thereafter at 5% per annum until the earlier of (A) the date on which the Prepaid Milestone, plus accrued interest thereon, has been repaid in full by set-off and (B) the last day of the ten (10) year Milestone Period (defined below). In addition, SPN will pay future fixed installment payments in the aggregate amount of $75,000, contingent on Seres being in material compliance with its obligations under the Transition Services Agreement, as well as additional sales-based milestone payments of $125,000 and $150,000 (if earned) upon achievement of worldwide net sales targets of $400,000 and $750,000, respectively, in any calendar year during the period from Closing until December 31 of the calendar year in which the tenth anniversary of Closing occurs (the “Milestone Period”).
As a condition to Closing, Seres and SPN will enter into a Securities Purchase Agreement (“Securities Purchase Agreement”), pursuant to which SPN will agree, subject to the satisfaction of the applicable conditions to Closing, to purchase 14,285,715 shares of Seres’ common stock at a purchase price of $1.05 per share, for an aggregate purchase price of $15,000.
Unaudited Interim Financial Information
The accompanying unaudited condensed combined balance sheet as of June 30, 2024 and the unaudited condensed combined statements of operations and comprehensive loss, changes in net parent investment, and cash flows for the six months ended June 30, 2024 and 2023 are unaudited. The unaudited interim condensed combined financial statements have been prepared on the same basis as the annual combined financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the VOWST Business’ financial position as of June 30, 2024 and the results of its operations and its cash flows for the six months ended June 30, 2024 and 2023. The financial data and other information disclosed in these notes related to the six months ended June 30, 2024 and 2023 are also unaudited. The combined balance sheet as of December 31, 2023 was derived from Seres’ audited financial statements but does not include all disclosures required by GAAP. The results for the six months ended June 30, 2024 are not necessarily indicative of results to be expected for the year ending December 31, 2024, any other interim periods, or any future year or period.
Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial statements. These unaudited interim condensed combined financial statements should be read in conjunction with the annual combined financial statements as of and for the years ended December 31, 2023 and 2022.
Basis of Presentation
The VOWST Business has historically operated as a part of Seres and not as a standalone company. Financial statements representing the historical operations of the VOWST Business have been derived from Seres’ historical accounting records and are presented on a combined basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the VOWST Business are included in the financial statements. The financial statements of the VOWST Business also include allocation of certain revenues, research and development, and general and administrative expenses from Seres. However, amounts recognized by the VOWST Business are not necessarily representative of the amounts that would have been reflected in the financial statements had the VOWST Business operated independently of Seres, nor are they necessarily indicative of the VOWST Business’ future results of operations, financial position, or cash flows.
The unaudited condensed combined financial statements have been prepared in conformity with the accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the SEC. The condensed consolidated balance sheet at December 31, 2023 was derived from annual financial statements, but does not contain all of the footnote disclosures from the unaudited combined financial statements of the VOWST Business.
Net parent investment is shown in lieu of stockholders’ equity in the unaudited condensed combined financial statements. Net parent investment represents the cumulative investment by Seres in the VOWST Business through the dates presented, inclusive of operating results. All transactions between the VOWST Business and Seres are considered to be effectively settled in the unaudited condensed combined financial statements at the time the transaction is recorded. The effects of the settlement of these transactions between the VOWST Business and Seres are reflected in the unaudited condensed combined statements of cash flows as “Net transfers from parent” within financing activities and in the unaudited condensed combined balance sheets and unaudited condensed combined statements of changes in net parent investment as “Net parent investment.”
The Seres’ financial statements include disclosure that raised substantial doubt about the Company’s ability to continue as a going concern in accordance with Accounting Standards Codification (“ASC”) 205-40, Going Concern (“ASC 205-40”). As a result, management has concluded that substantial doubt exists about the VOWST Business’ ability to continue as a going concern for 12 months from the date these unaudited condensed combined financial statements are issued.
We have prepared the VOWST Business unaudited condensed combined financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our unaudited condensed combined financial statements of the VOWST Business do not include any adjustments to reflect the possible inability of the VOWST Business to continue as a going concern within 12 months after the issuance of such financial statements.
Amounts presented in the notes to the financial statements are shown in ‘000 (thousands), unless otherwise stated.
2. Summary of Significant Accounting Policies
The significant accounting policies and estimates used in preparation of the unaudited standalone financial statements are described in the VOWST Business’ unaudited condensed combined financial statements as of and for the year ended December 31, 2023, and the notes thereto. There have been no material changes to the VOWST Business’ significant accounting policies during the six months ended June 30, 2024 and 2023.
Use of Estimates
The preparation of the VOWST Business’ unaudited condensed combined financial statements in accordance with GAAP requires the VOWST Business to make estimates, judgments and assumptions that may affect the reported amounts of assets, liabilities and expenses and the related disclosure of contingent assets and liabilities. On an ongoing basis, the VOWST Business evaluates its estimates and judgments and methodologies, including but not limited to, those related to allocations of revenue, expenses, assets and liabilities from Seres’ historical financials to VOWST, the impairment of long-lived assets, stock-based compensation, and leases. The VOWST Business bases its estimates on historical experience of Seres and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.
Restricted Cash
The VOWST Business held restricted cash of $1,205 as of June 30, 2024 and $1,170 as of December 31, 2023, which represents cash held for the benefit of the landlords for certain of the VOWST Business’ leases. The VOWST Business has classified the restricted cash as long-term on its unaudited condensed combined balance sheets as the terms of the underlying leases are greater than one year.
Foreign Currency Transactions
The functional currency for the VOWST Business is the United States dollar. All foreign currency transaction gains and losses are recognized in the unaudited condensed combined statements of operations and comprehensive loss through other income. The VOWST Business recognized a material currency transaction gain during the six months ended June 30, 2024 related to its accrual of the substantial completion milestone with Bacthera.
Significant Accounting Policies
The significant accounting policies used in preparation of these unaudited condensed combined financial statements for the six months ended June 30, 2024 and 2023 are consistent with those discussed in Note 2, Basis of Presentation and Summary of Significant Accounting Policies, within the unaudited combined financial statements for the year ended December 31, 2023 and December 31, 2022.
Recently Issued Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”) or other standard-setting bodies that are adopted by the VOWST Business as of the specified effective date. Unless otherwise discussed, the VOWST Business believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.
3. Inventories
Capitalized inventories consist of the following (in thousands):
	June 30, 2024	December 31, 2023
Raw materials	$4,934	$4,426
Work in process	48,063	25,221
Finished goods	—	—
Total	$ 52,997	$ 29,647
Inventory amounts written down as a result of excess, obsolescence, or unmarketability and determined not to be recoverable pursuant to the 2021 License Agreement are expensed in the period in which they are identified. There were no such write-downs during the six months ended June 30, 2024 or the year ended December 31, 2023.

4. Property and Equipment, Net
Property and equipment, net consisted of the following (in thousands):
	June 30, 2024	December 31, 2023
Laboratory equipment	$4,179	$4,145
Computer equipment	470	470
Furniture and office equipment	678	678
Leasehold improvements	1,086	1,060
Construction in process	278	279
Less: accumulated depreciation	(2,507)	(1,862)
Property and equipment, net	$4,184	$4,770
Depreciation and amortization expense reflected in the financial statements of the VOWST Business was $645 and $442 for the six months ended June 30, 2024 and 2023, respectively.
5. Accrued Expenses
Accrued expenses consisted of the following (in thousands):
	June 30, 2024	December 31, 2023
Clinical and development costs	$74	$87
Manufacturing and quality costs	30,133	31,781
Collaboration payable - related party (Note 10)	43,075	28,053
Facility and other	407	457
Income tax - federal	661	661
Income tax - state	1,051	1,051
Total	$ 75,401	$ 62,090
6. Leases
As of March 31, 2024, the VOWST Business identified an indicator of impairment of its donor collection facility in Cambridge, Massachusetts, as the facility is no longer being used by the VOWST Business as a result of operational efficiencies implemented related to the production process and is being marketed for sublease. The VOWST Business determined that this represents a significant adverse change in the extent in which the long-lived asset was being used. The VOWST Business determined that the location contains multiple asset groups for the purpose of the long-lived asset impairment assessment. The VOWST Business concluded that the carrying value of each asset group was not recoverable as it exceeded the future net undiscounted cash flows that are expected to be generated from the assets within the asset group. For the six months ended June 30, 2024, the VOWST Business recognized an impairment loss of $3,267, consisting of $1,731 on the operating lease right-of-use asset and $1,536 on the leasehold improvements. $2,727 of the total impairment loss is included in research and development expenses and the remaining $540 is included in general and administrative expenses in the accompanying unaudited condensed combined statements of operations and comprehensive loss.
The following table summarizes the effect of lease costs in the VOWST Business’ statements of operations (in thousands):
	Six Months Ended June 30,
	2024	2023
Operating lease costs	$ 1,679	$ 1,298
Variable lease costs	376	517
Total lease costs	$ 2,055	$ 1,815

Future lease payments under non-cancelable leases as of June 30, 2024 consisted of the following (in thousands):
For the Years Ended December 31,	Operating Leases
2024 (remaining)	$1,345
2025	2,621
2026	2,692
2027	2,765
2028	2,717
Thereafter	8,825
Total undiscounted lease payments	$20,965
Less: Imputed interest	(6,297)
Present value of operating lease liabilities	$14,668
As of June 30, 2024, the weighted average remaining lease term was 7.6 years and the weighted average incremental borrowing rate used to determine the operating lease liability was 10.3%. As of June 30, 2023, the weighted average remaining lease term was 8.8 years and the weighted average incremental borrowing rate used to determine the operating lease liability was 10.3%.
7. Commitments and Contingencies
Refer to Note 6 “Leases” for more information related to the VOWST Business’ lease obligations.
Legal Contingencies
The VOWST Business accrues a liability for legal contingencies when it believes that it is both probable that a liability has been incurred and that the VOWST Business can reasonably estimate the amount of the loss. The VOWST Business reviews these accruals and adjusts them to reflect ongoing negotiations, settlements, rulings, advice of legal counsel and other relevant information. To the extent new information is obtained and the views on the probable outcomes of claims, suits, assessments, investigations or legal proceedings change, changes in the VOWST Business’ accrued liabilities would be recorded in the period in which such determination is made.
In addition, in accordance with the relevant authoritative guidance, for any matters in which the likelihood of material loss is at least reasonably possible, the VOWST Business will provide disclosure of the possible loss or range of loss. If a reasonable estimate cannot be made, however, the VOWST Business will provide disclosure to that effect. The VOWST Business expenses legal costs as they are incurred.
The VOWST Business did not accrue any liabilities related to legal contingencies in its combined financial statements as of June 30, 2024 or December 31, 2023.
Bacthera Long Term Manufacturing Agreement
On November 8, 2021, the VOWST Business entered into a Long Term Manufacturing Agreement with BacThera AG (“Bacthera”), a joint venture between Chr. Hansen and a Lonza Group affiliate, which was amended on December 14, 2022 (the “Bacthera Agreement”). The Bacthera Agreement governs the general terms under which Bacthera, or one of its affiliates, will (i) construct a dedicated full-scale production suite for the VOWST Business at Bacthera’s Microbiome Center of Excellence in Visp, Switzerland; and (ii) provide manufacturing services to the VOWST Business for its then SER-109 product candidate (now VOWST) and other products, as agreed to by the parties.
Under the terms of the Bacthera Agreement, the VOWST Business agreed to pay Bacthera a total of at least 256,000 CHF (or approximately $301,000) for the initial term of the agreement, inclusive of the construction fees and annual operating fees. Bacthera is funding the majority of the construction costs and will own and control the manufacturing suite during construction. The construction fees that the VOWST Business is responsible for represent a small percentage of the overall construction costs and are payable upon the achievement of certain milestones related to the construction of the dedicated manufacturing suite. The annual operating fee includes the cost of a baseline annual batch production volume. The VOWST Business has also agreed to pay certain other ancillary fees and a per-batch fee in excess of the baseline batches. These fees are subject to adjustment during construction for certain items outside of Bacthera’s control and annually against an agreed index. The VOWST Business will supply the active pharmaceutical ingredients to Bacthera to enable it to perform the services and pay for certain other raw materials and manufacturing components, which will be acquired by Bacthera.
The Bacthera Agreement has an initial term that continues until the tenth anniversary of the earlier of (a) successful completion of construction and demonstration of Bacthera’s readiness for commercial production or (b) the commencement of manufacturing.
The initial term is subject to renewals, which could extend the term to 16 years, and additional three-year terms thereafter. Each party has the ability to terminate the Bacthera Agreement upon the occurrence of certain customary conditions. The VOWST Business may also terminate the Bacthera Agreement for convenience after a defined period. In the event of a termination, the VOWST Business has certain financial obligations that would apply, and Bacthera has agreed to grant a license to Bacthera-developed manufacturing know how, if any, and provide technical assistance to VOWST, so that VOWST could transfer the manufacturing operations to itself or a third party. The Bacthera Agreement also contains representations, warranties and indemnity obligations as well as limitations of liability that are customary for agreements of this type.
The Bacthera Agreement represents a lease as the VOWST Business will have the right to use the dedicated manufacturing suite for a period of time following completion of the construction of the manufacturing suite and approval by regulatory authorities. As of June 30, 2024, the lease commencement date has not occurred and therefore the VOWST Business has not recorded an operating lease asset or an operating lease liability on its unaudited condensed combined balance sheets. As of June 30, 2024 and December 31, 2023, the VOWST Business has paid Bacthera $0 and $12,276, respectively, related to the construction of the dedicated manufacturing suite. As of June 30, 2024 and December 31, 2023, the VOWST Business recorded $38,877 in other non-current assets in the accompanying unaudited condensed combined balance sheet, including $30,049 related to the substantial completion milestone. This liability is expected to be settled by SPN concurrent with the Closing of the Transaction, as the manufacturing agreement between the Company and Bacthera is being assigned and terminated as part of the Transaction. Pursuant to the termination of the Bacthera manufacturing agreement, SPN will pay a termination payment to Bacthera in full and final settlement of all outstanding liabilities owed to Bacthera.
8. Stock-Based Compensation
Seres has stock-based compensation plans which provide for granting equity awards, including non-qualified and incentive stock options, restricted stock, restricted stock unit awards, cash-based awards, and performance shares to employees, officers and directors of, and consultants to, Seres. All stock-based compensation plans are managed on a consolidated basis by Seres. Stock-based compensation expense allocated to the VOWST Business relates to stock options, time-based restricted stock unit awards and performance-based restricted stock unit awards issued by Seres. Accordingly, the amounts presented are not necessarily indicative of future stock-based compensation and do not necessarily reflect the amount that VOWST would have issued as an independent company for the periods presented.
The following table represents stock-based compensation expense included in the VOWST Business’ unaudited condensed combined statements of operations and comprehensive loss (in thousands):
	For the Six Months Ended June 30,
	2024	2023
Research and development	$3,185	$4,106
General and administrative	2,756	3,106
	$5,941	$7,212
9. Revenue from Contracts with Customers
License Agreement with NHSc Rx License GmbH (Nestlé)
During the six months ended June 30, 2024 and 2023, the VOWST Business recognized $0 and $126,975 of collaboration revenue - related party, respectively, relating to the 2021 License Agreement.

Collaboration and License Agreement with Société des Produits Nestlé S.A. (Nestlé)
During the six months ended June 30, 2024 and 2023, Seres recognized revenue using the cost-to-cost method, which best depicts the transfer of control to the customer, and based on the proportion of costs incurred by the VOWST Business, the VOWST Business recognized $0 and ($859) of collaboration revenue - related party, respectively, relating to the 2016 License Agreement.
Contract Balances from Contracts with Customers
The following tables present changes in the VOWST Business’ contract liabilities during the six months ended June 30, 2023:
Six Months Ended June 30, 2023	Balance as of December 31, 2022	Additions	Deductions	Balance as of June 30, 2023
Contract liabilities:
Deferred revenue - related party	$1,975	—	(1,975)	—
The VOWST Business did not have any deferred revenue as of December 31, 2023 or June 30, 2024.
The balances presented above are related to the 2021 License Agreement. The VOWST Business does not recognize deferred revenue in its unaudited condensed combined balance sheets related to the 2016 License Agreement.
10. Collaboration Profit and Loss
License Agreement with NHSc Rx License GmbH
The components of the collaboration profit (loss) sharing attributed to the VOWST Business for the six months ended June 30, 2024 and 2023 are as follows:
	Six Months Ended June 30,
	2024	2023
Share of the VOWST Business' net loss	$13,766	$2,141
Profit on transfer of the VOWST Business' inventory to Nestle	(13,937)	(1,273)
Collaboration (profit)/loss related to pre-launch activities	—	4,845
Total collaboration (profit) loss sharing - related party	$(171)	$5,713
As of June 30, 2024 and December 31, 2023, there was $43,075 and $28,053 included in accrued expenses and other liabilities, which represents amounts due to Nestlé Health Science pursuant to the 2021 License Agreement.
11. Income Taxes
The VOWST Business’ effective tax rates were 0.0% for the six months ended June 30, 2024 and 3.3% for the six months ended June 30, 2023. The income tax provision and effective tax rate are driven primarily by a valuation allowance, partially offset by current income tax expense in 2023. The effective tax rate for the six months ended June 30, 2024 differed from the effective tax rate for the six months ended June 30, 2023 primarily due to incurring an income tax provision as of June 30, 2023 resulting from the collaboration revenue and operating income of the VOWST Business.
The VOWST Business has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. Management has considered the VOWST Business’ history of cumulative net losses incurred since inception and its early stage of commercialization of VOWST and has concluded that it is more likely than not that the VOWST Business will not realize the benefits of the deferred tax assets. Accordingly, a full valuation allowance has been established against the deferred tax assets as of June 30, 2024 and December 31, 2023. Management reevaluates the positive and negative evidence at each reporting period.
12. Subsequent Events
The VOWST Business has evaluated subsequent events occurring after June 30, 2024 for recognition in these unaudited condensed combined financial statements through the date of August 13, 2024, when Seres’ quarterly report on Form 10-Q was filed with the SEC. Additionally, the VOWST Business has evaluated subsequent events occurring after August 13, 2024 through August 15, 2024, the date these unaudited combined financial statements were available for issuance, for the purposes of unrecognized subsequent events.

Annex A

EXECUTION VERSION
ASSET PURCHASE AGREEMENT

by and between
SERES THERAPEUTICS, INC.,

as Seller,

and
SOCIÉTÉ DES PRODUITS NESTLÉ S.A.,

as Purchaser

Dated as of August 5, 2024

Exhibits and Annexes
Exhibit A-1	Form of Support Agreement for Directors and Officers
Exhibit A-2	Form of Support Agreement for Flagship
Exhibit B	Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit C	Form of Assignment and Assumption of Lease
Exhibit D	Form of Cross-License Agreement
Exhibit E	Form of Patent Assignment Agreement
Exhibit F	Form of Trademark Assignment Agreement
Exhibit G	Form of ROW License Termination Agreement
Exhibit H	Form of Transition Services Agreement
Exhibit I	Form of US License Termination Agreement
Exhibit J	Statement of Intercompany Accounts
Exhibit K	Form of Employee Support Agreement
Exhibit L	Form of Securities Purchase Agreement

Annex A	Acquired IP
Annex B	FTE Rate
Annex C	Form of Milestone Report
Annex D	Form of Initial Budget
Annex E	Form of Inventory Statement

ASSET PURCHASE AGREEMENT
This ASSET PURCHASE AGREEMENT (this “Agreement”), is made as of August 5, 2024, by and between Seres Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having an office located at 101 Cambridge Park Drive, Cambridge, MA 02140, USA (“Seller”) and Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland, having an office located at Avenue Nestlé 55, 1800 Vevey, Switzerland (“Purchaser”). Each of Seller and Purchaser may be referred to, individually, as a “Party” or, collectively, as the “Parties.”
WHEREAS, Seller owns or controls certain patents, know-how and other intellectual property relating to the Product;
WHEREAS, Seller and Purchaser (as successor to Nestec Ltd.) are parties to that certain Collaboration and License Agreement, dated January 9, 2016 (the “ROW License Agreement”), pursuant to which Seller has granted to Purchaser certain exclusive rights and licenses for the exploitation of the Product outside of the United States and Canada;
WHEREAS, Seller and NHSc Rx License GmbH (as successor to NHSc Pharma Partners), an Affiliate of Purchaser, are parties to that certain License Agreement, dated July 1, 2021 (the “US License Agreement” and, together with the ROW License Agreement, the “Existing Agreements”), pursuant to which Seller, among other things, has granted to NHSc Rx License GmbH certain co-exclusive rights and licenses with respect to the Commercialization of the Product in the United States and Canada;
WHEREAS, Purchaser desires to purchase and acquire from Seller and certain of its Affiliates assets related to the Exploitation of the Product worldwide, which may under the DGCL (defined below), constitute substantially all of the assets of Seller (the “Asset Sale”) and assume certain corresponding liabilities from Seller and its Affiliates upon the terms and subject to the conditions set forth herein;
WHEREAS, the Board of Directors of Seller (the “Board”) has unanimously (a) determined that this Agreement, the Ancillary Agreements, the Asset Sale and the transactions contemplated hereby and thereby (collectively, the “Transactions”) are fair and in the best interest of Seller and its stockholders and declared it advisable to enter into this Agreement with Purchaser, and (b) adopted resolutions approving this Agreement, the Ancillary Agreements, the Asset Sale and the Transactions and recommending to the stockholders of Seller to vote in favor of the adoption of a resolution approving the Asset Sale pursuant to, and on the terms and conditions set forth in this Agreement at a meeting duly called and held pursuant to the DGCL (such recommendation by the Board, the “Board Recommendation”); and
WHEREAS, concurrently with the execution of this Agreement and as a condition and inducement to Purchaser’s willingness to enter into this Agreement, the officers and directors and stockholders of Seller listed on Schedule 1.1(a) of the Seller Disclosure Letter (defined below) have entered into Support Agreements, dated and effective as of the date hereof, in substantially the form set out in Exhibit A-1 and Exhibit A-2, respectively (the “Support Agreement”), pursuant to which such officers, directors and stockholders, subject to the terms and conditions thereof, have agreed to vote all of their shares of Seller’s capital stock held by them in favor the Transactions, including the Asset Sale.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties, intending to be legally bound hereby, do agree as follows:
ARTICLE 1
DEFINITIONS AND CONSTRUCTION
1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings designated to them under this Article 1, unless otherwise specifically indicated:
“Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.17(b).
“Accounts Payable” means all accounts payable, notes payable and other indebtedness due and owed by any of Seller or its Affiliates to any Third Party arising from, or owed in connection with, the Exploitation of the Product by or on behalf of Seller or its Affiliates, determined as of 11:59 P.M. on the day preceding the Closing Date; provided that, for the avoidance of doubt, “Accounts Payable” shall not include any Tax payables.

“Accounts Receivable” means all accounts receivable, notes receivable and other indebtedness due and owed by any Third Party to Seller or its Affiliates arising from, or held in connection with, the Exploitation of the Product by or on behalf of Seller or any of its Affiliates, determined as of 11:59 P.M. on the day preceding the Closing Date; provided that, for the avoidance of doubt, “Accounts Receivable” shall not include any Tax receivables.
“Accounting Expert” has the meaning set forth in Section 3.8(d).
“Acquired Assets” has the meaning set forth in Section 2.1.
“Acquired Books and Records” means files (including all electronic data files and hard copies), documents, correspondence, lists, drawings and specifications, creative materials, marketing plans, studies (including market research and market data), clinical data (including all data and results obtained from the conduct the Ongoing Safety Study prior to and after the Closing Date), reports, and other printed or written materials (in whatever form or medium) primarily related to the Exploitation of the Product, the Acquired Assets or the Assumed Liabilities, including (a) financial books, records, statements or reports of Seller or its Affiliates, (b) legal analyses and assessments, legal opinions and other records relating to the prosecution of the Acquired IP, and (c) all books and records relating to reimbursement, contracting, managed market activities and pricing, except, in each case, to the extent included in the Acquired Marketing Records or the Acquired Regulatory Documentation, but excluding the Excluded Assets.
“Acquired Contracts” means the Contracts to which Seller or any of its Affiliates is bound that are primarily related to the Exploitation of the Product, including those listed on Schedule 1.1(b)-2 (Delayed Assignment Contracts) and Schedule 4.7(a)-1 (Acquired Contracts) of the Seller Disclosure Letter, but excluding the Excluded Contracts.
“Acquired Equipment” means all machinery, equipment, vehicles, and other items of tangible personal property and assets that are owned by Seller or its Affiliates, wherever located, in each case to the extent used primarily in the Exploitation of the Product, including the items identified on Schedule 1.1(b)-1 (Acquired Equipment) and Schedule 1.1(b)-3 (Delayed Transferring Assets) of the Seller Disclosure Letter, but excluding the Excluded Assets.
“Acquired Inventory” means all finished goods inventory of Product, together with any other inventory (including work-in-process, raw materials, active pharmaceutical ingredients and packaging supplies inventory), primarily related to the Product that is owned by Seller or its Affiliates as of the Closing, whether or not in the possession or control of Seller.
“Acquired IP” means the Intellectual Property set forth on Annex A and related Know-How and Trade Secrets primarily related to the Product. For the avoidance of doubt, the term “Acquired IP” includes only Intellectual Property listed on Annex A and related Know-How and Trade Secrets primarily related to the Product that in all cases are owned by Seller or its Affiliates, and does not include third-party Intellectual Property used by Seller or its Affiliates under license.
“Acquired Marketing Records” means all Marketing Records primarily related to the Exploitation of the Product that are owned by Seller or its Affiliates and in the possession or control of Seller or its Affiliates, to the extent transferable in compliance with applicable Laws or privacy policies; provided that, to the extent any Marketing Records contain information related to the Exploitation of products other than the Product, Seller may redact such information to the extent not related to the Exploitation of the Product.
“Acquired Regulatory Approvals” means the Regulatory Approvals held by Seller or any of its Affiliates primarily with respect to the Exploitation of the Product, including the Regulatory Approvals listed on Schedule 1.1(c) of the Seller Disclosure Letter, but excluding the Excluded Assets.
“Acquired Regulatory Documentation” means original documents or, to the extent original documents are not reasonably available, copies thereof, in any format in the possession or control of any of Seller or its Affiliates as of the Closing, of all Regulatory Documentation, including documentation evidencing all Acquired Regulatory Approvals.
“Acquisition Proposal” has the meaning set forth in Section 6.17(a).

“Action” means any action, claim, suit, litigation, proceeding, arbitration, mediation, audit, hearing, investigation or dispute.
“Adverse Event” means, with respect to the Product, any undesirable, untoward or noxious event or experience associated with the use, or occurring during or following the administration, of such Product in humans, occurring at any dose, related to or caused by such Product, including such an event or experience as occurs in the course of the use of such Product in professional practice, in a clinical trial, from overdose, whether accidental or intentional, from abuse, from withdrawal or from a failure of expected pharmacological or biological therapeutic action of such Product, and in each case, where such events or experiences would be required to be reported to the FDA pursuant to the pharmacovigilance plan submitted by Seller and accepted by the FDA in connection with the issuance of the Vowst BLA or under 21 C.F.R. sections 312.32, 314.80 or 600.80, as applicable, or to other Governmental Entities under corresponding applicable Law.
“Affiliate” means, as to any specified Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control,” “controls,” “controlled by” or “under common control with” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through direct or indirect ownership of voting securities or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Allocation” has the meaning set forth in Section 3.13.
“Allowable Expenses” means, with respect to the Product for any period, and without duplication, the following expenses that are incurred by Purchaser or any of its Affiliates and are directly attributable or reasonably allocable to certain Development activities, Commercialization activities, Medical Affairs Activities, Manufacturing activities or other relevant activities indicated below, for the Product in the Territory during such period:
(a) Manufacturing Costs for the Product sold during such period;
(b) Commercialization Costs;
(c) Medical Affairs Activities Costs;
(d) costs associated with recalls, corrective actions, market withdrawals, or similar actions, except to the extent such costs constitute Liabilities for which a Party or its Affiliate is required to indemnify the other Party or its Affiliate pursuant to Sections 9.2(a), 9.2(b)(i) or 9.2(b)(ii);
(e) costs associated with pharmacovigilance activities (including maintaining the global safety database in respect of the Product);
(f)  REMS Costs;
(g) Product Liability Losses arising out of Commercialization, Manufacturing or Medical Affairs Activities, except to the extent such Product Liability Losses constitute Liabilities for which a Party or its Affiliate is required to indemnify the other Party or its Affiliate pursuant to Sections 9.2(a), 9.2(b)(i) or 9.2(b)(ii);
(h) Trademark Costs;
(i)  Regulatory Expenses (including the PDUFA Fee);
(j) costs of insurance in respect of Commercialization activities or Medical Affairs Activities for the Product in the Territory, in each case, to the extent such costs are not taken into account in the calculation of Net Sales;
(k) all (i) costs for Services (as defined in the Transition Services Agreement) denoted with “Yes” under the column titled “Allowable Expenses” in Schedule 1 of the Transition Services Agreement paid by Purchaser or its Affiliates under the Transition Services Agreement; provided, that, for the avoidance of doubt, (A) any costs for Services denoted with “No” under such column in Schedule 1 of the Transition Services Agreement shall not constitute an Allowable Expense and (B) any costs for Services denoted with “Item is capitalizable in inventory and will run through the P&L as COGS when the finished unit is shipped/sold” under such column in Schedule 1 of the Transition Services Agreement shall constitute Allowable Expenses to the extent such costs are reflected in Costs of Goods Sold and (ii) the costs and expenses incurred to obtain any Required Consent (as defined in the Transition Services Agreement) required by Seller in connection with its performance of the Services under the Transition Services Agreement;
(l) the costs of conducting a technology transfer with respect to PRMS (as defined in the Transition Services Agreement) pursuant to Section 1.09 (Technology Transfer) of the Transition Services Agreement, whether related to Product sold during or after such period, which costs will be deemed to be period expenses (in the period when incurred during the Profit Sharing Period) and, accordingly, not costs which are capitalized as part of a Product cost; and
(m) the Liabilities due and payable or arising under the Waltham Lease with respect to the Profit Sharing Period (other than the Retained Waltham Rent), including costs and expenses associated with payments to third parties or otherwise incurred in connection with the Waltham Lease that are related to the Exploitation of the Product and are consistent with the types of costs and expenses incurred in connection with the Waltham Lease prior to the date hereof, in each case, whether related to Product sold during or after such period (the “Waltham Allowable Costs”), which Liabilities will be deemed to be period expenses (in the period when incurred during the Profit Sharing Period) and, accordingly, not Liabilities which are capitalized as part of a Product cost.
If any cost or expense is directly attributable or reasonably allocable to more than one activity, such cost or expense shall only be counted as an Allowable Expense with respect to one of such activities. For the avoidance of doubt, the MSK Costs, the Ongoing Safety Study Expenses and the Retained Waltham Rent shall be excluded from Allowable Expenses and, during the Profit Sharing Period, Seller will reimburse Purchaser for the MSK Costs, the Ongoing Safety Study Expenses and the Retained Waltham Rent within thirty (30) days following Purchaser’s delivery of an invoice therefor which provides in reasonable detail demonstrating such costs paid for by Purchaser. For the avoidance of doubt, Allowable Expenses shall not include any costs and expenses incurred (including, without limitation, fees of attorneys, accountants and other third party advisors) by the Parties in connection with the negotiation, preparation, execution and delivery of this Agreement or the Ancillary Agreements or the Bacthera Milestone Payment or any payments made under the Bacthera Termination Agreement. For the avoidance of doubt, any amortization or step up in basis of the Acquired Assets recorded by Purchaser related to purchase price accounting for the Transactions shall be excluded from Allowable Expenses.
“Alternative Acquisition Agreement” has the meaning set forth in Section 6.17(d).
“Ancillary Agreements” means, collectively, the Bill of Sale, Assignment and Assumption Agreements, the Assignment and Assumption of Lease, the Cross-License Agreement, the Purchaser FDA Letters, the Seller FDA Letters, the Seller Disclosure Letter, the Transition Services Agreement, the Employee Support Agreement, the Patent Assignment Agreement, the Trademark Assignment Agreement, the ROW License Termination Agreement, the US License Termination Agreement and the Quality Agreement (as defined in the Transition Services Agreement).
“API” means active pharmaceutical ingredient.
“Asset Sale” has the meaning set forth in the Recitals.
“Assignment and Assumption of Lease” means one or more assignment and assumption agreements, to be dated and effective as of the Closing Date, between Seller and/or its Affiliates, on one hand, and Purchaser and/or its designated Affiliates, on the other hand, for the assignment to Purchaser or its designated Affiliates of Seller’s or any of its Affiliates’ rights in, to and under any Real Property Lease, and the assumption by Purchaser or its designated Affiliates of the Assumed Liabilities related thereto, each substantially in the form of Exhibit C.
“Assumed Liabilities” has the meaning set forth in Section 2.3.
“Bacthera” means BacThera AG.

“Bacthera Agreement” means the Long Term Manufacturing Agreement, effective as of November 8, 2021, by and between Seller and Bacthera, as amended on December 14, 2022 and from time to time.
“Bacthera Milestone Payment” has the meaning set forth in Section 2.3(c).
“Bacthera Termination Agreement” means the Termination of Manufacturing Agreement, entered into on or about the date hereof, by and among Seller, Purchaser and Bacthera, pursuant to which the parties thereto agreed to terminate the Bacthera Agreement subject to the terms and conditions thereof.
“Basket” has the meaning set forth in Section 9.3(a).
“Bill of Sale, Assignment and Assumption Agreement” means one or more bill of sale, assignment and assumption agreements, to be dated and effective as of the Closing Date, between Seller and/or its Affiliates, on one hand, and Purchaser and/or its designated Affiliates, on the other hand, (a) for the assignment to Purchaser or its designated Affiliates of Seller’s or any of its Affiliates’ rights in, to and under the Acquired Contracts and the other intangible Acquired Assets, and the assumption by Purchaser or its designated Affiliates of the Assumed Liabilities, and/or (b) for the conveyance of the tangible Acquired Assets, each substantially in the form of Exhibit B.
“BLA” means in the United States, a Biologics License Application, as defined in the United States Public Health Service Act (42 U.S.C. § 262), and applicable regulations promulgated thereunder by the FDA, or any equivalent application that replaces such application, or any corresponding foreign application in the Territory.
“BLA Transfer Date” has the meaning set forth in Section 6.7(b).
“Board” has the meaning set forth in the Recitals.
“Board Recommendation” has the meaning set forth in the Recitals.
“Budget” means a non-binding estimated forecast of the projected Net Sales, costs and expenses proposed to be included as Allowable Expenses, Ongoing Safety Study Expenses and MSK Costs, if any, to be provided pursuant to Section 3.5(c) for the periods contemplated by Section 3.5(c), in each case, in substantially the form attached hereto as Annex D; provided that Subsequent Quarter Budgets shall only set out the level of details indicated as being provided for “quarterly budget refreshes” in Annex D.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.
“Business Information” has the meaning set forth in Section 6.7(d).
“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter under this Agreement shall commence on the Closing Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the date hereof.
“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year under this Agreement shall commence on the Closing Date and end on December 31 of the year in which the Closing Date occurs.
“CDI” has meaning as set forth in the definition of rCDI set forth in this Section 1.1.
“Change” means a material event, occurrence or fact first occurring or arising after the date hereof.
“Change in Recommendation” has the meaning set forth in Section 6.17(d).
“Claim” has the meaning set forth in Section 9.5.
“Closing” means the meaning set forth in Section 3.2.
“Closing Date” has the meaning set forth in Section 3.2.
“Closing Date Payment” has the meaning set forth in Section 3.1(a).
“CMC” means chemistry, manufacturing and controls.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of the Product, including activities related to registering, launching, marketing, promoting, distributing, detailing, booking of sales, importing, pricing, reimbursement, Market Access, HEOR Activities, and advertising the Product, and interacting with Regulatory Authorities regarding any of the foregoing, but excluding any activities relating to Development, Manufacturing or Medical Affairs Activities. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.
“Commercialization Costs” means, with respect to the Product, the FTE Costs and Out-of-Pocket Costs that are incurred by Purchaser or any of its Affiliates that are directly attributable or reasonably allocable to the Commercialization of the Product in the Territory, including detailing costs, sales and marketing costs, distribution costs and other costs incurred by Purchaser and/or its Affiliates, patient assistance program costs, health and economic outcomes research costs, Market Access and market research costs (including costs for data purchases from Third Parties and for data analytics), and sales force training and operational expenses (except for general sales representative training expenses not specific to the Product). For the avoidance of doubt, Commercialization Costs shall exclude (a) Manufacturing Costs, (b) Medical Affairs Activities and (c) Regulatory Expenses incurred with respect to the Product.
“Competition Laws” means the HSR Act, the Sherman Antitrust Act of 1890, as amended, the Federal Trade Commission Act, as amended, and the Clayton Act of 1914, as amended, and other similar Laws of any jurisdiction.
“Consent” means any and all notices to, consents, approvals, clearances, ratifications, permissions, authorizations or waivers from Third Parties, including from any Governmental Entity.
“Contract” means any agreement, contract, subcontract, settlement, lease (whether for real or personal property), confidentiality agreement or license, whether written or oral, to which Seller or its Affiliate is a party or by which any of the Acquired Assets are bound.
“Control” (including any variations such as “Controlled” and “Controlling”) means, with respect to any Intellectual Property Rights, material or document, the legal authority or right (whether by ownership, license or otherwise) of a Party to transfer such Intellectual Property Rights, or grant a license or a sublicense of or under such Intellectual Property Rights, or to provide or provide access to such material or document, to the other Party without breaching the terms of any agreement with a Third Party existing at the time such Party would be required hereunder to grant the other Party such license, sublicense, or access.
“Copyrights” has the meaning set forth in the definition of Intellectual Property set forth in this Section 1.1.
“Cost of Goods Sold” means, with respect to the Product, the consolidated cost incurred by Purchaser or any of its Affiliates in Manufacturing the Product (including activities related to quality control, packaging and labeling, failed batches and expired materials, and including activities related to the supply of raw materials or intermediates) and calculated in accordance with GAAP, in bulk, vialed or finished product form as the case may be, including: (a) to the extent that the Product is Manufactured by one or more Third Party contractors, (i) the actual Out-of-Pocket Costs actually accrued or incurred by Purchaser or its Affiliate to pay such Third Party contractors for the Manufacture thereof plus (ii) to the extent directly attributable or reasonably allocable to the Product, the FTE Costs incurred to engage with and oversee such Third Party contractor (excluding, for purposes of this subclause (a) actual costs associated with the technology transfer to such Third Party contractor to enable Manufacturing (which shall be an Allowable Expense pursuant to subclause (l) of such definition) and any upfront and milestone based payments and startup costs associated therewith); and (b) to the extent that the Product is Manufactured by Purchaser or its Affiliate, material costs, including items such as yield, waste levels and failed lot charges, FTE Costs of direct labor, and any applicable overhead (e.g. depreciation, supervisory, occupancy, facility and equipment), and such other costs allocable to the Product, including inventory write-offs, incurred by Purchaser or its applicable Affiliate.
“Court Order” means any judgment, decision, decree, consent decree, writ, injunction, ruling or order of any Governmental Entity that is binding on any Person or its property under applicable Laws.

“Cross-License Agreement” means the License Agreement, to be dated and effective on the Closing Date by and between Purchaser and Seller, substantially in the form of Exhibit D.
“Damages” means any and all damages, judgments, awards, Liabilities, losses, obligations, deficiencies, assessments, payments (including those arising out of any settlement or Court Order relating to any Claim), penalties, claims of any kind or nature, fines and costs and expenses, including costs of mitigation and reasonable attorneys’ and accountants’ fees and disbursements, in each case, whether or not arising out of a Third Party Claim; provided, that, “Damages” shall exclude any punitive, special, incidental, indirect or similar damages (including damages for lost profits, damages based on a multiple of earnings, diminution in value or other metrics) or other damages that are not a reasonably foreseeable consequence of the applicable breach, except to the extent such damages are awarded by a Court Order and payable to a third party in connection with a Third Party Claim.
“Data” means any and all research data, pharmacology data, preclinical data, clinical data, including in each case raw data, as well as marketing, Market Access, pharmacovigilance, and other data directly related to the Product, in each case to the extent that such data are Controlled by a Party or its Affiliates.
“Data Processing Contract” means any applicable contractual obligation with respect to the Product or the Acquired Assets concerning data privacy and security relating to Personal Information in the possession or control of Seller or maintained by Third Parties having access to such information under Contracts to which Seller is a party.
“Data Protection Law” means any Law applicable to the collection or other or Processing of Data, data privacy, data security, data protection, data transfer or cross-border data flow of Personal Information.
“Data Room” means the electronic data room, as constituted as of the Closing Date, containing documents and materials relating to the Acquired Assets.
“Delayed Assignment Contracts” means such Contracts set forth on Schedule 1.1(b)-2 (Delayed Assignment Contracts) of the Seller Disclosure Letter.
“Delayed Assignment Contracts Transfer Date” has the meaning set forth on Section 6.24(a).
“Delayed Transferring Assets” means such equipment and assets set forth on Schedule 1.1(b)-3 (Delayed Transferring Assets) of the Seller Disclosure Letter.
“Determination Notice” has the meaning set forth in Section 6.17(e)(i).
“Development” or “Develop” means non-clinical and clinical drug development activities reasonably related to the development and submission of information to a Regulatory Authority or otherwise related to the research, identification, testing and validation of a therapeutic agent, including, without limitation, toxicology, pharmacology and other discovery and pre-clinical efforts, test method development and stability testing, manufacturing process and CMC development and scale-up, life cycle management, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical trials (including, without limitation, pre- and post-approval studies), and all other activities necessary or reasonably useful for or otherwise requested or required by a Regulatory Authority as a condition to or in support of obtaining or maintaining a Regulatory Approval.
“DGCL” means the Delaware General Corporation Law, as amended.
“Dispute Notice” has the meaning set forth in Section 3.8(d).
“Disputed Item” has the meaning set forth in Section 3.8(d).
“Eligible Insurance Proceeds” has the meaning set forth in Section 9.3(b).
“Employee on Disability Leave” has the meaning set forth in Section 6.12(a).
“Employee Support Agreement” means that certain Employee Support Agreement to be entered into by and between Seller or its Affiliate and Purchaser or its designated Affiliates, substantially in the form set forth on Exhibit K attached hereto.
“Employee Transfer Date” means the last day of the “Employee TSA Period” as such term is defined in the Employee Support Agreement.

“Employees” has the meaning set forth in Section 4.11(a).
“Encumbrance” means any lien, mortgage, security interest, pledge, easement or similar encumbrance.
“Equity Financing Documents” means that certain Securities Purchase Agreement to be entered into by and between Seller and Purchaser, substantially in the form set forth on Exhibit L attached hereto.
“Equity Financing Transaction” means such transaction(s) as contemplated by the Equity Financing Documents.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the rules and regulations promulgated thereto.
“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Assets” has the meaning set forth in Section 2.2.
“Excluded Contracts” has the meaning set forth in Section 2.2(f).
“Excluded Employee Liabilities” has the meaning set forth in Section 2.4(j).
“Excluded Liabilities” has the meaning set forth in Section 2.4.
“Existing Agreements” has the meaning set forth in the Recitals.
“Exploit,” and related terms such as “Exploitation”, means to make, have made, import, export, use, sell or offer for sale, including to Develop, Commercialize, Manufacture and have Manufactured.
“FD&C Act” means the United States Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, together with any rules and regulations promulgated thereunder.
“FDA” means the U.S. Food and Drug Administration, or any successor entity thereto.
“Field” means the treatment of CDI and rCDI and associated complications.
“Final Allocation” has the meaning set forth in Section 3.13.
“Financial Information” has the meaning set forth in Section 4.4(a).
“First Sales Milestone” has the meaning set forth in Section 3.4(a).
“Flagship” means Flagship Pioneering Inc. and/or its affiliates, as stockholders of Seller.
“Former Employee” means any employee of Seller or any of its Affiliates whose employment therewith terminated prior to the Closing Date.
“Forward-Looking Statements” has the meaning set forth in Section 5.6(c).
“Fraud” means actual fraud that is committed by making an intentionally or willfully deceptive misrepresentation of a fact in respect of the representations and warranties set forth in this Agreement or any certificate delivered in connection herewith, as applicable, and upon which the Party claiming fraud has reasonably relied.
“FTE” means a commitment of time and effort to constitute a full-time equivalent person, consisting of 1880 hours per year (i.e., one fully committed person or multiple partially committed persons aggregating to one (1) full time person) with appropriate capabilities and seniority employed by Purchaser or its Affiliates assigned to directly perform specified activities with respect to the Ongoing Safety Study, the Manufacture of the Product, regulatory activities, implementing risk evaluation and mitigation strategies, Commercialization or Medical Affairs Activities of the Product, or any other activities specified under this Agreement, as applicable, pursuant to this Agreement.

“FTE Costs” means the product of: (a) that number of FTEs (proportionately, on a per-FTE basis) used by Purchaser or its Affiliates in directly performing activities with respect to the Ongoing Safety Study, the Manufacture of the Product, regulatory activities, implementing risk evaluation and mitigation strategies, Commercialization or Medical Affairs Activities of the Product, or any other activities specified under this Agreement (without duplication), as applicable, multiplied by (b) the applicable FTE Rate. For clarity, FTE Costs do not include items included in the determination of the Out-of-Pocket Costs.
“FTE Rate” means an annual rate per FTE as set forth on Annex B, which may be prorated on a daily or hourly basis as necessary and as may be adjusted from time to time by mutual agreement of the Parties.
“Fundamental Representations” means, with respect to Seller, the representations in Sections 4.1, 4.2(a), 4.2(b), 4.2(c)(i), 4.3 and 4.18, and, with respect to Purchaser, the representations in Sections 5.1, 5.2(a), 5.2(b) and 5.5.
“Funds Flow Memorandum” has the meaning set forth in Section 3.1(a).
“GAAP” means the generally accepted accounting principles in the United States.
“Good Clinical Practices” or “GCP” means the requirements for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials, protection of human subjects, financial disclosure by clinical investigators, and institutional review boards, including as promulgated by the FDA at 21 C.F.R. Parts 50, 54, 56 and 312, or any other equivalent Laws in the Territory.
“Good Laboratory Practices” or “GLP” means the then-current good laboratory practice standards promulgated by the FDA and codified at 21 C.F.R. Part 58, or any other equivalent Laws in the Territory.
“Good Manufacturing Practices” or “GMP” means the regulations governing the manufacturing of fine chemicals, API, intermediates, bulk products or finished pharmaceutical products set forth in 21 U.S.C. 351(a)(2)(B) and in FDA regulations at 21 C.F.R. Parts 210, 211 and 600, or any other equivalent Laws in the Territory.
“Governmental Entity” means any national, supranational, international, federal, state, local, provincial or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, commission, board or judicial or arbitral body of competent jurisdiction.
“Health Care Laws” means, GMP, GLP, GCP, and further includes: (a) the FD&C Act; (b) 21 C.F.R. Parts 11, 50, 54, 56, 58, 312, and 812; (c) Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act); (d) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); (e) the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)); (f) the civil False Claims Act (31 U.S.C. §§ 3729 et seq.); (g) the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)); (h) the exclusion Laws (42 U.S.C. § 1320a-7); and (i) any other Laws governing the design, development, testing, processing, handling, storing or licensing of the Acquired Assets, as applicable, or that is related to remuneration (including ownership) to or by physicians or other health care providers (including kickbacks) or the disclosure or reporting of the same, record-keeping, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, licensure, accreditation or any other material aspect of providing health care products or services.
“Healthcare Reform Laws” means the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152, and the regulations issued thereunder.
“HEOR” has the meaning as set forth in the definition of HEOR Activities set forth in this Section 1.1.
“HEOR Activities” means evidence generation and dissemination in support of pricing and reimbursement or establishment of the value proposition of the Product or other activities applying the results of health economics and outcomes research (“HEOR”) (e.g., clinical outcome assessment development and validation or use of HEOR-related endpoints in clinical studies or real world evidence generation); provided, that for the avoidance of doubt, no costs related to any clinical studies shall be borne by Seller, during the Profit Sharing Period or otherwise under this Agreement, other than the Ongoing Safety Study Expenses.
“HSR Act” means U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Identified Employees” has the meaning set forth in Section 4.11(a).
“IFRS” means International Financial Reporting Standards as in effect from time to time.
“Improvements” has the meaning set forth in Section 4.14(c).
“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, loans, or advances, (b) all indebtedness for the deferred purchase price of properties, assets, or services (including all earn-out obligations), (c) all obligations evidenced by notes, bonds, debentures, or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement, (e) all reimbursement, payment, or similar obligations, contingent or otherwise, under any banker’s acceptance, letter of credit, or similar facility, (f) all obligations under surety bonds and performance bonds, (g) all obligations under any interest rate, currency, or other derivative, hedging, swap, or similar instrument, and (h) all Liabilities of any other Person described in clauses (a) through (g) above that such Person has, directly or indirectly, guaranteed or assumed, or that is otherwise its legal obligation.
“Indemnified Parties” has the meaning set forth in Section 9.2(b).
“Indemnifying Party” has the meaning set forth in Section 9.5.
“Initial Budget” has the meaning set forth in Section 3.5(c).
“Installment Payments” has the meaning set forth in Section 3.1(b).
“Intellectual Property” means all U.S. and foreign (a) Patents, (b) trademarks, service marks, trade dress, trade names, logo, insignia, symbol, design, or combinations thereof, whether registered or unregistered, together with any registrations and applications for registration thereof and goodwill associated therewith, (c) domain name registrations (clauses (b) and (c), collectively, “Trademarks”), (d) copyrights and database rights, whether registered or unregistered (“Copyrights”), (e) confidential information meeting the definition of a trade secret under the Uniform Trade Secrets Act (collectively, “Trade Secrets”), and (f) inventions, discoveries, data, information, processes, methods, techniques, materials (including any chemical or biological materials), technologies, results, cell lines, compounds, probes, sequences or other know-how or other confidential information, whether or not patentable (collectively, “Know-How”).
“Intellectual Property Rights” means all Patents, Trade Secrets, Copyrights, Trademarks, moral rights, Know-How and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.
“Intervening Event” means a Change that is material to Seller and the Exploitation of the Product, taken as a whole, which was not known by, or if known, the effect of which was not reasonably foreseeable by, the Board as of or prior to the date hereof (which Change does not relate to and does not include an Acquisition Proposal or a Superior Proposal), and which becomes known to the Board prior to the Stockholder Approval; provided, however, that none of the following shall constitute, be deemed to contribute to or otherwise be taken into account in determining whether there has been a Intervening Event: (a) any Change in GAAP, IFRS or in any applicable Law; (b) any Change that is the result of factors generally affecting the industries in which Seller operates, in the geographic markets in which it operates or where its products (including the Product) or services are sold or sourced (as applicable); (c) any changes in the market price or trading volume of Seller’s common stock, in and of itself; (d) the fact that, in and of itself, Seller or any of its subsidiaries exceeds any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period ending after the date of this Agreement (it being understood that the underlying facts giving rise or contributing to events described in clauses (c) and (d) may be taken into account in determining whether there has been an Intervening Event if such facts are not otherwise excluded under this definition); (e) any regulatory or clinical Changes relating to any product(s) of Seller other than the Product (including (i) any regulatory actions, requests, recommendations or decisions of any Governmental Entity relating to such product or any other regulatory or clinical development relating to such product, and (ii) any clinical trials, studies, tests or results or announcements thereof with respect to such product); and (f) any refinancing of Seller’s Liabilities under the Oaktree Credit Agreement, or any inquiry, proposal or offer from, or negotiations or discussions with, any Person with respect thereto.

“Key Personnel” has the meaning set forth in Section 6.7(d).
“Key Personnel Agreements” has the meaning set forth in Section 6.7(d).
“Know-How” has the meaning as set forth in the definition of Intellectual Property set forth in this Section 1.1.
“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, Court Order, regulation, ruling, notice, treaty or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
“Leased Real Property” has the meaning set forth in Section 4.14(b).
“Liability” means any liability, indebtedness, obligation (including obligations relating to research, clinical studies, clinical trials and post-marketing commitment studies), commitment, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, consequential, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.
“Licensee” means a Third Party that has been granted a right to sell, market, distribute and/or promote the Product in the Field and in the Territory by Purchaser or its Affiliates. As used in this Agreement, “Licensee” shall not include a wholesaler, distributor or reseller of the Product, to the extent that Purchaser or its Affiliate sells to such Person the Product and receives only supply price payments.
“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, and shipping of a product or any intermediate thereof, including process qualification and validation, pre-clinical, clinical and commercial manufacture, product characterization, stability testing, and quality assurance and quality control.
“Manufacturing Costs” means, with respect to the Product, the Cost of Goods Sold therefor incurred by Purchaser and/or its Affiliates, and that are reasonably allocable to, the Manufacture of the Product used in connection with Purchaser’s or its Affiliates’ Development activities, for Commercialization in the Territory or that is provided as a sample free of charge in the Territory.
“Market Access” means any and all processes and activities conducted to establish, seek and maintain pricing and reimbursement for the Product, as well as country level, state, regional and local payor processes and activities to obtain and maintain local and regional patient access for the Product, including price setting, national mandatory rebate negotiations with applicable Governmental Entities, preparing reimbursement and economic dossiers, and policy-related activities associated with any of the foregoing.
“Marketing Records,” with respect to the Product, means all advertising, marketing, market research, market data, sales and promotional materials, pricing lists, consulting deliverables and other related literature, catalogs and materials (including customer lists), in each case with respect to the Product.
“Material Adverse Effect” means any event, occurrence, effect, matter, change, development or state of facts that is materially adverse to (a) the Product, the Acquired Assets and the Assumed Liabilities, taken as a whole, or (b) Seller’s or its Affiliate’s ability to consummate the Transactions; provided, however, that, in determining whether a Material Adverse Effect has occurred, there shall be excluded from this definition any event, occurrence, effect, matter, change, development or state of facts that results from (i) changes or conditions affecting the industries in which the Product is Exploited or the economy, in each case, in any territory in which the Product is Exploited, (ii) any change in Law or in GAAP or IFRS (in any territory in which the Product is Exploited), or in the interpretation of any of the foregoing, (iii) conditions arising out of acts of terrorism, war conditions, natural disasters or other force majeure events, (iv) declining sales of the Product (including due to competition) or the failure to meet projections, forecasts, estimates or budgets with respect to the Product (for the avoidance of doubt, any underlying cause for any such failure shall not be excluded by this clause (iv)), (v) the announcement or pendency of the transactions contemplated by this Agreement or any action required to be taken by Seller or any of its Affiliates pursuant to the terms of this Agreement or any action taken by Seller or any of its Affiliates with Purchaser’s written consent, (vi) the failure to take any action that Seller or any of its Affiliates have requested the consent of Purchaser to take and which Purchaser did not grant its consent with respect thereto, (vii) any action by Seller or its Affiliates which Purchaser has expressly requested be taken or (viii) any acts or omissions of Purchaser or any of its

Affiliates; except, in the cases of clauses (i), (ii), (iii) and (iv) only, to the extent Seller, the Product, the Acquired Assets or the Assumed Liabilities is disproportionately affected by such effect as compared to other similarly situated Persons as Seller operating in the industries in which the Product is Exploited.
“Medical Affairs Activities” means design, strategies, oversight and implementation of activities designed to ensure or improve appropriate medical use of, conduct medical education in respect of the Product, including activities of medical liaisons, grants to support continuing independent medical education (including independent symposia, and congresses), and development, publication and dissemination of scientific and clinical information in support of an approved indication for the Product, as well as medical information services (and the content thereof) provided in response to inquiries communicated via sales representatives or other external-facing representatives or received by letter, phone call or email or other means of communication, but excluding any activities relating to Development or Commercialization.
“Medical Affairs Activities Costs” means, with respect to the Product, the FTE Costs and Out-of-Pocket Costs incurred by Purchaser or any of its Affiliates that are directly attributable or reasonably allocable to Medical Affairs Activities for the Product in the Territory.
“Milestone” has the meaning set forth in Section 3.4(a).
“Milestone Notice” has the meaning set forth in Section 3.4(b).
“Milestone Payment” has the meaning set forth in Section 3.4(a).
“Milestone Period” has the meaning set forth in Section 3.4(a).
“Milestone Report” has the meaning set forth in Section 3.4(e).
“MSK” means Memorial Sloan Kettering Cancer Center.
“MSK Agreement” means the exclusive license agreement between Seller and MSK, dated October 16, 2019, as may be amended from time to time.
“MSK Costs” means any milestone payments pursuant to Section 5.1(e) of the MSK Agreement, minimum royalty payments pursuant to Section 5.1(d) of the MSK Agreement, and running royalty payments pursuant to Section 5.1(b) of the MSK Agreement, in each case becoming payable to MSK during the Profit Sharing Period as a result of Development or Commercialization of the Product.
“MSK Patents” means the Patents licensed to Seller under the MSK Agreement.
“Net Profit/Net Loss” means, with respect to the Product in the Territory during any period, Net Sales of the Product in the Territory during such period, adding any Other Income and subtracting the sum of Allowable Expenses attributable to the Product in the Territory during such period. For the avoidance of doubt, (a) income and withholding Taxes imposed on Purchaser or its Affiliates, (b) any Milestone Payments made by Purchaser to Seller pursuant to this Agreement and (c) indemnification payments by an Indemnifying Party to an Indemnified Party, in each case, will not be included in the calculation of Net Profit/Net Loss, and if such terms are used individually, “Net Profit” means a positive Net Profit/Net Loss, and “Net Loss” means a negative Net Profit/Net Loss.
“Net Sales” means the gross amount invoiced by or on behalf of Purchaser, its Affiliates and their respective Licensees for sales of the Product in the Territory (or, in the case of Section 3.4, the entire world) (other than sales among Purchaser, its Affiliates or Licensees for subsequent resale in which case the first sale to a Third Party that is not a Licensee shall be used for calculation of Net Sales), less the following deductions if and to the extent they are (a) included in the gross invoiced sales price of the Product or otherwise directly incurred by Purchaser, its Affiliates and their respective Licensees with respect to the sale of the Product, (b) normal and customary for Purchaser, its Affiliates or their respective Licensees, as applicable, or (c) not otherwise deducted in computing other amounts hereunder:
(i) trade discounts, including trade, cash and quantity discounts or rebates, credits or refunds (including inventory management fees, discounts or credits),
(ii) allowances or credits for claims, returns or rejections of the Product, including recalls,

(iii) actual freight and insurance costs, including without limitation the costs of export licenses, shipping, postage and handling charges, incurred in transporting the Product to customers,
(iv) rebates and chargebacks or retroactive price reductions made to federal, state or local governments (or their agencies), or any Third Party payor, administrator or contractor, including managed health organizations,
(v) customs duties, sales, excise and use Taxes and any other governmental charges (including value added Tax) actually paid in connection with the transportation, distribution, use or sale of the Product (but excluding what are commonly known as income taxes), and
(vi) bad debts (not to exceed one percent (1%) of gross sales of the Product in the Territory (or, in the case of Section 3.4, the entire world)) in connection with the Product, provided that any recovered bad debts will be included in Net Sales in the Calendar Quarter in which they are recovered.
In the case of sale or other disposal of the Product for non-cash consideration, the gross revenue attributable to the Product for purposes of calculating Net Sales in respect thereof shall include the fair market price of such non-cash consideration. Notwithstanding the foregoing, provision of the Product for the purpose of conducting pre-clinical or clinical research shall not be deemed to be a sale. For clarity, any consideration received for the Product provided as samples, as charitable donations, or for compassionate use in each case free of charge shall not be included in the calculation of Net Sales.
Net Sales shall be determined in accordance with IFRS for purposes of determining the achievement of Milestones pursuant to Section 3.4 but shall be determined in accordance with GAAP for purposes of Net Profit/Loss calculation.
“Non-Assignable Asset” has the meaning set forth in Section 6.4(b).
“Non-Transferring Employee” has the meaning set forth in Section 6.16(c).
“Notice of Dispute” has the meaning set forth in Section 3.13.
“Oaktree Credit Agreement” means the Credit Agreement and Guaranty, dated April 27, 2023, by and among Seller, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and Oaktree Fund Administration, LLC.
“Ongoing Safety Study” means the post-marketing safety study conducted by or on behalf of Seller as of the date hereof entitled “A Post-Marketing Safety Study of VOWST™ in Patients with rCDI using administrative claims data in the United States.”
“Ongoing Safety Study Expenses” means the costs and expenses, including the FTE Costs (but only up to one-half (0.5) of an FTE) and Out-of-Pocket Costs, incurred in connection with the conduct of the Ongoing Safety Study, which during the Profit Sharing Period, shall be set forth in the Budget.
“Ordinary Course of Business” means the ordinary course of business, including with regard to nature, frequency and magnitude, and otherwise consistent with past practice.
“Organizational Documents” means, as to any Person, its certificate of incorporation and by-laws, its certificate of formation and limited liability company agreement, or any equivalent documents under the Law of such Person’s jurisdiction of organization.
“Other Income” means any payment or income (other than Net Sales) received by Purchaser or its Affiliate from a Third Party that is attributable to the Product or is received in connection with the grant of a license or sublicense or other right or activity with respect to the Product, in each case, in the Territory; provided, that recoveries in connection with any Third Party Infringement or Third Party Challenge shall only be included in Other Income after Purchaser has recovered the internal and out-of-pocket costs and expenses incurred by Purchaser or any of its Affiliates in connection with such Third Party Infringement or Third Party Challenge.
“Out-of-Pocket Costs” means reasonable amounts actually paid to Third Party vendors, consultants, suppliers or contractors, for services or materials, as applicable, provided by each such Third Party and other reasonable amounts actually paid to Third Parties (including travel and entertainment expenses) that are, in each case, directly related to the Ongoing Safety Study, the Manufacture of the Product, performing the activities contemplated by the booking of sales of the Product, warehousing, distributing, maintaining (and if applicable, creating or obtaining the infrastructure necessary therefor) of the Product, handling returns, recalls, order processing, invoicing and collection, and receivables, with respect to the Product in the Territory, regulatory activities, implementing risk evaluation and mitigation strategies, defense of Third Party Challenges, clearance of Product Trademarks, establishment and maintenance of rights of Product Trademarks, Commercialization or Medical Affairs Activities of or in respect to the Product, or any other activities specified under this Agreement, as applicable, to the extent such services or materials apply to the activities in or in respect of the Territory. For clarity, Out-of-Pocket Costs do not include (a) payments for Purchaser’s internal salaries or benefits for its employees, general office or facility supplies, insurance, general information technology, utilities, or capital expenditures, or (b) items included in the determination of the FTE Rate.
“Party” or “Parties” has the meaning set forth in the Preamble.
“Patent Assignment Agreement” means the Patent Assignment Agreement assigning to Purchaser or its designated Affiliate the Patents included in the Acquired IP, to be entered into by and among Seller or one or more of its Affiliates and Purchaser or its designated Affiliate, substantially in the form included as Exhibit E.
“Patents” means any and all national, regional and international (a) issued patents and pending patent applications (including provisional patent applications), (b) patent applications claiming priority to the foregoing, including all converted provisionals, substitutions, continuations, continuations-in-part, divisions, renewals and continued prosecution applications, and all patents granted thereon, (c) patents-of-addition, revalidations, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, pediatric exclusivity, patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, utility models, petty patents, innovation patents and design patents, (e) other forms of government-issued rights substantially similar to any of the foregoing, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing and (f) United States and foreign counterparts of any of the foregoing.
“Permits” means all certifications (including those of standards-setting organizations), licenses, permits, franchises, approvals, authorizations, exemptions, notices to, consents or orders of, or filings with, any trade association, any standards-setting organization or any Governmental Entity, necessary for the ownership of the Acquired Assets.
“Permitted Encumbrance” means (a) any Encumbrance that arises out of Taxes not yet due and delinquent or the validity of which is being contested in good faith by appropriate proceedings, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the Ordinary Course of Business under the terms of any Contracts to which the relevant party is a party or under general principles of commercial or government contract Law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the Ordinary Course of Business), (c) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the Ordinary Course of Business and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, and (d) prior to the Closing, Encumbrances under the Oaktree Credit Facility.
“Person” means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture or Governmental Entity.
“Personal Information” means information that identifies, is associated with, or could reasonably be linked, directly or indirectly, with a particular individual, and any other information defined under applicable Data Protection Laws as “personal information,” “personally identifiable information,” “protected health information,” and “personal data.”

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.
“Pre-Closing Period” has the meaning set forth in Section 6.1.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.
“Prepaid Milestone” has the meaning set forth in Section 3.1(a).
“Prepaid Milestone Calculations” has the meaning set forth in Section 3.4(b).
“Privacy Policy” means any external or internal privacy policy of Seller used in connection with the Product and the Acquired Assets.
“Pro Rata Bonus Amount” means the product of (a) the sum of (i) one hundred percent (100%) of the target amount of bonuses payable to the Transferring Employees who actually receive bonuses, subject to and in accordance with Section 6.12(g), from the Purchaser for the Calendar Year in which the Closing occurs, plus (ii) all employer Taxes on such bonuses, multiplied by (b) quotient of (i) the number of days prior to the Closing in the Calendar Year in which the Closing occurs, divided by (ii) 366.
“Processed” has the meaning set forth in Section 4.6(a).
“Product” means, collectively, Vowst and any improvements and modifications thereto Developed after the Closing Date (or, in the case of Article 4, prior to the Closing Date).
“Product Liability Losses” means any and all Damages that relate to Third Party Claims in respect of personal injury or death (or risk of personal injury or death) arising from, relating to or otherwise in respect of, the use or ingestion of, or exposure to, the Product, whether based on negligence, strict product liability or any other product liability theory, including any such liability predicated on any alleged or actual Manufacturing, design or formulation defect or failure to warn or any breach of any express or implied warranties, in each case relating to the Product sold or alleged to have been sold, or Commercialization or Medical Affairs Activities conducted or alleged to have been conducted, in the Territory.
“Product Trademarks” means any and all of the Trademarks used or to be used on or in connection with the Product in the Territory as determined by Purchaser or its Affiliates.
“Profit Sharing Period” has the meaning set forth in Section 3.5(a).
“Proxy Statement” has the meaning set forth in Section 4.19.
“Purchase Price” means the sum of, without duplication, (a) the Closing Date Payment, plus (b) the Prepaid Milestone, plus (c) the Installment Payments, plus (d) the amount of all accrued interest on the Prepaid Milestone, plus (e) the amount of the Milestone Payments, if and when earned, and after deducting therefrom the amount of any such Milestone Payments satisfied by set-off against the Prepaid Milestone pursuant to Section 3.3.
“Purchaser” has the meaning set forth in the Preamble.
“Purchaser FDA Letters” means the letters from Purchaser or its designated Affiliate to the FDA or such other instrument as may be necessary to effectuate the transfer of Acquired Regulatory Approvals from Seller or its Affiliates, as applicable, to Purchaser in accordance with this Agreement, in a form reasonably satisfactory to Seller, duly executed by Purchaser or its designated Affiliate.
“Purchaser Indemnified Parties” has the meaning set forth in Section 9.2(a).
“Qualifying Offer” has the meaning set forth in Section 6.12(a).
“Quarterly Report” has the meaning set forth in Section 3.5(b).
“Quarterly Report Meeting” has the meaning set forth in Section 3.8(c).
“Real Property Lease” has the meaning set forth in Section 4.14(b).

“Recurrent C. difficile Infection” or “rCDI” means an episode of a C. difficile infection (“CDI”) in a patient who has had one or more episodes of CDI within the immediately preceding twelve (12) month period.
“Regulatory Approval” means, with respect to the Product in any country or regulatory jurisdiction, any and all approvals, licensures and Permits from the applicable Regulatory Authority sufficient for the import, distribution, marketing, use, offering for sale, and sale of the Product for use in the Field in such country or jurisdiction in accordance with applicable Laws, including orphan drug designation and exclusivity, but excluding any applicable pricing and reimbursement approvals.
“Regulatory Authority” means any national or supranational Governmental Entity (including, without limitation, the FDA) which has regulatory responsibility and authority in one or more countries for review and approval of Development, Manufacturing and Commercialization of a Product.
“Regulatory Documentation” means all (a) Regulatory Filings and other registrations, licenses, authorizations, and approvals of or with Regulatory Authorities (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files; (c) correspondence and documentation with any Regulatory Authority related to orphan drug designation and exclusivity or a foreign equivalent thereof; and (d) Data contained or relied upon in any of the foregoing, in each case ((a), (b), (c) and (d)) relating to the Development, Manufacture, or Commercialization of the Product in a particular country or jurisdiction.
“Regulatory Expenses” means, with respect to the Product, the FTE Costs (but only up to two and one-quarter (2.25) FTEs) and Out-of-Pocket Costs incurred by Purchaser or any of its Affiliates that are directly attributable or reasonably allocable to obtaining and maintaining existing Regulatory Approvals for the Product, including the preparation and filing of Regulatory Filings and maintenance of Regulatory Approvals in the Field in the Territory and the payment of fees payable to Regulatory Authorities, provided that Regulatory Expenses shall not include such FTE Costs or Out-of-Pocket Costs that are directly attributable or reasonably allocable to obtaining Regulatory Approvals for new or expanded indications for the Product; provided, that for the avoidance of doubt, no costs related to any clinical studies shall be borne by Seller, during the Profit Sharing Period or otherwise under this Agreement, other than the Ongoing Safety Study Expenses.
“Regulatory Filings” means any and all regulatory applications and/or related documentation submitted on or before the date hereof, to a Regulatory Authority with respect to the Product in connection with the initiation or conduct of clinical studies, and/or to seek Regulatory Approval for the Product in the Field, including, without limitation, any INDs, drug master files, manufacturing master files, BLAs, or any supplements thereto.
“Reimbursement Expense Amount” has the meaning set forth in Section 8.3(a).
“REMS Costs” means the FTE Costs and Out-of-Pocket Costs directly related or reasonably allocable to any risk evaluation and mitigation strategy that is implemented as a commitment to a Regulatory Authority as a condition of, or in connection with obtaining or maintaining, a Regulatory Approval.
“Representatives” means, with respect to a Person, such Person’s Affiliates, officers, directors, employees, attorneys, investment bankers, financial advisers, accountants and agents.
“Restricted Business” has the meaning set forth in Section 6.16(a)(i).
“Retained Bacthera Amount” has the meaning set forth in Section 3.1(a).
“Retained Waltham Rent” has the meaning set forth in Section 2.4(f)(ii).
“ROW License Agreement” has the meaning set forth in the Recitals.
“ROW License Termination Agreement” means that certain Termination Agreement to be entered into by and between Seller and Purchaser, substantially in the form set forth on Exhibit G attached hereto.
“SEC” means the U.S. Securities Exchange Commission.

“Second Payment” has the meaning set forth in Section 3.1(b)(i).
“Security Incident” means any compromise or unauthorized access, destruction, loss, acquisition or disclosure of any Personal Information or confidential information processed by Seller in connection with the Product and the Acquired Assets.
“Seller” has the meaning set forth in the Preamble.
“Seller Benefit Plan” means (a) any “employee welfare benefit plan” or “employee pension benefit plan” (as those terms are defined in sections 3(1) and 3(2), respectively, of ERISA), other than a “multiemployer plan” (as defined in section 3(37) of ERISA), (b) any employment or consulting agreement, and (c) any severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing, change in control, retention or deferred compensation plans, flex benefit, fringe benefit, or other plans, contracts, programs, funds, or arrangements of any kind, in each case, that are sponsored or maintained by Seller or any of its Affiliates or with respect to which Seller or its Affiliates has any Liability; provided, however, that Seller Benefit Plan shall not include a plan, program or arrangement unless (i) the plan, arrangement or agreement has been extended to persons because such persons have performed or will perform services for Seller or its Affiliates in connection with the Exploitation of the Product, or (ii) Purchaser will have any liability or contingent liability with respect to such plan, arrangement or contract on account of the execution of this Agreement or any transactions contemplated by this Agreement.
“Seller Disclosure Letter” means the disclosure schedules of Seller referred to throughout this Agreement and attached hereto.
“Seller FDA Letters” means the letters from Seller or any of its Affiliates, as applicable, to the FDA or such other instrument as may be necessary to effectuate the transfer of Acquired Regulatory Approvals to Purchaser or its designated Affiliate in accordance with this Agreement, each in a form reasonably satisfactory to Purchaser, duly executed by Seller or its Affiliate, as applicable.
“Seller Indebtedness” means any Indebtedness of Seller or its Affiliates.
“Seller Indemnified Party” has the meaning set forth in Section 9.2(b).
“Seller Names” means any Trademarks that Seller or any of its Affiliates own or have the right to use and license, other than any Trademarks that are specifically included in the Acquired IP.
“Seller Retained IP” means all Intellectual Property owned by Seller or any of its Affiliates that is not Acquired IP.
“Seller SEC Documents” means all forms, reports, statements, schedules, certifications and other documents (including all exhibits, amendments and supplements thereto) filed or furnished by Seller with the SEC since January 1, 2024.
“SER-262” means the consortium of cultivated bacterial species not isolated from human donors as described in IND# 016975 containing the following bacterial species: (1) Clostridium innocuum, (2) Clostridium glycolicum, (3) Clostridium hylemonae, (4) Clostridium bolteae, (5) Clostridium disporicum, (6) Flavonifractor plautii, (7) Blautia producta, (8) Murimonas intestine, (9) Turicibacter sanguinis, (10) Eubacterium contortum, (11) Niameybacter massiliensis, and (12) Clostridium oroticum. For the avoidance of doubt, SER-262 does not include the Product.
“Severance Plan” has the meaning set forth in Section 6.12(b).
“Shared Contract” means any Contract (a) under which a Third Party provides to, or receives from, Seller or its Affiliates, rights, assets or services, or (b) that confers liabilities, which, in each case of clauses (a) and (b), are related to the Exploitation of the Product as Exploited by Seller and its Affiliates as of the date hereof and that are also related to the Exploitation by Seller and its Affiliates of products other than the Product.
“Specified Court” has the meaning set forth in Section 10.7.

“Stockholder Approval” means the approval of the Asset Sale in accordance with the terms of this Agreement, by a majority of the outstanding shares of common stock of Seller entitled to vote thereon at the Stockholders Meeting.
“Stockholders Meeting” has the meaning set forth in Section 6.19.
“Straddle Period” means a taxable period that includes but does not end on the Closing Date.
“Subsequent Quarter Budget” has the meaning set forth in Section 3.5(c).
“Superior Proposal” means any unsolicited bona fide, written Acquisition Proposal (with percentages in the definition of Acquisition Proposal increased to fifty percent (50%)), which Acquisition Proposal was made or renewed on or after the date of this Agreement and did not arise out of a breach of Section 6.17 on terms which the Board determines in its good faith judgment, after consultation with Seller’s financial advisors and outside legal counsel, is reasonably expected to be consummated in accordance with its terms, taking into account all legal, financial, timing and regulatory aspects (including certainty of closing) of the proposal and the Person or group of Persons making the proposal, and, if consummated, would result in a transaction more favorable to Seller’s stockholders (solely in their capacity as such), from a financial point of view, than the transactions contemplated by this Agreement (including after taking into account any revisions to the terms of the transactions contemplated by this Agreement pursuant to Section 6.17 of this Agreement and the time likely to be required to consummate such Acquisition Proposal).
“Supply Chain Employees” has the meaning set forth in Section 4.11(a).
“Support Agreement” has the meaning set forth in the Recitals.
“Tax” or “Taxes” means all taxes and similar charges, fees, duties, levies, or other assessments (including income, gross receipts, net proceeds, ad valorem, withholding, turnover, real or personal property (tangible and intangible), occupation, customs, import and export, sales, use, franchise, excise, goods and services, value added, stamp, user, transfer, registration, recording, fuel, profit, excess profits, occupational, interest equalization, windfall profits, severance, payroll, workers’ compensation, employment insurance premiums, employer health, unemployment, and social security taxes and fees) that are imposed by any Governmental Entity, in each case, including any interest, penalties, or additions to tax attributable thereto (or attributable to the nonpayment thereof), whether disputed or not.
“Tax Return” means any report, declaration, return, information return, claim for refund, information return, voucher or electronic equivalent, estimated tax declaration, document or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof, filed or required to be filed with any Governmental Entity.
“Termination Date” has the meaning set forth in Section 8.1(a)(ii).
“Territory” means the United States and Canada.
“Third Party” means any Person other than the Parties or their respective Affiliates.
“Third Party Challenge” means any allegation by a Third Party that any Intellectual Property Right owned by it is infringed, misappropriated, or otherwise violated by the Development, Manufacturing or Commercialization of the Product in the Territory.
“Third Party Claim” has the meaning set forth in Section 9.5.
“Third Party Infringement” means (a) any actual or threatened infringement, misappropriation, or other violation by a Third Party of any (i) Acquired IP, (ii) Intellectual Property Rights licensed to Purchaser pursuant to the Cross-License Agreement or (b) any other Intellectual Property Rights owned by or licensed to Purchaser or its Affiliates that is used in connection with the Exploitation of the Product, in each case in the Territory.
“Third Payment” has the meaning set forth in Section 3.1(b)(ii).
“Trade Secrets” has the meaning set forth in the definition of Intellectual Property set forth in this Section 1.1.

“Trademark Assignment Agreement” means the Trademark Assignment Agreement assigning to Purchaser or its designated Affiliate the Trademarks included in the Acquired IP, to be entered into by and among Seller or its Affiliate and Purchaser or its designated Affiliate, substantially in the form included as Exhibit F.
“Trademark Costs” means the direct Out-of-Pocket Costs, including the reasonable fees and expenses incurred to outside counsel and other Third Parties, including Trademark searching, filing, prosecution and maintenance fees recorded as an expense by Purchaser or any of its Affiliates in accordance with its customary accounting practices, in connection with the clearance of Product Trademarks and the establishment and maintenance of rights of Product Trademarks in the Territory.
“Trademarks” has the meaning set forth in the definition of Intellectual Property set forth in this Section 1.1.
“Transactions” has the meaning set forth in the Recitals.
“Transfer Taxes” means all transfer, documentary, stamp duty, sales, use, value added, registration, filing, conveyance, and any similar Taxes incurred in connection with the transactions contemplated under this Agreement, including any interest, penalty or addition thereto (not including Taxes on net income or gain).
“Transferring Employee” has the meaning set forth in Section 6.12(a).
“Transition Services Agreement” means that certain Transition Services Agreement to be entered into by and between Seller or its Affiliate and Purchaser or its designated Affiliates, substantially in the form set forth on Exhibit H attached hereto.
“Upfront Payment” has the meaning set forth in Section 3.1(a).
“US License Agreement” has the meaning set forth in the Recitals.
“US License Termination Agreement” means that certain Termination Agreement to be entered into by and between Seller and NHSc Rx License GmbH, substantially in the form set forth on Exhibit I attached hereto.
“Vowst” means Vowst, as marketed pursuant to the Vowst BLA.
“Vowst BLA” means BLA 125757.
“Waltham Allowable Costs” has meaning as set forth in the definition of Allowable Expenses set forth in this Section 1.1.
“Waltham Lease” means that certain Lease Agreement, dated as of August 13, 2021, by and between Seller, as tenant, and Nine Fourth Avenue LLC, as landlord.
“WARN Act” has the meaning set forth in Section 6.12(f).
1.2 Interpretation Provisions.
(a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(b) The terms “include” and “including,” and variations thereof, are not limiting but rather shall be deemed to be followed by the words “without limitation.”
(c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statutes or regulations.
(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
(e) Whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include all other genders.

(f) The Parties participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring either Party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.
(g) The Schedules and Exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of this Agreement.
(h) References to “written” or “in writing” include in electronic form.
(i) The phrase “knowledge of Seller” (or similar phrases) means the actual knowledge of the individuals listed on Schedule 1.2(i) of the Seller Disclosure Letter, in each case after reasonable inquiry.
(j) The phrase “knowledge of Purchaser” (or similar phrases) means the actual knowledge of the following individuals: Martin Hendrix and David Berman, in each case after reasonable inquiry.
(k) References to “or” shall be deemed to be “and/or.”
(l) Any matter, fact or circumstance disclosed by the information set out in the Schedules to this Agreement or the Seller Disclosure Letter shall be deemed to be a disclosure for the purposes of the Section or subsection of this Agreement to which it corresponds in number (and each other Section and subsection of this Agreement, to the extent it is reasonably apparent that such disclosure applies or would apply to such other Section(s) and subsection(s)). The disclosure of any matter in any Schedule to this Agreement or the Seller Disclosure Letter shall expressly not be deemed to constitute an admission by either Party, or to otherwise imply, that any such matter is material for the purposes of this Agreement, could or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or is required to be disclosed under this Agreement. Except as set forth in this Agreement, the Ancillary Agreements and the certificate delivered by Seller pursuant to Section 3.9(d), no warranty, representation or other assurance is given by Seller or any of their Affiliates with respect to the accuracy of, or the absence of any omission from, the information set out in any of the documents or information included in the Data Room; provided, however, that the foregoing shall not be deemed to restrict, limit or otherwise adversely impact any rights or remedies with respect to Fraud. Any document, list, or other item shall be deemed to have been “provided” or “made available” to Purchaser for all purposes of this Agreement solely if such document, list, or other item was posted in the Data Room at least two (2) Business Days prior to the execution of this Agreement or has been publicly filed by Seller with the SEC since January 1, 2024 and at least two (2) Business Days prior to the date of this Agreement (excluding, in any event, any disclosures contained in the “Risk Factors” section thereof, any disclosure contained in any “forward-looking statements” disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature, but including statements of fact and other statements that are not forward-looking and cautionary in nature). Seller shall deliver to Purchaser two (2) or more portable “thumb drives,” in PC-readable format, that contain readable, working Adobe or other (e.g., Microsoft Office) portable document format files that set forth all of the documents, lists and other items posted and made available to Purchaser in the Data Room one (1) Business Day prior to the execution and delivery of this Agreement.
1.3 Performance of Obligations by Affiliates. Any obligation of Seller under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, either by Seller directly, or by any Affiliate of Seller that Seller causes to satisfy, meet or fulfill such obligation, in whole or in part. Notwithstanding the foregoing, this Section 1.3 shall not be construed to relieve Seller from any of its obligations under this Agreement.
ARTICLE 2
PURCHASE AND SALE
2.1 Purchase and Sale of Acquired Assets. Subject to the terms and conditions set forth in this Agreement, at and effective as of the Closing, Seller shall, or shall cause its Affiliates to, sell, convey, assign, transfer and deliver to Purchaser or its Affiliates, and Purchaser shall, or shall cause its Affiliates to, purchase and accept, all of Seller’s or its Affiliate’s rights, title and interest in and to the Acquired Assets, free and clear of all Encumbrances, other than Permitted Encumbrances. Accordingly, Seller will, or will cause its Affiliates to, execute and deliver at Closing, the Bill of Sale, Assignment and Assumption Agreements, the Assignment and

Assumption of Lease, the Patent Assignment Agreement and the Trademark Assignment Agreement. As used in this Agreement, “Acquired Assets” means the following assets and rights:
(a) the Acquired Regulatory Approvals;
(b) the Acquired Contracts;
(c) the Acquired IP;
(d) the Acquired Inventory;
(e) the Acquired Marketing Records, Acquired Regulatory Documentation and Acquired Books and Records;
(f) the Acquired Equipment;
(g) all guaranties, warranties, indemnities and similar rights that have been made by any predecessors in title, manufacturers or suppliers and other Third Parties, to the extent relating to any Assumed Liabilities or the Acquired Assets;
(h) all claims, counterclaims, defenses, causes of action, demands, judgments, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind against any Third Party, to the extent relating to any Assumed Liabilities or the Acquired Assets;
(i) all goodwill associated with the Acquired Assets;
(j) all prepaid expenses, deferred charges, advance payments, prepaid rent, rent or security deposits (whether deposited with or paid by Seller or its Affiliate) and similar items, to the extent relating to any Assumed Liabilities or the Acquired Assets; and
(k) all other assets, properties and rights that are owned or held by Seller or any of its Affiliates as of the Closing (wherever located) that are used or held for use primarily in the Exploitation of the Product, other than the Excluded Assets.
2.2 Excluded Assets. The following assets, properties, rights and interests of Seller and its Affiliates shall be retained by Seller and its Affiliates and shall be excluded from the Acquired Assets (collectively, the “Excluded Assets”):
(a) the Accounts Receivable;
(b) any losses, loss carryforwards, attributes and rights to receive refunds, credits, rebates and loss carryforwards with respect to any and all Taxes of Seller or its Affiliates or relating to the Acquired Assets or the Exploitation of the Product for the Pre-Closing Tax Period;
(c) any current and prior insurance policies and all rights of any nature with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries;
(d) the corporate books and records of Seller or its Affiliates, including all Tax Returns and workpapers, other than the Acquired Marketing Records, Acquired Regulatory Documentation and Acquired Books and Records transferred pursuant to Section 2.1(d);
(e) the Seller Names and Seller Retained IP;
(f) other than the Acquired Contracts, all Contracts to which Seller or any of its Affiliates are a party, including those set forth on Schedule 2.2(f) to the Seller Disclosure Letter (the “Excluded Contracts”);
(g) all tangible personal property of Seller and its Affiliates other than the Acquired Inventory and the Acquired Equipment;
(h) all communications involving attorney-client confidences between Seller or its Affiliates, on the one hand, and their respective legal counsel (including, for the avoidance of doubt, all of the client files, records and attorney work product in the possession of any such legal counsel), on the other hand, in the course of the negotiation, documentation and consummation of the transactions contemplated hereby or relating to the Excluded Liabilities;

(i) all guaranties, warranties, indemnities and similar rights that have been made by any predecessors in title, manufacturers or suppliers and other Third Parties, to the extent relating to any Excluded Liabilities or the Excluded Assets;
(j) all assets under or relating to any Seller Benefit Plan;
(k) all claims, counterclaims, defenses, causes of action, demands, judgments, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind against any Third Party, to the extent relating to any Excluded Liabilities or the Excluded Assets;
(l) all rights of Seller or any of its Affiliates under this Agreement, the Ancillary Agreements and the other agreements and instruments executed and delivered in connection with this Agreement;
(m) any other assets or rights owned or held by Seller or any of its Affiliates that are not primarily related to the Product; and
(n) the assets, properties, rights and interests of Seller and its Affiliates listed on Schedule 2.2(n) of the Seller Disclosure Letter.
2.3 Assumed Liabilities. Subject to the terms and conditions set forth in this Agreement, including Sections 3.5 and 3.11, at the Closing, Purchaser shall, or shall cause its Affiliates to, expressly assume, and agree to pay or otherwise perform or discharge when due, the Assumed Liabilities. As used in this Agreement, the term “Assumed Liabilities” means the following Liabilities (which, for the avoidance of doubt, in each case shall exclude the Excluded Liabilities):
(a) all Liabilities arising out of, in respect of or relating to (i) the Acquired Assets, including the use, ownership, possession, operation, sale or lease thereof, on or after the Closing Date, or (ii) the Exploitation of the Product, by or on behalf of Purchaser or its Affiliates or their respective agents or assignees on or after the Closing Date, including the conduct and completion of the Ongoing Safety Study (but excluding the Ongoing Safety Study Expenses during the Profit Sharing Period and including the Ongoing Safety Study Expenses following the expiration of the Profit Sharing Period);
(b) all Liabilities with respect to the Acquired Regulatory Approvals or obtaining additional Permits or Regulatory Approvals for the Exploitation of the Product in any country or territory, in each case, arising or to be paid or performed on or after the Closing Date, other than any such Liabilities relating to a violation of Law, breach of any Permit or Regulatory Approval or misconduct prior to the Closing Date;
(c) (i) all Liabilities due and payable or arising under, or to be performed under, the Acquired Contracts (other than the MSK Agreement which assumption is described in subclause (iii) hereof and the Retained Waltham Rent as set forth in Section 2.4(f)(iii)) on or after the Closing Date which do not constitute a Liability relating to a breach of an Acquired Contract prior to the Closing Date; (ii) solely with respect to the Bacthera Agreement, the Liabilities constituting the “Substantial Completion” milestone payment payable pursuant to Section 11.1(a) of Exhibit 1 thereto, in an amount equal to Twenty Five Million Two Hundred Eighty Six Thousand Seven Hundred Sixty Six Swiss Francs (CHF25,286,766) as of the date hereof (the “Bacthera Milestone Payment”), but excluding the Retained Bacthera Amount (which shall be discharged by Seller by a reduction of the Closing Date Payment pursuant to Section 3.1(a)(iv)); and (iii) solely with respect to the MSK Agreement, all Liabilities due and payable or arising under, or to be performed thereunder on or after the Closing Date, but excluding (A) any Liability that constitutes part of the MSK Costs during the Profit Sharing Period or (B) any Liability related to a breach of the MSK Agreement occurring or in existence prior to the Closing Date;
(d) all Liabilities arising out of or relating to any Action (including warranty claims and manufacturing or product liability or similar claims) by a Third Party to the extent such Liabilities relate to a Product sold on or after the Closing Date;
(e) all Liabilities for (i) Taxes in respect of or relating to any Acquired Asset for any Post-Closing Tax Period, and (ii) Purchaser’s share of any Transfer Taxes pursuant to Section 6.11(a); and

(f) (i) all employment and employee Liabilities with respect to the Transferring Employees and their dependents and beneficiaries arising on or following or relating to the period on or after the Closing Date, other than the Excluded Employee Liabilities, and (ii) all employment and employee Liabilities expressly required to be assumed by Purchaser or its Affiliates under Section 6.12.
2.4 Excluded Liabilities. Except for the Assumed Liabilities, and except as contemplated by Sections 3.5 and 3.11, neither Purchaser nor any of its Affiliates shall assume, and none of them shall become responsible for, and Seller or its Affiliates shall retain and be responsible for and shall pay, perform and discharge when due, any Liability of any of Seller or its Affiliates (collectively, the “Excluded Liabilities”). For the avoidance of doubt, Excluded Liabilities shall include:
(a) the Accounts Payable;
(b) all Liabilities in respect of any Seller Indebtedness, including any Liabilities of Seller or its Affiliates under or in connection with the Oaktree Credit Agreement;
(c) all Liabilities comprising the MSK Costs or the Ongoing Safety Study Expenses, in each case during the Profit Sharing Period;
(d) all Liabilities to the extent related to the Excluded Assets or any products of Seller or its Affiliates, other than the Product;
(e) all Liabilities arising out of, in respect of or relating to (i) the Acquired Assets, including the use, ownership, possession, operation, sale or lease thereof, prior to the Closing Date, or (ii) the Exploitation of the Product, by or on behalf of Seller or its Affiliates or their respective agents or assignees prior to the Closing Date, in each case of clauses (i) and (ii), other than any Liability that is or was a Liability of Purchaser or any of its Affiliates pursuant to an Existing Agreement;
(f) (i) all Liabilities due and payable or arising under, or to be performed under, the Acquired Contracts prior to the Closing Date other than Liabilities described in Section 2.3(c)(ii), (ii) all Liabilities relating to a breach of an Acquired Contract prior to the Closing Date, including any accumulated interest or late payment fees accrued under the Bacthera Agreement prior to the Closing Date and (iii) eighty and one-tenth percent (80.1%) of all Liabilities due and payable to the Landlord (as defined in the Waltham Lease) under the Waltham Lease with respect to the Profit Sharing Period (the “Retained Waltham Rent”); provided that, for the avoidance of doubt, Excluded Liabilities shall exclude one hundred percent (100%) of the Liabilities arising under the Waltham Lease with respect to the period after the Profit Sharing Period and the Waltham Allowable Costs;
(g) all Liabilities arising out of or relating to any Action (including warranty claims and manufacturing or product liability or similar claims) by a Third Party to the extent such Liabilities relate to a Product sold by or on behalf of Seller or any of its Affiliates prior to the Closing Date, other than the Liabilities that is or was a Liability of Purchaser or any of its Affiliates pursuant to an Existing Agreement;
(h) all Liabilities arising out of or relating to any violation, misappropriation or violation of the Intellectual Property Rights of a Third Party relating to the Exploitation of the Product by or on behalf of Seller or any of its Affiliates prior to the Closing Date;
(i) all Liabilities for (i) Taxes of Seller, (ii) Taxes imposed on any Acquired Asset for any Pre-Closing Tax Period, (iii) Seller’s share of any Transfer Taxes pursuant to Section 6.11(a), and (iv) any Liability of Seller for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract (other than contracts entered into in the Ordinary Course of Business not primarily related to Taxes) or otherwise; but excluding, in each case, Purchaser’s share of any Transfer Taxes pursuant to Section 6.11(a);
(j) (i) all Liabilities incurred under or with respect to any Seller Benefit Plan, (ii) all Liabilities arising out of, relating to or with respect to the employment or performance of services, or termination of employment or services by Seller or any of its Affiliates of any individual (collectively, the “Excluded Employee Liabilities”), provided, that any Liability described in clauses (i) or (ii) which is expressly required to be assumed by Purchaser under Section 6.12 shall not be treated as an Excluded Employee Liability; and

(k) all Liabilities for which Seller or any of its Affiliates are responsible under this Agreement, the Ancillary Agreements or the other agreements and instruments executed and delivered in connection with this Agreement.
ARTICLE 3
PURCHASE PRICE; CLOSING
3.1 Purchase Price. As consideration for the Acquired Assets, in addition to the assumption of the Assumed Liabilities:
(a) At the Closing, Purchaser shall pay Seller an amount in cash (the “Closing Date Payment”), in immediately available U.S. funds, equal to the sum of: (i) One Hundred Million US Dollars ($100,000,000) (the “Upfront Payment”); minus (ii) Seventeen Million Nine Hundred Thousand US Dollars ($17,900,000), such amount representing the net balance payable by Seller in connection with the settlement of intercompany accounts pursuant to Section 3.11; plus (iii) Sixty Million US Dollars ($60,000,000) (the “Prepaid Milestone”), which shall accrue interest and be subject to set-off in accordance with Section 3.3; minus (iv) Two Million Two Thousand Six Hundred Fifty Seven and Forty-One Hundredths Swiss Francs (CHF2,002,657.41) (as converted to US Dollars based on the conversion rate as of the Closing Date) (the “Retained Bacthera Amount”). The Closing Date Payment shall be paid by wire transfer to such account or accounts specified by Seller in a flow of funds memorandum delivered by Seller to Purchaser no later than five (5) Business Days prior to the Closing Date (the “Funds Flow Memorandum”). Purchaser will be entitled to promptly review, comment on, and propose changes to the Funds Flow Memorandum, and in connection therewith, Seller shall provide Purchaser and its Representatives such information as may be requested by Purchaser relating to the preparation of the Funds Flow Memorandum. Seller shall promptly consider in good faith the changes Purchaser proposes (if any) to the Funds Flow Memorandum and revise the Funds Flow Memorandum. The Parties agree that Purchaser shall be entitled to rely on the Funds Flow Memorandum in making payments under this Article 3 and Purchaser shall not be responsible for the calculations or the determinations regarding such calculations in the Funds Flow Memorandum.
(b) Following Closing, Purchaser shall pay to Seller the amounts specified below (the “Installment Payments”) in cash on the dates specified below to the account specified by Seller to Purchaser in writing no later than five (5) Business Days prior to the date of payment, provided that, as of the applicable payment date, Seller is in compliance with its obligations under the Transition Services Agreement in all material respects (such material compliance to be determined in accordance with the terms and conditions of the Transition Services Agreement, including Section 1.06(b) (Cooperation) thereof); provided, further, that if any material non-compliance with Seller’s obligations under the Transition Services Agreement exists as of the applicable payment date (notice of which shall be provided by Purchaser promptly upon becoming aware thereof) and Seller is able to cure such non-compliance within thirty (30) days of receipt of notice thereof, Purchaser shall pay Seller the applicable Installment Payment within five (5) Business Days of the date on which such non-compliance is cured; provided, further, that such thirty (30)-day cure period shall be extended if, within the initial thirty (30)-day cure period, (x) Seller communicates to Purchaser a written remediation plan reasonably designed to cure such non-compliance within a reasonable additional time period, not to exceed an additional thirty (30) days following expiration of the foregoing thirty (30)-day period and, (y) commences to diligently pursue such remediation plan with reasonable diligence:
(i) On January 15, 2025, Purchaser shall pay Seller Fifty Million US Dollars ($50,000,000) (the “Second Payment”); and
(ii) On July 1, 2025, Purchaser shall pay Seller an amount equal to Twenty Five Million US Dollars ($25,000,000) minus the Pro Rata Bonus Amount (the “Third Payment”).
The Installment Payments shall be paid by wire transfer to Seller to the account(s) specified by Seller to Purchaser in writing no later than five (5) Business Days prior applicable payment date.
(c) Following Closing, in addition to the Installment Payments, Purchaser shall pay Seller the Milestone Payments, if any, subject to and in accordance with Section 3.3 and Section 3.4.
3.2 Closing. On the terms and subject to the conditions set forth in this Agreement, the sale, conveyance, assignment, transfer and delivery of the Acquired Assets and the assumption of the Assumed Liabilities contemplated by this Agreement (collectively, the “Closing”) shall take place at the offices of Mayer

Brown LLP, 1221 Avenue of the Americas, New York, NY 10020 at 10:00 A.M., New York City time, on the second (2nd) Business Day following such date that the last of the conditions to Closing specified in Article 7 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as Purchaser and Seller mutually agree in writing; provided, that in the event that the conditions to the Closing are satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of such conditions) on or after the date that is three (3) Business Days prior to the end of the month in which the last of such conditions has been satisfied, unless Seller and Purchaser mutually agree otherwise, the Closing shall take place on the last Business Day of such month. The date on which the Closing occurs is referred to as the “Closing Date.”
3.3 Prepaid Milestone. The Prepaid Milestone shall accrue interest at a fixed rate of (a) 10.0% per annum (compounding annually) from, and including, the Closing Date through, but excluding, the date of achievement of the First Sales Milestone and (b) 5.0% per annum (compounding annually) from, and including, the date of achievement of the First Sales Milestone through, but excluding, the earlier of (i) the date on which the Prepaid Milestone, together with accrued interest thereon, has been repaid in full by set-off under Section 3.4 and (ii) the last day of the Milestone Period. The Prepaid Milestone, together with accrued interest thereon, shall be settled only through a reduction of any Milestone Payments that become payable under Section 3.4. If any amount of the Prepaid Milestone (and any accrued interest thereon) remains outstanding as of following the last day of the Milestone Period, the balance thereof (together with any interest accrued thereon) shall be forgiven and the right of set-off of Purchaser with respect thereto shall be deemed forfeited.
3.4 Milestone Payments.
(a) During the period from the Closing Date until December 31 of the Calendar Year in which the tenth (10th) anniversary of the Closing Date occurs (the “Milestone Period”), Purchaser shall pay to Seller each of the following one-time contingent milestone payments (each, a “Milestone Payment” and each corresponding milestone event, a “Milestone”) set out below following the first time that the Net Sales of Product in the entire world reach the following thresholds, in accordance with this Section 3.4 and Section 3.7 and Section 3.8:
Milestone Events	Milestone Payment
First Calendar Year in which annual Net Sales of Product in the entire world equal or exceed $150,000,000 (the “First Sales Milestone”)	$60,000,000
First Calendar Year in which annual Net Sales of Product in the entire world equal or exceed $400,000,000	$125,000,000
First Calendar Year in which annual Net Sales of Product in the entire world equal or exceed $750,000,000	$150,000,000
The Milestone Payments shall not exceed, in the aggregate, Three Hundred Thirty Five Million US Dollars ($335,000,000).
(b) With respect to the achievement of any Milestone, within forty-five (45) days of the end of the Calendar Quarter in which such Milestone is achieved, Purchaser shall notify Seller in writing thereof (the “Milestone Notice”), which Milestone Notice shall include (i) to the extent then-applicable, a reasonably detailed calculation of the accrued and unpaid interest on the Prepaid Milestone accrued in accordance with Section 3.3 and the then-outstanding balance of the Prepaid Milestone (collectively, the “Prepaid Milestone Calculations”) and (ii) the amount of such Milestone Payment that is subject to set-off pursuant to Section 3.4(c)(i) or Section 3.4(c)(ii) or is payable in cash to Seller in accordance with Section 3.4(c)(iii). Seller shall issue an invoice to Purchaser for the corresponding Milestone Payment or portion thereof payable in cash pursuant to Section 3.4(c)(iii), as applicable.
(c) The Milestone Payments shall be satisfied in the following manner: (i) first, by set-off against all interest on the Prepaid Milestone accrued in accordance with Section 3.3 until the amount of such accrued interest has been repaid in full, (ii) second, by set-off against the outstanding balance of the Prepaid Milestone until the amount of the Prepaid Milestone has been repaid in full, and (iii) thereafter, any amount due in respect of the Milestone Payments shall be paid in cash within thirty (30) days following Seller’s delivery of an invoice therefor. For the avoidance of doubt, if more than one of the Milestones should occur in one and the same Calendar Year, each of the respective Milestone Payments shall become due with respect to such Calendar Year.
(d) For the avoidance of doubt, if more than one of the Milestones should occur in one and the same Calendar Year, each of the respective Milestone Payments shall become due with respect to such Calendar Year.
(e) Following the Profit Sharing Period and until the conclusion of the Milestone Period, Purchaser shall report to Seller, within ten (10) Business Days after the end of each Calendar Quarter, Net Sales of Product during such Calendar Quarter which shall be determined in accordance with IFRS (each, a “Milestone Report”). Each Milestone Report shall specify in reasonable detail a breakdown of the amount and type of all deductions allowed in the calculation of such Net Sales, but in any event shall be in the form attached hereto as Annex C. For the avoidance of doubt, notwithstanding anything to the contrary stated in this Agreement, the Milestone Reports are provided for informational purposes only, and shall be subject to normal year-end adjustments thereto. Seller acknowledges and agrees that Purchaser and its Affiliates make no representation (implied or express) with respect to the information and materials contained in any Milestone Report, and Seller and its Affiliates shall have no claim (whether in warranty, contract or tort (including negligence or strict liability)) against Purchaser or its Affiliates with respect thereto.
(f) Notwithstanding anything to the contrary in this Agreement, the dispute resolution procedures set forth in Section 3.8(d) shall be the sole and exclusive remedy of Purchaser and Seller with respect to the determination of the Milestone Payment (if any) and the Prepaid Milestone Calculations, if applicable, with respect to each Milestone Period; provided, that this provision shall not prohibit Purchaser or Seller from instituting litigation to enforce the determination of the Accounting Expert.
3.5 Net Profit/Net Loss.
(a) During the period from the Closing Date until December 31, 2025 (the “Profit Sharing Period”), Seller shall be entitled to receive fifty percent (50%) of all Net Profit and shall bear fifty percent (50%) of all Net Loss, as applicable, and Purchaser shall be entitled to receive fifty percent (50%) of all Net Profit and shall bear fifty percent (50%) of all Net Loss, as applicable.
(b) The payments contemplated by Section 3.5(a) shall be determined and effected as follows:
(i) Following the Closing Date, and only with respect to Net Sales, Other Income and Allowable Expenses incurred during the Profit Sharing Period, Purchaser shall report to Seller, within ten (10) Business Days after the end of each Calendar Quarter, Net Sales, Other Income and Allowable Expenses actually received or incurred by Purchaser during such Calendar Quarter in the Territory and, as applicable, in a format consistent with the form attached hereto as Annex D (except that the first such report shall report with respect to Allowable Expenses incurred from the Closing Date through the end of such Calendar Quarter), including a reasonably detailed comparison of the Allowable Expenses incurred in such Calendar Quarter against the Budget for such Calendar Quarter (each, a “Quarterly Report”). Each Quarterly Report shall specify in reasonable detail a breakdown of the amount and type of all deductions allowed in the calculation of such Net Sales and all expenses included in Allowable Expenses for such period. If requested by Seller, any invoices or other supporting documentation for any payments to a Third Party in respect of Allowable Expenses that individually exceed One Million US Dollars ($1,000,000) shall be promptly provided not more than thirty (30) days after receipt of a request therefor. For clarity, Purchaser shall not be required to provide the level of detail required for the “Day 1” and “Day 3” files provided by NHSc Rx License GmbH prior to the Closing pursuant to the US License Agreement. Purchaser shall calculate, and maintain records of, Net Sales, Other Income and Allowable Expenses incurred by it in accordance with GAAP and using its standard accounting procedures, consistently applied.
(ii) Within forty five (45) days after the end of each Calendar Quarter during the Profit Sharing Period, the Parties shall cooperate in good faith to reconcile all Net Sales, Other Income and Allowable Expenses to ascertain whether there is a Net Profit/Net Loss with respect to the applicable period, and not later than thirty (30) days following such reconciliation, the Parties shall make such payments to one another as may be necessary to achieve the sharing of Net Profit/Net Loss with respect to the Product provided for in Section 3.5(a). Notwithstanding anything to the contrary in this Agreement, the dispute resolution procedures set forth in Section 3.8(d) shall be the sole and exclusive remedy of Purchaser and Seller with respect to the calculation of Net Profit/Net Loss with respect to the applicable period if the Parties are unable to reconcile the Net Sales, Other Income and Allowable Expenses to ascertain whether there is a Net Profit/Net Loss in such period; provided, that this provision shall not prohibit Purchaser or Seller from instituting litigation to enforce the determination of the Accounting Expert. Any payments made pursuant to this Section 3.5 shall be treated as adjustments to the Purchase Price for income Tax purposes (unless otherwise required by a final determination, within the meaning of section 1313 of the Code (or similar provision of state, local or non-U.S. Tax Law)).
(iii) Notwithstanding the foregoing, the Parties agree and acknowledge that certain elements of Net Profits/Net Losses may be based on estimates during a Calendar Year (and as such, the foregoing amounts calculated on a quarterly basis are estimated amounts), and, as soon as reasonably practicable following the end of such Calendar Year, the Parties shall recalculate the Net Profits/Net Losses as set forth in the foregoing provisions of this Section 3.5(b) in order to take into account any changes to the estimates used to calculate the quarterly amounts. Thereafter, either Seller will make a payment to Purchaser, or Purchaser will make a payment to Seller, if and as necessary to ensure that each Party receives its share of Net Profit and bears its share of Net Loss in accordance with Section 3.5(a), as applicable, for such Calendar Year.
(c) Purchaser shall provide Seller with a Budget (i) as promptly as practicable following the date hereof and in no event later than the Closing, for the period from the Closing Date through December 31, 2024 (the “Initial Budget”) and (ii) prior to October 31, 2024, for the Calendar Year ending December 31, 2025 (which for purposes of each of subclauses (i) through (ii), shall be a non-binding estimated forecast for such period), setting forth Purchaser’s good faith estimates of (w) the projected Net Profit/Net Loss with supporting details, including Net Sales, Other Income and Cost of Goods Sold, (x) the Allowable Expenses, (y) the Ongoing Safety Study Expenses and (z) the MSK Costs. No later than forty-five (45) days prior to the beginning of each succeeding Calendar Quarter during the Profit Sharing Period, Purchaser will provide Seller a Budget for such succeeding Calendar Quarter (“Subsequent Quarter Budget”) on a similar form with the level of details indicated as being provided for “quarterly budget refreshes” as set forth in Annex D. For the avoidance of doubt, notwithstanding anything to the contrary stated in this Agreement, the Budgets (including the Initial Budget and all Subsequent Quarter Budgets) are provided for informational purposes only and shall be subject in all respects to the Quarterly Report provided for the applicable Calendar Quarter and any recalculations thereof or adjustments thereto pursuant to Section 3.5(b)(iii), as applicable. Seller acknowledges and agrees that (A) the Budgets, and the information, materials, estimates, projections or forecasts contained therein, provided pursuant to this Section 3.5(c) will be provided solely for planning purposes and shall be non-binding, (B) there are uncertainties in attempting to make estimates, projections, forecasts and other forward-looking statements regarding Net Profit/Net Loss, Net Sales, Other Income and Cost of Goods Sold, (C) Seller and its Affiliates are familiar with such uncertainties and take full responsibility for making their own evaluation of the adequacy and accuracy of all such estimates, projections, forecasts and other forward-looking statements and (D) Purchaser and its Affiliates make no representation (implied or express) with respect to the information, materials, estimates, projections or forecasts contained in any Budget, and Seller and its Affiliates shall have no claim (whether in warranty, contract or tort (including negligence or strict liability)) against Purchaser or its Affiliates with respect thereto. In respect of any Calendar Quarter, to the extent Purchaser reasonably expects that the aggregate Net Loss (if applicable) or the Ongoing Safety Study Expenses for such Calendar Quarter will exceed one hundred fifteen percent (115%) of the estimated aggregate Net Loss (if applicable) or the Ongoing Safety Study Expenses, as applicable, as set forth in the Budget for such Calendar Quarter, then Purchaser shall provide prompt notice thereof to Seller; provided, that the failure of Purchaser to provide such notice shall not relieve Seller of its obligations under this Agreement.
(d) Purchaser shall have the right to offset any Net Loss amounts owed to it by Seller pursuant to this Section 3.5 against the Installment Payments or Milestone Payments in the event that Seller fails to timely make any payment of its share of a Net Loss that becomes due and payable under this Section 3.5; provided, that, Seller may elect to have any Net Loss amounts owed to Purchaser by Seller pursuant to this Section 3.5 offset against amounts due and payable to Seller by Purchaser under the Transition Services Agreement.
(e) Notwithstanding any other provision to the contrary, during the Profit Sharing Period, Seller will reimburse Purchaser for the MSK Costs and the Ongoing Safety Study Expenses within thirty (30) days following Purchaser’s delivery of an invoice therefor. For the avoidance of doubt, following the Profit Sharing Period, the Ongoing Safety Study Expenses shall be borne exclusively by Purchaser.
3.6 Exploitation of Product.
(a) Notwithstanding any other provision to contrary but subject to Section 3.6(b), Seller agrees and acknowledges that any Exploitation of the Acquired Assets and the Product will be in Purchaser’s sole and absolute discretion and Purchaser shall be under no obligation, express or implied, to Exploit the Acquired Assets or the Product in relation to the achievement of the Milestones, the realization of specific targets of Net Sales or Net Profit/Net Loss or otherwise. Seller acknowledges and agrees that (a) the Milestone Payments and the realization of Net Profit/Net Losses are speculative and subject to numerous factors outside the control of Purchaser, (b) there is no assurance that any Milestone Payment will become payable and Purchaser has not made any representation to the contrary, (c) there is no assurance that any specified level of Net Profit/Net Loss will be realized, (d) Purchaser does not owe a fiduciary duty or any other express or implied duty to Seller, and (e) the Parties solely intend the express provisions of this Agreement (and, for the avoidance of doubt, not the Existing Agreements) to govern their contractual relationship with respect to the Acquired Assets and the Product.
(b) Purchaser shall not take any action or omit to take any action with the primary purpose or intent of avoiding the payment of any Milestone Payment.
3.7 Payment Terms. For clarity, any and all dollar amounts referred to in this Agreement means US Dollars. Except as otherwise specifically provided in this Agreement, any and all payments due from one Party to the other pursuant to this Agreement shall be made in US Dollars by wire transfer of immediately available funds to such account or accounts and in accordance with such instructions as are provided by the payee Party from time to time no later than five (5) Business Days prior to the date of payment. Conversion of Net Sales or reimbursable costs incurred hereunder that are recorded in local currencies to US Dollars by a Party, its Affiliates or its or their licensees shall be at the rate of exchange as used by such Party for its internal and external financial reporting.
3.8 Records; Audits; Quarterly Report Meetings; Disputes.
(a) Purchaser shall keep, and shall require its Affiliates to keep, complete, true and accurate books of accounts and records for the purpose of determining the amounts payable by Purchaser pursuant to Sections 3.4 and 3.5. Such records shall be kept for the longer of (i) the period of time required by applicable Law in the Territory and (ii) five (5) years following the expiration (or termination, if applicable) of, in the case of Section 3.4, the Milestone Period, in the case of Section 3.5, the Profit Sharing Period.
(b) During the Milestone Period or Profit Sharing Period, Seller shall have the right to examine and audit Purchaser’s and its Affiliates’ relevant books and records to verify the accuracy of any reports and payments prepared or delivered by Purchaser pursuant to this Article 3. Any such audit shall be on at least thirty (30) days’ prior written notice and shall be limited to not more than one (1) such audit in any Calendar Year (and no Calendar Year that was previously the subject of an audit shall be subject to re-audit), and shall be limited to the pertinent books and records for any Calendar Year ending not more than thirty-six (36) months before the date of the request. The audit shall be performed at Seller’s sole expense by an independent certified public accounting firm of internationally recognized standing that is selected by Seller and reasonably acceptable to Purchaser. The accounting firm shall be required to enter into a reasonable and customary confidentiality agreement with Purchaser to protect the confidentiality of its books and records. Purchaser and its Affiliates shall make the relevant books and records reasonably available during normal business hours for examination by the accounting firm. Except as may otherwise be agreed, the accounting firm shall be provided access to such books and records at Purchaser’s and/or its Affiliates’ facilities where such books and records are normally kept. Upon completion of the audit, the accounting firm shall provide both Parties a written report disclosing whether or not the relevant reports or payments are correct, and the specific details concerning any discrepancies. The decision of the accounting firm shall be final and binding on the Parties absent manifest error. The accounting firm shall not provide to Seller any additional information or access to Purchaser’s or its Affiliates’ books and records. If the accounting firm conducting an audit pursuant to this Section 3.8(b) concludes as a result of such audit that any additional amounts were due and payable to Seller, such additional amounts shall be paid to Seller within thirty (30) Business Days of the date that the Parties receive such accountant’s written report. In the event that the total amount of any underpayments by Purchaser to Seller for the audited period exceeds five percent (5%) of the aggregate total amount that was properly due and payable to Seller for the audited period, then Purchaser shall also reimburse Seller for the documented, reasonable out of pocket Third Party expenses incurred in conducting the audit, except to the extent that such underpayment was due to any inaccurate or incomplete information provided to Purchaser by Seller.
(c) During the Profit Sharing Period, once per fiscal quarter in a regularly scheduled meeting, which meeting shall not take place until at least ten (10) Business Days after the date Purchaser delivers to Seller a Quarterly Report, one or more Representatives of Purchaser shall meet with Seller and designees of Seller to discuss the Quarterly Reports for the prior fiscal quarter and the then-applicable Subsequent Quarter Budget (each such meeting, a “Quarterly Report Meeting”). Purchaser shall make available for each such Quarterly Report Meeting one or more Representatives of Purchaser with direct, overall managerial responsibility for the Product as well as Representatives with direct responsibility for the calculation of Net Sales, Other Income and Cost of Goods Sold, who shall respond to reasonable written inquiries of Seller and/or such designee regarding the applicable Quarterly Report and Subsequent Quarter Budget.
(d) If the Seller believes that (each of the following, a “Disputed Item”) (i) any Milestone has occurred and a related Milestone Notice is not timely delivered by Purchaser, (ii) any Milestone Notice is inaccurate in whole or in part (including in respect of the Prepaid Milestone Calculations), or (iii) following such forty-five (45)-day period described in Section 3.5(b)(ii) (or such other period as mutually agreed to by the Parties), any Net Profit/Net Loss calculation is inaccurate in whole or in part (including the calculation of Net Sales, Other Income or Allowable Expenses), then the Seller shall promptly deliver written notice (a “Dispute Notice”) of such Disputed Item, in reasonable detail, to Purchaser; provided, however, that any Milestone Notice shall become final and binding upon the Parties forty-five (45) days following delivery thereof, unless prior to such date the Seller delivers a Dispute Notice in good faith in respect of such Milestone Notice to Purchaser. The Dispute Notice shall only include disagreements based on mathematical errors or based on Net Sales, the Prepaid Milestone Calculations or Net Profit/Net Loss not being calculated in accordance with this Agreement. During the thirty (30) days following the delivery of a Dispute Notice, Purchaser and Seller shall attempt in good faith to resolve any Disputed Item. If the Parties do not reach agreement with respect to any Disputed Item relating to any such matter within thirty (30) days after a Dispute Notice is delivered to Purchaser by the Seller, the Parties shall submit for arbitration all matters that remain in dispute and that were properly included in the Dispute Notice to an internationally recognized independent accounting firm (the “Accounting Expert”). The Accounting Expert shall be agreed upon by the Parties in writing or, if the Parties are unable to so agree in writing within thirty (30) days, then Purchaser and Seller shall each select such a firm and such firms shall jointly select a third internationally recognized independent public accounting firm to serve as the Accounting Expert. The Parties shall jointly instruct the Accounting Expert that it shall (A) review only the matters that were properly included in the Dispute Notice and which remain in dispute, (B) make its determination in accordance with the requirements of this Section 3.8(d), (C) not engage in any ex parte communication with Purchaser or Seller (or any of their respective Affiliates or Representatives) without the consent of both Purchaser and Seller, and (D) render its written decision as promptly as practicable but in no event later than thirty (30) days after submission to the Accounting Expert of all matters in dispute, provided that any determination made by the Accounting Expert shall not be outside the range established by the amounts, or the relative positions taken, by Purchaser, on the one hand, as set forth in the applicable Milestone Notice or its calculation of the applicable Net Profit/Net Loss, and by Seller, on the other hand, as set forth in the Dispute Notice. No Party will disclose to the Accounting Expert, and the Accounting Expert will not consider for any purpose, any settlement discussions or settlement offer made by any Party during their attempt to resolve the Disputed Items. The Accounting Expert’s determination shall be accompanied by a certificate of the Accounting Expert that it reached its decision in accordance with the provisions of this Section 3.8(d), including a worksheet setting forth the material calculations used in arriving at such determination and a calculation of the apportionment of fees, costs and expenses of the Accounting Expert in accordance with this Section 3.8(d). Each of Purchaser and Seller shall pay its own expenses of arbitration. The fees, costs and expenses of the Accounting Expert shall be allocated to and borne by Purchaser and Seller based on the inverse of the percentage that the Accounting Expert’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Accounting Expert. For example, should the items in dispute total in amount to one thousand dollars ($1,000) and the Accounting Expert awards six hundred dollars ($600) in favor of the Seller’s position, sixty percent (60%) of the costs of its review would be borne by Purchaser and forty percent (40%) of the costs would be borne by the Seller. Any decision rendered by the Accounting Expert shall be final and binding upon the Parties. All proceedings conducted by the Accounting Expert shall take place in New York, New York. Any underpayments in respect of Milestone Payments or Net Profits/Net Sales shall be paid by Purchaser within thirty (30) days of notification of the results of such decision and receipt of an invoice therefor from Seller. Any overpayments in respect of Milestone Payments or Net Profits/Net Sales shall be refunded by Seller to Purchaser or its designee within thirty (30) days of notification of the results of such decision and receipt of an invoice therefor from Purchaser.
3.9 Seller Closing Deliveries. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following:
(a) each of the Ancillary Agreements to which Seller or any of its Affiliates is a party, duly executed by Seller or such Affiliate(s), as applicable (which in the case of the Bill of Sale, Assignment and Assumption Agreement(s) shall exclude the Delayed Assignment Contracts);
(b) each of the Equity Financing Documents duly executed by Seller;
(c) (i) pay-off letters, duly executed by each lender in respect of any Indebtedness secured by any Acquired Assets, as of the Closing Date, including the Lenders (as defined in the Oaktree Credit Agreement) and (ii) UCC-3 termination statements and other Encumbrance terminations or releases with respect to Seller’s Liabilities under the Oaktree Credit Agreement and any other credit or other agreement giving rise to an Encumbrance over any Acquired Assets, in each case, in form and substance reasonably satisfactory to Purchaser, evidencing the satisfaction in full of all Liabilities of Seller and its Affiliates thereunder and the release, discharge, removal and termination of all Encumbrances relating to such Liabilities;
(d) a certificate, dated the Closing Date, signed by a duly authorized officer of Seller, certifying the fulfillment of the conditions set forth in Sections 7.2(a) and 7.2(b);
(e) a properly completed and duly executed IRS Form W-9; and
(f) subject to Sections 6.3 and 6.4, the Acquired Assets.
3.10 Purchaser Closing Deliveries. At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller the following:
(a) an amount equal to the Closing Date Payment, by wire transfer of immediately available funds in accordance with the Funds Flow Memorandum;
(b) each of the Ancillary Agreements to which Purchaser or any of its Affiliates is a party, duly executed by Purchaser or such Affiliate(s), as applicable (which in the case of the Bill of Sale, Assignment and Assumption Agreement(s) shall exclude the Delayed Assignment Contracts);
(c) each of the Equity Financing Documents to which Purchaser or any of its Affiliates is a party, duly executed by Purchaser or such Affiliate(s), as applicable;
(d) a properly completed and duly executed IRS Form W-9; and
(e) a certificate, dated the Closing Date, signed by a duly authorized officer of Purchaser, certifying the fulfillment of the conditions set forth in Sections 7.3(a) and 7.3(b).
3.11 Accounts Settlement.
(a) Seller and Purchaser shall reconcile and settle all intercompany accounts between Seller, on the one hand, and Purchaser or NHSc Rx License GmbH, on the other hand, including payments for inventory shipments by Seller to Purchaser or its Affiliate and amounts payable to NHSc Rx License GmbH pursuant to Section 7.4 of the US License Agreement, through the Closing Date. A statement of such intercompany accounts as of March 31, 2024 is set forth on Exhibit J attached hereto. Such intercompany accounts as of March 31, 2024 shall be settled through a reduction of the Closing Date Payment by an amount equal to Seventeen Million Nine Hundred Thousand US Dollars ($17,900,000), such amount representing the net balance payable by Seller as of March 31, 2024 pursuant to such settlement. Seller shall, and Purchaser shall cause NHSc Rx License GmbH to, reconcile and settle all intercompany accounts arising under the US License Agreement with respect to the period from April 1, 2024 until the Closing Date in accordance with the terms of the US License Agreement; provided, that, for purposes of the period from April 1, 2024 through June 30, 2024, Seller and Purchaser, on behalf of itself and its Affiliates, acknowledge and agree that the intercompany accounts for such quarter represent only a True-Up Amount (as defined in the US License Agreement) of the amount set forth in Schedule 3.11(a) of the Seller Disclosure Letter due from Seller to NHSc Rx License GmbH.
(b) At or prior to the Closing, Seller shall settle and discharge all Liabilities due and payable under the Acquired Contracts in the Ordinary Course of Business as of the Closing Date, other than the Assumed Liabilities. For the avoidance of doubt, Seller shall not be obligated to accelerate the settlement and discharge of any Liabilities that are due and payable under the Acquired Contracts after the Closing Date.
3.12 Fixed Asset and Inventory Statements.
(a) As soon as practicable after the date hereof, and in any event prior to the Closing Date, Seller shall prepare and deliver to Purchaser a statement setting forth, to the extent practicable based on Seller’s accounting policies and procedures as of the date hereof (it being understood that Seller will not be required to generate any statement on fixed assets that it has not classified as of the date hereof), the following information with respect to each of the fixed assets included in the Acquired Assets (which, for the avoidance of doubt, shall include the Delayed Transferring Assets) as of 11:59 P.M. on the day preceding the Closing Date: (i) asset classification; (ii) location; (iii) asset number / unique identifier; (iv) detailed asset description (brand, make, model if purchased); (v) date placed into service; (vi) historical cost; (vii) depreciation method; (viii) useful life; and (ix) accumulated depreciation as of the Closing Date.
(b) As soon as practicable after Closing, and in any event within ten (10) Business Days after the Closing Date, Seller shall undertake an evaluation of the Acquired Inventory in accordance with GAAP and on a basis which is consistent with the basis upon which the audited financial statements of Seller were prepared during the fiscal year immediately preceding the Closing Date, and prepare and deliver to Purchaser a statement of the Acquired Inventory as of 11:59 P.M. on the day preceding the Closing Date in the format attached hereto as Annex E, setting forth the asset type, location, Manufacturing process unit of measure, quantity and finished goods equivalent patient units.
3.13 Tax Allocation. The Purchase Price, the amount of the Assumed Liabilities (to the extent relevant in determining the purchase price for Tax purposes) and other relevant items shall be allocated among the Acquired Assets and the license granted to Purchaser pursuant to Section 6.9(a) in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (and any similar provision of state, local or non-U.S. Tax Law, as appropriate) (the “Allocation”). The Allocation shall be delivered by Purchaser to Seller within seventy five (75) days after the Closing Date. Seller shall have sixty (60) days to review the Allocation and provide Purchaser with a notice of dispute (“Notice of Dispute”). If Seller does not timely provide a Notice of Dispute to Purchaser, the Allocation shall become final. If Seller timely provides Purchaser a Notice of Dispute, the Parties shall work in good faith for thirty (30) days to resolve such dispute relating to the Allocation. If the Parties are unable to resolve any such dispute, Seller and Purchaser (and their respective Affiliates) shall have no further obligation under this Section 3.13, and each Party (and its respective Affiliates) is free to make its own determination of the allocation for Tax reporting purposes. Any Allocation which is agreed upon by the Parties shall be final (the “Final Allocation”). The Parties agree that the transfer of the Acquired Assets constitutes a sale of the Acquired Assets for income Tax purposes and that the Purchase Price and Assumed Liabilities allocable to the Acquired Assets are paid (and assumed, respectively) in exchange for such sale. Except as required by applicable Law, Seller and Purchaser shall report the Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Final Allocation and shall not take any position inconsistent therewith in preparing any Tax Returns, IRS Form 8594 or any other Tax forms or filings or in connection with any Tax audit, controversy or litigation (unless otherwise required by a final determination, within the meaning of section 1313 of the Code (or similar provision of state, local or non-U.S. Tax Law)). The Parties shall promptly advise one another of the existence of any Tax audit, controversy or litigation related to any allocation hereunder.
3.14 Withholding Tax. Each Party (and each other applicable withholding agent) shall be entitled to deduct and withhold from any payments made pursuant to this Agreement any withholding Taxes or other amounts required to be deducted or withheld under any applicable federal, state, local or foreign Tax law. To the extent that any such amounts are so deducted or withheld and paid over to the applicable Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. As soon as practicable after any deduction or withholding is made, the Party making such deduction or withholding shall deliver to the other Party the original or copy of the official receipt issued by the relevant Governmental Entity evidencing such payment, supporting calculations of such amounts and other evidence of such payment reasonably satisfactory to such other Party. Each Party (and any other applicable withholding agent) shall provide, at least five (5) Business Days prior to the date of the applicable payment (or, in the case that such Party or such other withholding agent becomes aware of the requirement to so deduct and withhold fewer than five (5) Business Days prior to the date on which such deduction or withholding is required, promptly upon becoming so aware), written notice of any deduction or withholding it believes is applicable in connection with this Agreement to the other Party. The Parties agree to reasonably cooperate to apply for any exemption from, or reduction in, any withholding amounts described in this Section 3.14.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER
Except as (a) set forth in the Seller Disclosure Letter or (b) disclosed in the Seller SEC Documents (excluding exhibits and other information incorporated therein) filed with, or furnished to, the SEC and publicly available on the SEC’s EDGAR website from and after January 1, 2024 and prior to the date that is not less than two (2) Business Days prior to the date of this Agreement (excluding any disclosures contained in the “Risk Factors” section thereof, any disclosure contained in any “forward-looking statements” disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature, but including any statements of historical facts or events included therein), provided, that disclosure in such Seller SEC Documents shall not be deemed to modify or qualify the representations and warranties in Sections 4.1, 4.2 or 4.18, Seller hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Purchaser:
4.1 Organization, Power and Standing.
(a) Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Seller is duly qualified to do business and in good standing in each jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so qualified or in such good standing would not have a Material Adverse Effect.
(b) Seller has the requisite corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted, except as would not reasonably be expected, individually or in the aggregate, to be materially adverse to the Product, the Acquired Assets and the Assumed Liabilities, taken as a whole, or Seller’s ability to consummate the Transactions.
4.2 Authority, Non-Contravention, Required Filings.
(a) Seller has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to the receipt of the Stockholder Approval, as of the Closing, Seller or its Affiliates, as applicable, will have the requisite corporate or other entity power and authority to execute and deliver each Ancillary Agreement to which it will be a party, to perform its or their obligations thereunder and to consummate the transactions contemplated thereby. Except for receipt of the Stockholder Approval, the execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of Seller. As of the Closing, the execution and delivery by Seller or its Affiliates, as applicable, of each Ancillary Agreement to which it will be a party, subject to the receipt of the Stockholder Approval, the performance by Seller or its Affiliates of its obligations thereunder and the consummation by Seller or its Affiliates of the transactions contemplated thereby will have been duly authorized by all necessary corporate or other entity action on the part of Seller or such Affiliates.
(b) This Agreement has been duly executed and delivered by Seller and, assuming this Agreement has been duly executed and delivered by Purchaser, constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, and, as of the Closing, each Ancillary Agreement to which Seller or its Affiliates will be a party will have been duly executed and delivered by Seller or its Affiliates, as applicable, and will constitute a valid and binding obligation of Seller or such Affiliates, enforceable against it in accordance with its terms, in each case subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at Law). The Board has unanimously (x) determined that this Agreement and the Transactions, including the Asset Sale, are fair to and in the best interests of Seller and its stockholders and declared it advisable to enter into this Agreement with Purchaser; and (y) adopted resolutions approving this Agreement, the Transactions, including the Asset Sale, and the consummation of the other transactions contemplated hereby and to provide the stockholders of Seller with the Board Recommendation pursuant to the DGCL.
(c) The execution and delivery of this Agreement by Seller does not, and the execution and delivery by Seller or its Affiliates, as applicable, of each Ancillary Agreement to which it is a party, as of the Closing, the performance by Seller or such Affiliate of its obligations hereunder or thereunder, and the consummation by Seller or such Affiliates, as applicable, of the Transactions will not (i) subject to receipt of the Stockholder Approval, contravene or conflict with any provision of the Organizational Documents of Seller or such Affiliate, (ii) subject to Seller’s receipt of the Consents listed in Schedule 4.2(c) of Seller Disclosure Letter, constitute a material breach or result in a material default under, or give to any Third Party any rights of termination, acceleration or cancellation under, any Acquired Contract or any Contract to which any of the Acquired Assets is subject, (iii) result in the creation of any Encumbrance, other than any Permitted Encumbrance, upon any of the Acquired Assets, and (iv) assuming compliance with the matters referred to in Section 4.2(d) and Section 5.2(d), and subject to the receipt of the Stockholder Approval, violate in any respect any provision of any Law to which Seller or such Affiliate or any of the Acquired Assets is subject, except, in the case of each of clauses (ii), (iii), and (iv) above, for any such breaches, violations, defaults or other occurrences, if any, as would not (A) materially and adversely affect the ability of Seller to consummate the Transactions, or (B) reasonably be expected, individually or in the aggregate, to be materially adverse to the Product, the Acquired Assets and the Assumed Liabilities, taken as a whole.
(d) Except for (i) any filings or notices under the Competition Laws, (ii) the filing of the Seller FDA Letters as contemplated hereby, (iii) as may be required under the DGCL, the Exchange Act or the rules and regulations of the NASDAQ or (iv) filings with the SEC of the preliminary and definitive Proxy Statement relating to the Stockholders Meeting for the Stockholder Approval, the sale of the Acquired Assets and the Transactions, no Permit or Consent, waiting period expiration or termination, approval or authorization of, or designation, declaration or filing with, any Governmental Entity on the part of Seller or its Affiliates is required in connection with the execution or delivery by Seller of this Agreement, the execution and delivery by Seller or its Affiliates, as applicable, of each Ancillary Agreement as of the Closing, or the consummation of the Transactions.
4.3 Title to Acquired Assets.
(a) Except as set forth in Schedule 4.3(a) of the Seller Disclosure Letter and except as would not, individually or in the aggregate, reasonably be expected to be material to the Exploitation of the Product, the Acquired Assets and the Assumed Liabilities, taken as a whole, other than the Intellectual Property Rights which are addressed in Section 4.5, (i) Seller has good and marketable title to, or valid contract rights to, as applicable, all of the Acquired Assets free and clear of all Encumbrances (it being understood and agreed that any such Encumbrances on the Acquired Assets, including those created by or pursuant to any Existing Indebtedness, shall be released at Closing), and has complete and unrestricted power and unqualified right to sell, assign, transfer and deliver to Purchaser, as applicable, the Acquired Assets, (ii) there are no adverse claims of ownership to the Acquired Assets and Seller has not received written notice that any Person has asserted a claim of ownership or right of possession or use in or to any of the Acquired Assets, and (iii) at the Closing, Purchaser will acquire from Seller good and marketable title to, or valid contract rights to, as applicable, all of the Acquired Assets, free and clear of all Encumbrances (in each case of clauses (i) – (iii) above, other than Permitted Encumbrances).
(b) Except for the Excluded Assets, the rights set forth in the Cross-License Agreement and the services to be provided by Seller to Purchaser pursuant to the Transition Services Agreement, the Acquired Assets (assuming all Transferring Employees transfer to Purchaser or its Affiliates as of the Closing and assuming all approvals as may be required in connection with the consummation of the transactions contemplated hereby are obtained) constitute (i) all of the interests, assets and rights of Seller or any of its Affiliates acquired, conceived, collected, compiled, generated, reduced to practice or otherwise made, used or are reasonably useful in connection with the Exploitation of the Product by Seller and (ii) all of the interests, assets and rights of Seller or any of its Affiliates used or held for use in connection with the Exploitation of the Product. The Acquired Assets, together with the services to be provided by Seller to Purchaser pursuant to the Transition Services Agreement and the rights set forth in the Cross-License Agreement (assuming all Transferring Employees transfer to Purchaser or its Affiliates as of the Closing and assuming all approvals as may be required in connection with the consummation of the transactions contemplated hereby are obtained), are sufficient for the continued Exploitation of the Product after the Closing in all material respects as such activities were conducted prior to the Closing Date.
4.4 Financial Information.
(a) Set forth on Schedule 4.4(a) of the Seller Disclosure Letter is the following information with respect to the Exploitation of the Acquired Assets and the Product (collectively, the “Financial Information”): (i) Seller’s statements of “Allowable Expenses” (solely for the purpose of this Section 4.4(a), as defined in the US License Agreement) for Calendar Year 2023 and the first Calendar Quarter of Calendar Year 2024, and (ii) Seller’s invoices for Product supplied pursuant to the US License Agreement and the Supply Agreement (as defined in the US License Agreement) for each month in the Calendar Year 2023 and the first Calendar Quarter of Calendar Year 2024, disregarding any adjustments made in respect of Pre-Launch Supply Costs (as defined in the US License Agreement) pursuant to the Section 9.2 of the US License Agreement.
(b) The Financial Information is an accurate and true presentation of and does not materially misstate the Allowable Expenses (as defined in the US License Agreement) incurred by Seller and its Affiliates in connection with the Exploitation of the Product and the Supply Costs (solely for the purpose of this Section 4.4(b), as defined in the US License Agreement) and the Manufacturing Costs (solely for the purpose of this Section 4.4(b), as defined in the US License Agreement) for the periods covered thereby. The Financial Information was prepared in accordance with, and derived from, the books and accounts and other financial records of Seller which are maintained by Seller in accordance with GAAP, applied consistently by Seller for the respective periods presented and were prepared in accordance with the US License Agreement.
4.5 Intellectual Property.
(a) Except as set forth in Schedule 4.5(a) of the Seller Disclosure Letter, Seller or its Affiliates solely and exclusively owns or Controls all right, title and interest to the Acquired IP, in each case, free and clear of all Encumbrances (other than Permitted Encumbrances) except as provided in the MSK Agreement with respect to the MSK Patents. Seller has the right and authority to transfer all of its Intellectual Property Rights in respect of the Acquired IP to Purchaser, and except pursuant to the Existing Agreements, MSK Agreement or Cross-License Agreement, it has not previously transferred or granted any right, license or interest in or to the Acquired IP that would conflict with or limit the scope of any of the Intellectual Property Rights to be transferred to Purchaser under this Agreement.
(b) Except as provided in the MSK Agreement and the Oaktree Credit Agreement or as listed in Schedule 4.5(b) of the Seller Disclosure Letter, the Acquired IP is not subject to any liens in favor of, or written claims of ownership by, any Third Party.

(c) Schedule 4.5(c) of the Seller Disclosure Letter sets forth a complete and accurate list as of the Closing Date of all Contracts pursuant to which any Acquired IP is (i) licensed to Seller or its Affiliates by any other Person, or (ii) licensed by Seller to any other Person (including any obligations of such other Person to make any fixed or contingent payments, including royalty payments), in each case of (i) and (ii), other than (A) software licenses for unmodified commercially available off the shelf software, (B) employee proprietary inventions agreements (or similar employee agreements), or (C) non-exclusive licenses granted under customer contracts entered into in the Ordinary Course of Business in connection with the commercial sale of the Product. Any in-licenses under clause (i) necessary to use the Acquired IP is listed on Schedule 4.5(c) of the Seller Disclosure Letter. All material obligations for payment of monies currently due and payable by Seller and other material obligations in connection with such Contracts have been satisfied in a timely manner.
(d) There are no actual, pending, or, to Seller’s knowledge, alleged or threatened, Actions involving the Product or the Acquired IP by or against Seller or any of its Affiliates in the Territory.
(e) To Seller’s knowledge, no Third Party is infringing, violating or misappropriating the Acquired IP in the Territory.
(f) To Seller’s knowledge, (i) the Exploitation of, and the conduct of Medical Affairs Activities in respect of, the Product existing as of the Closing Date do not and will not infringe, violate, or misappropriate the valid Intellectual Property Rights of any Third Party and (ii) Seller has not received any claim alleging any such infringement.
(g) To Seller’s knowledge, the conception, development and reduction to practice of the Acquired IP have not constituted or involved the misappropriation of Trade Secrets or other proprietary rights or property of any Third Party.
(h) To Seller’s knowledge, (i) none of the Patents in the Acquired IP are invalid or unenforceable, in whole or in part, (ii) no claim has been issued or served, and Seller has not received any written threat of an Action made by any Person, against Seller or any of its Affiliates that alleges that any Patents in the Acquired IP is invalid or unenforceable, and (iii) all Patents in the Acquired IP are being diligently prosecuted, in Seller’s discretion, in the applicable patent offices in accordance with applicable Law and have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment.
(i) Seller and its Affiliates have taken all reasonable measures to maintain the confidentiality of Know-How and Trade Secrets owned by Seller included in the Acquired IP. The Know-How and Trade Secrets that are owned or Controlled by Seller and its Affiliates in connection with the Exploitation of the Product have not been used, disclosed to or, to Seller’s knowledge, discovered by any Person except pursuant to written non-disclosure or license agreements which have not, to Seller’s knowledge, been breached.
(j) (i) All individuals who participated in the invention or authorship of any of the inventions claimed in the Patents in the Acquired IP have made effective assignments to Seller of all ownership rights therein either pursuant to a written agreement or by operation of applicable Law and (ii) to Seller’s knowledge, all inventors of an invention claimed in a Patent contained in the Acquired IP are listed in such Patent.
(k) Seller has (i) prosecuted and maintained each of the Patents in the Acquired IP in good faith and complied with all duties of disclosure with respect thereto and (ii) to the knowledge of Seller, submitted all material prior art with respect to the Patents in the Acquired IP to the appropriate patent authority in each jurisdiction to the extent required by such patent authority.
(l) The MSK Agreement is in full force and effect as of the Closing Date, and Seller and its Affiliates are, and to Seller’s knowledge, MSK is, in compliance with the MSK Agreement as of the Closing Date. Other than pursuant to the MSK Agreement, no funding, facilities, personnel or other resources of any Governmental Entity or university or other academic institution or academic research center has been used in connection with the conception, invention, reduction to practice, development or other creation by or on behalf of Seller and its Affiliates of any Acquired IP.

(m) Other than this Agreement, the Existing Agreements, Cross-License Agreement, and Transition Services Agreement, neither Seller nor any of its Affiliates are bound by any non-competition agreements related to the Product.
(n) The Acquired IP constitutes all Intellectual Property registered with a governmental authority and, to the Seller’s knowledge, all Know How and Trade Secrets, in each case, owned by Seller or its Affiliates that is used or held for use primarily for the Exploitation of Vowst as conducted by Seller as of immediately before the Closing.
(o) The Acquired IP, together with the Intellectual Property Rights licensed to Purchaser under the Cross-License Agreement, constitute all Intellectual Property owned or Controlled by Seller that are necessary for the Exploitation of Vowst as conducted by Seller as of immediately before the Closing.
4.6 Data Privacy and Security.
(a) With respect to the Product and the Acquired Assets, Seller complies, and since June 1, 2021, has complied, in all material respects with the Privacy Policies, all applicable Data Protection Laws, and all applicable Data Processing Contracts (collectively, “Data Privacy and Security Requirements”). Without limiting the generality of the foregoing, during the past (3) years, Seller (i) has acquired, collected, processed, used, transferred, disposed of, protected and secured (collectively, “Processed”) Personal Information in connection with the Product and the Acquired Assets in accordance with applicable Data Privacy and Security Requirements in all material respects, including as necessary to transfer such Personal Information to Purchaser under this Agreement; (ii) has made all necessary disclosures to and obtained any necessary consents from the applicable data subjects to receive, access, use and disclose Personal Information Processed in connection with the Product and Acquired Assets as required by applicable Data Protection Laws in all material respects, including as necessary to transfer such Personal Information to Purchaser under this Agreement; and (iii) has not received any written complaints, claims, demands, inquiries or other notices, including any notice of investigation, from any Person (including any Governmental Entity) regarding any noncompliance with applicable Data Protection Laws in connection with the Product and the Acquired Assets.
(b) Since June 1, 2021, the Privacy Policies have made all disclosures to employees or other data subjects to the extent required by Data Protection Laws, and none of such disclosures made or contained in the Privacy Policies has been inaccurate, misleading or deceptive in any material respect. No Privacy Policy prevents the transfer of Personal Information to Purchaser under this Agreement, and to the knowledge of the Seller, no Privacy Policy is in material violation of any Data Protection Laws.
(c) Seller has established, maintains and complies in all material respects with a written information security program with respect to the Product and the Acquired Assets that (i) complies with all applicable Data Privacy and Security Requirements in all material respects; (ii) includes and incorporates commercially reasonable administrative, technical, organization and physical security procedures and measures designed to preserve the confidentiality, integrity and availability of Personal Information and confidential information Processed by Seller in connection with the Product and the Acquired Assets; (iii) is designed to protect against material Security Incidents; and (iv) permits the secure transfer of Personal Information to Purchaser under this Agreement.
(d) With respect to the Product and the Acquired Assets, since June 1, 2021: (i) there has been no material Security Incident or other unauthorized use, access to, interruption, or corruption of any Personal Information; and (ii) Seller has not received written complaints from, notices from or actions conducted or claims asserted by any Person, including any Governmental Entity, against Seller regarding any actual or alleged Security Incident.

4.7 Acquired Contracts.
(a) Schedule 4.7(a)-1 (Acquired Contracts) of the Seller Disclosure Letter sets forth a true and accurate list of all Contracts (excluding the Excluded Contracts and inventor assignments and inventorship agreements entered into in the Ordinary Course of Business) of the following types, in each case that are primarily related to the Exploitation of the Product by or on behalf of Seller and its Affiliates:
(i) any Contract with any supplier of goods or services that (A) has resulted in or that is reasonably expected to result in expenditures of Seller or its Affiliates of more than Two Hundred Fifty Thousand US Dollars ($250,000) in 2023 or 2024, (B) requires Seller of its Affiliates to purchase all of its requirements for any good or service from such supplier, or (C) contains any minimum or “take or pay” purchase or volume requirements;
(ii) any Contract with any customer that (A) has resulted in or that is reasonably expected to result in sales of the Product of more than Two Hundred Fifty Thousand US Dollars ($250,000) in 2023 or 2024, (B) requires Seller or its Affiliates to sell the Product exclusively to such customer, or (C) obligates Seller or its Affiliates to provide the Product with equal or preferred pricing terms as compared to the pricing terms offered by Seller or its Affiliates to any other customer, including any Contract with any “most favored nation” provision;
(iii) any Contract under which Seller is a lessee of or holds or operates any equipment, vehicle, or other tangible personal property that is owned by another Person and that has resulted in or that is reasonably expected to result in expenditures by Seller or its Affiliates of more than Two Hundred Fifty Thousand US Dollars ($250,000) in 2023 or 2024;
(iv) any Contract with a sales representative, manufacturer’s representative, distributor, dealer, broker, sales agency, advertising agency, or other Person engaged in sales, distribution, or promotional activities for or on behalf of Seller or its Affiliates, in each case that (A) has resulted in or that is reasonably expected to result in expenditures by Seller or its Affiliates of more than Two Hundred Fifty Thousand US Dollars ($250,000) in 2023 or 2024, or (B) grants such Person exclusive rights to sell, distribute, or promote the Product in any geographical area;
(v) any Contract that includes any right of first offer or refusal or other similar term favoring any other Person;
(vi) any Contract under which any other Person has agreed to perform any services for Seller that are required to be performed by Seller under any other Contract;
(vii) any Contract relating to the acquisition of any business, equity interests, or assets of any other Person (whether by merger, sale of equity interests, sale of assets, or otherwise) and that is primarily related to the Exploitation of the Product;
(viii) any Contract primarily related to the sale or other disposition of the Product or the Acquired Assets, other than the sale of inventory in the Ordinary Course of Business;
(ix) other than the Existing Agreements, any Contract relating to any joint venture, partnership, strategic alliance, or similar relationship;
(x) any Contract under which Seller has, directly or indirectly, made any advance, loan, or extension of credit to, or capital contribution or other investment in, any other Person;
(xi) other than the Existing Agreements, any Contract that limits the freedom of Seller or its Affiliates to compete with any Person or in any geographical area or that otherwise restricts the Exploitation of the Product;
(xii) any Contract restricting the ability of Seller or its Affiliates to solicit or hire any other Person in connection with the Exploitation of the Product;
(xiii) any power of attorney, except any such power of attorney that is terminated at or prior to the Closing;
(xiv) any Contract with any Governmental Entity in connection with the Exploitation of the Product;

(xv) any Contract not made in the Ordinary Course of Business and primarily related to the Exploitation of the Product; and
(xvi) any other Contract that is primarily related to the Exploitation of the Product and not previously disclosed pursuant to this Section 4.7.
Correct and complete copies of each such Contract have been made available to Purchaser or its advisors, except (A) to the extent any such Contract has been redacted to (x) enable compliance with Laws relating to antitrust or the safeguarding of data privacy or (y) comply with confidentiality obligations owed to Third Parties or (B) as indicated on Schedule 4.7(a)-1 (Acquired Contracts) of the Seller Disclosure Letter. Other than the Contracts set forth on Schedule 2.2(f), Schedule 4.7(a)-1 (Acquired Contracts), and Schedule 4.7(a)-2 (Shared Contracts) of the Seller Disclosure Letter, there are no other Contracts that are material to the Exploitation of the Product. Schedule 4.7(a)-2 (Shared Contracts) of the Seller Disclosure Letter sets forth a true and accurate list of all Shared Contracts (excluding the Excluded Contracts).
(b) Except as set forth on Schedule 4.7(b) of the Seller Disclosure Letter, (i) each of the Acquired Contracts (x) represents a valid and binding obligation of Seller or its Affiliate as a party thereto and, to the knowledge of Seller, each other party thereto, (y) is enforceable against Seller or its Affiliate (as applicable) and, to the knowledge of Seller, each other party thereto, in accordance with its terms, and (z) is in full force and effect, subject to (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally and (B) general equitable principles (whether considered in a proceeding in equity or at Law), and (ii) neither Seller nor any of its Affiliates nor, to the knowledge of Seller, any other party thereto is in breach of or default under, or has provided or received any written notice of any intention to terminate, any of the Acquired Contracts, or has committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a breach of or default under any of the Acquired Contracts.
(c) (i) There are no material disputes under any Acquired Contract and (ii) neither Seller nor its Affiliates (if applicable), nor, to the knowledge of Seller, any other party to any Acquired Contract has taken, or failed to take, any action that would cause any Acquired Contract to terminate or fail to renew in accordance with its terms. Subject to obtaining the consents described on Schedule 4.7(c) of the Seller Disclosure Letter, with respect to each Acquired Contract, Purchaser will have the same rights under such Acquired Contract from and after the Closing as Seller or its applicable Affiliate has as of immediately before the Closing, and the consummation of the transactions contemplated hereby will not impair any such rights in any material respect or otherwise prevent such Acquired Contract from continuing in full force and effect without penalty or other adverse consequence following the Closing. Subject to obtaining the consents described on Schedule 4.7(c) of the Seller Disclosure Letter, immediately following the Closing, each Acquired Contract will continue to be in full force and effect, and valid, binding and enforceable in accordance with its terms.
4.8 Compliance with Law; Regulatory Approvals.
(a) Seller is, and since June 1, 2021, has been, in compliance in all material respects with all Laws applicable to the Exploitation of the Product and the Acquired Assets. Since June 1, 2021, Seller has not received any written notice from a Governmental Entity alleging that it is not in material compliance with any Law applicable to the Exploitation of the Product or the Acquired Assets.
(b) Seller holds all material Regulatory Approvals required for the conduct of the business and operations of Seller as such business and operations relate to the Exploitation of the Product or the Acquired Assets and all such material Regulatory Approvals have been validly issued and are in full force and effect. Seller has no knowledge of any facts or circumstances that would be reasonably likely to lead to the revocation, suspension, limitation, or cancellation of any material Regulatory Approval required under applicable Laws for the Exploitation of the Product or the Acquired Assets. Seller is the sole and exclusive owner of all of the Regulatory Approvals and none of the Regulatory Approvals have been sold, conveyed, delivered, transferred or assigned to another party. To Seller’s knowledge, there are no facts, circumstances or conditions that would reasonably be expected to prevent the transfer or re-issuance of any such Regulatory Approval to Purchaser or its designated Affiliates on or after the Closing Date pursuant to and in accordance with Section 6.3.

(c) (i) To Seller’s knowledge, Seller has made available to Purchaser all notices of inspection, inspection reports, warning letters, deficiency letters or similar communication received by Seller or its Affiliates regarding or related to the Product and (ii) Seller has prepared, filed, maintained or retained all material Regulatory Documentation relating to the Product that is required to be maintained or reported pursuant to Regulatory Authorities and such items have been prepared in accordance with the applicable requirements of all applicable Laws, and to Seller’s knowledge, such material Regulatory Documentation does not contain any materially false or misleading statements.
(d) Since June 1, 2021, to Seller’s knowledge, neither Seller, nor any of its Affiliates, nor any of their respective officers, employees, agents, or contractors has made, with respect to the Product, an untrue statement of a material fact to any Governmental Entity or in any material reports, applications, statements, documents, registrations, filings, corrections, updates, amendments, supplements, and submissions required to be filed and maintained under applicable Law or failed to disclose a material fact required to be disclosed to such Governmental Entity or in any such reports, applications, statements, documents, registrations, filings, corrections, updates, amendments, supplements, and submissions.
(e) All Data with respect to the Product that have been provided to a Regulatory Authority as of the date hereof have been generated in compliance in all material respects with applicable Health Care Laws.
(f) (i) Since June 1, 2021, all Development and Manufacturing activities conducted by or for the benefit of Seller or its Affiliates with respect to the Product have been conducted in all material respects in compliance with all applicable Health Care Laws and (ii) to Seller’s knowledge, no contract manufacturer of Seller or its Affiliates with respect to the Product has received any written communication from any Governmental Entity that alleges that Seller, its Affiliates or such contract manufacturer is, with respect to the Product, in material violation of any applicable Health Care Laws.
(g) Since June 1, 2021, to Seller’s knowledge, in the course of the Development of the Product, Seller has not used any employee or consultant who has been debarred by any Regulatory Authority, or was the subject of debarment proceedings by a Regulatory Authority, and to Seller’s knowledge, no such employees or consultants have been used by any Third Party contractor of Seller in connection with the Development of the Product. All Third Party contractors engaged by Seller in connection with the Development of the Product are engaged pursuant to Contracts prohibiting the use of any such employee or consultant.
4.9 Litigation; Court Orders.
(a) There is no, and since June 1, 2021, there has not been any, material Action pending or, to the knowledge of Seller, threatened in writing against or affecting Seller or any of its Affiliates relating to the Exploitation of the Product or the Acquired Assets.
(b) There is no, and since June 1, 2021, there has not been, any material Court Order, or settlement agreement, consent agreement, memorandum of understanding or disciplinary agreement with any Governmental Entity, to which any of the Acquired Assets is or was subject or otherwise related to the Exploitation of the Product. Seller and its Affiliates have complied with all Court Orders, and settlement agreements, consent agreements, memoranda of understanding or disciplinary agreements with any Governmental Entity, to which any of the Acquired Assets is or was subject.
(c) There are no Actions pending or, to the knowledge of Seller, threatened by or against Seller with respect to this Agreement or the transactions contemplated by this Agreement.
4.10 Taxes.
(a) There are no Encumbrances for Taxes upon any of the Acquired Assets, other than Permitted Encumbrances.
(b) Except as set forth on Schedule 4.10(b) of the Seller Disclosure Letter, Seller has timely filed all income and other material Tax Returns in respect of the Acquired Assets with respect to any period ending on or prior to the Closing Date that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes shown as due on such Tax Returns with respect to the Acquired Assets and all other Taxes due and payable with respect to the Acquired Assets have been paid or will be timely paid by the due date thereof.

(c) Except as set forth on Schedule 4.10(c) of the Seller Disclosure Letter, no audit, investigation, dispute, claims or proceeding by or before any other Governmental Entity is currently in progress or has been conducted since June 1, 2021, with respect to the Acquired Assets.
(d) No assessment or deficiency for any Tax or adjustment to any Tax item has been proposed or threatened in writing by a Governmental Entity relating to the Acquired Assets that has not been resolved.
(e) There are no unexpired waivers or extensions of the statute of limitations relating to any Taxes with respect to the Acquired Assets.
(f) Seller has no unclaimed or abandoned property or escheat obligation with respect to the Acquired Assets.
(g) All material Taxes that are required to be withheld, with respect to the Acquired Assets by Seller from amounts owing to any employee, creditor, equity holder or other Person, and remitted to any Governmental Entity have been properly withheld and remitted.
(h) No claim has ever been made by any Governmental Entity in a jurisdiction in which Seller does not file Tax Returns that Seller is or may be subject to taxation or required to file Tax Returns in that jurisdiction, in each case with respect to the Acquired Assets.
(i) None of the Acquired Assets is a United States real property interest, as defined in Section 897(c) of the Code.
4.11 Employees and Labor Matters.
(a) Seller has made available to Purchaser a true, complete and correct list, as of July 1, 2024, of the following information for each individual employed by the Seller or its Affiliates dedicated to the manufacture and supply chain operations of the Product (“Supply Chain Employees”), plus additional employees identified by Seller and Purchaser prior to the reference date that would meet the business needs of Purchaser with respect to the ongoing business of the Product under its ownership (“Identified Employees” and, together with the Supply Chain Employees, the “Employees”), and for each such Employee listed: such Employee’s (i) current annual base salary or base hourly rate, (ii) if applicable, annual incentive compensation opportunity, (iii) job title, (iv) hire date, (v) work location, (vi) whether full-time or part-time and whether exempt or non-exempt, and (vii) whether absent from active employment and if so, the date such absence commenced, the reason for such absence, and the anticipated date of return to active employment.
(b) Schedule 4.11(b) of the Seller Disclosure Letter sets forth each contract for each individual independent contractor engaged by Seller or its Affiliates providing services related to the Exploitation of the Product.
(c) Seller and its Affiliates are, and have been, in material compliance with all Laws relating to the employment of labor, including but not limited to all such Laws relating to wages, hours, overtime, meal and break periods, discrimination, retaliation, leaves of absence, immigration, child labor, safety and health, collective bargaining, workers’ compensation, unemployment compensation, the WARN Act and employee classifications. All independent contractors and consultants providing personal services to Seller or its Affiliates have in all material respects been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all Employees have been properly classified under the Fair Labor Standards Act.
(d) Except as set forth on Schedule 4.11(d) of the Seller Disclosure Letter, since June 1, 2021, (i) neither Seller nor its Affiliates has effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) in connection with Seller or its Affiliates affecting any site of employment or one or more facilities or operating units within any site of employment or facility, and (iii) neither Seller nor its Affiliates has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of the WARN Act. No employee of Seller or its Affiliates has experienced an “employment loss,” as defined by the WARN Act or any similar applicable Law, requiring notice to employees in the event of a closing or layoff, within the past ninety (90) days.

(e) Seller or its Affiliates have investigated or reviewed all sexual harassment or other harassment, discrimination, retaliation, or material policy violation allegations involving any (i) Employees, or (ii) independent contractors providing services related to the Exploitation of the Product, in each case, of which Seller had knowledge since June 1, 2021. With respect to each such allegation, where appropriate, Seller or its applicable Affiliate has taken corrective action that is reasonably calculated to prevent further improper action under Seller’s applicable policies.
(f) There have been no U.S. Department of Homeland Security or U.S. Department of Labor violations, investigations or adverse findings or penalties imposed against Seller or its Affiliates with respect to any Employees since June 1, 2021. Seller and its Affiliates have complied, and are in compliance, in all material respects, with the Immigration Reform and Control Act of 1986. Seller or its Affiliates, as applicable, have maintained I-9 employment authorization files on all of the Employees.
(g) There have not been any material Actions initiated, negotiated or litigated with Seller or its Affiliates by any of the Employees with respect to their employment or benefits incident thereto, or by any Governmental Entity, including harassment and discrimination claims, wage and hour claims, and claims arising under workers’ compensation Laws, which are currently or have been pending since June 1, 2021 and, to Seller’s knowledge, there is no state of facts or event which would reasonably be expected to form the basis of any such controversy, grievance, claim or Action.
(h) None of the Employees have terms and conditions of employment that are subject to a collective bargaining agreement to which Seller or its Affiliates is a party. There is no labor strike, dispute, slow down, work stoppage, unresolved material labor union grievance or labor arbitration proceedings, pending, or to Seller’s knowledge, threatened against Seller or its Affiliates with respect to any such Employees and, to Seller’s knowledge, there are no union organizing activities pending.
4.12 Seller Benefit Plans.
(a) Schedule 4.12(a) of the Seller Disclosure Letter sets forth a true, complete and accurate list of all material Seller Benefit Plans as of the date of this Agreement.
(b) A copy or summary of material terms of each of the material Seller Benefit Plans, in each case as in effect on the date of this Agreement, has been made available to Purchaser.
(c) Except as would not result in Liability to Purchaser, all Seller Benefit Plans comply in form in all material respects with all requirements of applicable Law and have been administered in all material respects in accordance with their terms and with all applicable requirements of Law, and no event has occurred which will or would reasonably be expected to cause any such Seller Benefit Plan to fail to comply with such requirements and no notice has been issued by any Governmental Entity questioning or challenging such compliance. All Seller Benefit Plans that are subject to section 409A of the Code comply in all material respects with section 409A of the Code in form and have been administered in all respects in compliance with their terms and section 409A of the Code.
(d) Each Seller Benefit Plan that is an employee pension benefit plan is the subject of a favorable determination letter issued by the Internal Revenue Service with respect to the qualified status of such plan under section 401(a) of the Code and the tax-exempt status of any trust which forms a part of such plan under section 501(a) of the Code, and to the Seller’s knowledge, no event has occurred which will or would reasonably be expected to give rise to disqualification of any such plan under such sections.
(e) None of the assets of any Seller Benefit Plan are invested in employer securities or employer real property. Except as would not result in Liability to Purchaser, to the Seller’s knowledge there have been no “prohibited transactions” (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Seller Benefit Plan and none of Seller or any of its ERISA Affiliates has engaged in any prohibited transaction. None of Seller or any of its ERISA Affiliates is a nonqualified entity within the meaning of section 457A of the Code. No Seller Benefit Plan or any contract, agreement, plan, policy, or arrangement with any Employee or individual independent contractor of Seller or any of its ERISA Affiliates provides for a “gross-up” or similar payment in respect of any Taxes that may become payable under Sections 409A or 4999 of the Code.

(f) Except as would not result in Liability to Purchaser, there have been no acts or omissions by Seller or any of its ERISA Affiliates which have given rise to or may give rise to interest, fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which Seller or any of its ERISA Affiliates may be liable or under section 409A of the Code for which Seller or any participant in any Seller Benefit Plan that is a nonqualified deferred compensation plan (within the meaning of section 409A of the Code) may be liable. No event has occurred, and no conditions or circumstance exists, that would reasonably be expected to subject Purchaser, to material penalties or excise taxes under Sections 4980D or 4980H of the Code or any other provision of the Healthcare Reform Laws.
(g) Except as set forth on Schedule 4.12(g) of the Seller Disclosure Letter, neither the consummation of the transactions contemplated by this Agreement nor the execution of this Agreement will (whether separately or together with any other action that would not by itself) (i) accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any Employee of Seller or any of its ERISA Affiliates or (ii) result in any excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)) to any Employee.
(h) Except as would not result in Liability to Purchaser, there are no material Actions (other than routine claims for benefits) pending or, to the Seller’s knowledge, threatened involving any Seller Benefit Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).
(i) Neither Seller nor any of its ERISA Affiliates has now or at any time within the preceding six (6) years had an obligation to contribute to, or any Liability with respect to: (i) a plan subject to Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code, (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, or (v) post-retirement medical or life insurance benefits, other than (A) statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code or applicable state Law at the sole cost of the individual or (B) during the severance period under an employment contract or severance benefit plan that has been made available to Purchaser.
4.13 Absence of Certain Developments. Since March 31, 2024, (a) the Acquired Assets have been maintained in the Ordinary Course of Business; (b) the Exploitation of the Product has been conducted in the Ordinary Course of Business; and (c) there has not occurred any event or events that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect. Without limiting the generality of the foregoing, since March 31, 2024, except as set forth on Schedule 4.13 of the Seller Disclosure Letter, Seller has not, in respect of maintaining the Acquired Assets and the Exploitation of the Product, as applicable:
(i) mortgaged, leased, pledged or otherwise encumbered any Acquired Assets or sold, transferred, licensed, failed to maintain, permitted to lapse or otherwise disposed of any Acquired Assets except in the Ordinary Course of Business, in each case, other than (A) Permitted Encumbrances and (B) in connection with the sale of inventory, goods or services in the Ordinary Course of Business;
(ii) made any capital expenditures in an aggregate amount of more than Five Hundred Thousand US Dollars ($500,000);
(iii) entered into any transaction with any Affiliate of Seller that (A) is not on an arm’s-length basis or (B) would be binding on the Acquired Assets or the Exploitation of the Product after the Closing;
(iv) terminated any Acquired Contract (other than any termination that occurs pursuant to the terms thereof without any action on the part of Seller or any of its Affiliates), or made any material amendment to, waived any material right or granted a license under or assigned any Acquired Contract;
(v) entered into any material Contract primarily relating to the Exploitation of the Product that involve payments in excess of One Hundred Fifty Thousand US Dollars ($150,000) or that are not terminable within ninety (90) days or less at the option of the Seller, other than Contracts entered into in the Ordinary Course of Business;

(vi) made or changed any Tax election, changed any annual Tax accounting period, filed any amended Tax Return, entered into any closing agreement, settled any Tax claim or assessment, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or adopted or changed any accounting principle, policy, or procedure used by Seller regarding Taxes, in each case with respect to the Acquired Assets, to the extent such actions would have an adverse effect on the Acquired Assets or Purchaser after the Closing Date;
(vii) accelerated or delayed collection of any Accounts Receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the Ordinary Course of Business;
(viii) delayed or accelerated payment of any Liability beyond or in advance of its due dates or the date when such Liability would have been paid in the Ordinary Course of Business;
(ix) with respect to the Exploitation of the Product, (A) materially changed any practices with respect to inventory levels of the Product, including Product maintained at the wholesale, chain or institutional levels other than in the Ordinary Course of Business or (B) entered into or establish any material new business practices or programs or change or modify in any material way any business practices or program other than in the Ordinary Course of Business;
(x) waived any material claims or rights that relate solely or primarily to the Acquired Assets or the Assumed Liabilities;
(xi) commenced or settled any Action material to the Exploitation of the Product, the Acquired Assets or the Assumed Liabilities; or
(xii) agreed to do, committed, approved, or authorized any of the foregoing.
4.14 Real Property.
(a) Neither Seller nor any of its Affiliates own or have owned or have any right to acquire, any real property that is used primarily in the Exploitation of the Product.
(b) Schedule 4.14(b) of the Seller Disclosure Letter sets forth a true, complete and correct list as of the date hereof of all Acquired Contracts, including any and all amendments and other modifications of such Acquired Contracts (each, a “Real Property Lease”), pursuant to which Seller or any of its Affiliates leases or subleases, as tenant or subtenant, any real property that is used primarily in the Exploitation of the Product (“Leased Real Property”), together with the address of the Leased Real Property. Seller has provided to Purchaser a true, complete and correct copy of all Real Property Leases. Seller or its Affiliate, as applicable, has a valid leasehold interest free and clear of all Encumbrances (other than Permitted Encumbrances) under each Real Property Lease to which it is a party. Each such Real Property Lease is in full force and effect and constitutes a legal, valid and binding obligation of Seller or its Affiliate, as applicable, and, to the knowledge of Seller, the other parties thereto, in accordance with its terms, in each case subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at Law). Neither Seller or its applicable Affiliate nor, to the knowledge of Seller, any other party to a Real Property Lease is in material default under such Real Property Lease. Except as set forth on Schedule 4.14(b) of the Seller Disclosure Letter, neither Seller nor its applicable Affiliate subleases, as sublessor, any portion of the real property subject to any Real Property Lease to any other Person. Neither Seller nor any of its Affiliates owes or will owe in the future any brokerage commissions or finders’ fees with respect to any Real Property Lease. All of the landlord’s obligations to construct tenant improvements under each associated Real Property Lease have been paid and performed in all material respects and all concessions from the landlord under each associated Real Property Lease have been paid and performed in all material respects. The other party to the associated Real Property Lease is not an Affiliate of Seller or any of its Affiliates, and otherwise does not have any economic interest in Seller or any of its Affiliates. Neither Seller nor any of its Affiliates have collaterally assigned or granted any security interest in any Leased Real Property or any interest therein. Seller has not received written notice of any actual or threatened condemnation, eminent domain or similar Action affecting any part of the Leased Real Property. To the knowledge of Seller, the Leased Real Property is not subject to any actual or threatened condemnation, eminent domain or similar Action.

(c) To the knowledge of Seller, all buildings, structures, fixtures, improvements, and building systems, and all components thereof, included in the Leased Real Property that are now being used for the Exploitation of the Product (the “Improvements”) are in good condition and repair in all material respects (subject to normal wear and tear) and sufficient for the Exploitation of the Product as currently conducted.
4.15 Condition of the Acquired Assets. To the Seller’s knowledge, all tangible assets included within the Acquired Assets are free from material defects (other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations), are in good operating condition (reasonable wear and tear excepted), and are suitable for the uses for which intended.
4.16 Inventory. As of the Closing Date: (a) the Acquired Inventory will have been acquired or produced in the Ordinary Course of Business, (b) the Acquired Inventory will not be held on consignment, (c) the Acquired Inventory will have been Manufactured, labeled and stored in accordance with GMP and all applicable Laws, Regulatory Approvals and specifications, (d) the Acquired Inventory will be in good, saleable and useable condition, (e) the Acquired Inventory will not be adulterated or misbranded, and (f) finished goods inventory will have been tested in accordance with established protocol sufficient to release the Product for sale in the United States in accordance with applicable Law, except in each case as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Exploitation of the Product, the Acquired Assets and the Assumed Liabilities.
4.17 Product Liability. Since June 1, 2021, no claims have been made against Seller or any of its Affiliates or their insurers alleging any personal injury, death or economic damages, punitive or exemplary damages, contribution or indemnification, or any material defects in the Product, or alleging any material failure of the Product or the marketing thereof to meet the requirements of applicable Laws and, to the knowledge of Seller, no such claim has been threatened, except in each case for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No payment or settlement of any kind has been made in response to or in anticipation of any such claim.
4.18 Brokers. Except for Lazard Frères & Co, LLC and Houlihan Lokey Capital, Inc., neither Seller nor any of its Affiliates has incurred, nor will it incur, directly or indirectly, any Liability for brokers’ or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the consummation of the transactions contemplated hereby for which Purchaser or its Affiliates will be liable.
4.19 Accuracy of Proxy Statement. None of the information included or incorporated by reference in the proxy statement (such proxy statement and any amendments thereof or supplement thereto, the “Proxy Statement”) to be filed with the SEC in connection with this Agreement will, at the date it is first mailed to Seller’s stockholders or at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Seller with respect to statements made or incorporated by reference therein based on information supplied by Purchaser expressly for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.
4.20 Exclusivity of Representations. SELLER ACKNOWLEDGES AND AGREES THAT PURCHASER HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER RELATED TO THE PRODUCT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND SELLER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EXCEPT, IN EACH CASE, FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN Article 5, THE ANCILLARY AGREEMENTS TO BE ENTERED INTO AT THE CLOSING AND THE CERTIFICATE DELIVERED BY PURCHASER PURSUANT TO SECTION 3.10(e). NOTWITHSTANDING ANYTHING IN THIS SECTION 4.20 TO THE CONTRARY, (A) NOTHING IN THIS AGREEMENT SHALL IN ANY WAY RESTRICT, LIMIT OR OTHERWISE ADVERSELY IMPACT SELLER’S OR ITS AFFILIATES’ RIGHTS OR REMEDIES WITH RESPECT TO FRAUD COMMITTED BY OR ON BEHALF OF PURCHASER OR ANY OF ITS AFFILIATES CONCERNING ANY MATTER SET FORTH IN THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, (B) ANY EXERCISE OF ANY SUCH RIGHTS OR REMEDIES BY SELLER

OR ITS AFFILIATES WITH RESPECT TO ALLEGED FRAUD SHALL NOT CONSTITUTE A BREACH OF THIS SECTION 4.20, AND (C) NO ACKNOWLEDGMENT OR REPRESENTATION OR WARRANTY BY SELLER MAY BE USED AS A DEFENSE AGAINST ANY CLAIM OF FRAUD MADE BY SELLER OR ITS AFFILIATES.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Seller:
5.1 Organization, Power and Standing.
(a) Purchaser is a société anonyme duly organized, validly existing and in good standing under the Laws of Switzerland. Purchaser is duly qualified to do business and in good standing in each jurisdiction where the operations of its business requires such qualification, except where the failure to be so qualified or in such good standing would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Purchaser to consummate the transactions contemplated by this Agreement.
(b) Purchaser has the requisite corporate power and authority to own and operate its business as presently conducted.
5.2 Authority, Non-Contravention, Required Filings.
(a) Purchaser has the requisite corporate or other entity power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. As of the Closing, Purchaser or its Affiliates, as applicable, will have the requisite corporate or other entity power and authority to execute and deliver each Ancillary Agreement, to perform its or their obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of Purchaser. As of the Closing, the execution and delivery of each Ancillary Agreement by Purchaser or its Affiliates, as applicable, the performance by Purchaser or its Affiliates of its obligations thereunder and the consummation by Purchaser or its Affiliates of the transactions contemplated thereby will have been duly authorized by all necessary corporate or other entity action on the part of Purchaser or such Affiliates.
(b) This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, and, as of the Closing, each Ancillary Agreement will have been duly executed and delivered by Purchaser or its Affiliates, as applicable, and will constitute a valid and binding obligation of Purchaser or such Affiliates, enforceable against it in accordance with its terms, in each case subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at Law).
(c) The execution and delivery of this Agreement by Purchaser does not, and the execution and delivery of each Ancillary Agreement by Purchaser or its Affiliates, as applicable, as of the Closing, the performance by Purchaser or its Affiliates, as applicable, of its obligations hereunder and thereunder and the consummation by Purchaser or its Affiliates, as applicable, of the Transactions will not (i) contravene or conflict with any provision of the Organizational Documents of Purchaser or its Affiliates, as applicable, (ii) contravene, conflict with, constitute a material breach or result in a material default under, or give to any Third Party any rights of termination, amendment, acceleration or cancellation under, any contract or agreement to which Purchaser or its Affiliates, as applicable, is a party or is otherwise bound, or (iii) assuming compliance with the matters referred to in Section 4.2(d) and Section 5.2(d), violate in any respect any provision of any Law to which Purchaser or any of its Affiliates, as applicable, is subject, except, in the case of each of clauses (ii) and (iii) above, for any such breaches, violations, defaults or other occurrences, if any, that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Purchaser to consummate the Transactions.

(d) No permit, consent, waiting period expiration or termination, approval or authorization of, or designation, declaration or filing with, any Governmental Entity on the part of Purchaser or any of its Affiliates is required in connection with the execution or delivery by Purchaser or any of its Affiliates of this Agreement or any Ancillary Agreement as of the Closing, or the consummation of the Transactions other than (i) any filings or notices under the Competition Laws, (ii) the Purchaser FDA Letters, and (iii) such permits, consents, approvals, authorizations, designations, declarations or filings the absence of which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Purchaser to consummate the Transactions.
5.3 Sufficient Funds Available. Purchaser and its applicable Affiliates have, and will have as of the Closing, sufficient funds available to make the payments required hereunder, including the Closing Date Payment, and to perform their respective obligations to be performed as of and following the Closing (including payment of the Closing Date Payment) and to pay the fees and expenses of Purchaser and its applicable Affiliates incurred in connection with the transactions contemplated by this Agreement.
5.4 Litigation. There are no Actions pending or, to the knowledge of Purchaser, threatened by or against Purchaser with respect to this Agreement or the transactions contemplated by this Agreement.
5.5 Brokers. Except for Evercore Inc., Purchaser has not incurred, nor will it incur, directly or indirectly, any Liability for brokers’ or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the consummation of the transactions contemplated hereby for which Seller or its Affiliates will be liable.
5.6 Exclusivity of Representations.
(a) PURCHASER ACKNOWLEDGES AND AGREES THAT NEITHER SELLER NOR ANY OF ITS AFFILIATES HAVE MADE ANY REPRESENTATION OR WARRANTY WHATSOEVER RELATED TO THE PRODUCT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND PURCHASER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EXCEPT, IN EACH CASE, FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN Article 4, THE ANCILLARY AGREEMENTS TO BE ENTERED INTO AT THE CLOSING AND THE CERTIFICATE DELIVERED BY SELLER PURSUANT TO SECTION 3.9(d).
(b) Without limiting the representations and warranties of Seller and its Affiliates set forth in Article 4, the Ancillary Agreements to be entered into at the Closing and the certificate delivered by Seller pursuant to Section 3.9(d), Purchaser is relying on its own investigation, examination and valuation of the Acquired Assets, the Product and in effecting the Transactions. Purchaser has made all inspections and investigations of the Acquired Assets and the Product deemed necessary or desirable by Purchaser. Purchaser is purchasing the Acquired Assets and entering into this Agreement and the Ancillary Agreements based on the results of its inspections and investigations, and not in reliance on any representation or warranty of Seller or any of its Affiliates not expressly set forth in Article 4 of this Agreement, the Ancillary Agreements to be entered into at the Closing and the certificate delivered by Seller pursuant to Section 3.9(d). In light of these inspections and investigations and the representations and warranties made to Purchaser by Seller in Article 4 hereof, Purchaser is relinquishing any right to any claim (whether in warranty, contract, tort (including negligence or strict liability) or otherwise) based on any warranties other than those expressly set forth in Article 4 of this Agreement, the Ancillary Agreements to be entered into at the Closing and the certificate delivered by Seller pursuant to Section 3.9(d). Purchaser acknowledges and agrees that, except as otherwise expressly set forth in this Agreement and the Ancillary Agreements, the Acquired Assets are sold “as is, where is” and Purchaser and its Affiliates agree to accept the Acquired Assets on the Closing Date in the condition they are in based on their own inspection, examination and determination with respect to all matters, and without reliance upon any express or implied representations or warranties of any nature made by, on behalf of or imputed to Seller or its Affiliates. PURCHASER (ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES) AGREES THAT THE WARRANTIES GIVEN BY SELLER AND ITS AFFILIATES IN Article 4 AND IN THE ANCILLARY AGREEMENTS ARE IN LIEU OF, AND PURCHASER (ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES) HEREBY EXPRESSLY WAIVES ALL RIGHTS TO, ANY IMPLIED WARRANTIES THAT MAY OTHERWISE BE APPLICABLE BECAUSE OF THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATUTE, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(c) In connection with Purchaser’s investigation of the Acquired Assets, Purchaser has received from Seller (or any of its Affiliates or Representatives, as applicable) various forward-looking statements regarding the Acquired Assets and the Product (as may include any estimates, assumptions, projections, forecasts or plans) (the “Forward-Looking Statements”). Purchaser acknowledges and agrees that: (i) there are uncertainties inherent in attempting to make the Forward-Looking Statements; (ii) Purchaser and its Representatives are familiar with such uncertainties; (iii) Purchaser is taking full responsibility for making its own investigation, examination and valuation of the Acquired Assets and the Product and has employed outside professionals (including its Representatives) to assist it with the foregoing; (iv) Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Forward-Looking Statements; (v) Purchaser and its Representatives are not relying on any Forward-Looking Statement in any manner whatsoever except to the extent set forth in the representations and warranties of Seller and its Affiliates in Article 4, the Ancillary Agreements and the certificate delivered by Seller pursuant to Section 3.9(d); and (vi) with respect to the Forward-Looking Statements, Purchaser and its Representatives shall have no claim (whether in warranty, contract or tort (including negligence or strict liability)) against Seller or any of its Affiliates except in regard to any breach of the representations and warranties of Seller and its Affiliates set forth in Article 4, the Ancillary Agreements and the certificate delivered by Seller pursuant to Section 3.9(d). Purchaser acknowledges and agrees that neither Seller nor its Affiliates make any representation or warranty with respect to any Forward-Looking Statement (including the reasonableness of the assumptions underlying any of the Forward-Looking Statements) unless expressly set forth in the representations and warranties of Seller and its Affiliates in Article 4, the Ancillary Agreements and the certificate delivered by Seller pursuant to Section 3.9(d).
(d) NOTWITHSTANDING ANYTHING IN THIS SECTION 5.6 TO THE CONTRARY, (I) NOTHING IN THIS AGREEMENT SHALL IN ANY WAY RESTRICT, LIMIT OR OTHERWISE ADVERSELY IMPACT PURCHASER’S OR ITS AFFILIATES’ RIGHTS OR REMEDIES WITH RESPECT TO FRAUD COMMITTED BY OR ON BEHALF OF SELLER OR ANY OF ITS AFFILIATES CONCERNING ANY MATTER SET FORTH IN THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, (II) ANY EXERCISE OF ANY SUCH RIGHTS OR REMEDIES BY PURCHASER OR ITS AFFILIATES WITH RESPECT TO ALLEGED FRAUD SHALL NOT CONSTITUTE A BREACH OF THIS SECTION 5.6, AND (III) NO ACKNOWLEDGMENT OR REPRESENTATION OR WARRANTY BY PURCHASER MAY BE USED AS A DEFENSE AGAINST ANY CLAIM OF FRAUD MADE BY PURCHASER OR ITS AFFILIATES.
ARTICLE 6
COVENANTS AND AGREEMENTS
6.1 Conduct Prior to Closing. During the period beginning on the date of this Agreement through the earlier of the Closing Date and the date of termination of this Agreement in accordance with Article 8 (the “Pre-Closing Period”), Seller shall, and shall cause its Affiliates to, (x) conduct its business with respect to the Product and the Acquired Assets in the Ordinary Course of Business, and in all material respects in accordance with applicable Law, (y) use its commercially reasonable efforts to preserve the goodwill of such business and the present relationships with Employees (which efforts shall not include granting to Employees special financial or equity incentives unless the Parties mutually agree on a retention plan and funding responsibilities therefor), customers, vendors, suppliers, manufacturers and others having commercial relationships with such business and (z) except as the same may be restricted by applicable Competition Laws, consult with Purchaser regarding any material developments, strategic or other material decisions concerning the Exploitation of the Product or the Acquired Assets. Without limiting the generality of the foregoing, except as set forth on Schedule 6.1 of the Seller Disclosure Letter, Seller shall not, and shall cause its Affiliates not to, without the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed), do any of the following:
(a) mortgage, lease, pledge or otherwise encumber any Acquired Assets or sell, transfer, license, fail to maintain, permit to lapse or otherwise dispose of any Acquired Assets except in the Ordinary Course of Business, in each case, other than (A) Permitted Encumbrances and (B) in connection with the sale of inventory, goods or services in the Ordinary Course of Business;
(b) terminate any Acquired Contract (other than any termination that occurs pursuant to the terms thereof without any action on the part of Seller or any of its Affiliates), or make any material amendment to, waive any material right or grant a license under or assign any Acquired Contract;

(c) waive any material claims or rights that relate solely or primarily to the Acquired Assets or the Assumed Liabilities;
(d) enter into any material Contract relating to the Exploitation of the Product, other than Contracts with respect to the sale of inventory entered into in the Ordinary Course of Business or purchase orders, change orders, and statements of work entered into under existing agreements in the Ordinary Course of Business;
(e) commence or settle any Action material to the Exploitation of the Product, the Acquired Assets or the Assumed Liabilities;
(f) abandon, fail to maintain or allow to lapse, or grant any license or sublicense under or with respect to any Acquired IP, other than in the Ordinary Course of Business;
(g) with respect to the Exploitation of the Product, (i) materially change any practices with respect to inventory levels of the Product, including Product maintained at the wholesale, chain or institutional levels other than in the Ordinary Course of Business or (ii) enter into or establish any material new business practices or programs or change or modify in any material way any business practices or program other than in the Ordinary Course of Business;
(h) make or change any Tax election, change any annual Tax accounting period, filed any amended Tax Return, entered into any closing agreement, settle any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or adopt or change any accounting principle, policy, or procedure used by Seller regarding Taxes, in each case in respect of the Acquired Assets, to the extent such actions would have an adverse effect on the Acquired Assets or Purchaser after the Closing Date;
(i) (i) grant any promotion, increase in the base salary or wages, bonus opportunity, commission rates or severance benefits payable to any Employee; (ii) establish, adopt, enter into or amend in any material respect any material Seller Benefit Plan for Employees; or (iii) take any action to accelerate any rights or benefits of Employees under any material Seller Benefit Plan, in each case, except (A) as required by applicable Law or the terms of any Seller Benefit Plan in effect as of the date hereof or (B) with respect to clauses (ii) and (iii), in the Ordinary Course of Business and as applies to substantially all similarly situated employees of Seller or its Affiliates who are not Employees; provided that with respect to clause (iii), Seller shall promptly notify Purchaser of any such acceleration; or
(j) agree or commit to do any of the foregoing.
6.2 Publicity. Other than any press release or Form 8-K of a Party that has been agreed in writing by Purchaser and Seller to be issued by such Party following entry into this Agreement, no Party to this Agreement shall originate or permit any of their respective Representatives to originate any publicity, news release or other public announcement, written or oral, or otherwise make any public statement relating to this Agreement or any of the Ancillary Agreements or the existence of any arrangement between the Parties, without the prior written consent of the other Party, whether named in such publicity, news release or other public announcement or statement or not, except where such publicity, news release or other public announcement or statement is required by applicable Law or any listing or trading agreement concerning its or its Affiliates’ publicly traded securities; provided that in such event, the Party issuing the same shall consult with the other Party, whether named in such publicity, news release or public announcement or statement or not, a reasonable time prior to its release to allow the other Party to comment thereon and, after its release, shall provide the other Party with a copy (or transcription) thereof. Notwithstanding the foregoing, Purchaser and Seller may make announcements to their respective investors and employees, reporters and other similar outlets and recipients that are consistent with the Parties’ prior mutually agreed public disclosures regarding the transactions contemplated by this Agreement and information that has become publicly available by virtue of Seller’s proxy filings or other securities filings related to this Agreement or otherwise. For the avoidance of doubt, the contents of any press release or similar publicity that has been reviewed and approved by the reviewing Party in accordance with this Section 6.2, and any publications made in accordance with Section 6.2, can be re-released or re-published by either Party without a requirement for re-approval.

6.3 Transfer of Acquired Regulatory Approvals, Regulatory Documentation and Marketing Records.
(a) Except as otherwise contemplated in the Transition Services Agreement, within ten (10) Business Days after the Closing Date, Purchaser and Seller shall submit all documentation, including filing with the FDA the Purchaser FDA Letters and the Seller FDA Letters (and providing a copy to the other party), and subsequently, take all other actions reasonably necessary to effectuate the transfer to Purchaser of ownership of the Acquired Regulatory Approvals.
(b) Except as otherwise contemplated in the Transition Services Agreement, Seller shall (i) transfer to Purchaser the Acquired Regulatory Documentation, the Acquired Marketing Records and the Acquired Books and Records within fifteen (15) Business Days following the Closing Date via virtual data room or other file-share platform reasonably acceptable to Purchaser (or such other method as mutually agreed by the Parties) and (ii) solely to the extent any Acquired Regulatory Documentation, Acquired Marketing Records and Acquired Books and Records held by or on behalf of Seller and its Affiliates is only available in paper format, deliver to Purchaser (or such other location as Purchaser may designate in advance of such delivery) such documents in paper format as soon as reasonably practicable following the Closing Date and in any event within forty five (45) days following the Closing Date; provided, that, with respect to clause (b)(ii), if such Acquired Regulatory Documentation, the Acquired Marketing Records or the Acquired Books and Records are required to be retained by Seller for the performance of the Services (as defined in the Transition Services Agreement) pursuant to the Transition Services Agreement, such Acquired Regulatory Documentation, the Acquired Marketing Records or the Acquired Books and Records shall be delivered to Purchaser within ten (10) Business Days after the expiration or early termination of the Service Period (as defined in the Transition Services Agreement) for the applicable Service (as defined in the Transition Services Agreement). Notwithstanding anything to the contrary, Seller may retain an archival copy of all such Acquired Regulatory Documentation, Acquired Marketing Records and Acquired Books and Records.
6.4 Third Party Consents.
(a) Notwithstanding anything to the contrary in this Agreement, with respect to any Contract or Regulatory Approval that is included in the Acquired Assets, this Agreement will not constitute an agreement to assign or transfer, whether directly or indirectly, any such Contract or Regulatory Approval, or any claim, right, or benefit arising under or resulting from any such Contract or Regulatory Approval, if (i) an assignment or transfer of such Contract or Regulatory Approval, without the Consent of any applicable Third Party, would constitute a breach or violation of such Contract or Regulatory Approval, impose any Liability on Purchaser or any of its Affiliates under such Contract or Regulatory Approval, result in the termination, cancellation, or revocation of such Contract or Regulatory Approval, or result in the creation of any Encumbrance on any of the Acquired Assets and (ii) such Consent is not obtained at or prior to the Closing; provided, however, that, without limiting Seller’s obligations under Section 6.4(c) and 6.3, Seller shall, and shall cause its Affiliates to, use, prior to the Closing Date and for a period of twelve (12) months after the Closing Date, commercially reasonable efforts to obtain all necessary Consents to the assignment and transfer thereof.
(b) If the Consent of any Third Party has not been obtained with respect to any Contract or Regulatory Approval that is included in the Acquired Assets, in each case as contemplated by Section 2.1 at or prior to the Closing (each such Contract or Regulatory Approval, a “Non-Assignable Asset”), then until such time as such Consent is obtained, (i) Purchaser and its Affiliates shall be entitled to the benefits of such Contract or Regulatory Approval accruing after the Closing to the extent that Seller or its Affiliate may provide such benefits without violating the terms of such Contract or Regulatory Approval or any applicable Law, (ii) Seller shall, and shall cause its Affiliates to, enforce, at the request of and for the benefit of Purchaser, any rights of Seller or its Affiliates arising thereunder against any Third Party, including the right to seek any available remedies or to elect to terminate in accordance with the terms thereof upon the request of Purchaser and (iii) Purchaser or its applicable Affiliate shall perform, at the written direction of Seller, the obligations of Seller to be performed after the Closing under such Contract or Regulatory Approval (to the extent Purchaser or any of its Affiliates is receiving such benefits). Without limiting the generality of the foregoing or Seller’s obligations under Section 6.4(c) and 6.3, at the written request of Purchaser, Seller shall, and shall cause its Affiliates to, use its commercially reasonable efforts to cooperate with, and assist, Purchaser’s efforts in obtaining a replacement Contract or Regulatory Approval with respect to any Non-Assignable Asset following Closing.
(c) To the extent that any Regulatory Approvals that are included in the Acquired Assets are not transferable or assignable to Purchaser or its Affiliates, Seller shall use its, and shall cause its Affiliates to use their, commercially reasonable efforts to cooperate with, and assist, Purchaser or its Affiliates in obtaining such Regulatory Approvals to be issued in Purchaser’s or its Affiliate’s name on or after Closing, including reasonably assisting with Purchaser’s or its Affiliate’s preparation of applications and corresponding with Governmental Entities.
6.5 Governmental Consents.
(a) On the terms and subject to the conditions of this Agreement, each Party shall use its reasonable best efforts to cause the Closing to occur as promptly as practicable after the date of this Agreement, including taking all reasonable actions necessary (i) to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing and (ii) to obtain or make each Consent of or with a Governmental Entity that, if not obtained or made, would have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement; provided that notwithstanding the foregoing or anything else in this Agreement to the contrary, Purchaser shall not be required to license, sell, divest, hold separate, or otherwise dispose of any of Purchaser’s own assets or take any action that limits any freedom of action with respect to Purchaser’s ability to retain or operate any of its businesses, other than with respect to the Product.
(b) As soon as reasonably practicable and advisable after the date of this Agreement, the Parties shall each make all required registrations and filings with Governmental Entities, and seek all required approvals under the Competition Laws. As of the date hereof, the Parties have filed their respective notification and report form and the waiting period has expired pursuant to the HSR Act. The Parties shall use their respective commercially reasonable efforts to provide any additional information requested by any Governmental Entity under any applicable Competition Law as promptly as practicable and advisable.
(c) Subject to applicable legal limitations, including redaction where necessary, and the instructions of any Governmental Entity, during the Pre-Closing Period, each Party agrees, solely with respect to the transactions between the Parties contemplated hereby, to (i) cooperate and consult with the other Party; (ii) furnish to the other Party such necessary information and assistance as the other Party may reasonably request in connection with its preparation of any notifications or filings with, or requests for additional information from, any Governmental Entity; (iii) keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other Party with copies of notices or other communications received by such Party from, or given by such Party to, any Third Party and/or any Governmental Entity with respect to such transactions; (iv) permit the other Party to review and incorporate the other Party’s reasonable comments in any communication to be given by it to any Governmental Entity with respect to obtaining the necessary Consents; and (v) not participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity unless, to the extent not prohibited by such Governmental Entity, it gives the other Party the opportunity to attend and observe any such meeting or discussion.
(d) Purchaser and Seller shall each be responsible for paying fifty percent (50%) of the fees payable (whether by Purchaser, Seller or their respective Affiliates) to any Governmental Entity in connection with any filings made pursuant to Competition Laws in accordance with this Section 6.5.
6.6 Support. Following the Closing, Purchaser and its Affiliates, on the one hand, and Seller and its Affiliates, on the other hand, shall reasonably cooperate with each other in the defense or settlement of any Liabilities or Actions claimed or commenced by Third Parties involving the Product, the Acquired Assets, this Agreement or the Ancillary Agreements, in each case for which the other Party has responsibility under this Agreement, by providing the other Party and such other Party’s legal counsel reasonable access to employees, records, documents, data, equipment, facilities, products, parts, prototypes and other information primarily related to the Product or the Acquired Assets, as such other Party may reasonably request, to the extent maintained or under the possession or control of the requested Party; provided, however, that such access shall not unreasonably interfere with Purchaser’s or its Affiliates’, or Seller’s or its Affiliates’, as the case may be, respective businesses; provided, further, that either Party may restrict the foregoing access to the extent that (a) such restriction is required by applicable Law, (b) such access or provision of information would reasonably be expected to result in a violation of confidentiality obligations to a Third Party or (c) disclosure of any such information would be reasonably likely to result in the loss or waiver of the attorney-client or other legal privilege. The requesting Party shall reimburse the other Party for reasonable out-of-pocket expenses paid by the other Party to Third Parties in performing its obligations under this Section 6.6.
6.7 Regulatory Matters.
(a) From and after the Closing Date, subject to the Quality Agreement, Purchaser shall be responsible for satisfying all pharmacovigilance obligations with respect to the Product under applicable Law, and Seller agrees to notify Purchaser, at the contact information set forth in the packaging and labeling of the Product, as soon as reasonably practicable (and in any event, within forty eight (48) hours during the term of the Transition Services Agreement) of any information of which it becomes aware concerning any product complaints and Adverse Event with respect to the Product or fecal microbiota spores live-brpk; provided that, during the period from the Closing Date until the BLA Transfer Date, Purchaser shall reasonably consult with Seller with respect to the conduct of pharmacovigilance activities with respect to the Product. Subject to the Transition Services Agreement and to the extent allowable under applicable Health Care Laws, after the Closing, Purchaser shall be responsible for investigating all complaints and Adverse Events with respect to the Product (whether sold before or after Closing).
(b) The Parties acknowledge and agree that, from the Closing Date until the date that the FDA has effectively transferred the Vowst BLA (the “BLA Transfer Date”):
(i) Seller shall have the sole right to communicate with the FDA regarding the Vowst BLA, which communications shall be conducted at the reasonable direction of Purchaser, and Seller shall reasonably consult with Purchaser in connection with the content of any such communications to the FDA regarding the Vowst BLA, except for such routine correspondence as may be required in connection with the maintenance of the Vowst BLA. Purchaser shall not make any communications with the FDA with respect to the Vowst BLA prior to the BLA Transfer Date without the prior written approval of Seller, which shall not be unreasonably withheld, except that Purchaser shall have the right to communicate directly with the FDA regarding the Purchaser FDA Letters in response to requests from FDA directed to Purchaser, without consulting with Seller in connection with any such communications.
(ii) From and after the Closing, Purchaser shall be responsible for paying all fees first coming due and payable after the Closing in respect of the Vowst BLA, regardless of whether such fee payments are sent to the FDA or other Governmental Entity by Seller or Purchaser and such fees paid during the Profit Sharing Period shall constitute Allowable Expenses; provided, however, that Seller shall provide Purchaser reasonable assistance as reasonably requested by Purchaser to facilitate Purchaser’s actions described in this Section 6.7(b)(ii) or as otherwise contemplated or required under the this Agreement; provided, further, Seller shall be responsible for paying the fee payable in respect of the Product pursuant to the U.S. Prescription Drug User Fee Act for the period beginning on October 1, 2024 and ending on September 30, 2025 (the “PDUFA Fee”), which amount shall constitute and be reflected in the first Quarterly Report as an Allowable Expense paid by Seller.
(iii) Seller shall provide Purchaser with notice of all material meetings, conferences and discussions scheduled with any relevant Regulatory Authority concerning Regulatory Filings and/or Regulatory Approvals relating to the Product as promptly as practicable, and in any event within five (5) Business Days, after Seller has knowledge of such meeting, conference or discussion.
(iv) Purchaser will have the right to attend, and Purchaser and Seller shall reasonably agree on the attendees and objectives with respect to, any formal meetings, conferences or discussions with the FDA relating to the Vowst BLA.
(c) From and after the BLA Transfer Date, subject to the Quality Agreement, Purchaser shall be solely responsible and liable for (a) taking all actions and conducting all communication with the appropriate Governmental Entity required by applicable Health Care Laws in respect of the Vowst BLA, including preparing and filing all reports with the appropriate Governmental Entity; (b) taking all actions and conducting all communications with Third Parties or Governmental Entities in respect of Product sold pursuant to such Vowst BLA (whether sold before or after the Closing), including responding to all complaints in respect thereof, and (c) investigating all complaints and reports of adverse experiences in respect of Product sold or distributed pursuant to the Vowst BLA (whether sold before or after the Closing); provided, however, that Seller shall provide Purchaser reasonable assistance and reasonable access to Seller’s books as otherwise contemplated or required under this Agreement.
(d) The Parties acknowledge that Employees, advisors, and independent contractors who have been involved in the Exploitation of the Product (“Key Personnel”), may have information necessary or reasonably useful to enable Purchaser to enjoy the value of the Acquired Assets (the “Business Information”). Purchaser anticipates that, Key Personnel may be hired or engaged by Purchaser or its Affiliates. The Parties acknowledge that Key Personnel may have entered into employment agreements or other written agreements with Seller or its Affiliates, that contain (i) obligations of confidentiality, non-use and non-disclosure with respect to any information related to the Exploitation of the Product, or (ii) non-compete obligations with respect to the Exploitation of the Product (“Key Personnel Agreements”). Seller hereby consents, during the term of Key Personnel’s employment or engagement by Purchaser, to Key Personnel’s disclosure or use of Business Information in furtherance of Purchaser’s business efforts.
6.8 Trade Notification. From the date hereof through the Closing, Seller and Purchaser shall cooperate in good faith to agree in writing on the method and content of the notifications to customers and suppliers and other applicable third parties of the sale of the Acquired Assets to Purchaser hereunder; provided that Seller shall have the sole right to deliver such notifications to customers and suppliers prior to the Closing. Purchaser (prior to the Closing) and Seller (after the Closing) shall not make any communications or give any other notices to customers or suppliers or other applicable third parties relating to the transactions contemplated hereby prior to the date of, or inconsistent with the terms of, such written agreement.
6.9 Seller Retained IP.
(a) Subject to the Cross-License Agreement, Purchaser covenants that neither Purchaser nor any of its Affiliates shall use in any manner any Seller Retained IP, including any Seller Names, except as expressly permitted in this Section 6.9. Seller (on behalf of its and its Affiliates) hereby grant to Purchaser a limited, nonexclusive, fully paid up transition license to continue using the Seller Names (i) for a period of six (6) months after the Closing Date, for the purpose of creating new inventory, signage or other materials bearing the Seller Names and (ii) for a period of eighteen (18) months after the Closing Date, on inventory, signage and other materials either existing and included in the Acquired Assets as of the Closing Date or created in accordance with the transition license granted under clause (i) above. Purchaser shall ensure that the quality of all goods and services offered or sold under any of the Seller Names shall be at least as high as the quality maintained by Seller as of the Closing, shall comply with all applicable Laws and industry practices in connection with its use of the Seller Names and, at Seller’s reasonable request, shall provide Seller with samples of its use of the Seller Names to permit Seller to confirm Purchaser’s compliance with the quality control requirements of this sentence. All use of the Seller Names as permitted hereunder shall inure solely to the benefit of Seller and its Affiliates.
(b) The Parties acknowledge that this Agreement does not, and shall not, convey, transfer or assign any right, title or interest in any Trademark of any Third Party.
6.10 Further Assurances; Wrong-Pockets. Each of Seller and Purchaser shall, at any time or from time to time after the Closing, at the request and expense of the other, execute and deliver to the other all such instruments and documents or further assurances as the other may reasonably request in order to vest in Purchaser and its Affiliates all of Seller’s right, title and interest in, to and under the Acquired Assets as contemplated hereby. Until the fifth anniversary of the Closing Date, if either Purchaser or Seller becomes aware that any of the Acquired Assets has not been transferred to Purchaser or its Affiliate (including any Intellectual Property owned by Seller or its Affiliates that is used or held for use primarily for the Exploitation of the Product and was not included in Acquired IP) or that any of the Excluded Assets has been transferred to Purchaser or its Affiliate (other than as contemplated in the Ancillary Agreements), Purchaser or Seller, as applicable, shall promptly notify the other Party and the Parties shall, as soon as reasonably practicable, ensure that such property is transferred, with any necessary prior Third Party consent or approval, to (i) Purchaser or its applicable Affiliate, in the case of any Acquired Asset which was not transferred to Purchaser at the Closing (including any Intellectual Property owned by Seller or its Affiliates that is used or held for use primarily for the Exploitation of the Product and was not included in Acquired IP); or (ii) Seller, in the case of any Excluded Asset which was transferred to Purchaser at the Closing. Without limiting the foregoing, Purchaser agrees that, after the Closing Date, (x) if Purchaser or any of its Affiliates receives any payment in respect of any Accounts Receivable, Purchaser shall hold and shall promptly transfer and deliver such payment to Seller (at an account designated by Seller), from time to time as and when received by Purchaser and in the currency received, and Purchaser shall account to Seller for all such receipts, and (y) Purchaser shall promptly deliver to Seller any invoice Purchaser or any of its Affiliates receives in respect of any Accounts Payable.
6.11 Certain Tax Matters.
(a) Transfer Taxes. The Parties agree to cooperate in good faith with one another and use reasonable efforts to avoid or reduce any Transfer Tax in respect of any payments made under this Agreement, including the provision of applicable exemption certificates, to the extent permitted by applicable Law. All Transfer Tax resulting from the sums payable under this Agreement shall be borne equally by Purchaser and Seller.
(b) Tax Cooperation. Purchaser and Seller shall cooperate, as and to the extent reasonably requested by the other Party, and shall retain and, upon the other Party’s request, furnish or cause to be furnished to the other Party, as promptly as practicable, such information and assistance relating to the Acquired Assets and the Assumed Liabilities as is reasonably necessary for financial reporting, the preparation and filing of any Tax Return or financial statement, claim for any Tax refund or other required or optional filings relating to Tax matters, for the preparation for any Tax audit, for the preparation for any Tax protest, or for the prosecution or defense of any suit or other proceeding relating to Tax matters.
6.12 Employee Matters.
(a) Between the date of this Agreement and the Employee Transfer Date, periodically upon Purchaser’s reasonable request, Seller agrees to update the list of employees described in Section 4.11(a) (the “Employee List”) with any changes allowed for under this Agreement or the Employee Support Agreement. Purchaser may in its sole discretion offer employment to any Employees listed on the Employee List effective as of the Employee Transfer Date. Purchaser will extend any such employment offers to such Employees and will provide Seller with copies of all such employment offers, in each case, at least five (5) Business Days prior to the Closing. Each Employee who is offered and accepts Purchaser’s offer of employment is referred to herein as a “Transferring Employee”. With respect to any Employee listed on the Employee List who is offered and accepts Purchaser’s offer of employment but who is absent on the Employee Transfer Date due to short-term or long-term disability leave or parental leave (collectively, the “Employees on Disability Leave”), any such Employee on Disability Leave must be able to commence active employment and present themselves to Purchaser or one of its Affiliates for active employment within three (3) months (or twenty (20) weeks solely for purposes of parental leave) following the Employee Transfer Date or such Employee on Disability Leave’s offer will no longer be valid. Each Employee on Disability Leave who returns to work not later than three (3) months (or twenty (20) weeks solely for purposes of parental leave) following the Employee Transfer Date shall become a Transferring Employee effective as of the date of such return and, for the avoidance of doubt, shall remain an employee of Seller (or one of its Affiliates) until such date of their return. Each Employee (including any Employee on Disability Leave) shall remain an employee of Seller (or one of its Affiliates) and continue participating in any Seller Benefit Plan in which he or she participated immediately prior to the Employee Transfer Date (subject to its terms) until such Employee becomes a Transferring Employee of Purchaser (or one of its Affiliates). The offers of employment extended by Purchaser to Employees hereunder (the “Qualifying Offers”) shall be on terms determined by the Purchaser in its sole discretion, provided, however, that Purchaser agrees that, during the period commencing on the Closing Date and ending on the first anniversary of the Closing Date (or, if earlier, a relevant Transferring Employee’s termination date), each Transferring Employee will be provided with (i) annual base compensation which is no less than the annual base compensation provided by Seller or its Affiliates to each such Transferring Employee immediately prior to the Closing Date, (ii) annual cash bonus opportunities that are substantially comparable to the annual cash bonus opportunities that are provided to similarly situated employees of Purchaser or its Affiliates, and (iii) employee benefits (including paid time off, but excluding any severance, defined benefit pension, deferred compensation, equity or equity- based, or retiree or post-termination welfare benefits or change of control agreements) which are substantially comparable in the aggregate to the employee benefits (other than any severance, deferred compensation, equity or equity-based compensation, defined benefit pension or retiree or post- termination welfare benefits or change of control agreements) that are provided to similarly situated employees of Purchaser or its Affiliates; provided that Purchaser or an Affiliate may make cash payments to the Transferring Employee to satisfy its obligations (or a portion thereof) under this clause (iii). Notwithstanding the foregoing, each Qualifying Offer shall be subject to (x) the satisfaction of Purchaser’s standard hiring requirements, (y) each Employee’s confirmation in the Employee’s Qualifying Offer that the Employee acknowledges and agrees that the Employee does not have “Good Reason” under the Severance Plan on or prior to the hire date or as a result of any of the terms of such Qualifying Offer, and (z) each Employee’s confirmation in the Employee’s Qualifying Offer that, in the event the Employee accepts Purchaser’s offer of employment, the Employee consents and agrees to Seller providing Purchaser their previously completed Form I-9 and supporting documentation verifying their identity and authorization to work in the United States (and that Seller is an intended third party beneficiary of such consent and agreement), and Purchaser’s (or an Affiliate’s) refusal to hire any Employee due to his or her failure to satisfy such standard hiring requirements, as determined by Purchaser (or an Affiliate) in its sole discretion, shall not constitute a failure by Purchaser (or an Affiliate) to provide a Qualifying Offer to such Employee; and provided further, that nothing herein shall prohibit Purchaser from amending or terminating any benefit plans, arrangements or agreements in accordance with their terms after the Employee Transfer Date or from terminating the employment of any Transferring Employee to the extent permitted by applicable Laws. Seller shall, subject to Seller’s prior receipt of an Employee’s executed Qualifying Offer or of Purchaser’s certification to Seller of such execution and no later than one (1) day prior to Closing, provide Purchaser with copies (the originals of which may be retained by Seller) of such Transferring Employee’s previously completed Form I-9 and supporting documentation verifying their identity and authorization to work in the United States.
(b) Purchaser expressly agrees as of the Closing to honor the obligations and liabilities of Seller under the Seres Therapeutics, Inc. Change in Control Severance Plan (the “Severance Plan”) with respect to each Transferring Employee to the extent that any such obligation or liability is triggered under the Severance Plan during the one (1)-year period following the Closing Date, but shall not expressly assume the Severance Plan.
(c) Purchaser agrees that, from and after the Employee Transfer Date, Purchaser shall use commercially reasonable efforts to grant all Transferring Employees credit for any employment service with or for the benefit of Seller or its Affiliates earned prior to the Employee Transfer Date for purposes of vesting (other than for purposes of any annual retirement contribution) and eligibility under any employee benefit plan, program or arrangement that may be established or maintained by Purchaser (“Purchaser Benefit Plans”) and, for purposes of vacation and severance plans established or maintained by Purchaser, for purposes of benefit accrual. In addition, Purchaser shall use commercially reasonable efforts to (i) waive all pre-existing condition exclusion and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any Purchaser Benefit Plans to the extent waived or satisfied by a Transferring Employee under any Seller Benefit Plan as of the Employee Transfer Date, and (ii) cause any covered expenses incurred on or before the Employee Transfer Date by any Transferring Employee to be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Employee Transfer Date under any applicable Purchaser Benefit Plan. The Parties acknowledge and agree that from and after the Employee Transfer Date, Seller and its Affiliates shall retain all Liabilities under all Seller Benefit Plans, except as provided in Section 6.12(b). Effective as of the Employee Transfer Date, the Transferring Employees shall cease all active participation in and accrual of benefits under the Seller Benefit Plans.
(d) Seller shall, or shall cause an Affiliate to, offer and continue to provide, as applicable, continuation coverage pursuant to Section 4980B of the Code and Section 601 of ERISA to all M&A qualified beneficiaries (as defined in Treas. Reg. § Section 54.4980B-0, Q&A-4(a)) under the applicable Seller Benefit Plans.

(e) Seller and its Affiliates shall pay to the Transferring Employees all unused accrued vacation balances pursuant to Seller’s or its Affiliates’ applicable policies and Law, on or as soon as administratively practicable after the Employee Transfer Date, but in any case, no later than the date required by applicable Law.
(f) With respect to any situation in which Seller or its Affiliates effectuate terminations or layoffs prior to the Employee Transfer Date, such that there is or is deemed to be an employment loss or layoff triggering notice requirements and/or Liability under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. (the “WARN Act”), Seller or its Affiliates shall be responsible for all Liabilities and obligations, including relating to providing any notices, arising under or pursuant to the WARN Act thereunder, subject to the terms of the Employee Support Agreement.
(g) Subject to the terms of the Employee Support Agreement, Seller and its Affiliates shall retain all Liabilities with respect to the Transferring Employees under the commission, equity and equity-based, and other retention and bonus plans sponsored or maintained by Seller or any of its Affiliates with respect to the period prior to the Employee Transfer Date. Purchaser shall, or shall cause one of its Affiliates to, pay to the Transferring Employees annual cash bonuses for the Calendar Year in which the Closing occurs, subject to such conditions as otherwise would be applicable to the payment thereof under Seller’s plan but assuming one hundred percent (100%) performance for the period prior to Closing, and subject to such conditions as otherwise would be applicable to the payment thereof under Purchaser’s plan from and after Closing, and payable at such time as such amounts would have been paid to the Transferring Employees under Purchaser’s plan (and in no event later than March 15 following the Calendar Year in which the Closing occurs) and further subject to Seller and its Affiliates providing such information as is reasonably necessary or requested by Purchaser to calculate and make such payments; provided that, for the avoidance of doubt, in no event shall such bonuses be eligible compensation under the qualified plans maintained by Purchaser and its Affiliates. Following the Employee Transfer Date, Transferring Employees who are eligible to participate in annual incentive or short-term bonus and/or commission plans sponsored or maintained by Purchaser or its Affiliates shall participate in such plans for the balance of the fiscal year in which the Employee Transfer Date occurs consistent with Purchaser’s Qualifying Offer obligations.
(h) Seller shall, (i) following the execution of this Agreement and at least ten (10) Business Days prior to Closing (based on the information then available to Seller), and (ii) promptly upon obtaining any additional or different information that would impact such calculations, determine whether any payments or benefits to any Transferring Employees as a result of or in connection with the transactions contemplated herein will be deemed to constitute “parachute payments” (within the meaning of section 280G of the Code and the regulations promulgated thereunder) and, if applicable, shall provide a copy of Seller’s parachute payment analysis for Transferring Employees to Purchaser and consider in good faith Purchaser’s reasonable comments thereon.
(i) Nothing contained herein, express or implied, (i) is intended to confer upon any Employee any right to continued employment for any period, (ii) shall constitute an amendment to or any other modification of any employee benefit plan or any program, policy or arrangement of Seller, Purchaser or any of their respective Affiliates, or (iii) shall create any third party beneficiary rights in any Employee or Former Employee or any beneficiary or dependent thereof.
6.13 Bulk Transfer Laws. Purchaser acknowledges that Seller and its Affiliates have not taken, and do not intend to take, any action required to comply with any applicable bulk sale or bulk transfer Laws or similar Laws of any jurisdiction. Purchaser hereby waives compliance by Seller and its Affiliates with the provisions of any bulk sale or bulk transfer Laws or similar Laws of any jurisdiction in connection with the transactions contemplated by this Agreement.
6.14 Access. During the Pre-Closing Period, Seller shall provide, and shall cause its Affiliates to provide, Purchaser and its Representatives with reasonable access, during regular business hours and upon reasonable notice, to the properties, books, records and personnel of Seller and its Affiliates relating to the business represented by the Exploitation of the Product as Purchaser may from time to time reasonably request.

6.15 Confidentiality.
(a) From and after the Closing, and except as set forth in the Cross-License Agreement or Transition Services Agreement, (i) Seller shall, and shall cause its Representatives to, hold in confidence and not disclose any information, whether written or oral, concerning the Acquired Assets, Assumed Liabilities, Budgets, Milestone Reports or Quarterly Reports and (ii) Purchaser shall, and shall cause its Representatives to, hold in confidence and not disclose any information, whether written or oral, concerning the Excluded Assets or Excluded Liabilities.
(b) The foregoing obligations of confidentiality in this Section 6.15 do not pertain to the disclosure of information that (a) is now or later becomes available publicly through no fault of the receiving party, (b) the receiving party obtains from a Third Party having no preexisting confidentiality obligation or commitment with respect to such information and having the legal right to disclose the same, or (c) the receiving party already has in its possession as indicated in its written records and was not acquired directly or indirectly from the disclosing party, (d) is required to be disclosed by any court or other Governmental Entity, is required to be disclosed in connection with the prosecution or defense of any claims or that any receiving party discloses, upon advice of counsel, in order to comply with applicable Law; provided that the receiving party provides a prior notice to the disclosing party to the extent not prohibited by the applicable Law.
6.16 Restrictive Covenants.
(a) In furtherance of the sale of the Acquired Assets to Purchaser under this Agreement and to more effectively protect the value and goodwill of the business represented thereby, Seller hereby covenants and agrees that, it shall not, and shall cause its Affiliates not to, directly or indirectly:
(i) except as contemplated under this Agreement, including Section 6.7, or under the Transition Services Agreement, for the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, own, manage, engage in, operate, control, participate in, consult or perform services for, sell materials to, or otherwise participate in the ownership, management, operation or control of, whether as principal, partner, agent, independent contractor, consultant, shareholder, or otherwise, any business in the Field, including the Exploitation of any product in the Field (each a “Restricted Business”) in any jurisdiction in the entire world; provided, that the restrictions contained in this Section 6.16(a)(i) shall not apply to the acquisition by Seller, directly or indirectly, of less than five percent (5%) of the outstanding capital stock of any corporation or other entity listed on a national securities exchange that is engaged in a Restricted Business. For the avoidance of doubt, Seller and its Affiliates, directly or indirectly, shall be permitted to conduct research and development activities in infection protection for products outside of the Field. Seller hereby acknowledges that the geographical boundaries, scope of prohibited activities and the time duration of the provisions of this Section 6.16(a)(i) are reasonable and are no broader than are necessary to protect the legitimate business interests of Purchaser, including the ability of Purchaser to realize the benefits of the bargain and enjoy the goodwill of the business represented by the Acquired Assets;
(ii) for the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, (A) solicit any customer, vendor, supplier, licensor, licensee, distributor or other business relationship of Purchaser and its Affiliates relating to the Exploitation of the Product, on behalf of a Restricted Business, (B) induce or encourage, or attempt to induce or encourage, any customer, vendor, supplier, licensor, licensee, distributor or other business relationship of Purchaser and its Affiliates relating to the Exploitation of the Product to terminate, curtail or modify its relationship, or otherwise cease doing business with, Purchaser or its Affiliates or (C) in any way interfere with the relationship between Purchaser or its Affiliates with any customer, vendor, supplier, licensor, licensee, distributor or other business relationship of Purchaser and its Affiliates relating to the Exploitation of the Product; or
(iii) for the period beginning on the date hereof and ending on the second (2nd) anniversary of the Closing Date, hire or engage any Transferring Employees, solicit for employment or services any such Transferring Employees, or cause, induce or encourage any such Transferring Employees to leave employment with Purchaser or its Affiliates; provided, however, that the foregoing will not restrict Seller’s ability to solicit (or hire) any person (i) who contacts Seller or such Affiliate on his or her own initiative; (ii) who responds to a general solicitation of employment through an advertisement not specifically targeted at Purchaser, its Affiliates or any of their respective officers or employees; or (iii) whose employment has been terminated by Purchaser or its Affiliate at least six (6) months prior to such solicitation.
(b) Each of Seller and Purchaser hereby covenants and agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, for the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, knowingly publish or communicate to any Person any disparaging remarks, comments or statements concerning the other Party or its Affiliates in any way that would reasonably be understood to adversely affect the goodwill or impugn the reputation of any such entity. Notwithstanding the foregoing, nothing in this Section 6.16(b) shall preclude such Party from (A) providing truthful testimony obtained through court order, deposition, subpoena or similar legal process, (B) providing any truthful information pursuant to investigation by any Governmental Entity or (C) providing any truthful information pursuant to any claim by either Party under this Agreement or any other agreement to which Purchaser or any of its Affiliates, on the one hand, and Seller or any of its Affiliates, on the other hand, are parties.
(c) Purchaser hereby covenants and agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, for the period beginning on the date hereof and ending on the first (1st) anniversary of the Closing Date, hire, engage or solicit for employment or services any such any Employee who is not a Transferring Employee (a “Non-Transferring Employee”), or cause, induce or encourage any such Non-Transferring Employees to leave employment with Seller or its Affiliates; provided, however, that the foregoing will not restrict Purchaser’s ability to solicit (or hire) any person (i) who contacts Purchaser or such Affiliate on his or her own initiative; (ii) who responds to a general solicitation of employment through an advertisement not specifically targeted at Seller, its Affiliates or any of their respective officers or employees; or (iii) whose employment has been terminated by Seller or its Affiliate at least six (6) months prior to such solicitation.
(d) The covenants and undertakings contained in this Section 6.16 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.16 would cause irreparable injury to Purchaser or Seller, as applicable, the amount of which would be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 6.16 will be inadequate and each Party shall be entitled to the remedies contemplated by Section 10.16. Each Party further acknowledges that this Section 6.16 constitutes a material inducement, and a condition, to the other Party to enter into this Agreement and to complete the transactions contemplated by this Agreement (including the sale of the Acquired Assets and the related goodwill).
6.17 No Solicitation of Other Bids.
(a) From and after the date of this Agreement until the earlier to occur of (i) the Closing Date and (ii) the termination of this Agreement in accordance with Article 8, except as expressly permitted by this Section 6.17, Seller shall not, and Seller shall cause its Representatives not to, directly or indirectly: (A) (1) solicit, initiate, knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any communication, inquiries or the making of any submission, announcement, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (2) participate in any discussions or negotiations or cooperate in any way not permitted by this Section 6.17 with any Person (other than Purchaser or its Representatives) regarding any submission, announcement, proposal or offer the consummation of which would constitute an Acquisition Proposal; (3) provide any information or data concerning Seller or the Acquired Assets to any Person (other than Purchaser or its Representatives) in connection with, or in response to, any submission, announcement, proposal or offer the consummation of which would constitute an Acquisition Proposal; (4) approve, endorse or recommend, make any public statement approving or recommending, or enter into any agreement relating to, any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or requiring Seller to abandon, terminate or fail to consummate the sale of the Acquired Assets in accordance with the terms hereof; (5) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement); or (6) take any action that would reasonably be expected to lead to an Acquisition Proposal or Seller otherwise becoming required to abandon, terminate or fail to consummate the sale of the Acquired Assets in accordance with the terms hereof; or (B) publicly propose to do any of the foregoing. Seller shall, and Seller shall instruct and use its reasonable best efforts to cause its Representatives to, immediately cease and cause to be terminated any discussions, negotiations and communications with any Person conducted heretofore with respect to any Acquisition Proposal, or that would reasonably be expected to lead to an Acquisition Proposal, and shall promptly terminate access by any such Person to any physical or electronic data room hosted by Seller or its Representatives relating to any such Acquisition Proposal and request the destruction or return (to the extent provided for by the applicable confidentiality agreement) of any and all nonpublic information previously provided to such Person (other than Purchaser), in each case, as soon as reasonably practicable (but in any event within three (3) Business Days) after the date of this Agreement. For purposes hereof, “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Purchaser or any of its Affiliates) concerning (x) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Seller; (y) the issuance or acquisition of shares of capital stock or other equity securities of Seller in one or more related transactions which would cause any Person which is not a stockholder of Seller on the date of this Agreement to own twenty percent (20%) or more of Seller’s outstanding equity, other than any issuance pursuant to the Equity Financing Documents; or (z) the sale, lease, exchange or other disposition of any significant portion of the Acquired Assets.
(b) Notwithstanding anything to the contrary in this Section 6.17, prior to the time, but not after, the Stockholder Approval is obtained, Seller may, in response to an unsolicited bona fide, written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made or renewed on or after the date of this Agreement and which did not result from a material breach of this Section 6.17, (i) contact the Person or group of Persons making such Acquisition Proposal solely to inform such Person or group of Persons of the terms of this Section 6.17, (ii) provide access to non-public information regarding Seller to the Person who made such Acquisition Proposal; provided that such information has previously been made available to Purchaser or is provided to Purchaser substantially concurrently with the making of such information available to such Person and that, prior to furnishing any such material non-public information, Seller receives from the Person making such Acquisition Proposal an executed confidentiality agreement in customary form and that does not prohibit Seller from providing any information to Purchaser in accordance with, and otherwise complying with, this Agreement (such confidentiality agreement, an “Acceptable Confidentiality Agreement”) and (iii) engage or participate in any discussions or negotiations with any such Person regarding such Acquisition Proposal if, and only if, prior to taking any action described in clauses (i), (ii) or (iii) above, Seller has provided prior written notice to Purchaser and the Board determines in good faith after consultation with (A) Seller’s financial advisor and outside legal counsel that based on the information then available, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (B) Seller’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board to Seller’s stockholders under applicable Law. Seller shall provide Purchaser with an accurate and complete copy of any Acceptable Confidentiality Agreement entered into as contemplated by this Section 6.17 promptly (and in any event within twenty-four (24) hours) of the execution thereof.
(c) Prior to the Closing, Seller shall promptly (and, in any event, within twenty-four (24) hours) notify Purchaser if (i) any written or other requests, inquiries, proposals or offers with respect to an Acquisition Proposal, or any inquiries, proposals, offers or requests for information relating to an Acquisition Proposal, are received by Seller or any of its Representatives, (ii) any information is requested from Seller or any of its Representatives in connection with any Acquisition Proposal or (iii) any discussions or negotiation with respect to an Acquisition Proposal are sought to be initiated or continued with Seller or any of its Representatives, providing, in connection with such notice, unredacted copies of any written requests, inquiries, proposals or offers or other materials, including proposed agreements and a summary of the material terms and conditions of any such oral request, inquiry, proposal or offer (including any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto), the name of such Person or group and a summary of any material unwritten terms and conditions thereof, and thereafter shall keep Purchaser reasonably informed of the status and terms of any material developments, discussions or negotiations of such requests, inquiries proposals or offers (including by furnishing copies of any amendments or modifications thereto) on a prompt basis (and in any event within twenty-four (24) hours of such material development, discussion or negotiation).

(d) Except as provided in Section 6.17(e), the Board and each committee of the Board shall not (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Purchaser, the Board Recommendation (it being understood that publicly taking a neutral position or no position with respect to an Acquisition Proposal (other than a “stop, look and listen” communication to the stockholders of Seller pursuant to Rule 14d-9(f) of the Exchange Act) shall be considered a modification of the Board Recommendation in a manner adverse to Purchaser), fail to include the Board Recommendation in the Proxy Statement, fail to publicly reaffirm the Board Recommendation within three (3) Business Days after Purchaser requests in writing that such action be taken, or adopt, approve, recommend or otherwise declare advisable (or publicly propose or resolve to adopt, approve, recommend or otherwise declare advisable) any Acquisition Proposal or make or authorize the making of any public statement (oral or written) that has the substantive effect of such a withdrawal, qualification or modification (each, a “Change in Recommendation”) or (ii) adopt, approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, cause or permit Seller to execute or enter into any Contract, including any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, license agreement, partnership agreement, lease agreement or other agreement (other than an Acceptable Confidentiality Agreement referred to in Section 6.17(b) entered into in compliance therewith) with respect to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal or requiring, or reasonably expected to cause, Seller (or that would require Seller) to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the transactions contemplated by this Agreement (an “Alternative Acquisition Agreement”). Unless this Agreement is otherwise terminated pursuant to Section 8.1, Seller’s obligation to call, give notice of and hold the Stockholders Meeting in accordance with Section 6.19 shall not be limited by or otherwise affected by the commencement, disclosure, announcement or submission of any Acquisition Proposal or by any Change in Recommendation.
(e) Notwithstanding anything to the contrary set forth in Section 6.17(d), following (i) receipt of an unsolicited, bona fide written Acquisition Proposal by Seller that was made on or renewed on or after the date of this Agreement that did not result from a material breach of this Section 6.17 that has not been withdrawn and with respect to which Seller has received a written, definitive form of Alternative Acquisition Agreement, and the Board determining in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal or (ii) the occurrence of an Intervening Event, the Board may, at any time prior to the time the Stockholder Approval is obtained, make a Change in Recommendation with respect to such Superior Proposal or Intervening Event, only if all of the following conditions are met:
(i) Seller shall have (A) in the case of an Acquisition Proposal, complied in all material respects with the provisions of this Section 6.17, (B) provided to Purchaser five (5) Business Days’ prior written notice (the “Determination Notice”), which shall state expressly (1) (I) with respect to an Acquisition Proposal, that it has received a written Acquisition Proposal that constitutes a Superior Proposal and the material terms and conditions of the Acquisition Proposal (including the consideration offered therein and the identity of the Person or group making the Acquisition Proposal) and (II) with respect to an Intervening Event, that an Intervening Event has occurred and a reasonably detailed description of such Intervening Event (including the material facts and circumstances of such Intervening Event), and (2) that, subject to clause (ii) below, the Board has determined to hold a meeting at which it intends to effect a Change in Recommendation, and (C) during such five (5) Business Day period, (1) engaged in good faith negotiations with Purchaser (to the extent Purchaser wishes to engage) with respect to any revisions to the terms and conditions of this Agreement, or another proposal, which may be proposed in writing by Purchaser, and (2) in determining whether to make a Change in Recommendation, the Board shall take into account any changes to the terms of this Agreement, or another proposal, proposed in writing by Purchaser;
(ii) the Board shall have determined, in good faith, after consultation with outside legal counsel, that, in light of such Superior Proposal or Intervening Event and taking into account any revised terms proposed in writing by Purchaser, (A) with respect to a Superior Proposal, such Superior Proposal continues to constitute a Superior Proposal and (B) with respect to a Superior Proposal or an Intervening Event, after consultation with outside legal counsel, that the failure to make such Change in Recommendation would be inconsistent with the directors’ fiduciary duties to Seller’s stockholders under applicable Law.
The provisions of this Section 6.17(e) shall also apply to any change to any financial terms (including the form, amount and timing of payment of consideration) or any other material amendment or modification to any Acquisition Proposal or the facts or circumstances relating to an Intervening Event, in which event a new Determination Notice shall be required and that Seller shall comply anew with the provisions of this Section 6.17(e).
(f) Nothing contained in this Section 6.17 shall be deemed to prohibit Seller from complying with its disclosure obligations under applicable U.S. federal or state Law with regard to an Acquisition Proposal; provided that any “stop look and listen” communication to its stockholders of the nature contemplated by Rule 14d-9 under the Exchange Act shall include an affirmative statement to the effect that the recommendation of the Board is affirmed or remains unchanged; provided, further, that this Section 6.17(f) shall not be deemed to permit Seller or the Board to effect a Change in Recommendation except in accordance with Section 6.17(e).
6.18 Proxy Statement. Seller will, as soon as practicable following the date of this Agreement (and in any event, within fifteen (15) Business Days thereof), prepare and file with the SEC the Proxy Statement in connection with the Stockholders Meeting in preliminary form. Seller shall cause the Proxy Statement to (a) comply with the applicable rules and regulations promulgated by the SEC and (b) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller will use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and will give Purchaser and its counsel reasonable opportunity to review and comment on the initial preliminary Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Proxy Statement prior to the filing thereof with the SEC or dissemination to the stockholders and Seller shall give reasonable and good faith consideration to any timely comments thereon made by the other Party or its counsel. Seller will (i) notify Purchaser promptly (and in any event, within twenty-four (24) hours) of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will promptly supply Purchaser with copies of all correspondence between Seller or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement (including copies of all comments from the SEC) and advise Purchaser of any oral comments with respect to the Proxy Statement received from the SEC, (ii) provide Purchaser and its counsel with a reasonable opportunity to review and comment on any proposed correspondence between it or any of its Representatives and on the one hand and the SEC or its staff on the other hand with respect to the Proxy Statement and shall give reasonable and good faith consideration to any comments thereon made by Purchaser or its counsel and (iii) promptly provide Purchaser with final copies of any correspondence sent by Seller or any of its Representatives to the SEC or its staff with respect to the Proxy Statement, and of any amendments or supplements to the Proxy Statement. If at any time prior to receipt of the Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, including correcting any information that has become false or misleading in any material respect or correcting the omission of any information necessary to make the statements therein not misleading in any material respect, Seller will promptly prepare and deliver to its stockholders such an amendment or supplement. Seller shall (A) commence mailing the Proxy Statement to Seller’s stockholders as promptly as practicable after the earlier of (i) being informed by the SEC staff that it does not plan to provide comments or it has no further comments on the preliminary form of the Proxy Statement or (ii) the date on which the ten (10)-day period referred to in Rule 14a-6 of the Exchange Act has expired without receipt of SEC comments or notice from the SEC that it will provide comments, and (B) take all necessary action, including establishing a record date and completing a broker search pursuant to Section 14a-13 of the Exchange Act in accordance with Section 6.19, to permit the foregoing. Subject to the terms and conditions of this Agreement (including Section 6.17), the Proxy Statement will include the Board Recommendation and the Board consents to such inclusion. The Proxy Statement shall include the notice of the Stockholders Meeting.

6.19 Stockholders Meeting. Seller will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of seeking the Stockholder Approval and, subject to Section 6.17, will use its reasonable best efforts to solicit approval of this Agreement and the Asset Sale pursuant to the terms of this Agreement. Seller will schedule the Stockholders Meeting to be held within thirty (30) Business Days of the initial mailing of the Proxy Statement. Any adjournments or postponements of the Stockholders Meeting shall require the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed). Seller, in consultation with Purchaser, shall set a record date for Persons entitled to notice of, and to vote at, the Stockholders Meeting, and, shall not change such record date without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed). Seller shall conduct a broker search in accordance with Rule 14a-13 of the Exchange Act on a date selected by Seller in consultation with Purchaser to enable such record date to be set within sixty-one (61) days following the date of this Agreement. Unless the Board shall have made a Change in Recommendation, Seller shall use reasonable best efforts to obtain the Stockholder Approval, including to solicit proxies in favor of approval of this Agreement and the Asset Sale and the other transactions contemplated by this Agreement. Seller shall ensure all proxies solicited by Seller and its Representatives in connection with the Stockholders Meeting are solicited in compliance with all applicable Law. Seller shall, upon the reasonable request of Purchaser, advise Purchaser at least on a daily basis on each of the last seven (7) Business Days prior to the date of the Stockholders Meeting as to the aggregate tally of proxies received by Seller with respect to the Stockholder Approval. The Stockholder Approval matters shall be the only matters (other than a customary adjournment proposal) that Seller shall propose to be acted on by the stockholders of Seller at the Stockholders Meeting without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed).
6.20 Stockholder Litigation. During the Pre-Closing Period, Seller shall promptly notify Purchaser of any Action commenced against Seller or its directors by any stockholder of Seller (on its own behalf or on behalf of Seller) relating to this Agreement or the Transactions, including the Asset Sale, of which Seller becomes aware. Seller shall give Purchaser the right to review and comment on all material filings or responses to be made by Seller in connection with such Action, and the right to consult on the settlement with respect to such Action, and Seller shall in good faith take such comments into account. No such settlement shall be agreed to without Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent the settlement would not result in the imposition of any restriction on the business or operations of the Acquired Assets. Seller will keep Purchaser reasonably informed with respect to the status of any such Action.
6.21 Restriction on Indebtedness. During the period commencing on the date hereof and ending on December 31, 2025, Seller shall not incur any Indebtedness (including by providing any guarantee, indemnity or creating or incurring any Encumbrance in connection with indebtedness for borrowed money), in excess of an aggregate amount of Ten Million US Dollars ($10,000,000) without the prior written consent of Purchaser (which consent shall not be unreasonably withheld).
6.22 Ongoing Safety Study. From and after the Closing, Purchaser shall assume and bear full responsibility for the conduct and completion of the Ongoing Safety Study; provided, that, during the Profit Sharing Period, Seller shall reimburse Purchaser for the Ongoing Safety Study Expenses within thirty (30) days following Purchaser’s delivery of an invoice therefor. Seller shall provide such assistance as Purchaser may reasonably request in connection with the conduct and completion of the Ongoing Safety Study.
6.23 Delayed Transferring Assets. Notwithstanding anything herein or in the Transition Services Agreement to the contrary, on the Closing Date, title to the Delayed Transferring Assets shall be transferred and conveyed to Purchaser but Seller shall retain physical possession of the Delayed Transferring Assets at its facility located at 200 Sidney Street, Cambridge, MA 02139 through the expiration or early termination of the Service Period (as defined in the Transition Services Agreement) for the PRMS Services (as defined in the Transition Services Agreement) for the purpose of facilitating the provision of PRMS Services following the Closing Date. For the avoidance of doubt, all of Seller’s or its Affiliate’s rights, title and interest in and to the Delayed Transferring Assets shall be sold, conveyed, assigned and transferred to Purchaser or its designated Affiliates at and effective as of the Closing. Following the expiration or early termination of the Service Period (as defined in the Transition Services Agreement) for the applicable Service (as defined in the Transition Services Agreement) as set forth across such Delayed Transferring Asset on Schedule 1.1(b)-3 (Delayed Transferring Assets) of the

Seller Disclosure Letter, Seller shall, and shall cause its Affiliates to, promptly deliver with reasonable care the Delayed Transferring Assets to Purchaser or its designated Affiliates to such location as may be specified by Purchaser, which delivery costs shall be borne by Purchaser.
6.24 Delayed Assignment Contracts.
(a) Notwithstanding anything herein or in the Transition Services Agreement to the contrary, subject to Section 6.4, each Delayed Assignment Contracts shall not be sold, conveyed, assigned, transferred and delivered to Purchaser at the Closing but instead shall be assigned and transferred on the date of expiration or early termination of the Service Period (as defined in the Transition Services Agreement) for the applicable Service (as defined in the Transition Services Agreement) as set forth across such Delayed Assignment Contract on Schedule 1.1(b)-2 (Delayed Assignment Contracts) of the Seller Disclosure Letter (each of such date(s), the “Delayed Assignment Contracts Transfer Date”) (it being understood, for the avoidance of doubt, that the Delayed Assignment Contracts shall otherwise be deemed to be Acquired Contracts for all purposes hereunder and Purchaser shall be responsible for the Assumed Liabilities relating to the Delayed Assignment Contracts from and after the Closing and shall be entitled to all rights and benefits accruing after the Closing under such Delayed Assignment Contracts).
(b) From the Closing Date and until the date on which the Delayed Assignment Contracts are effectively assigned to Purchaser, Seller shall not, and shall cause its applicable Affiliate not to, terminate such Delayed Assignment Contracts, or make any material amendment to, waive any material right or grant any license under or assign any Delayed Assignment Contracts, without the prior written consent of Purchaser. On a contract by contract basis, the Parties shall or shall cause their respective Affiliates to execute an assignment and assumption agreement with respect to each Delayed Assignment Contract, as of the date such Delayed Assignment Contract is to be assigned to Purchaser or any of its Affiliates as contemplated by Section 6.24(a). For the avoidance of doubt, subject to the Transition Services Agreement, nothing in this Section 6.24 shall obligate Seller to take any action with respect to any Delayed Assignment Contract that will terminate pursuant to its terms prior to any Delayed Assignment Contracts Transfer Date, unless otherwise agreed upon by the Parties in writing, in which case Seller shall consult with Purchaser and use commercially reasonable efforts to extend the term of any such Delayed Assignment Contract.
6.25 PRMS Technology Transfer. Promptly following execution of this Agreement and subject to (a) Purchaser entering into a contract with a third-party contract manufacturer which requires such third party to receive such technology transfer and (b) such third party’s cooperation in connection with such technology transfer, Seller shall initiate a technology transfer with respect to PRMS (as defined in the Transition Services Agreement) as contemplated by Section 1.09 (Technology Transfer) of the Transition Services Agreement and Seller shall diligently implement such technology transfer. The costs incurred in connection with such technology transfer during the period prior to the Closing shall constitute Allowable Expenses (as defined in the US License Agreement) solely to the extent Closing does not occur and, otherwise, shall constitute Allowable Expenses under this Agreement as of and following Closing.
ARTICLE 7
CONDITIONS
7.1 Conditions to the Obligation of the Parties. The respective obligations of the Parties hereunder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived, to the extent legally permissible, in writing, in whole or in part, by the Parties in their sole discretion).
(a) Government Consents. Any Consents from Governmental Entities necessary for the consummation of the transactions contemplated hereby shall have been obtained, or the waiting periods (and any extensions thereof) under any applicable Competition Laws shall have expired or been terminated.
(b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or Court Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise enjoining or prohibiting the consummation of such transactions.
(c) Seller Stockholder Approval. Seller’s Stockholder Approval shall have been obtained at a duly convened Stockholders Meeting.

(d) Closing on the Equity Financing Transaction. All conditions to the closing of the Equity Financing Transaction shall have been satisfied or waived pursuant to the terms of the Equity Financing Documents and each of Seller and Purchaser shall be irrevocably bound to complete the transactions contemplated thereby, such transactions to be consummated concurrently with the Closing hereunder.
7.2 Conditions to the Obligations of Purchaser. The obligations of Purchaser hereunder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in writing, in whole or in part, by Purchaser in its sole discretion).
(a) Representations and Warranties. (i) Each of the representations and warranties of Seller in Article 4, other than the Fundamental Representations in Article 4, shall be true and correct (without giving effect to materiality, Material Adverse Effect or any similar qualification contained therein) as of the Closing as if made at such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), unless the failure of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ii) each of the Fundamental Representations in Article 4 shall be true and correct (without giving effect to materiality, Material Adverse Effect or any similar qualification contained therein) in all material respects as of the Closing as if made at such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).
(b) Covenants. The covenants and agreements contained in this Agreement to be complied with by Seller on or before the Closing shall have been complied with in all material respects.
(c) Seller Closing Deliveries. Seller shall have delivered to Purchaser each of the items listed in Sections 3.9(a), 3.9(b), 3.9(c), 3.9(d) and 3.9(e).
(d) No Material Adverse Effect. No event, occurrence, effect, matter, change, development or state of facts shall have occurred or exist that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
7.3 Conditions to the Obligations of Seller. The obligations of Seller hereunder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in writing, in whole or in part, by Seller in its sole discretion):
(a) Representations and Warranties. (i) Each of the representations and warranties of Purchaser in Article 5, other than the Fundamental Representations in Article 5, shall be true and correct (without giving effect to materiality or any similar qualification contained therein) as of the Closing as if made at such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), unless the failure of any such representations and warranties to be true and correct would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the ability of Purchaser and its Affiliates to consummate the Transactions; and (ii) each of the Fundamental Representations in Article 5 shall be true and correct (without giving effect to materiality, Material Adverse Effect or any similar qualification contained therein) in all material respects as of the Closing Date as if made at such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).
(b) Covenants. The covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects.
(c) Purchaser Closing Deliveries. Purchaser shall have delivered to Seller each of the items listed in Sections 3.10(b), 3.10(c) and 3.10(e).

ARTICLE 8
TERMINATION
8.1 Termination.
(a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:
(i) by mutual written consent of the Parties;
(ii) by either Seller or Purchaser if the Closing does not occur on or prior to the six (6) months anniversary of the date of this Agreement (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to the Party whose breach of or failure to comply with its representations, warranties or covenants under this Agreement is the cause of, or results in, the failure of the Closing to occur on or before the Termination Date;
(iii) by either Seller or Purchaser, if any Governmental Entity of competent jurisdiction issues an Court Order permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Court Order becomes final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(a)(iii) shall not be available to the Party whose failure to perform its covenants or agreements contained in this Agreement has been the cause of or has resulted in the imposition of such Court Order or the failure of such Court Order to be resisted, resolved, or lifted;
(iv) by Purchaser, if Seller breaches or fails to perform in any material respect any of its representations, warranties, covenants, or agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 7.1 or Section 7.2 and (B) (1) if capable of being cured, has not been cured by Seller by the earlier of (I) the Termination Date and (II) the date that is thirty (30) days after Seller’s receipt of written notice from Purchaser stating Purchaser’s intention to terminate this Agreement pursuant to this Section 8.1(a)(iv) and the basis for such termination, or (2) is incapable of being cured;
(v) by Purchaser, if at any time prior to the Stockholder Approval having been obtained, (A) the Board shall have made a Change in Recommendation or (B) Seller shall have failed to include the Board Recommendation in the Proxy Statement;
(vi) by Purchaser or Seller, if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened and held or any adjournment or postponement thereof permitted by this Agreement; or
(vii) by Seller, if Purchaser breaches or fails to perform in any material respect any of its representations, warranties, covenants, or agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 7.1 or Section 7.3 and (B) (1) if capable of being cured, has not been cured by Purchaser by the earlier of (I) the Termination Date and (II) the date that is thirty (30) days after Purchaser’s receipt of written notice from Seller stating Seller’s intention to terminate this Agreement pursuant to this Section 8.1(a)(vii) and the basis for such termination, or (2) is incapable of being cured.
8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, any obligation to complete the Closing or the other transactions contemplated by this Agreement shall terminate and this Agreement forthwith shall become void and there shall be no Liability on the part of either Party except that Section 6.2, this Section 8.2 and Article 1, Article 10 and the Existing Agreements shall survive any termination of this Agreement. Nothing herein shall relieve either Party from Liability for any willful breach of this Agreement occurring prior to such termination or for Fraud.
8.3 Fee Following Termination.
(a) If this Agreement is terminated pursuant to Section 8.1(a)(v), Seller shall pay to Purchaser an amount equal to Four Million Seven Hundred Thousand US Dollars ($4,700,000) (the “Reimbursement Expense Amount”) within two (2) Business Days after the date of such termination.

(b) If (i) this Agreement is terminated pursuant to Section 8.1(a)(ii) or Section 8.1(a)(iv), (ii) during the period from the date of this Agreement until the date of termination of this Agreement, a Superior Proposal shall have been publicly announced or made to the Board and not withdrawn, and (iii) within twelve (12) months after the date on which this Agreement shall have been terminated an Acquisition Proposal is consummated or a definitive agreement relating to an Acquisition Proposal is entered into by Seller or any of its subsidiaries, Seller shall pay to Purchaser the Reimbursement Expense Amount upon the earlier of the execution of such definitive agreement or upon consummation of such Acquisition Proposal.
(c) The Reimbursement Expense Amount shall be paid by Seller in US Dollars by wire transfer of immediately available funds to such account or accounts and in accordance with such instructions as are provided by Purchaser to Seller in writing. If Seller fails to promptly make any payment required under this Section 8.3 and Purchaser commences an Action to collect such payment, Seller shall also pay Purchaser for its fees and expenses (including attorneys’ fees and expenses) incurred in connection with such Action and shall pay interest on the amount of the payment at an annual rate equal to two (2) percentage points above the U.S. prime interest rate, as reported by The Wall Street Journal (New York edition) in effect on the date the payment was payable pursuant to this Section 8.3.
(d) The Parties hereby acknowledge and agree that in the event that the Reimbursement Expense Amount becomes payable by, and is paid by, Seller, the Reimbursement Expense Amount shall be Purchaser’s sole and exclusive remedy for damages against Seller and its former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement set forth in this Agreement or the failure of the Transactions to be consummated; provided that, until such time as the Reimbursement Expense Amount is paid by Seller, the Reimbursement Expense Amount shall be in addition to any other remedy to which Purchaser is entitled at law or in equity and Purchaser may pursue both a grant of specific performance pursuant to Section 10.16 and the payment of the Reimbursement Expense Amount. The Parties acknowledge and agree that Seller shall not be obligated to pay the Reimbursement Expense Amount on more than one occasion.
ARTICLE 9
INDEMNIFICATION AND SURVIVAL
9.1 Survival.
(a) The representations and warranties made by the Parties in this Agreement (other than the Fundamental Representations and the representations and warranties in Section 4.10) shall survive the Closing until the first anniversary of the Closing Date. The Fundamental Representations and the representations and warranties in Section 4.10 shall survive the Closing until the date that is thirty (30) days after the expiration of the applicable statute of limitations. The covenants and agreements to be performed by or on behalf of a Party prior to the Closing shall terminate as of the Closing, provided that, notwithstanding such termination, Purchaser shall be entitled to make a Claim in respect of a breach of the covenants and agreements set forth in Section 6.1 for a period of six (6) months following the Closing Date. The covenants and agreements that by their terms are to be performed by or on behalf of a Party after the Closing shall survive until the date that such covenants and agreements are fully performed.
(b) The termination of the representations, warranties, covenants and agreements provided herein shall not affect the rights of a Party in respect of any Claim made by such Party in a writing and received by Seller (in the case of a Claim made by Purchaser) or Purchaser (in a case of a Claim made by Seller) prior to the expiration of the applicable survival period.

9.2 Indemnification.
(a) Subject in all cases to the limits on indemnification in this Article 9, following the Closing, Seller shall indemnify, save, defend and hold harmless Purchaser, its Affiliates and each of their respective officers, directors, employees, agents and Representatives (collectively, the “Purchaser Indemnified Parties”) from and against any Damages incurred by any such Purchaser Indemnified Party that arise out of or result from (i) any breach or inaccuracy as of the date of this Agreement or as of the Closing Date (as though made on and as of the Closing Date) of any representation or warranty of Seller contained in this Agreement, (ii) any breach or failure to perform by Seller of any covenant or agreement of Seller contained in this Agreement or (iii) the Excluded Liabilities; provided that, without limiting Seller’s obligations under this Section 9.2(a), Purchaser shall take, and shall cause the other Purchaser Indemnified Parties to take, all commercially reasonable steps to mitigate any such Damages upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto.
(b) Subject in all cases to the limits on indemnification in this Article 9, following the Closing, Purchaser shall indemnify, save, defend and hold harmless Seller, its Affiliates and each of their respective officers, directors, employees, agents and Representatives (each a “Seller Indemnified Party” and, collectively together with Purchaser Indemnified Parties, “Indemnified Parties”) from and against any Damages incurred by any such Seller Indemnified Party that arise out of or result from (i) any breach or inaccuracy as of the date of this Agreement or as of the Closing Date (as though made on and as of the Closing Date) of any representation or warranty of Purchaser contained in this Agreement, (ii) any breach or failure to perform by Purchaser of any covenant or agreement of Purchaser contained in this Agreement or (iii) the Assumed Liabilities; provided that, without limiting Purchaser’s obligations under this Section 9.2(b), Seller shall take, and shall cause the other Seller Indemnified Parties to take, all commercially reasonable steps to mitigate any such Damages upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto.
9.3 Limitations on Indemnification.
(a) Notwithstanding anything to the contrary in this Agreement, Seller shall not be liable to the Purchaser Indemnified Parties in respect of claims under Section 9.1(a), until such time as the aggregate amount of all Damages claimed by the Purchaser Indemnified Parties under Section 9.1(a) exceeds an aggregate amount equal to one percent (1.0%) of the sum of the Closing Date Payment and Installment Payments (the “Basket”), in which case Seller shall indemnify the Purchaser Indemnified Parties for all such Damages which are in excess of the Basket; provided, that the foregoing limitation shall not be applicable to the Fundamental Representations in Article 4, the representations and warranties in Section 4.10 or any claim for Fraud with respect to the representations and warranties of Seller set forth in Article 4. The aggregate liability of Seller in respect of claims for indemnification pursuant to (i) Section 9.1(a) (other than with respect to Fundamental Representations in Article 4 and the representations and warranties in Section 4.10) shall not exceed an amount equal to twelve and one half percent (12.5%) of the sum of the Closing Date Payment and Installment Payments and (ii) Section 9.1(a) (solely with respect to Fundamental Representations in Article 4 and the representations and warranties in Section 4.10) shall not exceed the Purchase Price; provided, that the foregoing limitations in clauses (i) and (ii) shall not be applicable to any claim for Fraud with respect to the representations and warranties of Seller set forth in Article 4.
(b) With respect to each indemnification obligation in this Agreement: (i) all Damages shall be net of any insurance proceeds actually received by the Indemnified Party from a Third Party insurer, net of costs reasonably incurred by the Indemnified Party in seeking such collection and net of any Taxes incurred with respect to such insurance proceeds (“Eligible Insurance Proceeds”) and (ii) all payments made by an Indemnifying Party to an Indemnified Party in respect of any claim pursuant to Section 9.2 shall be treated as adjustments to the Purchase Price for income Tax purposes (unless otherwise required by a final determination, within the meaning of section 1313 of the Code (or similar provision of state, local or non-U.S. Tax Law)).
(c) In any case where an Indemnified Party recovers from a Third Party any Eligible Insurance Proceeds or any other amount in respect of any Damages for which an Indemnifying Party has actually paid or reimbursed such Indemnified Party pursuant to this Article 9, such Indemnified Party shall promptly pay over to the Indemnifying Party such Eligible Insurance Proceeds or the amount so recovered (after deducting therefrom the amount of expenses incurred by it in procuring such recovery), but not in excess of any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim. Each Indemnified Party shall use commercially reasonable efforts to seek, in good faith, full recovery of any Eligible Insurance Proceeds under all insurance policies covering any Damages to the same extent as it would if such Damages were not subject to indemnification hereunder.
9.4 Sole and Exclusive Remedy. Following the Closing (other than as expressly set forth in Section 10.16), recovery pursuant to Section 9.2 shall be the sole and exclusive remedy of the Indemnified Parties for any and all Damages related to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, (a) nothing in this Section 9.4 shall be deemed to restrict any Indemnified Party from asserting any indemnification claims and receiving indemnification payments (without giving effect to any limitations set forth in this Article 9) pursuant to this Article 9, in respect of any claims for Fraud and (b) nothing in this Agreement shall be deemed to restrict any claim for Fraud.
9.5 Procedure for Claims.
(a) If a claim for indemnification pursuant to Section 9.2 (a “Claim”) is to be made by an Indemnified Party entitled to indemnification hereunder, the Indemnified Party claiming indemnification shall give written notice to the other Party (the “Indemnifying Party”) reasonably promptly after the Indemnified Party becomes aware of any fact, condition or event that may give rise to Damages for which indemnification may be sought under Section 9.2, or receipt by the Indemnified Party of notice of a claim involving the assertion of a claim by a Third Party that may give rise to Damages for which indemnification may be sought under Section 9.2 (whether pursuant to a lawsuit, other legal action or otherwise, a “Third Party Claim”). The failure of any Indemnified Party to give timely notice hereunder shall not affect its rights to indemnification hereunder, except to the extent that the Indemnifying Party is actually prejudiced by such failure. The Indemnifying Party shall have thirty (30) days (or such lesser number of days set forth in the notice as may be required by court proceeding in the event of a litigated matter) after receipt of the notice to notify the Indemnified Party that it desires to defend the Indemnified Party against such Third Party Claim. Notwithstanding the foregoing, if such Third Party Claim (i) seeks injunctive, equitable or other relief or remedies that are not money damages against the Indemnified Party, or (ii) involves criminal allegations against the Indemnified Party, then the Indemnified Party shall have the right to control the defense, compromise or settlement of such Third Party Claim with counsel of its choice (and the costs thereof, for the avoidance of doubt, shall constitute Damages for which indemnification may be sought under Section 9.2).
(b) If the Indemnifying Party assumes the defense, compromise or settlement of such Third Party Claim, (i) the Indemnified Party shall make available to the Indemnifying Party any documents and materials in its or its Affiliates’ possession or control that may be necessary to the defense of such Third Party Claim (provided that the Indemnified Party shall not be required to furnish any such documents or materials which would (in the reasonable judgment of such party upon advice of counsel) be reasonably likely to (A) constitute a waiver of the attorney-client or other privilege held by such party or any of its Affiliates, (B) violate any applicable Laws or (C) breach any agreement of such party or any of its Affiliates with any Third Party; provided that such Indemnified Party shall use reasonable best efforts to obtain any required consents and take such other reasonable action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney-client privilege) to permit such disclosure) and (ii) the Indemnifying Party shall keep the Indemnified Party reasonably informed of all material developments and events relating to such Third Party Claim. The Indemnified Party, at its sole option, may participate in any defense and investigation of such Third Party Claim or settlement negotiations with respect to such Third Party Claim. The fees and disbursements of counsel retained by such Indemnified Party shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to such Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required (and the costs thereof, for the avoidance of doubt, shall constitute Damages for which indemnification may be sought under Section 9.2). Except with the written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), neither the Indemnifying Party nor the Indemnified Party shall, in the defense of a Third Party Claim, consent to the entry of any judgment or enter into any compromise or settlement (x) which does not include as an unconditional term thereof the giving to the other Party and its Affiliates by the Third Party of a release from all liability with respect to such suit, claim, action or proceeding, (y) if such judgment, compromise or settlement involves a finding or admission of (1) any violation of Law by the other Party (or any Affiliate thereof) or (2) any liability on the part of the Indemnified Party (or any Affiliate thereof) not indemnified hereunder, or (z) which involves injunctive, equitable or other relief or remedies that are not money damages against the other Party. With respect to Claims other than Third Party Claims, after the giving of any notice of a Claim pursuant to this Section 9.5, the amount of indemnification to which an Indemnified Party shall be entitled under this Article 9 shall be determined (aa) by the written agreement between the Indemnified Party and the Indemnifying Party, (bb) in accordance with Section 10.6 or (cc) by any other means to which the Indemnified Party and the Indemnifying Party shall agree.
9.6 Right to Indemnification Not Affected by Knowledge. The representations, warranties, covenants, agreements and indemnities of the Parties contained in this Agreement, and the rights and remedies of the Purchaser Indemnified Parties and the Seller Indemnified Parties with respect thereto, will not be affected by any investigation, inquiry, or examination made by or on behalf of either Party, or the knowledge of either Party or their respective Representatives, regardless of whether such investigation, inquiry, or examination was conducted, or such knowledge was obtained (or should have been obtained), prior to, at, or after the execution of this Agreement or the consummation of the Closing and regardless of whether such knowledge was obtained from another Party, any of its Representatives, or any other Person.
9.7 Right to Offset. Purchaser shall have a right to offset any payments that it is required to make to Seller in respect of the Installment Payments, the Milestone Payments or the Net Profit amounts payable to Seller pursuant to this Agreement against any Damages in respect of which Purchaser is entitled to indemnification from Seller as finally determined by a court of competent jurisdiction or claimed in good faith (other than any amounts disputed in good faith by Seller).
ARTICLE 10
MISCELLANEOUS
10.1 Expenses. Whether or not the transactions contemplated hereby are consummated and, except as otherwise specified herein or in any Ancillary Agreement, each Party shall bear its own expenses with respect to the transactions contemplated by this Agreement.
10.2 Notices. Unless otherwise specified herein, all notices required or permitted to be given under this Agreement shall be in writing and shall be delivered personally, sent by a nationally recognized overnight courier service, or transmitted by email (receipt verified), and shall be deemed to be effective upon receipt. Any such notices shall be addressed to the receiving Party at such Party’s address or email address set forth below, or at such other address or email address as may from time to time be furnished by similar notice by Seller or Purchaser:
If to Seller:

Seres Therapeutics, Inc.
101 Cambridge Park Drive, Cambridge, MA 02140
Attention:	Chief Financial Officer; Chief Legal Officer/General Counsel
Email:	[***]; [***]

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP
John Hancock Tower
200 Clarendon Street
Boston, MA 02116
Attention:	Peter Handrinos; Scott Shean
Email:	peter.handrinos@lw.com
scott.shean@lw.com

If to Purchaser:

Société des Produits Nestlé S.A.
Avenue Nestlé 55
1800 Vevey, Switzerland
Attention:	Martin Hendrix and Claudio Kuoni
Email:	[***]
[***]

With a copy (which shall not constitute notice) to:

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:	David A. Carpenter
Email:	dacarpenter@mayerbrown.com
10.3 Entire Agreement; Modification. This Agreement (including all Schedules, Exhibits and attachments hereto), the Ancillary Agreements and the other agreements, certificates and documents delivered in connection herewith or therewith or otherwise in connection with the Transactions, contain the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, commitments and writings between the Parties with respect to the subject matter hereof and thereof. In the event of any inconsistency between this Agreement and any Schedules hereto or any certificate delivered in connection herewith, the terms of this Agreement shall govern. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.
10.4 Severability. If any provision of this Agreement, including Section 6.16, or any other document delivered under this Agreement is prohibited or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor the remaining provisions hereof, nor render unenforceable such provision in any other jurisdiction, unless the effect of rendering such provision ineffective would be to substantially deviate from the expectations and intent of the Parties in entering into this Agreement. In the event any provisions of this Agreement, including Section 6.16, shall be held to be invalid, illegal or unenforceable, the Parties shall use reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes hereof.
10.5 No Waiver; Cumulative Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no failure or delay on the part of a Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by the Party giving such waiver. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable Law except as expressly set forth herein.

10.6 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any laws, rules or provisions of the State of Delaware that would cause the application of the laws rules or provisions of any jurisdiction other than the State of Delaware. Each of the Parties hereto further agrees to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now have or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court.
10.7 Jurisdiction, Services and Venue. Each Party agrees: (a) to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware) (the “Specified Courts”) for any Actions arising out of or relating to this Agreement or any Ancillary Agreements or the Transactions; (b) to commence any Action arising out of or relating to this Agreement or any Ancillary Agreements or the Transactions only in the Specified Courts; (c) that service of any process, summons, notice, or document by U.S. registered mail to the address of such Party set forth in Section 10.2 will be effective service of process for any Action brought against such Party in any of the Specified Courts (provided that, in the case of Purchaser, service of process must be delivered to the registered agent in Delaware of Nestlé USA, Inc.); (d) to waive any objection to the laying of venue of any Action arising out of or relating to this Agreement or any Ancillary Agreements or the Transactions in the Specified Courts; and (e) to waive and not to plead or claim that any such Action brought in any of the Specified Courts has been brought in an inconvenient forum; provided, however, that such submission to the jurisdiction of the Specified Courts is solely for the purpose referred to in this Section 10.7 and shall not be deemed to be a general submission to the jurisdiction of such courts or any other courts other than for such purpose.
10.8 WAIVER OF TRIAL BY JURY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ANCILLARY AGREEMENTS OR ANY OF THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.
10.9 Counterparts. This Agreement and any amendment or supplement hereto may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. This Agreement shall become binding when any number of counterparts, individually or taken together, shall bear the signatures of both Parties. This Agreement may be executed and delivered by facsimile or any other electronic means, including “.pdf” or “.tiff” files, and any facsimile or electronic signature shall constitute an original for all purposes.
10.10 Assignments. Neither Party shall be permitted to assign this Agreement or any of its rights or obligations under this Agreement, directly or by operation of law or otherwise, without Seller’s (in the case of Purchaser) or Purchaser’s (in the case of Seller) express, prior written consent, except that (a) each Party may assign this Agreement or any of its rights and obligations hereunder, in whole or in part, to one or more Affiliates without the other Party’s consent; provided that no such assignment shall relieve such Party of any of its obligations under this Agreement, such assignment shall only be valid for so long as such entity remains an Affiliate and any new or increased obligations for withholding or deduction under Section 3.14 or Transfer Taxes under Section 6.11(a) arising as a result of such assignment shall be borne by the assigning Party or its Affiliate (including any gross-up necessary to put the other Party in the same position it would have been in had no such assignment been made), and (b) Purchaser may assign this Agreement or any of its rights and obligations hereunder, in whole or in part, to any Person to whom it sells substantially all of the Acquired Assets provided that such Person shall be responsible for any new or increased obligations for withholding or deduction under

Section 3.14 or Transfer Taxes under Section 6.11(a) arising as a result of such assignment (including any gross-up necessary to put Seller in the same position it would have been in had no such assignment been made). Any such purported assignment or sublicense in violation of this Agreement shall be null and void ab initio.
10.11 Prevailing Party Attorneys’ Fees. In the event of any Action between the Parties or their Affiliates arising as a result of a breach of this Agreement or the failure to perform hereunder, or the breach or inaccuracy of any representation or warranty contained in this Agreement, the prevailing Party in such Action shall be entitled to collect the costs and expenses of bringing or defending such Action, including reasonable attorneys’ fees, court costs and other out-of-pocket fees and expenses reasonably incurred by the prevailing Party, from the non-prevailing Party.
10.12 Reservation of Rights; No Implied Licenses. All rights in or to Intellectual Property not expressly assigned, licensed, covenanted or otherwise conveyed to Purchaser or one of its Affiliates under this Agreement or any Ancillary Agreement are reserved by Seller and its Affiliates. Nothing contained in this Agreement shall be construed as conferring any rights, by implication, estoppel or otherwise, under any Intellectual Property, other than the rights expressly granted under this Agreement or any Ancillary Agreement.
10.13 No Third Party Beneficiaries. Except as otherwise expressly provided in Sections 9.2(a) or 9.2(b), this Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, shall give or be construed to give to any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder.
10.14 No Partnership. The Parties intend that nothing in this Agreement shall be construed to create a partnership or deemed partnership, joint venture or other business entity for any Tax purposes.
10.15 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the execution of this Agreement, each of the Parties, at its own expense, shall execute and deliver such instruments of transfer, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement.
10.16 Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that each Party shall be entitled to, in addition to any other remedy to which such Party is entitled in Law or in equity, an injunction or injunctions against the other Party to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (without posting of bond or other security).
10.17 Conflicts; Privilege. Recognizing that Latham & Watkins LLP has acted as legal counsel to Seller and its Affiliates, and that Latham & Watkins LLP intends to act as legal counsel to Seller and its Affiliates after the Closing, Purchaser hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Latham & Watkins LLP representing Seller and its Affiliates prior to the Closing or after the Closing as such representation may relate to Seller and its Affiliates or the transactions contemplated hereby. In addition, all communications involving attorney-client confidences between Seller and its Affiliates prior to the Closing, on the one hand, and Latham & Watkins LLP, on the other hand, in the course of the negotiation, documentation and consummation of the transactions contemplated hereby shall be deemed to be attorney-client confidences that belong solely to Seller and its Affiliates. Accordingly, Purchaser and its Affiliates shall not control the privilege with respect to any such communications or their access to the files of Latham & Watkins LLP relating to such engagement from and after the Closing.
[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the authorized officers of Seller and Purchaser as of the date first above written.
SERES THERAPEUTICS, INC.

By:	/s/ Eric Shaff
Name:	Eric Shaff
Title:	President and Chief Executive Officer
[Seller Signature Page to Asset Purchase Agreement]

SOCIÉTÉ DES PRODUITS NESTLÉ S.A.

By:	/s/ Claudio Kuoni
Name:	Claudio Kuoni
Title:	Vice-President
[Seller Signature Page to Asset Purchase Agreement]

Annex B
[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]
August 5, 2024
Seres Therapeutics, Inc.
101 Cambridgepark Drive
Cambridge, MA 02140
Attn: Board of Directors
Dear Members of the Board of Directors:
We understand that Seres Therapeutics, Inc. (“Seller”) intends to enter into an Asset Purchase Agreement (the “Agreement”) by and between Seller and Société des Produits Nestlé S.A. (“Purchaser”), pursuant to which, among other things, Seller will sell (the “Transaction”) to Purchaser certain assets of Seller and its affiliates as described in the Agreement (the “Acquired Assets”) relating to the worldwide exploitation of the product Vowst (the “Product”), subject to certain liabilities of Seller and its affiliates as described in the Agreement to be assumed by Purchaser in the Transaction (the “Assumed Liabilities”), in exchange for the following (the “Aggregate Consideration”): (a) an amount in cash payable upon the closing of the Transaction equal to the sum of (i) $100,000,000, minus (ii) $17,900,000, such amount representing the net balance payable by Seller to Purchaser and NHSc Rx License GmbH in connection with the settlement of certain intercompany accounts pursuant to the Agreement, plus (iii) $60,000,000 (the “Prepaid Milestone”), the amount of which shall accrue interest (the “Prepaid Milestone Accrued Interest”) and be subject to set off against the Milestone Payments (as defined below) in accordance with the Agreement, minus (iv) CHF2,002,657.41, such amount representing certain amounts accrued or due under an agreement between the Company and Bacthera AG, (b) $50,000,000 in cash payable on January 15, 2025, (c) $25,000,000 in cash payable on July 1, 2025, less an amount corresponding to certain amounts payable in respect of bonuses for employees of Seller that will be transferred to Buyer, which amount you have directed us to assume will be equal to $1.5 million, and (d) certain contingent payments (the “Milestone Payments”) payable after the consummation of the Transaction (subject to reduction by the amount of the Prepaid Milestone and the Prepaid Milestone Accrued Interest) in the amounts, and subject to the achievement of the applicable milestones, as set forth in the Agreement. We also understand that pursuant to the Agreement, during the period following the closing of the Transaction until December 31, 2025 (the “Profit Sharing Period”), (i) Seller will be entitled to receive 50% of the net profits and will bear 50% of the net losses, as applicable, from sales of the Product, as set forth in the Agreement (the “Profit Sharing Arrangement”), and (ii) Seller will be responsible for certain amounts payable to the Memorial Sloan Kettering Cancer Center (the “MSK Costs”), certain expenses related to a post-marketing safety study for the Product (the “Ongoing Safety Study Expenses”) and certain amounts payable in respect of a lease to which Seller is party (the “Lease Expenses”).
The Board of Directors (the “Board”) of Seller has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Aggregate Consideration to be received by Seller in exchange for the Acquired Assets subject to the Assumed Liabilities in the Transaction pursuant to the Agreement is fair, from a financial point of view, to Seller.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.	reviewed a draft, received by us on August 5, 2024, of the Agreement;
2.	reviewed certain publicly available business and financial information relating to Seller that we deemed to be relevant;
3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Seller and the Product made available to us by Seller, including (a) a liquidation analysis of Seller prepared by management of Seller (the “Seller Liquidation Analysis”), (b) financial projections prepared by the management of Seller relating to the Product, assuming, for illustrative purposes, Seller would have sufficient capital to operate on a standalone basis in accordance with Seller business plan underlying such projections (the “Seller Projections for the Product”), and (c) for the

Profit Sharing Period, estimates of (i) the amounts payable or receivable by Seller pursuant to the Profit Sharing Arrangement, (ii) the MSK Costs, (iii) the Ongoing Safety Study Expenses and (iv) the Lease Expenses (collectively, the “Profit Sharing Period Projections”);
4.
spoken with certain members of the management of Seller and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of Seller, the Transaction and related matters;

5.
considered the results of the solicitation processes conducted by Seller and certain of its advisors with respect to a possible sale or financing of Seller, or other strategic transaction, which you have advised us did not result in Seller receiving any alternative proposals with respect to a sale or financing of Seller, or other strategic transaction;

6.
reviewed the current and historical market prices and trading volume for certain of Seller’s publicly traded equity securities, and the current and historical market prices of the publicly traded equity securities of certain other companies that we deemed to be relevant;

7.
reviewed a confirmation letter addressed to us from senior management of Seller which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of Seller; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.
We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. Management of Seller has advised us, and at your direction we have relied upon and assumed, that the Seller Liquidation Analysis has been reasonably prepared by the management of Seller in good faith on bases reflecting the best currently available estimates and judgments of such management as to the expected realizable value for Seller’s assets in a liquidation of such assets and the amounts, if any, estimated to be available for distribution to the holders of common stock of Seller (“Seller Common Stock”). In particular, Management of Seller has advised us, and at your direction we have relied upon and assumed, that as set forth in the Seller Liquidation Analysis, Seller’s intellectual property related to SER-155 is expected to have no realizable value in a liquidation of Seller’s assets. At your direction, we have relied, without independent verification, solely upon the judgment of the management of Seller regarding all aspects of the Seller Liquidation Analysis. In addition, management of Seller has advised us, and at your direction we have relied upon and assumed, that (i) the Seller Projections for the Product have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future net sales of the Product, assuming, for illustrative purposes, Seller would have sufficient capital to operate on a standalone basis in accordance with Seller business plan underlying such projections, (ii) the Seller Projections for the Product could not be achieved in the absence of the Transaction, and (iii) the Profit Sharing Period Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the amounts payable or receivable by Seller pursuant to the Profit Sharing Arrangement, the MSK Costs, the Ongoing Safety Study Expenses and the Lease Expenses. At your direction, we have assumed that the Seller Liquidation Analysis provides a reasonable basis on which to evaluate Seller, the Seller Projections for the Product provide a reasonable basis on which to evaluate the Milestone Payments, and the Profit Sharing Period Projections provide a reasonable basis on which to evaluate the Profit Sharing Arrangement, the MSK Costs, the Ongoing Safety Study Expenses and the Lease Expenses. In addition, we have, at your direction, used and relied upon the Seller Liquidation Analysis, the Seller Projections for the Product and the Profit Sharing Period Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Seller Liquidation Analysis, the Seller Projections for the Product, the Profit Sharing Period Projections or the respective assumptions on which they are based. If the assumptions, estimates or conclusions set forth in the Seller Liquidation Analysis, the Seller Projections for the Product or the Profit Sharing Period Projections are not accurate, the conclusions set forth in this Opinion could be materially affected.
Management of Seller has advised us, and at your direction we have relied upon and assumed, that (i) Seller has identified conditions and events that raise substantial doubt regarding Seller’s ability to continue as a going concern, (ii) Seller has implemented a restructuring plan that included (a) a reduction of Seller’s workforce by approximately 41% across the organization, resulting in the elimination of approximately 160 positions, (b) a significant scaling back of all non-partnered research and development activities other than the completion of Seller’s SER-155 Phase 1b study, and (c) a reduction of general and administrative expenses, including consolidating office space, (iii) Seller has incurred net losses and negative cashflows since its inception and, despite its restructuring plan, expects that its operating losses and negative cash flows will continue for the foreseeable future, (iv) based on Seller’s currently available cash resources, current and forecasted level of operations, and forecasted cash flows, Seller will require additional funding for its operations, (v) substantial doubt about Seller’s ability to continue as a going concern may materially and adversely affect the price per share of Seller Common Stock, may make it more difficult for Seller to obtain financing, and may cause potential collaborators to decline to do business with Seller, (vi) Seller has been unsuccessful in obtaining additional financing on terms acceptable to it, (vii) Seller has received a notice of default under its Credit Agreement and Guaranty, dated as of April 27, 2023 (as amended, the “Oaktree Credit Agreement”), among Seller, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Oaktree Fund Administration, LLC, as administrative agent (the “Agent”), (viii) upon the occurrence of certain events of default under the Oaktree Credit Agreement, the Agent would be entitled to cause Seller’s indebtedness thereunder to become immediately due and payable, and to exercise other remedies against Seller and the collateral securing the loan, including cash, (ix) Seller’s failure to conclude the Transaction or an alternative strategic transaction will force it to consider other strategic alternatives such as liquidation and dissolution, and (x) the values Seller receives for its assets in liquidation or dissolution could be significantly lower than the values reflected in Seller’s financial statements, and would be materially less than the Aggregate Consideration to be received by Seller in the Transaction.
We have relied upon and assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of Seller since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. In reaching our conclusions hereunder, with your consent and approval, (i) we did not rely upon a discounted cash flow analysis of Seller, due to the substantial doubt of Seller management about Seller’s ability to continue as a going concern and the fact that, as you have advised us and directed us to assume, the Company has projected that it will exhaust its cash prior to December 31, 2024, and (ii) we did not rely upon a review of the publicly available financial terms of other transactions or a review of other companies with publicly traded equity securities, due to the substantial doubt of the management of Seller about Seller’s ability to continue as a going concern. In addition, for purposes of our analyses and this Opinion, we have, with your consent and approval, assumed that (i) the Acquired Assets include all of the assets or rights necessary and sufficient to achieve the Seller Projections for the Product subject to the Assumed Liabilities in the amounts and at the times contemplated thereby, (ii) the Acquired Assets do not include any assets or rights that Seller or any of its affiliates require to exploit any other products or potential products of Seller being retained by Seller and its affiliates in the Transaction (the “Retained Products”), to perform Seller’s obligations under the Transition Services Agreement (the “Transition Services Agreement”) or the Cross License Agreement (“Cross License Agreement”) to be entered into between Seller and Purchaser in connection with the Transaction, or to own or operate any other businesses or operations of Seller or such affiliates (the “Retained Businesses”) as currently conducted or as contemplated by Seller and its affiliates may be conducted by Seller and its affiliates in the future, (iii) upon the consummation of the Transaction, neither Seller nor any of its affiliates will retain or otherwise be responsible for the Assumed Liabilities and (iv) the Transaction will not otherwise impair the ability of Seller and its affiliates to exploit any Retained Products, to perform Seller’s obligations under the Transition Services Agreement or the Cross License Agreement, or to own and operate the Retained Businesses as currently conducted, or as contemplated by management of Seller and its affiliates may be conducted in the future.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction, the Product, Seller or Purchaser or any expected benefits of the Transaction that would be material to our analyses or this Opinion. We have also relied upon and assumed, without independent verification, at your direction, that any adjustments to the Aggregate Consideration pursuant to the Agreement or otherwise will not be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Seller, Purchaser or any other party, nor were we provided with any such appraisal or evaluation (other than the Seller Liquidation Analysis provided by Seller management). We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Product, Seller or Purchaser is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Product, Seller or Purchaser is or may be a party or is or may be subject.
We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, business or operations of Seller or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, (c) advise the Board, Seller or any other party with respect to alternatives to the Transaction, or (d) identify, introduce to the Board, Seller or any other party, or screen for creditworthiness, any prospective investors, lenders or other participants in the Transaction.
This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to the price or range of prices at which Seller Common Stock may be purchased or sold, or otherwise be transferable, at any time.
This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, Seller, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity and other securities and financial instruments (including loans and other obligations) of, or investments in, Seller, Purchaser or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.
Houlihan Lokey and/or certain of its affiliates have in the past provided investment banking, financial advisory and/or other services to Flagship Pioneering, Inc. (“Flagship”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Flagship (collectively, with Flagship, the “Flagship Group”) and have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Oaktree Capital Management, L.P. (“Oaktree”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Oaktree (collectively, with Oaktree, the “Oaktree Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (i) having acted as exclusive placement agent and financial advisor to Indigo Ag, a member of the Flagship Group, in connection with a growth equity investment, which closed in 2023, (ii) having acted as financial advisor to the special committee of the board of directors of Oaktree Specialty Lending Corporation, which is managed by a member of the Oaktree Group, in connection with its merger transaction with Oaktree Strategic Income II, Inc., which closed in January 2023, (iii) having acted as financial advisor to a lender group, of which one or more members of the Oaktree Group were members, in relation to their interests as lenders to Samarco Mineração S.A. in connection with its restructuring transaction, which was completed in December 2023, (iv) having acted as financial advisor to a lender group, of which one or more members of the Oaktree Group were members, in relation to their interests as lenders to SiO2 Medical Products, Inc. in connection with its chapter 11 bankruptcy proceedings, which concluded in September 2023, (v) having acted as financial advisor to a lender group, of which one or more members of the Oaktree Group were members, in relation to their interests as lenders to CURO Group Holdings Corp. in connection with its chapter 11 bankruptcy proceedings, which concluded in May 2024, (vi) having acted as investment banker to Salem Harbor Power Development LP, then a member of the Oaktree Group, in connection with its chapter 11 bankruptcy proceedings, which concluded in August 2023, (vii) having acted as exclusive placement agent to Oaktree in connection with its financing of Electro Rent Corporation, which closed in December 2023, (viii) having acted as financial advisor to members of the Oaktree Group in connection with the acquisition of Aqseptence Group, which closed in November 2023, (ix) having acted as financial advisor to Aludyne, Inc., a member of the Oaktree Group, in connection with its refinancing transaction, which closed in March 2023 and another transaction which closed in April 2024, and (x) having acted as financial advisor to David’s Bridal, then a member of the Oaktree Group, in connection with its chapter 11 bankruptcy proceedings, which concluded in July 2023. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Seller, Purchaser, members of the Flagship Group, members of the Oaktree Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Flagship, Oaktree, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Flagship Group, members of the Oaktree Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Seller, Purchaser, members of the Flagship Group, members of the Oaktree Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
We will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. In addition, Seller has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, Seller, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Aggregate Consideration to the extent expressly specified herein), including, without limitation, the support agreements to be entered into in connection with the Transaction, the Securities Purchase Agreement, the Transition Services Agreement, the Cross License Agreement or the respective transactions contemplated thereby, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of Seller, Purchaser or to any other party, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for Seller, Purchaser or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of Seller’s, Purchaser’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Seller’s, Purchaser’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not Seller, Purchaser, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of Seller, Purchaser or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Aggregate Consideration or otherwise. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, environmental, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, Seller, Purchaser and their respective advisors, as to all legal, environmental, regulatory, accounting, insurance, tax and other similar matters with respect to the Product, Seller, Purchaser and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Aggregate Consideration to be received by Seller in exchange for the Acquired Assets subject to the Assumed Liabilities in the Transaction pursuant to the Agreement is fair to Seller from a financial point of view.
Very truly yours,
/s/ Houlihan Lokey Capital, Inc.
HOULIHAN LOKEY CAPITAL, INC.

Annex C
FORM OF SUPPORT AGREEMENT
This SUPPORT AGREEMENT (this “Agreement”) is made as of August 5, 2024, by and among Seres Therapeutics, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (“Purchaser”), and the Person set forth on Schedule A hereto (“Stockholder”).
WHEREAS, as of the date hereof, Stockholder is a Beneficial Owner (defined below) of, and has sole or shared voting power with respect to, the number of shares of capital stock (“Company Shares”) of the Company, set forth opposite Stockholder’s name on Schedule A (all Company Shares owned by Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or with respect to which Stockholder otherwise acquires sole or shared voting power (including by proxy), whether by the exercise of the Company’s options or otherwise including, without limitation, by gift, succession, in the event of a stock split or as a dividend or distribution of any Company Shares, and including the Company Shares set forth on Schedule A, being referred to herein as the “Subject Shares”);
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Purchaser have entered into an Asset Purchase Agreement, dated as of the date hereof (as the same may be amended from time to time in accordance with the terms thereof, the “Asset Purchase Agreement”), which provides, among other things, for the purchase of certain assets of the Company by Purchaser (the “Asset Sale”), upon the terms and subject to the conditions set forth in the Asset Purchase Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement); and
WHEREAS, as a condition to its willingness to enter into the Asset Purchase Agreement, Purchaser has required that Stockholder, and as an inducement and in consideration therefor, Stockholder (in Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I

SUPPORT AGREEMENT; GRANT OF PROXY
Stockholder hereby covenants and agrees that:
1.1 Voting of Subject Shares; Asset Sale Approval. From and after the date hereof until this Agreement is terminated pursuant to Section 4.2, at every meeting of the stockholders of the Company (including the Stockholders Meeting), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the stockholders of the Company act by written consent in lieu of a meeting), Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) or to otherwise cause the Subject Shares to be counted as present thereat for purposes of calculating a quorum and to vote the Subject Shares (i) in favor of adopting and approving the Asset Purchase Agreement and approving the Asset Sale, and any other transactions contemplated by the Asset Purchase Agreement and any and all other agreements entered into in connection with the Asset Sale (the Asset Sale and all other transactions contemplated by this clause (i), collectively, the “Contemplated Transactions”), (ii) against any proposal made in opposition to, or in competition with, or would otherwise be reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Contemplated Transactions, (iii) against any Acquisition Proposal and (iv) in favor of approving any proposal to adjourn or postpone the Stockholder Meeting to a later date, if there are not sufficient votes for the adoption of the Asset Purchase Agreement on the date on which such meeting is held. Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing. Other than as set forth in this Section 1.1(a), Stockholder shall retain the right to vote the Subject Shares on any other matters that are presented for consideration to the stockholders of the Company in Stockholder’s sole discretion and without any limitations.
1.2 No Inconsistent Arrangements. Except as provided hereunder or under the Asset Purchase Agreement, from and after the date hereof until this Agreement is terminated pursuant to Section 4.2,

Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed by Law or pursuant to this Agreement on any Subject Shares, (b) transfer, sell, assign (directly or indirectly), pledge, exchange, gift, grant, place in trust or otherwise dispose of (including, without limitation, by the creation of an Encumbrance pursuant to clause (a) hereto), or offer to do any of the foregoing (collectively, “Transfer”), or enter into any Contract, option, commitment or other arrangement or understanding with respect to the direct or indirect Transfer of any right, title or interest (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) to any Subject Share, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), or (e) take any action that would reasonably be expected to make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of restricting Stockholder’s legal power, authority and right to vote all of the Subject Shares or would otherwise have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, (i) the Stockholder may make Transfers of the Subject Shares (A) by will, operation of law, or for estate planning or charitable purposes, (B) to stockholders, corporations, partnerships or other business entities that are direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any such stockholders, affiliates, general or limited partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Stockholder or (C) if the Stockholder is a trust, to any beneficiary of the Stockholder or the estate of any such beneficiary, and (ii) with respect to the Stockholder’s options for Company Shares (“Company Options”) which would otherwise expire prior to the Effective Time, the Stockholder may make Transfers of Subject Shares to the Company as payment for the exercise price thereof and any tax withholding obligations, provided that, the Subject Shares (taking in account any net exercise or shares withheld to settle tax obligations) shall continue to be subject to the restrictions on transfer set forth in this Agreement; provided that, with respect to clause (i), the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Stockholder or the transferee provides the Company with a copy of such agreement promptly prior to the consummation of any such Transfer.
1.3 Documentation and Information. Stockholder shall permit and hereby authorizes the Company and Purchaser to publish and disclose in any or all documents and schedules filed with the SEC, and any [press release or other]1 disclosure document that the Company or Purchaser reasonably determines to be necessary in connection with the Contemplated Transactions, Stockholder’s identity and ownership of the Subject Shares and the nature of Stockholder’s commitments and obligations under this Agreement, in each case, in a manner consistent with the terms of this Agreement and the Asset Purchase Agreement[; provided, that, any press release issued by the Company and/or Purchaser disclosing Stockholder’s identity and ownership of the Subject Shares and the nature of Stockholder’s commitments and obligations under this Agreement shall require the prior written consent of the Stockholder (such consent not to be unreasonably withheld, conditioned or delayed)].2
1.4 Irrevocable Proxy. Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that such Stockholder has heretofore granted with respect to the Subject Shares and the Contemplated Transactions. In the event and solely to the extent that Stockholder fails to execute and deliver a proxy card or voting instructions to vote the Subject Shares in accordance with Section 1.1(a), Stockholder shall be deemed to have irrevocably appointed the Purchaser and any designee of the Purchaser as attorney-in-fact and proxy for and on behalf of Stockholder, for and in the name, place and stead of Stockholder, to: (a) attend any and all meetings of the stockholders of the Company (including the Stockholders Meeting) with respect to any of the matters specified in Section 1.1(a), (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1(a) at any and all meetings of the stockholders of the Company (including the Stockholders Meeting) or in connection with any action sought to be taken by written consent of stockholders of the Company without a meeting, and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1(a), all written consents with respect to the Subject Shares at any and all meetings of the stockholders of the Company (including the
[1]	Included in Support Agreements entered into with Seres directors and officers.
[2]	Included in Support Agreements entered into with certain stockholders affiliated with Flagship Pioneering Inc.

Stockholders Meeting) or in connection with any action sought to be taken by written consent of stockholders of the Company without a meeting. Purchaser agrees not to exercise the proxy granted herein for any purpose other than the purposes expressly described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the President (or equivalent) of the Company. Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to Purchaser and the Company to enter into the Asset Purchase Agreement and that such proxy is given to secure the obligations of Stockholder under Section 1.1(a). With respect to any Subject Shares that are owned beneficially by a Stockholder but are not held of record by Stockholder (other than shares beneficially owned by Stockholder that are held in the name of a bank, broker or nominee), Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to such Subject Shares.
1.5 No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Purchaser (in its role as Purchaser in respect of the Contemplated Transactions) any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to Stockholder, and the Purchaser (in its role as Purchaser in respect of the Contemplated Transactions) will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Seller or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares.
1.6 Agreements of Stockholder. In connection with the Contemplated Transactions, Stockholder hereby expressly agrees that:
(a) Stockholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, or the approval of the Asset Purchase Agreement, the Asset Sale or the other Contemplated Transactions by the Board, breaches any fiduciary duty of the Board or any member thereof; provided that Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against Stockholder that relates solely to Stockholder’s capacity as a director, officer or securityholder of the Company;
(b) Stockholder shall not take any action that would reasonably be expected to have the effect of impairing the ability of Stockholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the Contemplated Transactions;
(c) Subject to the provisions of Section 4.13 hereof, Stockholder shall not, from and after the date hereof until this Agreement is terminated pursuant to Section 4.2, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 6.17(a) and Section 6.17(b) of the Asset Purchase Agreement, and in the event Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Stockholder shall promptly inform the Company as to any such matter and the details thereof, subject to any confidentiality obligations to which Stockholder is bound as of the date hereof; and
(d) any shares of capital stock or other securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership on or after the date of the Asset Purchase Agreement and prior to the Closing, including by reason of exercise of warrants or stock split, stock dividend, reverse stock split, reclassification, recapitalization, or other similar transaction, shall be subject to the terms and conditions of this Agreement to the same extent as if such securities were included on Schedule A and shall constitute Subject Shares for all purposes of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
Stockholder represents and warrants to each of the Purchaser and the Company that:
2.1 Organization; Authorization; Binding Agreement. To the extent Stockholder is an entity, Stockholder is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Stockholder has full legal capacity and all necessary power, right and authority to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, performance by Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary action on the part of Stockholder and no other proceeding on the part of Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder, and constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at Law or in equity. If Stockholder is an individual, Stockholder has the legal capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.
2.2 Ownership of Subject Shares; Total Shares. Stockholder is the record or Beneficial Owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise Transfer the Subject Shares), and has sole or shared, and otherwise unrestricted, voting power with respect to such Subject Shares and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except (a) as provided hereunder, (b) pursuant to any applicable restrictions on Transfer under the Securities Act of 1933, as amended, (c) subject to any risk of forfeiture with respect to any Company Shares granted to the Stockholder under an agreement with or employee benefit plan of the Company, (d) with respect to Subject Shares underlying Company Options, as provided pursuant to the terms of the Company Option and any stock option plan under which such Company Option was granted and (e) as provided in the Organizational Documents. The Subject Shares listed on Schedule A opposite Stockholder’s name constitute all of the equity securities of the Company Beneficially Owned by Stockholder as of the date hereof. Except pursuant to the Company’s Organizational Documents and the right of the Company to purchase or acquire any Company Shares pursuant to a benefit plan of the Company, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement, “Beneficial Ownership” and derivations of such term shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).
2.3 Voting Power. Stockholder has full voting power with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth herein, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares.
2.4 Reliance. Stockholder has had the opportunity to review the Asset Purchase Agreement and this Agreement with counsel of Stockholder’s own choosing. Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement. Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by any other Person. Stockholder understands that Stockholder (and not Purchaser or the

Company) shall be responsible for Stockholder’s tax liability that may arise as a result of the Asset Sale or any other transaction contemplated by the Asset Purchase Agreement. Stockholder understands and acknowledges that the Company and Purchaser are entering into the Asset Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.
2.5 Absence of Litigation. With respect to Stockholder, as of the date hereof, there is no Action pending against, or, to the knowledge of the Stockholder, threatened against, Stockholder or any of Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.
2.6 Non-Contravention. The execution and delivery of this Agreement by Stockholder and the performance of the transactions contemplated by this Agreement by Stockholder or its obligations hereunder and the compliance by Stockholder with any provisions hereof, do not and will not violate, conflict with, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any Subject Shares pursuant to: (a) the organizational documents of Stockholder or the Organizational Documents, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which Stockholder is subject, or (c) any Contract to which Stockholder is a party or is bound or to which the Subject Securities are subject, such that it could reasonably be expected to prevent, delay or impair the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.
2.7 Consent. The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or Regulatory Authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement.
2.8 Financial Advisor. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Company or Purchaser in respect of this Agreement based upon any Contract made by or on behalf of Stockholder.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Stockholder that:
3.1 Organization; Authorization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The consummation of the transactions contemplated hereby is within the Company’s corporate powers and has been duly authorized by all necessary corporate actions on the part of the Company. The Company has full power and authority to execute, deliver and perform this Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at Law or in equity.
3.2 Binding Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at Law or in equity.
ARTICLE IV

MISCELLANEOUS
4.1 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to the Company or Purchaser, in accordance with the provisions of the Asset Purchase Agreement and (b) if to Stockholder, to Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as Stockholder may hereafter specify in writing.
4.2 Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate automatically, without any notice or other action by any Person, upon the earliest of (a) the termination of the Asset Purchase Agreement in accordance with its terms, [(b) the Closing and (c) written agreement of the parties hereto to terminate this Agreement.]3 / [(b) a Change in Recommendation, (c) the Closing and (d) written agreement of the parties hereto to terminate this Agreement.]4 Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve a party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this ARTICLE IV shall survive any termination of this Agreement.
4.3 Confidentiality. Except to the extent required by applicable Law, Stockholder shall hold any non-public information regarding this Agreement, the Asset Purchase Agreement and the Asset Sale in strict confidence and shall not divulge any such information to any third person until the Company has publicly disclosed its entry into the Asset Purchase Agreement and this Agreement; provided, however, that Stockholder may disclose such information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of Stockholder in the ordinary course of business, provided in each case that Stockholder informs the Person receiving the information that such information is confidential and such Person is subject to confidentiality obligations at least as restrictive as those set forth herein. Neither Stockholder nor any of its Affiliates (other than the Company, whose actions shall be governed by the Asset Purchase Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Asset Sale, the Asset Purchase Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Purchaser, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Purchaser to the extent practicable.
4.4 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
4.5 Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Sections 1.3 and 4.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns. No party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties.
4.6 Governing Law; Jurisdiction; Venue and Service.
(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any conflicts or choice of Law rule or principle (whether of the State of Delaware or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.
(b) Subject to Section 4.10, each of the parties hereto hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter,
[3]	Included in Support Agreements entered into with certain stockholders affiliated with Flagship Pioneering Inc.
[4]	Included in Support Agreements entered into with Seres directors and officers.

any federal or other state court sitting in New Castle County within the State of Delaware) for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.
(c) Each of the parties hereto further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
(d) Each of the parties hereto further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 4.1 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.
4.7 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by portable document format (e.g., “pdf” or “jpg”) or other electronic transmission (including DocuSign and AdobeSign). The use of electronic signatures and electronic records shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable Law.
4.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.
4.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties hereto.
4.10 Equitable Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches, or to enforce compliance with, the covenants and obligations of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby waives (a) any requirement that any other party hereto post a bond or other security as a condition for obtaining any such relief, and (b) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
4.11 Interpretation. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein does not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the parties hereto and no rule of strict construction shall be applied against any party hereto. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; and (g) references to monetary amounts are denominated in United States Dollars.
4.12 Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.
4.13 Capacity as Stockholder. Stockholder has executed this Agreement solely in Stockholder’s capacity as a holder of Company Shares, and not in Stockholder’s capacity as a director, officer or employee of Company or any of its Subsidiaries or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Company in the exercise of his or her fiduciary duties as a director or officer of Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.
4.14 Conversion or Exercise. Nothing contained in this Agreement shall require the Stockholder (or shall entitle any proxy of the Stockholder) to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Subject Shares or (b) vote, or execute any consent with respect to, any Subject Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.
4.15 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.
4.16 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board has approved the Asset Sale and the Asset Purchase Agreement, (b) the Asset Purchase Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.
(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
COMPANY

SERES THERAPEUTICS, INC.

By:
Name:
Title:

PURCHASER

SOCIÉTÉ DES PRODUITS NESTLÉ S.A.

By:
Name:
Title:
[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
STOCKHOLDER

[NAME]

By:
Email:
[Signature Page to Support Agreement]

Schedule A
Company Shares
Name	Common Stock
[Flagship Pioneering Inc.][5]	[•]
[5]	Included in Support Agreements entered into with certain stockholders affiliated with Flagship Pioneering Inc.
[Schedule A to Support Agreement]

Annex D
FORM OF
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of [•], 2024 by and between Seres Therapeutics, Inc., a Delaware corporation (the “Company”), and Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (the “Investor”).
RECITALS
A. The Company and the Investor have entered into that certain Asset Purchase Agreement, dated as of August 5, 2024 (as amended, supplemented, restated or otherwise modified from time to time, the “VOWST Acquisition Agreement”);
B. In connection with and as a closing condition of the transactions contemplated by the VOWST Acquisition Agreement, the Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), upon the terms and subject to the conditions set forth in this Agreement; and
C. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).
In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.
“Board” has the meaning set forth in Section 7.1(a).
“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in the VOWST Acquisition Agreement.
“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Financial Statements” has the meaning set forth in Section 4.6.
“Investor Designee” has the meaning set forth in Section 7.1(a).
“Lock-Up Period” has the meaning set forth in Section 7.2.
“Lock-Up Securities” has the meaning set forth in Section 7.2.
“Material Adverse Effect” means a material adverse effect on (a) the assets, liabilities, results of operations, financial condition or business of the Company and its Subsidiaries taken as a whole, (b) the legality or enforceability of any of this Agreement or (c) the ability of the Company to perform its obligations under this Agreement; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any change in the Company’s stock price or trading volume, or (ii) any effect caused by the announcement or pendency of the transactions contemplated by this Agreement or the VOWST Acquisition Agreement, or the identity of the Investor or any of its Affiliates as the purchaser or acquirer, as applicable, in connection with the transactions contemplated by this Agreement or the VOWST Acquisition Agreement.
“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound which is material to the business of the Company, including those that have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(10) of Regulation S-K.
“Nasdaq” means The Nasdaq Stock Market, LLC.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
“Purchase Price” means $1.05.
“Registrable Securities” means (a) the Shares issued pursuant to this Agreement, and (b) any other shares of Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the Shares; provided, however, that any such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the 1933 Act and such Registrable Securities have been disposed of in accordance with such effective Registration Statement, (ii) such Registrable Securities have been sold or transferred in accordance with Rule 144, or (iii) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rules 144.
“Registration Statement” has the meaning set forth in Section 7.3(a).
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
“SEC” means the Securities and Exchange Commission.
“SEC Documents” has the meaning set forth in Section 4.6.
“SEC Filings” has the meaning set forth in Section 4.
“Shares” has the meaning set forth in Section 2.
“Subscription Amount” means, as to the Investor, the aggregate amount to be paid for the Shares purchased hereunder by the Investor in U.S. Dollars and in immediately available funds.
“Subsidiaries” has the meaning set forth in Section 4.1.
“Trading Day” means a day on which Nasdaq is open for trading.
“VOWST Acquisition Agreement” has the meaning set forth in the Recitals.
“1933 Act” has the meaning set forth in the Recitals.
“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
2. Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and the Investor agrees to purchase 14,285,715 shares of Common Stock (the “Shares”), at a price per share equal to the Purchase Price.
3. Closing.
3.1. The closing of the purchase and sale of Shares pursuant to this Agreement (the “Closing”) shall occur on the Closing Date.
3.2. At the Closing, the Investor shall purchase, and the Company shall issue and sell, the Shares, for a price per share equal to the Purchase Price, which shall be paid by the Investor by wire transfer of immediately available funds pursuant to wire instructions delivered to the Investor by the Company.
3.3. At the Closing, the Company shall deliver or cause to be delivered to the Investor the Shares. The Shares shall be issued in book entry form or, upon request by the Investor, certificated form.
4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as otherwise described in the Company’s filings pursuant to the 1934 Act (collectively, the “SEC Filings”), which qualify these representations and warranties in their entirety, as of the date hereof:
4.1. Organization, Good Standing and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement, to issue and sell the Shares and to carry on its business as presently conducted as described in the SEC Filings. Each of the Company’s subsidiaries required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K under the 1933 Act in an exhibit to its annual report on Form 10-K filed with the SEC for the year ended December 31, 2023 (the “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation or organization, as applicable, and has all requisite power and authority to carry on its business and to own and use its properties. Neither the Company nor any of its Subsidiaries is in violation or default in any material respect of any of the provisions of its respective articles of association, charter, certificate of incorporation, bylaws, limited partnership agreement or other organizational or constitutive documents. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except to the extent any failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.
4.2. Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (a) the authorization, execution and delivery of this Agreement, (b) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (c) the authorization, issuance and delivery of the Shares. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, constitutes valid and binding obligations of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) general principles of equity that restrict the availability of equitable remedies and (iii) to the extent that the enforceability of indemnification provisions may be limited by applicable laws.
4.3. Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all security interests, liens, other encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.
4.4. Consents. The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the rules and regulations of Nasdaq, which the Company undertakes to file within the applicable time periods and the filings contemplated by the VOWST Acquisition Agreement.
4.5. No Conflict, Breach, Violation or Default. The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares in accordance with the provisions thereof will not (a) conflict with or result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under, the Company’s Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries, or any of their assets or properties, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract except, in the case of clauses (a)(i) and (b) only, for such conflicts, breaches, violations and defaults as have not and would not reasonably be expected to have a Material Adverse Effect.
4.6. SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the 1934 Act, since becoming subject to the requirements of the 1934 Act. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the SEC (the “SEC Documents”) complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its subsidiaries included in the SEC Documents (the “Financial Statements”) present fairly the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1934 Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
4.7. Compliance with Nasdaq Continued Listing Requirements. Except as described in the SEC Filings, the Company is in compliance with applicable Nasdaq continued listing requirements. Except as described in the SEC Filings, there are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.
4.8. Capitalization. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of such shares were issued in violation of any pre-emptive rights, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company. Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement.
4.9. No General Solicitation. None of the Company, any of its Subsidiaries or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising in connection with the offer or sale of the Shares.
4.10. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.
4.11. No Integrated Offering. None of the Company, any of its Subsidiaries or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security of the Company or any of its Subsidiaries, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the 1933 Act or require registration of any of the Shares under the 1933 Act or cause this offering of the Shares to be integrated with prior offerings by the Company or any of its Subsidiaries for purposes of the 1933 Act.
4.12. Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:
5.1. Organization and Existence. The Investor is a validly existing société anonyme, organized under the laws of Switzerland and has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder, and to invest in the Shares pursuant to this Agreement.
5.2. Authorization. The execution, delivery and performance by the Investor of this Agreement have been duly authorized and this Agreement has been duly executed and constitutes the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except: (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.
5.3. No Government Recommendation or Approval. The Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.
5.4. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of the Investor or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.
5.5. Subscription Entirely for Own Account. The Shares to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws and this Agreement. The Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
5.6. Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
5.7. Disclosure of Information. The Investor has had an opportunity to receive, review and understand all information related to the Company that it deems relevant to its decision to purchase the Shares hereunder and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares.
5.8. Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
5.9. Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR OTHER AVAILABLE EXEMPTION, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A SHARE SUBSCRIPTION AGREEMENT, DATED [•], 2024, A COPY OF WHICH IS ON FILE WITH THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

If required by the authorities of any U.S. state in connection with the issuance of sale of the Shares, the legend required by such state authority.
5.10. Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 under the 1933 Act. The Investor has sufficient knowledge, sophistication and experience in business, including transactions involving private placements in public equity, to properly evaluate the risks and merits of its purchase of the Shares. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by this Agreement, are fully consistent with its financial needs, objectives and condition, comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Investor, and are a fit, proper and suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares.
5.11. No General Solicitation. The Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.
5.12. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.
6. Conditions to Closing.
6.1. Conditions to the Investor’s Obligations to Closing. The obligation of the Investor to purchase Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction of the following conditions, any of which may be waived by the Investor:
(a) The Company shall have executed the VOWST Acquisition Agreement, all of the conditions to closing under the VOWST Acquisition Agreement shall have been fulfilled (other than the issuance of the Shares hereunder) or waived pursuant to the terms thereof, no breach by the Company of any term of or obligation under the VOWST Acquisition Agreement shall have occurred and be continuing, and the VOWST Acquisition Agreement shall not have been terminated in accordance with its terms.
(b) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made on and as of the Closing. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing.
(c) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by this Agreement, all of which shall be in full force and effect.
(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.
(e) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
6.2. Conditions to Obligations of the Company. The Company’s obligation to sell and issue Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing of the following conditions, any of which may be waived by the Company:
(a) The Investor or its Affiliates shall have executed the VOWST Acquisition Agreement, all of the conditions to closing under the VOWST Acquisition Agreement shall have been fulfilled (other than the issuance of the Shares hereunder) or waived pursuant to the terms thereof, no breach by the Company of any term of or obligation under the VOWST Acquisition Agreement shall have occurred and be continuing, and the VOWST Acquisition Agreement shall not have been terminated in accordance with its terms.

(b) The representations and warranties made by the Investor in Section 5 hereof shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made on and as of the Closing. The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing.
(c) The Investor shall have paid in full its Subscription Amount to the Company for the Shares.
6.3. Termination of Obligations to Effect Closing; Effects.
(a) The obligations of the Company, on the one hand, and the Investor, on the other hand, under this Agreement shall terminate as follows:
(i) Upon the termination of the VOWST Acquisition Agreement;
(ii) Upon the mutual written consent of the Company and Investor;
(iii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; or
(iv) By the Investor if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor;
provided, however, that, except in the case of clauses (i) and (ii) above, the party seeking to terminate its obligation to effect a Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the VOWST Acquisition Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect such Closing.
(b) Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.
7. Additional Covenants.
7.1. Board Designee
(a) For so long as the Investor (together with its Affiliates) beneficially owns at least ten percent (10%) of the Company’s outstanding shares of Common Stock, the Company shall take such actions within its control to include in the slate of nominees, recommended by the Board of Directors of the company (the “Board”) and/or the applicable committee thereof (including the Nominating and Corporate Governance Committee of the Board) for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, one individual designated by the Investor (the “Investor Designee”).
(b) Any Investor Designee must be qualified to serve as a member of the Board under all applicable legal, regulatory and stock exchange requirements and the Company’s policies and guidelines applicable to the Company’s directors and the Nominating and Corporate Governance Committee of the Board or any successor committee thereto must have determined that such Investor Designee qualifies to serve as a member of the Board. In the event the Board and/or the applicable committee thereof finds a nominee of the Investor does not meet the criteria to serve as a member of the Board, the Investor shall be entitled to propose a different nominee to the Board within thirty (30) days of the Company’s notice to the Investor of its objection to the nominee (which notice should set forth the reason for the Board’s objection in reasonable details).
7.2. Lock-Up and Restriction on Transfers. During the period commencing on the Closing and ending on the date that is six (6) months after the Closing (the “Lock-Up Period”), the Investor will not, without the prior written consent of the Company, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, the Shares or of any interest (including any voting interest) therein (such shares and/or interests, the “Lock-Up Securities”); provided, however, that the foregoing shall not prohibit (a) the Investor from transferring any Lock-Up Securities to (i) an Affiliate of the Investor or (ii) the Company and (b) the

disposition of Lock-Up Securities pursuant to any (i) business combination, consolidation or similar transaction to which the Company is a constituent corporation or (ii) tender offer or exchange offer to be made to all of the holders of Common Shares by a third party (other than a third party acting on behalf of or as part of a group or in concert with the Investor).
7.3. Registration Rights.
(a) The Company shall use its reasonable best efforts to register the resale by the Investor of the Registrable Securities on a registration statement on Form S-3 (or, if Form S-3 is not available to the Company at such time, such other form of registration statement that is available to the Company at such time for registration of the resale of the Registrable Securities) (the “Registration Statement”) within ninety (90) days of the Closing Date, and shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable, but in no event later than ten (10) Business Days after the SEC has notified the Company that it will not review, or has completed its review, of the Registration Statement, and to keep such Registration Statement effective until the earlier of (i) five (5) years after the Closing Date, or (ii) there are no longer any Registrable Securities.
(b) Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Investor, suspend the use of any Registration Statement, including any prospectus that forms a part of a Registration Statement, if the Company (i) determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential, (ii) the Company determines it must amend or supplement the Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus, in light of the circumstances under which they were made, not misleading or (iii) the Company has experienced or is experiencing some other material non-public event, including a pending transaction involving the Company, the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, in no event shall the Investor be suspended from selling the Registrable Securities pursuant to the Registration Statement for a period that exceeds ninety (90) consecutive Trading Days or an aggregate of one hundred twenty (120) Trading Days (which need not be consecutive) in any given three hundred sixty (360)-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby.
8. Miscellaneous.
8.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable; provided, however, that the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to the Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
8.2. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
8.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section  8.4.
If to the Company:

Seres Therapeutics, Inc.
101 Cambridge Park Drive
Cambridge MA 02140
Attention: General Counsel
Email: [***]; [***]

With a copy (which will not constitute notice) to:

Latham & Watkins LLP
200 Clarendon Street
Boston, MA 02116
Facsimile: (617) 948-6001
Attention: Peter N. Handrinos; Wesley C. Holmes
Email: Peter.Handrinos@lw.com; Wesley.Holmes@lw.com

If to the Investor:

Société des Produits Nestlé S.A.
Avenue Nestlé 55
1800 Vevey, Switzerland
Attention: Martin Hendrix and Claudio Kuoni
Email: [***]; [***]

With a copy (which will not constitute notice) to:

Mayer Brown LLP
1221 Avenue of Americas
New York, NY 10020
Attention: David A. Carpenter
Email: dacarpenter@mayerbrown.com
8.5. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated.
8.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.
8.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
8.8. Entire Agreement. This Agreement, including the signature pages hereto, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
8.9. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
8.10. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof (other than Sections 5-1401 and 5-1402 of the General Obligations Law) that would result in the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement, or in the case of the Investor, by serving the registered agent of Nestlé USA, Inc. in the state of Delaware. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.
COMPANY:

SERES THERAPEUTICS, INC.

By:
Name: Eric D. Shaff
Title: President and Chief Executive Officer
[Seres Therapeutics, Inc. – Securities Purchase Agreement – Signature Page]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.
INVESTOR:

SOCIÉTÉ DES PRODUITS NESTLÉ S.A.

By:
Name:
Title:
[Seres Therapeutics, Inc. – Securities Purchase Agreement – Signature Page]

SERES THERAPEUTICS

SERES THERAPEUTICS, INC.
101 CAMBRIDGEPARK DRIVE
CAMBRIDGE, MA 02140

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [ ], 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V54080-S91399 KEEP THIS PORTION FOR YOUR RECORDS

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SERES THERAPEUTICS, INC.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V54081-S91399

SERES THERAPEUTICS, INC.
Special Meeting of Stockholders
[ ], 2024 [ ] EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Eric D. Shaff, Thomas J. DeRosier and Marella Thorell, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Seres Therapeutics, Inc. that the undersigned stockholder(s) would be entitled to vote if present at the Special Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/MCRB2024SM on [ ], 2024 at [ ] EDT, and any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the persons named as proxies are authorized to vote this proxy on any business that may properly come before the Special Meeting or any adjournment or postponement thereof in accordance with and as described in the Notice and Proxy Statement of the Special Meeting.

Continued and to be signed on reverse side